Annuitant:   JOHN DOE
                        Contract Number:   00 000 000
                             Issue Date:   FEB 28, 1992
                          Contract Date:   FEB 28, 1992
                        Retirement Date:   JAN 1, 2020






THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116


AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04, as directed by the Owner, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide you with an Annuity Benefit or a Cash Value if you are then living, and

o  TO PROVIDE the Owner with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Annuitant, with respect to a right exercised by the Owner on behalf of the Annuitant.

TEN DAYS TO EXAMINE CONTRACT--The Owner may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract.





    /s/ Molly K. Heines                         /s/ Richard H. Jenrette

        Vice President and Secretary                Chairman of the Board
                                                    and Chief Executive Officer


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASED RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.24 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISKS, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.





No. 92CTRA

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.

--------------------------------------------------------------------------------
TABLE OF CONTENTS

DEFINITIONS                                                        Page

Section     1.01 - Annuitant..........................................4
            1.02 - Annuity............................................4
            1.03 - Annuity Account Value..............................4
            1.04 - Annuity Benefit....................................4
            1.05 - Cash Value.........................................4
            1.06 - Class of Contracts.................................4
            1.07 - Code...............................................4
            1.08 - Contract Date......................................4
            1.09 - Contract Year......................................4
            1.10 - Contribution.......................................4
            1.11 - Divisions..........................................4
            1.12 - Eligible Annuity Certain...........................5
            1.13 - Employer...........................................5
            1.14 - Guaranteed Interest Rate...........................5
            1.15 - Joint and Survivor Life
                      Annuity Form....................................5
            1.16 - Life Annuity Form..................................5
            1.17 - Normal Form........................................5
            1.18 - Owner..............................................5
            1.19 - Period Certain Annuity.............................5
            1.20 - Plan...............................................5
            1.21 - Processing Office..................................5
            1.22 - Retirement Date....................................5
            1.23 - Separate Account...................................5
            1.24 - Separate Account Definitions.......................6
            1.25 - Transaction Date...................................7
            1.26 - Trust..............................................7
            1.27 - Trustee............................................7
            1.28 - Trusteed Plan......................................7

ANNUITY ACCOUNT VALUE

Section     2.01 - Contributions......................................7
            2.02 - Separate Account Investment
                      Divisions.......................................7
            2.03 - Guaranteed Interest Division.......................8
            2.04 - Allocation to Divisions............................8
            2.05 - Transfers Among Divisions..........................8
            2.06 - Termination of this Contract.......................8
            2.07 - Partial Withdrawals................................9
            2.08 - Charges for Partial Withdrawals....................9
            2.09 - Free Corridor Amount...............................9
            2.10 - Loans.............................................10
            2.11 - Annual Administrative Charge......................11
            2.12 - Death Benefit.....................................11

ANNUITY BENEFITS

Section     3.01 - Fixed Annuity Benefit.............................12
            3.02 - Variable Annuity Benefit..........................12
            3.03 - Election and Commencement
                      of Annuity Benefits............................12
            3.04 - Amount of Annuity Benefits........................13
            3.05 - Payment of Annuity Benefits.......................13
            3.06 - Special Annuity and Spousal
                      Consent Provisions.............................16

GENERAL PROVISIONS

Section     4.01 - Contract..........................................16
            4.02 - Statutory Compliance..............................16
            4.03 - Assignments and
                   Nontransferability................................17
            4.04 - Beneficiary.......................................17
            4.05 - Disqualification..................................17
            4.06 - Future Contributions..............................17
            4.07 - Deferment.........................................17
            4.08 - Annual Notice.....................................17
            4.09 - Trustee's Responsibility..........................17
            4.10 - Age...............................................18





No. 92CTRA                                                               Page 2

                                OWNER: TRUSTEES OF THE ABC PLAN
                            ANNUITANT: JOHN DOE
                      CONTRACT NUMBER: 000 000 000
                           ISSUE DATE: FEB 28, 1992
                        CONTRACT DATE: FEB 28, 1992
                      RETIREMENT DATE: JAN 1, 2020
     INITIAL GUARANTEED INTEREST RATE: 7.50% TO MAR 31, 1992 MINIMUM GUARANTEED INTEREST RATE: 6.00% TO DEC 31, 1992
                                       3.00% AFTER DEC 31, 1992
                          BENEFICIARY: JANE DOE
                          FORM NUMBER: 92CTRA


********************************************************************************

                           TABLE OF GUARANTEED VALUES

      ISSUE AGE 38 MALE                      $1,000 ANNUAL CONTRIBUTION

      NUMBER OF YEARS            GUARANTEED           GUARANTEED PAID-UP MONTHLY
  SINCE FIRST CONTRIBUTION       CASH VALUE               ANNUITY AT AGE 65
--------------------------       ----------           -------------------------
           1                       983                           6.62
           2                     1,958                          16.20
           3                     2,963                          26.67
           4                     3,998                          36.83
           5                     5,064                          46.70
           6                     6,162                          56.28
           7                     7,349                          65.58
           8                     8,580                          74.61
           9                     9,848                          83.38
           10                   11,154                          91.89
           11                   12,500                         100.16
           12                   13,886                         108.18
           13                   15,313                         115.97
           14                   16,783                         123.53
           15                   18,298                         131.18
           16                   19,857                         138.63
           17                   21,464                         145.90
           18                   23,118                         152.80
           19                   24,853                         159.69
           20                   26,639                         166.03
           24 (Age 62)          34,697                         189.57
           27 (Age 65)          41,098                         205.49

THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.11) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE CONTRIBUTIONS MADE IN THE CURRENT AND 5 PRIOR CONTRACT YEARS (SEE SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS AND EARNINGS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.

YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.

THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WILL BE SUBJECT TO A CHARGE (SEE SECTION 3.04).

* ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR) WITH JOINT ANNUITANT THE SAME AGE AS THE ANNUITANT.




No. 92CTRA                                                               Page 3

--------------------------------------------------------------------------------
PART I - DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means the individual shown on Page 3 of this Contract for whom this Contract has been purchased.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of a Plan.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts in the Guaranteed Interest Division, and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03 and any loan reserve provision, described in Section 2.10.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various Sections of this Contract (Sections 1.15, 1.16, 1.17, 3.01 and 3.02) refer to "monthly payments" to be made under an Annuity Benefit. The Owner may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. The Owner may elect this at the time the Annuity Benefit form is elected as described in Section 3.03; in that event, all references in this Contract to "monthly payments" will be deemed to mean payments at the frequency you elect subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means an amount equal to the greater of (i) or (ii), less any outstanding loan, where

(i) is the Annuity Account Value less 6% of the Contributions made during the current and five prior Contract Years, which had not been previously withdrawn pursuant to Section 2.07, and

(ii) is the sum of (a) the Free  Corridor  Amount as defined in Section 2.09 and
     (b) 94% of the Annuity Account Value less the Free Corridor Amount.

NO WITHDRAWAL CHARGE: If you have attained the age of 59 years and 6 months, the term "Cash Value" means an amount equal to he Annuity Account Value for withdrawals due to retirement or termination of employment. Your retirement or termination of employment must be verified by the Trustee. Such verification should be in the form of a statement signed by the Trustee and accompanying the request for withdrawal. The request for withdrawal must be signed by both you and the Trustee. The withdrawal charge will be imposed if this verification is not received at our Processing Office together with the withdrawal request.

However, if the Annuitant is age 60 or older on the Contract Date and it is Contract Year 5, item (ii)(b) above will be 95% of the Annuity Account Value less the Free Corridor Amount.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year. The term "Contract" means this Contract.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.09 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.10 CONTRIBUTION. The term "Contribution" means a payment made to us on your behalf with respect to this Contract. We are under no obligation to accept any Contribution less than $20.00.

SECTION 1.11 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this
Contract:

(i)  the Guaranteed Interest Division, and

(ii) the Investment Divisions of the Separate Account.


No. 92CTRA                                                               Page 4

SECTION 1.12 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us which extends beyond your attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.13 EMPLOYER. The term "Employer" means the corporate employer adopting the Plan, or any such employer that assumes in writing the obligations of the Plan.

SECTION 1.14 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the interest that we credit at effective annual rates in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section
2.03 describes the determination of the rate to apply thereafter.

SECTION 1.15 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.16 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.17 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means, (i) if you have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spouse as the contingent annuitant (with 100% of the monthly payment continued to your spouse), and (ii) if you do not have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.18 OWNER. The term "Owner" of the Contract is the person or entity as stated on Page 3 of this Contract. Notwithstanding any provisions in this Contract to the contrary, only the Owner can exercise all the rights under this Contract while you are living. When exercising such right, the Owner does not need the consent of anyone who has only a conditional or future ownership interest in this Contract unless the Owner delegates rights to such person. Under this Contract the Owner is the Trustee, defined in Section 1.27.

While you are living, the Owner of this Contract on your behalf may change the Owner by written notice satisfactory to us. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment we make or other actions we take before we receive the notice.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal, (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PLAN. The term "Plan" means a defined contribution plan adopted by the Employer that is intended to meet the requirements for qualification under
Section 401(a) of the Code.

SECTION 1.21 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P.O. Box 2996, G.P.O., New York, New York 10116, or such other location as we shall designate by advance written notice to the Owner, the Employer or the Plan's trustee, as applicable, and to you.

SECTION 1.22 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain the retirement age as shown on Page 3 of this Contract. Before the Retirement Date an election may be made to change the Retirement Date to another Retirement Date permitted under the Plan, which may be any date after the filing of the election other than the 29th, 30th or 31st day of any month. The Retirement Date selected, either initially, or by later change, must be in accordance with the terms of the Plan. No Retirement Date shall be later than the date you attain age 70 years and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.23 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A which is organized as a unit investment trust, a type of investment company. We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and






No. 92CTRA                                                               Page 5
certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities or variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust or investment company where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business Day. A business day is any day on which we are open, the New York Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any of the Owner's voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a class of contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the class of contracts to which this contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, the Owner and you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charge) at a rate not to exceed 1.49% per year for each of the Stock, Money
Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.24 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any consecutive preceding nonbusiness days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where






No. 92CTRA                                                               Page 6

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily Separate Account charge for the expenses of this Contract times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is the unit which is purchased in an Investment Division where Contributions are invested and which is used in determining the amount in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefits as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first contribution was put into the Stock Division, the Annuity Unit Value was at $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Value for all Valuation Periods ending in such month.

SECTION 1.25 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone, as described in Section 2.05, the Transaction Date is the business day the telephone transaction is received.

SECTION 1.26 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.

SECTION 1.27 TRUSTEE. The term "Trustee" means the person or persons named as trustee under a Trusteed Plan and such trustee's successors. Under this Contract, the Trustee is the Owner.

SECTION 1.28 TRUSTEED PLAN. The term "Trusteed Plan" means a Plan under which there is maintained a trust forming a part of the Plan.


-------------------------------------------------------------------------------
PART II - ANNUITY ACCOUNT VALUE


SECTION 2.01 CONTRIBUTIONS. The Employer or the Trustee, as applicable, is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan. The Employer or the Trustee is to specify the amount allocated to each Division. Each contribution, received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge as determined by us. Contributions will be allocated to the Division in accordance with instructions received on the application unless later changed.

Pursuant to the terms of the Plan, we will accept rollover contributions and transfers made on your behalf from a plan qualified under 401(a) of the Code or from a conduit individual retirement arrangement as described in Section 408 of the Code.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to, or withdrawn or transferred from, an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing




No. 92CTRA                                                                Page 7
said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Section 2.07, 2.08, 2.10 or 2.11 or transferred from the Investment Division pursuant to
Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 or Section 2.10 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08, 2.10 or 2.11 or transferred from the Guaranteed Interest Division pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, as specified to us in writing. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.12.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. Upon written request or through the use of a touch tone telephone, the Owner may transfer all or part of the amounts in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; and (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. (Upon advance written notice to the Owner, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone.) All transfers will be made on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Divisions, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, including the spousal consent rules set forth in Section 3.06, the Owner may elect by written notice to terminate this Contract. We will determine the Cash Value of this Contract as of the Transaction Date.

If this Contract is terminated, surrendered or exchanged prior to the Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to
Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to this Contract.

The payment of such Cash Value may be deferred by us in accordance with the provisions of Section 4.07.




No. 92CTRA                                                               Page 8

Subject to the terms of the Plan, we reserve the right to pay the Annuity Account Value less any outstanding loan under this Contract and terminate this Contract if (i) no Contributions are made on your behalf during the last three completed Contract Years, and the Annuity Account Value is less than $500 or
(ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We reserve the right to terminate this Contract if no contributions have been made within 120 days of the Contract Date.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions under this Contract and the Annuity Account Value with respect to this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any restrictions under the terms of the Plan, the Owner may elect, by written notice to us, to make a partial withdrawal from the Divisions. Partial withdrawals are subject to the spousal consent rules set forth in Section 3.06.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the Owner (or such other person designated by the Owner to us in advance via written instructions). The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise the Owner and reserve the right to pay the Annuity Account Value less any outstanding loan, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS. There will be no partial withdrawal charge if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the excess of the amount requested over the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if applicable. Such withdrawal charge will be calculated in the following manner:

(a) Withdrawals of Contributions made on your behalf during the current and five prior Contract Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

(b)  Withdrawals of other amounts will not be subject to any withdrawal charges.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e. those pursuant to item (ii) above, shall be considered withdrawals of Contributions in the order received, with the older Contributions first.

With respect to partial withdrawals requested by the Owner, there will be no partial withdrawal charge if (i) you have completed at least 5 Contract Years and you have attained the age of 59 years and 6 months or (ii) you have attained age 59 years and 6 months and have retired or terminated employment. Your retirement or termination of employment must be verified by the Trustee. Such verification should be in the form of a statement signed by the Trustee and accompanying the request for withdrawal. The request for withdrawal must be signed by both you and the Trustee. The partial withdrawal charge will be imposed if this verification is not received at our Processing Office together with the withdrawal request.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to this Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means an amount equal to the excess, if any, of (i) 10% of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 in the current Contract Year.




No. 92CTRA                                                               Page 9

SECTION 2.10 LOANS. Unless otherwise restricted by the Plan, or the Code, the Owner may get a loan under this Contract on your behalf before the Election and Commencement of Annuity Benefits, if an agreement between the Owner and us relating to such loan ("Trustee Agreement") has been executed and is in effect on the "Loan Effective Date", as defined below. Plan loans are subject to the spousal consent rules set forth in Section 3.06. Future restrictions in the Code may require revision or withdrawal of the loan provisions as provided below. The Annuity Account Value (including the loan reserve account as described below) will be the sole security for the loan.

If your loan agreement and application form ("Loan Agreement") is properly completed and signed by you, approved by the Owner, accepted by us and received at the Processing Office by the 15th of the month, the loan is effective on the first day of the following month. If your Loan Agreement is properly completed and signed by you, approved by the Owner, accepted by us and received at the Processing Office after the 15th of the month, the loan is effective on the first day of the second month following.

The Owner may establish a reasonable interest rate for the loan provided that such rate is not (1) less than an effective annual rate of 6% or (2) greater than the maximum rate permitted by applicable laws.

Beginning the first day of the third month following the effective date of the loan and quarterly on the first day of the month thereafter, loan repayments must be made to us. Loan requests shall be amortized in substantially level payments over the term of the loan. If the effective annual rate of the loan is 6%, such repayments will be equal to the sum of (a) and (b) where

(a)  is the loan interest, calculated at an effective annual rate of 6%; and

(b)  is an amortized portion of the loan principal.

If the effective annual rate of the loan is greater than 6%, such payments will be equal to the sum of (a), (b) and (c) where

(a)  is the loan interest, calculated at an effective annual rate of 6%,

(b)  is an amortized portion of the loan principal, and

(c) is the loan interest, calculated at the effective annual rate determined by the Owner less the loan interest calculated at an effective annual rate of 6% ("Excess Interest").

Any Excess Interest received by us will be allocated among the Divisions in accordance with Section 2.04 and may be withdrawn, transferred or annuitized as described in this Contract.

By each due date, if the amount of the loan payment is less than the amortized loan interest and principal due calculated at an effective annual rate of 6% or the loan repayment is not received at our Processing Office, we will deduct and treat as a partial withdrawal from the loan reserve account an amount equal to the amortized interest and principal payments due plus any applicable withdrawal charges and any required income tax withholding. Specifically, an amount equal to the principal payment will be deducted from the portion of the loan reserve account which earns interest at an effective annual rate of 4%, and an amount equal to the interest payment, calculated at the effective annual rate of 6%, plus any applicable withdrawal charges and required income tax withholding will be deducted from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate.

Amounts deducted, if the amount of the loan repayment is less than the amount due or the loan payment is not received at our Processing Office, may be reportable to the IRS and other appropriate government authorities as taxable distributions. In addition, you may be subject to a 10% penalty tax on the taxable portion of the amounts deducted.

The amount of the loan may not be more than 50% of the Annuity Account Value. In no event shall the loan amount exceed $50,000 less the highest outstanding balance under this Contract during the one year period ending the day before the effective date of the loan. The minimum loan permitted is $1,000. For this purpose, the Annuity Account Value is taken as of the Loan Effective Date. Only one outstanding loan is permitted at a time under this Contract. As a condition for granting a loan, we will require you to represent that the loan amount requested, when aggregated with loans (principal plus interest) from all qualified plans of your Employer, does not exceed 50% of the value of your nonforfeitable accrued benefits, and in no event exceeds $50,000 less the highest outstanding balance of all loans from qualified plans during the one year period ending on the day before the effective date of the loan. The provisions of this Contract require spousal consent in order to receive a loan if you are married.





No. 92CTRA                                                              Page 10

The loan term will be either (i) ten years, if you represent that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which, within a reasonable period of time, is to be used as your principal residence or (ii) five years. In any event, the loan term may not extend beyond the earlier of

(i)    the Election and  Commencement  of Annuity  Benefits  pursuant to Section
       3.03,

(ii)   the date we receive written notice to terminate this Contract pursuant to
       Section 2.06,

(iii)  the date we pay a death benefit pursuant to Section 2.12, and

(iv) any date provided for such loans by future Federal tax rules including acceleration of the loan repayment in order that the operation of the loan provisions do not adversely affect the tax treatment of this Contract.

Future Federal tax rules may also impose certain additional requirements to obtain the ten year loan period described above which may apply to existing ten year loans.

On the Loan Effective Date, we will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at the effective annual rate of 4% during the loan term and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in this Contract. With the Owner's approval you may specify from which Divisions these amounts are to be transferred. In the absence of direction from the Owner, or if your directions cover only part of the amount required to be transferred to the loan reserve account, we will transfer the required (or additional required) amounts from each Division in proportion to the amount that you have in such Division. On the first day of the third month following the effective date of the loan and quarterly thereafter (or first business day thereafter, if such day is not a business day), the amount of interest earned at 4% annually during the prior quarter will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

The loan must be repaid in part on each quarterly due date and may be repaid in full at any time on or after the first loan anniversary and must include the full interest due. Any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of the amount equal to the principal repaid from (i) the portion of the loan reserve account that earns interest at the effective annual rate of 4% to (ii) the Guaranteed Interest Division and may be withdrawn, transferred or annuitized as described in this Contract.

Partial withdrawals or transfers may not be made from the loan reserve account.

Upon full repayment of the loan, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Division and may be withdrawn, transferred or annuitized as described in this Contract.

Upon termination of this Contract pursuant to Section 2.06 or 2.12 or annuitization pursuant to Section 3.04 prior to the full repayment of the loan, the loan reserve account shall be zero.

SECTION 2.11 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $25,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts in the Divisions. For this purpose, any loan reserve account is included within the Guaranteed Interest Division. The portion of the charge attributable to the Guaranteed Interest Division and any loan reserve account will be first withdrawn from the Guaranteed Interest Division and then, if the amount in the Guaranteed Interest Division is not sufficient, the remaining allocation will be withdrawn from the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

If the Annuity Account Value is less than $25,000 on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03 or (b) the date of termination of this Contract pursuant to Section 2.06 or 2.12, we will prorate the Annual Administrative Charge applicable to the completed portion of the current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $25,000 or greater at the end of a Contract Year, the Annual Administrative charge is zero.

SECTION 2.12 DEATH BENEFIT. If we ascertain that you have died while you have amounts in the Divisions, we will, upon receipt of due proof of your death, and subject to the terms of the Plan including the spousal survivor benefit rules set forth in Section 3.06, pay to the beneficiary designated to receive such payment under Section 4.04 of this Contract, the death benefit payable.

If the beneficiary under this Contract is the Trustee, the Trustee may, subject to the terms of the Plan, change the beneficiary within 31 days after we receive due proof of your death. The change shall be made in the same manner and subject to the same provisions as apply to a change of beneficiary during your lifetime.





No. 92CTRA                                                              Page 11

If the Trustee changes the beneficiary of this Contract after your death according to the terms of the Plan, the Trustee may elect an Annuity Benefit on any annuity form offered by us or one of our affiliated or subsidiary life insurance companies, subject to our rules then in effect, for the benefit of the beneficiary. The beneficiary may not revoke or change any election made by the Trustee. If the Trustee does not make an election, the beneficiary may make such election for the beneficiary's own benefit. Any election of an Annuity Benefit must meet the minimum distribution requirements as described in Section 3.05.

If the beneficiary under this Contract is not the Trustee, and you are married at the time of your death, we will pay the death benefit under this Contract to your spouse in the form of a Life Annuity, unless your spouse makes an election for a single sum payment or for an Annuity Benefit on any other annuity form offered by us, subject to our rules then in effect. Any election of an Annuity Benefit must meet the minimum distribution requirements as described in Section 3.05.

The amount of the death benefit is equal to the greater of (i) the Annuity Account Value less any outstanding loan and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section
2.01 (before reduction for any applicable tax charge) less any outstanding loan and less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Account Value.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability from which the Annuity Account Value arose.


-------------------------------------------------------------------------------
PART III - ANNUITY BENEFITS


SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of Net Investment Return referred to in Section 1.24 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.23, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the fourth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity payment is determined.)

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. Subject to the terms of the Plan, including the spousal consent and survivor rules described in
Section 3.06, as of your Retirement Date, provided you are then living, the Annuity Account Value less any outstanding loan shall be applied to provide the Normal Form of Annuity Benefit, unless an election is made (i) to receive the Cash Value of this Contract in a single sum, (ii) to apply the Annuity Account Value, (less any outstanding loan as set forth in Section 2.10) or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us or one of our affiliated or subsidiary life insurance companies, or (iii) to take partial withdrawals in amounts and at times as required by the minimum distribution rules of Section 401(a)(9) of the Code and applicable Treasury Regulations, pursuant to Section 3.05, subject to our rules then in effect and any other applicable requirements under the Code.



No. 92CTRA                                                              Page 12

We will provide notice and election forms to the Owner not more than six months before your Retirement Date.

If an election is made to terminate this Contract pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If, pursuant to the first or third paragraph of Section 3.03, an election is made to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value less any outstanding loan if the annuity form elected involves life contingencies or (ii) the Cash Value if the annuity form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charges from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to this Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.

The amount to be applied to provide an Annuity Benefit will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form, is based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form are based on a 50-50 split of males and females at age zero and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 1.24.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero and an Assumed Base Rate of Net Investment Income Return of 5% or 3.5%, whichever applies pursuant to Section 1.24, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed, in accordance with Section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder, no later than the first day of April following the calendar year in which you attain age 70 years and 6 months ("Required Beginning Date") or such later date as specified in such Section or regulations. Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the Proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.





No. 92CTRA                                                             Page 13

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Table V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 years and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest described in this Contract has begun, the remaining portion of such interest will continue to be distributed as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date distributions that are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 years and 6 months.

     For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, benefits will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under the terms of this Contract with respect to a payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may, unless the Plan provides to the contrary, make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.









No. 92CTRA                                                              Page 14

Upon an election, pursuant to Section 3.03, of an annuity form providing payments for a period certain, such Owner may designate (in accordance with the terms of the Plan and with the right to change such designation in accordance with the terms of the Plan) a payee to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person unless the Plan provides to the contrary) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.



------------------------------------------------------------------------------
                                              TABLES OF GUARANTEED ANNUITY PAYMENTS
                                   (Based on Age Nearest Birthday on Due Date of First Payment)

                                            FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                                                  AND SURVIVOR LIFE ANNUITY FORM
                                           100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
                                   (Minimum Monthly Income per $1,000 of Annuity Account Value)

----------------------------------------------------------------------------------------------------------------------------------
   Age         60         61        62         63         64        65         66         67         68        69         70
----------------------------------------------------------------------------------------------------------------------------------
    60        4.52       4.56      4.60       4.64       4.68      4.71       4.75       4.79       4.82      4.85       4.88
    61                   4.60      4.65       4.69       4.73      4.77       4.81       4.85       4.89      4.92       4.96
    62                             4.69       4.74       4.78      4.83       4.87       4.92       4.96      5.00       5.03
    63                                        4.79       4.84      4.89       4.93       4.98       5.03      5.07       5.11
    64                                                   4.89      4.94       5.00       5.05       5.10      5.14       5.19

    65                                                             5.00       5.06       5.11       5.17      5.22       5.27
    66                                                                        5.12       5.18       5.24      5.29       5.35
    67                                                                                   5.24       5.31      5.37       5.43
    68                                                                                              5.37      5.44       5.51
    69                                                                                                        5.52       5.59

    70                                                                                                                   5.67
----------------------------------------------------------------------------------------------------------------------------------


                   ANNUITY BENEFIT PAYABLE
                  ON THE LIFE ANNUITY FORM
(Minimum Monthly Income per $1,000 of Annuity Account Value)

-------------------------------------------------------------
                         VARIABLE ANNUITY BENEFIT
                       IF ASSUMED BASE RATE OF NET
                           INVESTMENT RETURN IS
Age                    3.5%                     5%
-------------------------------------------------------------
60                     5.27                    6.16
61                     5.39                    6.28
62                     5.52                    6.41
63                     5.66                    6.55
64                     5.81                    6.70

65                     5.97                    6.86
66                     6.15                    7.03
67                     6.33                    7.21
68                     6.53                    7.41
69                     6.74                    7.62

70                     6.97                    7.85
-------------------------------------------------------------

We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.




No. 92CTRA                                                              Page 15

SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. If you are married, your interest in this Contract shall be paid in the Normal Form joint and survivor annuity, and if you are unmarried, your interest shall be paid in the Normal Form life annuity, unless you elect otherwise as described in this Section. If you are married and die before payment of your interest has commenced, your interest shall be paid to your surviving spouse in the form of a life annuity, unless at the time of your death there was a contrary election made pursuant to this Section. The foregoing notwithstanding, your surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract.

You may elect, at any time within the 90 consecutive day period before the first day of the first period for which your interest is paid as an annuity or in any other form, not to have your interest paid in the Normal Form in which case it shall be paid in any other form elected under the terms of this Contract. If such interest is to be paid to your spouse upon your death, you may elect, during the period beginning on the first day of the plan year of the Plan in which you attain age 35 (or, if you separate from service prior to that plan year, beginning on the date of separation) and ending with your death, for a beneficiary other than your spouse to receive payment of the value of your interest. In addition, if you will not yet attain age 35 by the end of any current plan year, you may make a special qualified election to designate a beneficiary other than your spouse to receive payment of the value of your interest. Such special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the plan year in which you will attain age 35. Amounts payable in accordance with this Section will be automatically reinstated as of the first day of the plan year in which you attain age 35 unless a new election designating a beneficiary other than the spouse is made in accordance with the requirements of this Section.

Any election described in the foregoing paragraph must be consented to by your spouse in writing before a notary public or a representative of the Plan, unless you can prove that there is no spouse or that the spouse cannot be located. Also, if you have become legally separated from your spouse or have been abandoned (within the meaning of local law) and have a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Your election must designate a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) that may not be changed without further consent of the spouse, unless the spouse's consent expressly permits designation by you without further consent of the spouse. The spouse's consent under this Section shall acknowledge the effect of the election. In addition, the spouse's consent (or the establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. Your waiver of the Normal Form joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by you without any further spousal consent). A consent that permits designations by you without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. If you make an election under this Section you may revoke that election, without spousal consent, at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

The provision requiring spousal consent in this Section shall also apply with regard to your election to terminate this Contract or make partial withdrawals pursuant to Sections 2.06 and 2.07 and with respect to a beneficiary designation set forth in Section 4.04. Spousal consent, as described in this Section, is also required in the 90 day period before a Plan loan is granted to you pursuant to Section 2.10.

If the Annuity Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, we may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section, we will be released from any and all liability for payment with respect to the Contributions made for you.


-------------------------------------------------------------------------------
PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between the Owner and us without the consent of any other person, provided the change does not reduce any annuity benefit.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall



No. 92CTRA                                                              Page 16
include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations or in regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity under a qualified plan.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. No interest of yours or of a beneficiary under this Contract may be transferred to any person other than us upon the surrender of this Contract. Except as permitted under Section 401(a)(13) of the Code, no right or interest of you or any other payee or beneficiary in this Contract shall be (a) assignable; (b) subject to any lien; or (c) liable for, or subject to, any obligation or liability of any person. The preceding sentence shall not apply to an assignment, transfer or attachment pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code.

SECTION 4.04 BENEFICIARY. The Owner, as of the Contract Date, is to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to you pursuant to Section 2.12. Subject to the Plan and spousal consent and survivor rules of Section 3.06, you may change such designation from time to time during your lifetime and while this Contract is in force. If the beneficiary is the Trustee, the Trustee will have the right within 31 days of the day we receive due proof of your death and pursuant to the provisions of the Plan, to change the beneficiary entitled to receive your death benefits.

If the Trustee is not the beneficiary, the beneficiary will be your spouse unless he or she has given duly witnessed written consent to the designation of another beneficiary as described in Section 3.06, or you establish prior to your death that he or she cannot be located. Such spousal consent must be on file with the Trustee while this Contract is owned by the Trustee. If the Trustee is not the Owner, such spousal consent must be presented to us with the change of beneficiary request or with proof of your death and election of an Annuity Benefit.

SECTION 4.05 DISQUALIFICATION. In the event that the Plan fails to qualify as a Plan under Section 401(a) of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us on your life, or one of our affiliated subsidiary life insurance corporations, or to terminate this Contract and pay to the Owner the Annuity Account Value less deduction for applicable taxes, solely at our option.

In the event that this Contract fails to qualify as an Annuity under a qualified Plan as described in Section 1.02, we shall have the right, upon receiving notice of such fact, to terminate this Contract and pay at the direction of the Owner the Annuity Account Value less any outstanding loan and less a deduction for the appropriate part attributable to the Owner of any Federal income tax payable which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to the Employer, we reserve the right at our sole discretion to limit Contributions under this Contract.

SECTION 4.07 DEFERMENT. Applications of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities Exchange Commission, by order, permits us to defer payments in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08. ANNUAL NOTICE. At the end of each Contract Year, we will furnish you with a notice showing the following:

(1)  the amount in the  Guaranteed  Interest  Division,

(2) the total number of Accumulation Units in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)  the Accumulation Unit Value,

(4) the amount in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)  the amount in the loan reserve account,

(6)  the Cash Value, and

(7)  the amount of death benefit.







No. 92CTRA                                                             Page 17

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After your Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 TRUSTEE'S RESPONSIBILITY. The Trustee shall hold this Contract on your behalf and your beneficiaries as an asset of the trust, unless this Contract is distributed to you pursuant to the terms of the Plan. The Trustee shall be responsible for transferring all payment made under this Contract to the Annuitant and the Annuitant's beneficiaries in accordance with the terms of the Plan and the applicable provisions of the Code. We shall make no payment hereunder without written instructions from the Trustee, and we shall be fully discharged of any liability therefor to the extent such payments are made to and at the direction of the Trustee.

SECTION 4.10 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.









No. 92CTRA                                                             Page 18

-------------------------------------------------------------------------------
    APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          Processing Office: Individual Annuity Center, P.O. Box 2996,
                         New York, New York 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY
-------------------------------------------------------------------------------


1. TYPE OF PURCHASE (Complete One Plan Only)

   a.  | | TSA Public School (GV-PS-I)

   b.  | | TSA 501(c)(3) Organization (GV-501-I)

   c.  | | TSA University (GV-PS-U-I)

   d.  | | IRA Individual (including IRA to IRA transfers)
           (GV-IRA 4971)

   e.  | | IRA  Unit  Billed  (including  IRA to IRA  transfers) (GV-IRA 4971)

   f.  | | IRA QUALIFIED PLAN ROLLOVER--(QP IRA)
           (Distribution from a Qualified Plan)
           (GV-IRA 4971-71)

   g.  | | EDC (Public Employee Deferred Compensation (GV-EDC 4991)

   h.  | | EDC (Tax Exempt Organization)(GV-EDC 4991-SU-080)

   i.  | | SEP (Simplified Employee Pension)(GV-SEP 4981)

   j.  | | SARSEP (Salary Reduction SEP) ____________

   k.  |x| CORPORATE TRUSTEED (GV-CORP 4941-41)

   l.  | | KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
           (trustee owned)

   m.  | | Keogh/HR-10 (GV-HR-10 4911)
           (not trustee owned) (issued to existing units only)
-------------------------------------------------------------------------------
           DO NOT COMPLETE THIS SECTION IF BOX 1.d OR 1.f CHECKED ABOVE

2. EMPLOYER/PLAN NAME
   |A|B|C| | C|O|M|P|A|N|Y| | | | | | | | | | | | | | | | | | | | | | | | | | |

3. | | EXISTING UNIT NO. | | | | | | | - | |  |X| NEW UNIT |0|0|0|1|2|3|-|4|5|6|
                                (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP,
                                  OR TRUSTEED PLANS. FORM 983-135B IS REQUIRED.)

-------------------------------------------------------------------------------
4. PROPOSED ANNUITANT Print name to appear on Contract.

       |J|o|h|n| | | | | | | | | | |  | | | | | | | |O|E | | | | | | |
         First             Middle Initial            Last

   a.  |x|  Mr.  | |  Mrs.  | |  Miss  | |  Ms.  | |  Other _______

   b.  Date of Birth:  Year   1954    Month JANUARY Day   27
                             -----         --------      ----

   c.  Age at Nearest Birthday:   38            d. |x| Male    | | Female
                                ------

   e.  Annuitant's Mailing Address:             f. State of Residence:   N.J.
                                                                         ----
   No.,  St. |1|7| |E|L|M|  |S|T|R|E|E|T|  | | | | | | | | | | | |
            City  |A|N|Y|T|O|W|N| | | | | | | | | | | | | | | | | |
                           State |U|S| Zip Code |0|2|0|0|0|-|0|0|0|1|

   g.  Telephone Number (101) 222-3456      |x| Home | | Work

   h.  Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

   i.  Are you associated  with or employed by a member of National  Association
       of Securities Dealers, Inc. (NASD)?               | | Yes    |x| No

5. OWNER (Print Name) - If Trusteed or EDC Plan Print Name of Owner; for all other Markets Print Name of Annuitant.

   JOHN DOE
   ------------------------------------------------------------
   a. Title
           ----------------------------------------------------
6. RETIREMENT AGE    65
                   --------------------------------------------

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS.)

    JANE DOE - WIFE
    -----------------------------------------------------------

    -----------------------------------------------------------

    -----------------------------------------------------------

8.   CONTRIBUTION ALLOCATION

     Guaranteed Interest Division                    20%
                                                     --
     Stock Division                                  20%
                                                     --
     Money Market Division                           20%
                                                     --
     Balanced Division                               20%
                                                     --
     Aggressive Stock Division                       20%
                                                     --
                  (PERCENTAGES IN WHOLE NUMBERS)  Total 100%

9.   CONTRIBUTIONS (NOT REQUIRED FOR 1.F)

     a. Reminder Notice (Billing) Required | | Yes |x| No
         IF YES, complete b-c-d-e

     b. REMINDER DATE Required for Individual IRA or
         otherwise must agree with existing unit or attached
         983-135B.   MONTH _________     DAY _________

     c.  REMINDER FREQUENCY
         | | Annual      | |Semi-Annual
         | | Quarterly   | |Monthly
         Available for TSA, EDC, SARSEP AND CORPORATE
         TRUSTEED AND UNIT BILLED IRA ONLY:
         | | Semi-Monthly   | | Bi-Weekly

     d.  REMINDER AMOUNT $______________________

     e.  BILLING MONTHS TO BE EXCLUDED - TSA ONLY
----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

10.  EXPECTED FIRST CONTRACT YEAR

     CONTRIBUTION. $ 1000
                  -----------
     If an advanced billing and/or contract date are requested, complete #9b and #12.

--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ____________________________   Reminder Date__________________________
Cert. or App# ________________________   Amendment Required_____________________
EDC Emp. Add._________________________   Emp. Fed. ID # ________________________
Frequency ____________________________   Contract Date _________________________
  Receipt Date             Batch #       Inquiry #         Processor
--------------------------------------------------------------------------------
180-1000

10.  Did you receive the Separate Account Prospectus? |x|Yes | |No
     Date shown on Prospectus   January  1,  1992
                                -----------------------------
     Date of any supplement to Prospectus
                                         --------------------

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.

     (a)  Name of Employer:   ABC  COMPANY
                              ----------------------------------
     (b)  Address of Employer:
                              10  MAIN STREET
          ------------------------------------------------------
                              ANYTOWN, NJ
          ------------------------------------------------------

     (c) Occupation                    SALES
                    -------------------------------------------
     (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
                                                              | | Yes |x| No
     (e) Estimated Family Annual Income        $100,000
                                          -----------------------
     (f) Estimated Net Worth                   $250,000
                                          -----------------------
     (g) Investment Objective:            | | Income     |x| Income & Growth
                  | | Aggressive Growth   | | Growth     | | Safety Of Principal

12. SPECIAL INSTRUCTIONS

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

13.  AMOUNT PAID WITH THIS FORM: $ 1000
                                 ---------
     (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

     NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the contract is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    AGREEMENT
All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.

--------------------------------------------------------------------------------
LAWS IN YOUR  STATE  MAY  MAKE IT A CRIME TO FILL OUT AN  INSURANCE  OR
             ANNUITY APPLICATION WITH INFORMATION YOU KNOW IS FALSE
                         OR TO LEAVE OUT MATERIAL FACTS
--------------------------------------------------------------------------------

X_________________________________ Date __________ City ___________ State_______
  Signature of Annuitant

X_________________________________ Date __________ City ___________ State_______
  Signature  of  Authorized  Individual  (REQUIRED  FOR  EDC  AND
  TRUSTEED) OR OWNER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 AGENT'S SECTION
Will any existing Insurance or annuity be replaced or changed (or has it been), assuming the Contract will be issued? | | Yes | | No | |

| | I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by The Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.

------------------------------------------------------------------------------------------------------------------------------------
       Print Agent's Name(s)         Initial of Last     Agent       Agent       Agency         District               Agent's
       (Service Agent first)               Name          Number        %          Code        Manager Code           Signature
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FOR AGENCY COMPLIANCE FILE: INITIALS OF AGENCY   EQS ______    Date ______   District EQS ________   Date ________
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(For ASU Use)
ASU Code and App. No ________________________________

ASU Rec'd ___________________________________________

ASU Rec'd ___________________________________________

Date to Proc. Off ________________________Campaign | |

Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

--------------------------------------------------------------------------------
Application reviewed by _________________________________

--------------------------------------------------------------------------------
180-1000

                                                                [EQUITABLE LOGO]

              Owner:

          Annuitant:

    Contract Number:

         Issue Date:

      Contract Date:

    Retirement Date:

--------------------------------------------------------------------------------
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
     Processing Office: Individual Annuity Center, P O Box 2996, New York,
                              New York 10116-2996

AGREES

o TO ALLOCATE the Contributions made to the Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions")or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04, as directed by the Owner, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide you with an Annuity Benefit or a Cash Value benefit if you are then living, and

o  TO PROVIDE the Owner with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Annuitant, with respect to a right exercised by the Owner on behalf of the Annuitant.

TEN DAYS TO EXAMINE CONTRACT - The Owner may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution is allocated to such Investment Division to the date we receive the returned Contract.



            /s/ Pauline Sherman                       /s/ Edward D. Miller

    Pauline Sherman, Vice President, Secretary &          Edward D. Miller
          Associate General Counsel                   President and Chief
                                                           Executive Officer

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.24 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISKS, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.

No. 92CTRB

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.

--------------------------------------------------------------------------------
TABLE OF CONTENTS

DEFINITIONS                                                               Page

Section  1.01 - Annuitant....................................................4
         1.02 - Annuity......................................................4
         1.03 - Annuity Account Value........................................4
         1.04 - Annuity Benefit..............................................4
         1.05 - Cash Value...................................................4
         1.06 - Class of Contracts...........................................4
         1.07 - Code.........................................................4
         1.08 - Contract Date................................................4
         1.09 - Contract Year................................................4
         1.10 - Contribution.................................................4
         1.11 - Divisions....................................................4
         1.12 - Eligible Annuity Certain.....................................5
         1.13 - Employer.....................................................5
         1.14 - Guaranteed Interest Rate.....................................5
         1.15 - Joint and Survivor Life
                Annuity Form.................................................5
         1.16 - Life Annuity Form............................................5
         1.17 - Normal Form..................................................5
         1.18 - Owner........................................................5
         1.19 - Period Certain Annuity.......................................5
         1.20 - Plan.........................................................5
         1.21 - Processing Office............................................5
         1.22 - Retirement Date..............................................5
         1.23 - Separate Account.............................................5
         1.24 - Separate Account
                Definitions..................................................6
         1.25 - Transaction Date.............................................7
         1.26 - Trust........................................................7
         1.27 - Trustee......................................................7
         1.28 - Trusteed Plan................................................7

ANNUITY ACCOUNT VALUE

Section  2.01 - Contributions................................................7
         2.02 - Separate Account
                Investment Divisions.........................................7
         2.03 - Guaranteed Interest
                Division.....................................................8
         2.04 - Allocation to Divisions......................................8
         2.05 - Transfers Among Divisions....................................8
         2.06 - Termination of this Contract.................................8
         2.07 - Partial Withdrawals..........................................9
         2.08 - Charges for Partial Withdrawals..............................9
         2.09 - Free Corridor Amount.........................................9
         2.10 - Loans.......................................................10
         2.11 - Annual Administrative Charge................................11
         2.12 - Death Benefit...............................................11

ANNUITY BENEFITS

Section  3.01 - Fixed Annuity Benefit.......................................12
         3.02 - Variable Annuity Benefit....................................12
         3.03 - Election and Commencement
                Of Annuity Benefits.........................................12
         3.04 - Amount of Annuity Benefits..................................13
         3.05 - Payment of Annuity Benefits.................................13
         3.06 - Special Annuity and Spousal
                Consent Provisions..........................................16

GENERAL PROVISIONS

Section  4.01 - Contract....................................................16
         4.02 - Statutory Compliance........................................16
         4.03 - Assignments and
                Nontransferability..........................................17
         4.04 - Beneficiary.................................................17
         4.05 - Disqualification............................................17
         4.06 - Future Contributions........................................17
         4.07 - Deferment...................................................17
         4.08 - Annual Notice...............................................17
         4.09 - Trustee's Responsibility....................................18
         4.10 - Age.........................................................18




No. 92CTRB                                                                Page 2

--------------------------------------------------------------------------------

PART I - DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means the individual shown on Page 3 of this Contract for whom this Contract has been purchased.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of a Plan.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts in the Guaranteed Interest Division, and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03 and any loan reserve provision, described in Section 2.10.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various Sections of this Contract (Sections 1.15, 1.16, 1.17, 3.01 and 3.02) refer to "monthly payments" to be made under an Annuity Benefit. The Owner may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. The Owner may elect this at the time the Annuity Benefit form is elected as described in Section 3.03; in that event, all references in this Contract to "monthly payments" will be deemed to mean payments at the frequency you elect subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means an amount equal to the greater of (i) or (ii), less any outstanding loan, where

(i) is the Annuity Account Value less 6% of the Contributions made during the current and five prior Contract Years, which had not been previously withdrawn pursuant to Section 2.07, and

(ii) is the sum of (a) the Free  Corridor  Amount as defined in Section 2.09 and
     (b) 94% of the Annuity Account Value less the Free Corridor Amount.

NO WITHDRAWAL CHARGE: If you have attained the age of 59 years and 6 months, the term "Cash Value" means an amount equal to the Annuity Account Value for withdrawals due to retirement or termination of employment. Your retirement or termination of employment must be verified by the Trustee. Such verification should be in the form of a statement signed by the Trustee and accompanying the request for withdrawal. The request for withdrawal must be signed by both you and the Trustee. The withdrawal charge will be imposed if this verification is not received at our Processing Office together with the withdrawal request.

However, if the Annuitant is age 60 or older on the Contract Date and it is Contract Year 5, item (ii)(b) above will be 95% of the Annuity Account Value less the Free Corridor Amount.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year. The term "Contract" means this Contract.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.09 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.10 CONTRIBUTION. The term "Contribution" means a payment made to us on your behalf with respect to this Contract. We are under no obligation to accept any Contribution less than $20.00.

SECTION 1.11 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this
Contract:

(i)  the Guaranteed Interest Division, and

(ii) the Investment Divisions of the Separate Account.

No. 92CTRB                                                                Page 4

SECTION 1.12 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us which extends beyond your attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.13 EMPLOYER. The term "Employer" means the corporate employer adopting the Plan, or any such employer that assumes in writing the obligations of the Plan.

SECTION 1.14 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the interest that we credit at effective annual rates in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section
2.03 describes the determination of the rate to apply thereafter.

SECTION 1.15 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.16 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.17 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means, (i) if you have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spouse as the contingent annuitant (with 100% of the monthly payment continued to your spouse), and (ii) if you do not have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.18 OWNER. The term "Owner" of the Contract is the person or entity as stated on Page 3 of this Contract. Notwithstanding any provisions in this Contract to the contrary, only the Owner can exercise all the rights under this Contract while you are living. When exercising such right, the Owner does not need the consent of anyone who has only a conditional or future ownership interest in this Contract unless the Owner delegates rights to such person. Under this Contract the Owner is the Trustee, defined in Section 1.27.

While you are living, the Owner of this Contract on your behalf may change the Owner by written notice satisfactory to us. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment we make or other actions we take before we receive the notice.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal, (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PLAN. The term "Plan" means a defined contribution plan adopted by the Employer that is intended to meet the requirements for qualification under
Section 401(a) of the Code.

SECTION 1.21 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P O Box 2996, New York, New York 10116-2996, or such other location as we shall designate by advance written notice to the Owner, the Employer or the Plan's trustee, as applicable, and to you.

SECTION 1.22 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain the retirement age as shown on Page 3 of this Contract. Before the Retirement Date an election may be made to change the Retirement Date to another Retirement Date permitted under the Plan, which may be any date after the filing of the election other than the 29th, 30th or 31st day of any month. The Retirement Date selected, either initially or by later change, must be in accordance with the terms of the Plan. No Retirement Date shall be later than the date you attain age 70 years and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.23 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A which is organized as a unit investment trust, a type of investment company. We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities or variable life insurance.


No. 92CTRB                                                                Page 5

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust or investment company where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any of the Owner's voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a class of contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the class of contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, the Owner and you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charge) at a rate not to exceed 1.49% per year for each of the Stock, Money
Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.24 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any consecutive preceding nonbusiness days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where


No. 92CTRB                                                                Page 6

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily Separate Account charge for the expenses of this Contract times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is the unit which is purchased in an Investment Division where Contributions are invested and which is used in determining the amount in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first contribution was put into the Stock Division, the Annuity Unit Value was at $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.25 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone, as described in Section 2.05, the Transaction Date is the business day the telephone transaction is received.

SECTION 1.26 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.

SECTION 1.27 TRUSTEE. The term "Trustee" means the person or persons named as trustee under a Trusteed Plan and such Trustee's successors. Under this Contract, the Trustee is the Owner.

SECTION 1.28 TRUSTEED PLAN. The term "Trusteed Plan" means a Plan under which there is maintained a trust forming a part of the Plan.

--------------------------------------------------------------------------------

PART II - ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. The Employer or the Trustee, as applicable, is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan. The Employer or the Trustee is to specify the amount allocated to each Division. Each contribution, received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge as determined by us. Contributions will be allocated to the Division in accordance with instructions received on the application unless later changed.

Pursuant to the terms of the Plan, we will accept rollover contributions and transfers made on your behalf from a plan qualified under 401(a) of the Code or from a conduit individual retirement arrangement as described in Section 408 of the Code.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to, or withdrawn or transferred from, an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any



No. 92CTRB                                                                Page 7

Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07, 2.08, 210 or 2.11 or transferred from the Investment Division pursuant to
Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 or Section 2.10 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08, 2.10 or 2.11 or transferred from the Guaranteed Interest Division pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, as specified to us in writing. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.12.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. Upon written request or through the use of a touch tone telephone, the Owner may transfer all or part of the amounts in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; and (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. (Upon advance written notice to the Owner, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone.) All transfers will be made on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Divisions, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, including the spousal consent rules set forth in Section 3.06, the Owner may elect by written notice to terminate this Contract. We will determine the Cash Value of this Contract as of the Transaction Date.

If this Contract is terminated, surrendered or exchanged prior to the Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to
Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to this Contract.

The payment of such Cash Value may be deferred by us in accordance with the provisions of Section 4.07.


No. 92CTRB                                                                Page 8

Subject to the terms of the Plan, we reserve the right to pay the Annuity Account Value less any outstanding loan under this Contract and terminate this Contract if (i) no Contributions are made on your behalf during the last three completed Contract Years, and the Annuity Account Value is less than $500 or
(ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We reserve the right to terminate this Contract if no contributions have been made within 120 days of the Contract Date.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions under this Contract and the Annuity Account Value with respect to this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any restrictions under the terms of the Plan, the Owner may elect, by written notice to us, to make a partial withdrawal from the Divisions. Partial withdrawals are subject to the spousal consent rules set forth in Section 3.06.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the Owner (or such other person designated by the Owner to us in advance via written instructions). The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise the Owner and reserve the right to pay the Annuity Account Value less any outstanding loan, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS. There will be no partial withdrawal charge if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from such Divisions an amount equal to the excess of the amount requested over the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if applicable. Such withdrawal charge will be calculated in the following manner:

(a) Withdrawals of Contributions made on your behalf during the current and five prior Contract Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

(b) Withdrawals of other amounts will not be subject to any withdrawal charges.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e. those pursuant to item (ii) above, shall be considered withdrawals of Contributions in the order received, with the older Contributions first.

With respect to partial withdrawals requested by the Owner, there will be no partial withdrawal charge if (i) you have completed at least 5 Contract Years and you have attained the age of 59 years and 6 months or (ii) you have attained age 59 years and 6 months and have retired or terminated employment. Your retirement or termination of employment must be verified by the Trustee. Such verification should be in the form of a statement signed by the Trustee and accompanying the request for withdrawal. The request for withdrawal must be signed by both you and the Trustee. The partial withdrawal charge will be imposed if this verification is not received at our Processing Office together with the withdrawal request.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means an amount equal to the excess, if any, of (i) 10% of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 in the current Contract Year.


No. 92CTRB                                                                Page 9

SECTION 2.10 LOANS. Unless otherwise restricted by the Plan, or the Code, the Owner may get a loan under this Contract on your behalf before the Election and Commencement of Annuity Benefits, if an agreement between the Owner and us relating to such loan ("Trustee Agreement") has been executed and is in effect on the "Loan Effective Date", as defined below. Plan loans are subject to the spousal consent rules set forth in Section 3.06. Future restrictions in the Code may require revision or withdrawal of the loan provisions as provided below. The Annuity Account Value (including the loan reserve account as described below) will be the sole security for the loan.

If your loan agreement and application form ("Loan Agreement") is properly completed and signed by you, approved by the Owner, accepted by us and received at the Processing Office by the 15th of the month, the loan is effective on the first day of the following month. If your Loan Agreement is properly completed and signed by you, approved by the Owner, accepted by us and received at the Processing Office after the 15th of the month, the loan is effective on the first day of the second month following.

The Owner may establish a reasonable interest rate for the loan provided that such rate is not (1) less than an effective annual rate of 6% or (2) greater than the maximum rate permitted by applicable laws.

Beginning the first day of the third month following the effective date of the loan and quarterly on the first day of the month thereafter, loan repayments must be made to us. Loan requests shall be amortized in substantially level payments over the term of the loan. If the effective annual rate of the loan is 6%, such repayments will be equal to the sum of (a) and (b) where

(a) is the loan interest, calculated at an effective annual rate of 6%, and

(b) is an amortized portion of the loan principal.

If the effective annual rate of the loan is greater than 6%, such payments will be equal to the sum of (a), (b) and (c) where

(a) is the loan interest, calculated at an effective annual rate of 6%,

(b) is an amortized portion of the loan principal, and

(c) is the loan interest, calculated at the effective annual rate determined by the Owner less the loan interest calculated at an effective annual rate of 6% ("Excess Interest").

Any Excess Interest received by us will be allocated among the Divisions in accordance with Section 2.04 and may be withdrawn, transferred or annuatized as described in this Contract.

By each due date, if the amount of the loan payment is less than the amortized loan interest and principal due calculated at an effective annual rate of 6% or the loan repayment is not received at our Processing Office, we will deduct and treat as a partial withdrawal from the loan reserve account an amount equal to the amortized interest and principal payments due plus any applicable withdrawal charges and any required income tax withholding. Specifically, an amount equal to the principal payment will be deducted from the portion of the loan reserve account which earns interest at an effective annual rate of 4%, and an amount equal to the interest payment, calculated at the effective annual rate of 6%, plus any applicable withdrawal charges and required income tax withholding will be deducted from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate.

Amounts deducted, if the amount of the loan repayment is less than the amount due or the loan payment is not received at our Processing Office, may be reportable to the IRS and other appropriate government authorities as taxable distributions. In addition, you may be subject to a 10% penalty tax on the taxable portion of the amounts deducted.

The amount of the loan may not be more than 50% of the Annuity Account Value. In no event shall the loan amount exceed $50,000 less the highest outstanding balance under this Contract during the one year period ending the day before the effective date of the loan. The minimum loan permitted is $1,000. For this purpose, the Annuity Account Value is taken as of the Loan Effective Date. Only one outstanding loan is permitted at a time under this Contract. As a condition for granting a loan, we will require you to represent that the loan amount requested, when aggregated with loans (principal plus interest) from all qualified plans of your Employer, does not exceed 50% of the value of your nonforfeitable accrued benefits, and in no event exceeds $50,000 less the highest outstanding balance of all loans from qualified plans during the one year period ending on the day before the effective date of the loan. The provisions of this Contract require spousal consent in order to receive a loan if you are married.


No. 92CTRB                                                               Page 10

The loan term will be either (i) ten years, if you represent that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which, within a reasonable period of time, is to be used as your principal residence or (ii) five years. In any event, the loan term may not extend beyond the earlier of

(i)   the  Election and  Commencement  of Annuity  Benefits  pursuant to Section
      3.03,

(ii)  the date we receive written notice to terminate this Contract  pursuant to
      Section 2.06,

(iii) the date we pay a death benefit pursuant to Section 2.12, and

(iv) any date provided for such loans by future Federal tax rules including acceleration of the loan repayment in order that the operation of the loan provisions do not adversely affect the tax treatment of this Contract.

Future Federal tax rules may also impose certain additional requirements to obtain the ten year loan period described above which may apply to existing ten year loans.

On the Loan Effective Date, we will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at the effective annual rate of 4% during the loan term and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in this Contract. With the Owner's approval you may specify from which Divisions these amounts are to be transferred. In the absence of direction from the Owner, or if your directions cover only part of the amount required to be transferred to the loan reserve account, we will transfer the required (or additional required) amounts from each Division in proportion to the amount that you have in such Division. On the first day of the third month following the effective date of the loan and quarterly thereafter (or first business day thereafter, if such day is not a business day), the amount of interest earned at 4% annually during the prior quarter will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

The loan must be repaid in part on each quarterly due date and may be repaid in full at any time on or after the first loan anniversary and must include the full interest due. Any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of the amount equal to the principal repaid from (i) the portion of the loan reserve account that earns interest at the effective annual rate of 4% to (ii) the Guaranteed Interest Division and may be withdrawn, transferred or annuitized as described in this Contract.

Partial withdrawals or transfers may not be made from the loan reserve account.

Upon full repayment of the loan, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Division and may be withdrawn, transferred or annuitized as described in this Contract.

Upon termination of this Contract pursuant to Section 2.06 or 2.12 or annuitization pursuant to Section 3.04 prior to the full repayment of the loan, the loan reserve account shall be zero.

SECTION 2.11 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $25,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts in the Divisions. For this purpose, any loan reserve account is included within the Guaranteed Interest Division. The portion of the charge attributable to the Guaranteed Interest Division and any loan reserve account will be first withdrawn from the Guaranteed Interest Division and then, if the amount in the Guaranteed Interest Division is not sufficient, the remaining allocation will be withdrawn from the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

If the Annuity Account Value is less than $25,000 on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03 or (b) the date of termination of this Contract pursuant to Section 2.06 or 2.12, we will prorate the Annual Administrative Charge applicable to the completed portion of the current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $25,000 or greater at the end of a Contract Year, the Annual Administrative charge is zero.

SECTION 2.12 DEATH BENEFIT. If we ascertain that you have died while you have amounts in the Divisions, we will, upon receipt of due proof of your death, and subject to the terms of the Plan including the spousal survivor benefit rules set forth in Section 3.06, pay to the beneficiary designated to receive such payment under Section 4.04 of this Contract, the death benefit payable.

If the beneficiary under this Contract is the Trustee, the Trustee may, subject to the terms of the Plan, change the beneficiary within 31 days after we receive due proof of your death. The change shall be made in the same manner and subject to the same provisions as apply to a change of beneficiary during your lifetime.


No. 92CTRB                                                               Page 11

If the Trustee changes the beneficiary of this Contract after your death according to the terms of the Plan, the Trustee may elect an Annuity Benefit on any annuity form offered by us or one of our affiliated or subsidiary life insurance companies, subject to our rules then in effect, for the benefit of the beneficiary. The beneficiary may not revoke or change any election made by the Trustee. If the Trustee does not make an election, the beneficiary may make such election for the beneficiary's own benefit. Any election of an Annuity Benefit must meet the minimum distribution requirements as described in Section 3.05.

If the beneficiary under this Contract is not the Trustee, and you are married at the time of your death, we will pay the death benefit under this Contract to your spouse in the form of a Life Annuity, unless your spouse makes an election for a single sum payment or for an Annuity Benefit on any other annuity form offered by us, subject to our rules then in effect. Any election of an Annuity Benefit must meet the minimum distribution requirements as described in Section 3.05.

The amount of the death benefit is equal to the greater of (i) the Annuity Account Value less any outstanding loan and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section
2.01 (before reduction for any applicable tax charge) less any outstanding loan and less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount being withdrawn is to the Annuity Account Value.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability from which the Annuity Account Value arose.

--------------------------------------------------------------------------------

PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of Net Investment Return referred to in Section 1.24 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.23, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the fifth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity payment is determined.)

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. Subject to the terms of the Plan, including the spousal consent and survivor rules described in
Section 3.06, as of your Retirement Date, provided you are then living, the Annuity Account Value less any outstanding loan shall be applied to provide the Normal Form of Annuity Benefit, unless an election is made (i) to receive the Cash Value of this Contract in a single sum, (ii) to apply the Annuity Account Value, (less any outstanding loan as set forth in Section 2.10) or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us or one of our affiliated or subsidiary life insurance companies, or (iii) to take partial withdrawals in amounts and at times as required by the minimum distribution rules of Section 401(a)(9) of the Code and applicable Treasury Regulations, pursuant to Section 3.05, subject to our rules then in effect and any other applicable requirements under the Code.


No. 92CTRB                                                               Page 12

We will provide notice and election forms to the Owner not more than six months before your Retirement Date.

If an election is made to terminate this Contract pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If, pursuant to the first or third paragraph of Section 3.03, an election is made to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value less any outstanding loan if the annuity form elected involves life contingencies or (ii) the Cash Value if the annuity form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charges from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to this Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.

The amount to be applied to provide an Annuity Benefit will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form, is based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form are based on a 50-50 split of males and females at age zero and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 1.24.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero and an Assumed Base Rate of Net Investment Income Return of 5% or 3.5%, whichever applies pursuant to Section 1.24, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed, in accordance with Section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder, no later than the first day of April following the calendar year in which you attain age 70 years and 6 months ("Required Beginning Date") or such later date as specified in such Section or regulations. Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the Proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 40(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the. Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.


No. 92CTRB                                                               Page 13

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 years and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest described in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date distributions that are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 years and 6 months.

    For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, benefits will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under the terms of this Contract with respect to a payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may, unless the Plan provides to the contrary, make the payments (in the case of a minor, at a rate not exceeding %200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.


No. 92CTRB                                                               Page 14

Upon an election, pursuant to Section 3.03, of an annuity form providing payments for a period certain, such Owner may designate (in accordance with the terms of the Plan and with the right to change such designation in accordance with the terms of the Plan) a payee to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person unless the Plan provides to the contrary) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments, The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

--------------------------------------------------------------------------------

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                   FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

--------------------------------------------------------------------------------------------------------------------------------

Age         60         61        62         63         64        65         66         67         68        69         70

--------------------------------------------------------------------------------------------------------------------------------

 60          4.52       4.56      4.60       4.64       4.68      4.71       4.75       4.79       4.82      4.85       4.88
 61                     4.60      4.65       4.69       4.73      4.77       4.81       4.85       4.89      4.92       4.96
 62                               4.69       4.74       4.78      4.83       4.87       4.92       4.96      5.00       5.03
 63                                          4.79       4.84      4.89       4.93       4.98       5.03      5.07       5.11
 64                                                     4.89      4.94       5.00       5.05       5.10      5.14       5.19

 65                                                               5.00       5.06       5.11       5.17      5.22       5.27
 66                                                                          5.12       5.18       5.24      5.29       5.35
 67                                                                                     5.24       5.31      5.37       5.43
 68                                                                                                5.37      5.44       5.51
 69                                                                                                          5.52       5.59

 70                                                                                                                     5.67
--------------------------------------------------------------------------------------------------------------------------------


                             ANNUITY BENEFIT PAYABLE
                            ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

--------------------------------------------------------------------------------
                                      VARIABLE ANNUITY BENEFIT
                                  IF ASSUMED   BASE RATE OF NET
                                       INVESTMENT RETURN IS
        Age                      3.5%                         5%
--------------------------------------------------------------------------------
        60                       5.27                        6.16
        61                       5.39                        6.28
        62                       5.52                        6.41
        63                       5.66                        6.55
        64                       5.81                        6.70

        65                       5.97                        6.86
        66                       6.15                        7.03
        67                       6.33                        7.21
        68                       6.53                        7.41
        69                       6.74                        7.62

        70                       6.97                       7.85
--------------------------------------------------------------------------------

We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.


No. 92CTRB                                                               Page 15

SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. If you are married, your interest in this Contract shall be paid in the Normal Form joint and survivor annuity, and if you are unmarried, your interest shall be paid in the Normal Form life annuity, unless you elect otherwise as described in this Section. If you are married and die before payment of your interest has commenced, your interest shall be paid to your surviving spouse in the form of a life annuity, unless at the time of your death there was a contrary election made pursuant to this Section. The foregoing notwithstanding, your surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract.

You may elect, at any time within the 90 consecutive day period before the first day of the first period for which your interest is paid as an annuity or in any other form, not to have your interest paid in the Normal Form in which case it shall be paid in any other form elected under the terms of this Contract. If such interest is to be paid to your spouse upon your death, you may elect, during the period beginning on the first day of the plan year of the Plan in which you attain age 35 (or, if you separate from service prior to that plan year, beginning on the date of separation) and ending with your death, for a beneficiary other than your spouse to receive payment of the value of your interest. In addition, if you will not yet attain age 35 by the end of any current plan year, you may make a special qualified election to designate a beneficiary other than your spouse to receive payment of the value of your interest. Such special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the plan year in which you will attain age 35. Amounts payable in accordance with this Section will be automatically reinstated as of the first day of the plan year in which you attain age 35 unless a new election designating a beneficiary other than the spouse is made in accordance with the requirements of this Section.

Any election described in the foregoing paragraph must be consented to by your spouse in writing before a notary public or a representative of the Plan, unless you can prove that there is no spouse or that the spouse cannot be located. Also, if you have become legally separated from your spouse or have been abandoned (within the meaning of local law) and have a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Your election must designate a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) that may not be changed without further consent of the spouse, unless the spouse's consent expressly permits designation by you without further consent of the spouse. The spouse's consent under this Section shall acknowledge the effect of the election. In addition, the spouse's consent (or the establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. Your waiver of the Normal Form joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by you without any further spousal consent). A consent that permits designations by you without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. If you make an election under this Section you may revoke that election, without spousal consent, at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

The provision requiring spousal consent in this Section shall also apply with regard to your election to terminate this Contract or make partial withdrawals pursuant to Sections 2.06 and 2.07 and with respect to a beneficiary designation set forth in Section 4.04. Spousal consent, as described in this Section, is also required in the 90 day period before a Plan loan is granted to you pursuant to Section 2.10.

If the Annuity Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, we may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section, we will be released from any and all liability for payment with respect to the Contributions made for you.

--------------------------------------------------------------------------------

PART IV - General PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between the Owner and us without the consent of any other person, provided the change does not reduce any annuity benefit.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations or in regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity under a qualified plan.



No. 92CTRB                                                               Page 16

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. No interest of yours or of a beneficiary under this Contract may be transferred to any person other than us upon the surrender of this Contract. Except as permitted under Section 401(a)(13) of the Code, no right or interest of you or any other payee or beneficiary in this Contract shall be (a) assignable; (b) subject to any lien; or (c) liable for, or subject to, any obligation or liability of any person. The preceding sentence shall not apply to an assignment, transfer or attachment pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code.

SECTION 4.04 BENEFICIARY. The Owner, as of the Contract Date, is to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable with respect to you pursuant to Section 2.12. Subject to the Plan and spousal consent and survivor rules of Section 3.06, you may change such designation from time to time during your lifetime and while this Contract is in force. If the beneficiary is the Trustee, the Trustee will have the right within 31 days of the day we receive due proof of your death and pursuant to the provisions of the Plan, to change the beneficiary entitled to receive your death benefits.

If the Trustee is not the beneficiary, the beneficiary will be your spouse unless he or she has given duly witnessed written consent to the designation of another beneficiary as described in Section 3.06, or you establish prior to your death that he or she cannot be located. Such spousal consent must be on file with the Trustee while this Contract is owned by the Trustee. If the Trustee is not the Owner, such spousal consent must be presented to us with the change of beneficiary request or with proof of your death and election of an Annuity Benefit.

SECTION 4.05 DISQUALIFICATION. In the event that the Plan fails to qualify as a Plan under Section 401(a) of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us on your life, or one of our affiliated subsidiary life insurance corporations, or to terminate this Contract and pay to the Owner the Annuity Account Value less deduction for applicable taxes, solely at our option.

In the event that this Contract fails to qualify as an Annuity under a qualified Plan as described in Section 1.02, we shall have the right, upon receiving notice of such fact, to terminate this Contract and pay at the direction of the Owner the Annuity Account Value less any outstanding loan and less a deduction for the appropriate part attributable to the Owner of any Federal income tax payable which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to the, Employer, we reserve the right at our sole discretion to limit Contributions under this Contract.

SECTION 4.07 DEFERMENT. Applications of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities Exchange Commission, by order, permits us to defer payments in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year, we will furnish you with a notice showing the following:

(1) the amount in the Guaranteed Interest Division,

(2) the total number of Accumulation Units in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3) the Accumulation Unit Value,

(4) the amount in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5) the amount in the loan reserve account,

(6) the Cash Value, and

(7) the amount of death benefit.


No. 92CTRB                                                               Page 17

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After your Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 TRUSTEE'S RESPONSIBILITY. The Trustee shall hold this Contract on your behalf and your beneficiaries as an asset of the trust, unless this Contract is distributed to you pursuant to the terms of the Plan. The Trustee shall be responsible for transferring all payment made under this Contract to the Annuitant and the Annuitant's beneficiaries in accordance with the terms of the Plan and the applicable provisions of the Code. We shall make no payment hereunder without written instructions from the Trustee, and we shall be fully discharged of any liability therefor to the extent such payments are made to and at the direction of the Trustee.

SECTION 4.10 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.


No. 92CTRB                                                               Page 18

-------------------------------------------------------------------------------
    APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          Processing Office: Individual Annuity Center, P.O. Box 2996,
                         New York, New York 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY
-------------------------------------------------------------------------------


1. TYPE OF PURCHASE (Complete One Plan Only)

   a.  | | TSA Public School (GV-PS-I)

   b.  | | TSA 501(c)(3) Organization (GV-501-I)

   c.  | | TSA University (GV-PS-U-I)

   d.  | | IRA Individual (including IRA to IRA transfers)
           (GV-IRA 4971)

   e.  | | IRA  Unit  Billed  (including  IRA to IRA  transfers) (GV-IRA 4971)

   f.  | | IRA QUALIFIED PLAN ROLLOVER--(QP IRA)
           (Distribution from a Qualified Plan)
           (GV-IRA 4971-71)

   g.  | | EDC (Public Employee Deferred Compensation (GV-EDC 4991)

   h.  |X| EDC (Tax Exempt Organization)(GV-EDC 4991-SU-080)

   i.  | | SEP (Simplified Employee Pension)(GV-SEP 4981)

   j.  | | SARSEP (Salary Reduction SEP) ____________

   k.  | | CORPORATE TRUSTEED (GV-CORP 4941-41)

   l.  | | KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
           (trustee owned)

   m.  | | Keogh/HR-10 (GV-HR-10 4911)
           (not trustee owned) (issued to existing units only)
-------------------------------------------------------------------------------
           DO NOT COMPLETE THIS SECTION IF BOX 1.d OR 1.f CHECKED ABOVE

2. EMPLOYER/PLAN NAME
   |A|B|C| | C|O|M|P|A|N|Y| | | | | | | | | | | | | | | | | | | | | | | | | | |

3. | | EXISTING UNIT NO. | | | | | | | - | |  |X| NEW UNIT |0|0|0|1|2|3|-|4|5|6|
                                (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP,
                                  OR TRUSTEED PLANS. FORM 983-135B IS REQUIRED.)

-------------------------------------------------------------------------------
4. PROPOSED ANNUITANT Print name to appear on Contract.

       |J|o|h|n| | | | | | | | | | |  | | | | | | | |O|E | | | | | | |
         First             Middle Initial            Last

   a.  |x|  Mr.  | |  Mrs.  | |  Miss  | |  Ms.  | |  Other _______

   b.  Date of Birth:  Year   1954    Month JANUARY Day   27
                             -----         --------      ----

   c.  Age at Nearest Birthday:   38            d. |x| Male    | | Female
                                ------

   e.  Annuitant's Mailing Address:             f. State of Residence:   N.J.
                                                                         ----
   No.,  St. |1|7| |E|L|M|  |S|T|R|E|E|T|  | | | | | | | | | | | |
            City  |A|N|Y|T|O|W|N| | | | | | | | | | | | | | | | | |
                           State |U|S| Zip Code |0|2|0|0|0|-|0|0|0|1|

   g.  Telephone Number (101) 222-3456      |x| Home | | Work

   h.  Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

   i.  Are you associated  with or employed by a member of National  Association
       of Securities Dealers, Inc. (NASD)?               | | Yes    |x| No

5. OWNER (Print Name) - If Trusteed or EDC Plan Print Name of Owner; for all other Markets Print Name of Annuitant.

   JOHN DOE
   ------------------------------------------------------------
   a. Title
           ----------------------------------------------------
6. RETIREMENT AGE    65
                   --------------------------------------------

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS.)

    JANE DOE - WIFE
    -----------------------------------------------------------

    -----------------------------------------------------------

    -----------------------------------------------------------

8.   CONTRIBUTION ALLOCATION

     Guaranteed Interest Division                    20%
                                                     --
     Stock Division                                  20%
                                                     --
     Money Market Division                           20%
                                                     --
     Balanced Division                               20%
                                                     --
     Aggressive Stock Division                       20%
                                                     --
                  (PERCENTAGES IN WHOLE NUMBERS)  Total 100%

9.   CONTRIBUTIONS (NOT REQUIRED FOR 1.F)

     a. Reminder Notice (Billing) Required | | Yes |x| No
         IF YES, complete b-c-d-e

     b. REMINDER DATE Required for Individual IRA or
         otherwise must agree with existing unit or attached
         983-135B.   MONTH _________     DAY _________

     c.  REMINDER FREQUENCY
         | | Annual      | |Semi-Annual
         | | Quarterly   | |Monthly
         Available for TSA, EDC, SARSEP AND CORPORATE
         TRUSTEED AND UNIT BILLED IRA ONLY:
         | | Semi-Monthly   | | Bi-Weekly

     d.  REMINDER AMOUNT $______________________

     e.  BILLING MONTHS TO BE EXCLUDED - TSA ONLY
----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

10.  EXPECTED FIRST CONTRACT YEAR

     CONTRIBUTION. $ 1000
                  -----------
     If an advanced billing and/or contract date are requested, complete #9b and #12.

--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ____________________________   Reminder Date__________________________
Cert. or App# ________________________   Amendment Required_____________________
EDC Emp. Add._________________________   Emp. Fed. ID # ________________________
Frequency ____________________________   Contract Date _________________________
  Receipt Date             Batch #       Inquiry #         Processor
--------------------------------------------------------------------------------
180-1000

10.  Did you receive the Separate Account Prospectus? |x|Yes | |No
     Date shown on Prospectus   January  1,  1992
                                -----------------------------
     Date of any supplement to Prospectus
                                         --------------------

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.

     (a)  Name of Employer:   ABC  COMPANY
                              ----------------------------------
     (b)  Address of Employer:
                              10  MAIN STREET
          ------------------------------------------------------
                              ANYTOWN, NJ
          ------------------------------------------------------

     (c) Occupation                    SALES
                    -------------------------------------------
     (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
                                                              | | Yes |x| No
     (e) Estimated Family Annual Income        $100,000
                                          -----------------------
     (f) Estimated Net Worth                   $250,000
                                          -----------------------
     (g) Investment Objective:            | | Income     |x| Income & Growth
                  | | Aggressive Growth   | | Growth     | | Safety Of Principal

12. SPECIAL INSTRUCTIONS

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

13.  AMOUNT PAID WITH THIS FORM: $ 1000
                                 ---------
     (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

     NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the contract is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    AGREEMENT
All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.

--------------------------------------------------------------------------------
LAWS IN YOUR  STATE  MAY  MAKE IT A CRIME TO FILL OUT AN  INSURANCE  OR
             ANNUITY APPLICATION WITH INFORMATION YOU KNOW IS FALSE
                         OR TO LEAVE OUT MATERIAL FACTS
--------------------------------------------------------------------------------

X_________________________________ Date __________ City ___________ State_______
  Signature of Annuitant

X_________________________________ Date __________ City ___________ State_______
  Signature  of  Authorized  Individual  (REQUIRED  FOR  EDC  AND
  TRUSTEED) OR OWNER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 AGENT'S SECTION
Will any existing Insurance or annuity be replaced or changed (or has it been), assuming the Contract will be issued? | | Yes | | No | |

| | I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by The Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.

------------------------------------------------------------------------------------------------------------------------------------
       Print Agent's Name(s)         Initial of Last     Agent       Agent       Agency         District               Agent's
       (Service Agent first)               Name          Number        %          Code        Manager Code           Signature
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FOR AGENCY COMPLIANCE FILE: INITIALS OF AGENCY   EQS ______    Date ______   District EQS ________   Date ________
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(For ASU Use)
ASU Code and App. No ________________________________

ASU Rec'd ___________________________________________

ASU Rec'd ___________________________________________

Date to Proc. Off ________________________Campaign | |

Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

--------------------------------------------------------------------------------
Application reviewed by _________________________________

--------------------------------------------------------------------------------
180-1000

                            Owner:      ABC STATE DEFERRED COMPENSATION PROGRAM
                        Annuitant:      JOHN DOE
                  Contract Number:      00 000 000
                       Issue Date:      FEB 28, 1992
                    Contract Date:      FEB 28, 1992
                  Retirement Date:      JAN 1, 2020



           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116

AGREES

o TO ALLOCATE the Contributions made to this Contract after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o   TO PROVIDE you with the other rights and benefits of this Contract.

This is the entire Contract. These agreements are subject to the provisions of this Contract. In this Contract, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Employer at the time a right is exercised by the Employer.

TEN DAYS TO EXAMINE CONTRACT - You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us on the Annuitant's behalf under this Contract.



      /s/ Molly K. Heines                           /s/ Richard H. Jenrette
      Vice President and Secretary                  Chairman of the Board
                                                    and Chief Executive Officer

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.



THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% FOR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.24 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISKS, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.


No. 92 EDCA

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.
-------------------------------------------------------------------------------


TABLE OF CONTENTS

Definitions                                             Page

Section    1.01 - Annuitant................................4
           1.02 - Annuity..................................4
           1.03 - Annuity Account Value....................4
           1.04 - Annuity Benefit..........................4
           1.05 - Cash Value...............................4
           1.06 - Class of Contracts.......................5
           1.07 - Code.....................................5
           1.08 - Contract.................................5
           1.09 - Contract Date............................5
           1.10 - Contract Year............................5
           1.11 - Contribution.............................5
           1.12 - Divisions................................5
           1.13 - Eligible Annuity Certain.................5
           1.14 - Employer.................................5
           1.15 - Guaranteed Interest Rate.................5
           1.16 - Joint and Survivor Life
                  Annuity Form.............................5
           1.17 - Life Annuity Form........................5
           1.18 - Normal Form..............................5
           1.19 - Period Certain Annuity...................5
           1.20 - Plan.....................................5
           1.21 - Processing Office........................6
           1.22 - Retirement Date..........................6
           1.23 - Separate Account.........................6
           1.24 - Separate Account Definitions.............7
           1.25 - Substituted Beneficiary..................7
           1.26 - Transaction Date.........................7
           1.27 - Trust....................................7

ANNUITY ACCOUNT VALUE

Section    2.01 - Contributions............................8
           2.02 - Separate Account Investment
                  Divisions................................8
           2.03 - Guaranteed Interest Division.............8
           2.04 - Allocation to Divisions..................8
           2.05 - Transfers Among Divisions................9
           2.06 - Termination of this Contract.............9
           2.07 - Partial Withdrawals......................9
           2.08 - Charges for Partial
                  Withdrawals..............................9
           2.09 - Free Corridor Amount....................10
           2.10 - Annual Administrative
                  Charge..................................10
           2.11 - Death Benefit...........................10

ANNUITY BENEFITS

Section    3.01 - Fixed Annuity Benefit...................10
           3.02 - Variable Annuity Benefit................11
           3.03 - Election and Commencement of
                  Annuity Benefits........................11
           3.04 - Amount of Annuity Benefits..............11
           3.05 - Payment of Annuity Benefits.............12

GENERAL PROVISIONS

Section    4.01 - Contract................................14
           4.02 - Statutory Compliance....................14
           4.03 - Nonforfeitability, Nontransfer-
                  ability and Assignments.................14
           4.04 - Beneficiary.............................15
           4.05 - Disqualification of
                  Plan or Contract........................15
           4.06 - Future Contributions....................15
           4.07 - Deferment...............................15
           4.08 - Annual Notice...........................15
           4.09 - Age.....................................15
           4.10 - Ownership Right of Employer.............15


No. 92 EDCA                                                             Page 2


                                         OWNER:      ABC STATE DEFERRED COMPENSATION PROGRAM
                                     ANNUITANT:      JOHN DOE
                               CONTRACT NUMBER:      00 000 000
                                    ISSUE DATE:      FEB 28, 1992
                                 CONTRACT DATE:      FEB 28, 1992
                               RETIREMENT DATE:      JAN 1, 2020
              INITIAL GUARANTEED INTEREST RATE:      7.50% TO MAR 31, 1992
              MINIMUM GUARANTEED INTEREST RATE:      6.00% TO DEC 31, 1992
                                                     3.00% AFTER DEC 31, 1992

                                   BENEFICIARY:      JANE DOE
                                   FORM NUMBER:      92 EDCA

---------------------------------------------------------------------------------------------------------------


                                         TABLE OF GUARANTEED VALUES

       ISSUE AGE 38 MALE                                      $1000 ANNUAL CONTRIBUTION

        NUMBER OF YEARS                            GUARANTEED                      GUARANTEED PAID-UP MONTHLY
   SINCE FIRST CONTRIBUTION                        CASH VALUE                          ANNUITY AT AGE 65*
   ------------------------                        ----------                          ------------------
                 1                                      976                                       6.62
                 2                                    1,946                                      16.20
                 3                                    2,944                                      26.67
                 4                                    3,998                                      38.83
                 5                                    5,064                                      46.70
                 6                                    6,220                                      56.28
                 7                                    7,362                                      65.58
                 8                                    8,538                                      74.61
                 9                                    9,841                                      83.38
                10                                   11,204                                      91.89
                11                                   12,628                                     100.16
                12                                   14,117                                     108.18
                13                                   15,673                                     115.97
                14                                   17,143                                     123.53
                15                                   18,658                                     131.18
                16                                   20,217                                     138.63
                17                                   21,824                                     145.90
                18                                   23,478                                     152.80
                19                                   25,213                                     159.69
                20                                   26,999                                     166.03
                24 (Age 62)                          34,697                                     189.57
                27 (Age 65)                          41,098                                     205.49



THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.10) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE ANNUITY ACCOUNT VALUE (SEE SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS AND EARNINGS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.



YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.



THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WITHIN 5 YEARS OF THE CONTRACT DATE WILL BE SUBJECT TO A CHARGE (SEE
SECTION 3.04).

*ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR) WITH JOINT ANNUITANT THE SAME AGE AS THE ANNUITANT.

No. 92 EDCA                                                             Page 2

PART I - DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means an individual who participates in a Plan, or, if the Plan permits, a beneficiary under the Plan, as shown on Page 3 of this Contract, and on whose behalf this Contract is purchased and is maintained.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.16, 1.17, 1.18, 1.19, 3.01, and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may elect to have the Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where:

(a)  equals
          6% during  Contract  Years 1  through 5
          5% during  Contract  Years 6 through 8
          4% during  Contract  Year 9
          3% during  Contract Year 10
          2% during Contract Year 11
          1% during Contract Year 12
          0% thereafter

     of the excess of (i) the sum of the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09.

(b) is the excess, if any, of (i) 8% of the total Contributions made on the Annuitant's behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to Section 2.08.

However, notwithstanding the above, if the Annuitant is age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) the later of the completion of at least five Contract Years and the Annuitant's attainment of age 59 years and 6 months, or

(ii)   the completion of at least twelve Contract Years, or

(iii) a request is made for a refund of a Contribution in excess of the amount that may be contributed under Section 457 of the Code within one month of the date on which the Contribution is made, or

(iv) the Annuitant's attainment of age 55, his completion of at least five Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.13, or

(v) the Annuitant's completion of at least three Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.19, where the certain period of such annuity is at least ten years, or

(vi) the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a life annuity distribution, pursuant to the terms of this Contract, or

(vii)  the Annuitant dies and a death benefit is payable to the beneficiary.



No. 92 EDCA                                                             Page 4

The above statements notwithstanding, we reserve the right to modify or waive any early withdrawal charges in order to comply with any applicable state or local legal or regulatory requirements. Any such modification or waiver will apply equally to all Annuitants under a Plan subject to such a state or local legal or regulatory requirement.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT.  The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us pursuant to the terms of the Plan to this Contract. We are under no obligation to accept any Contribution less than $20.00.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this
Contract:

(i)    the Guaranteed Interest Division, and

(ii)   the Investment Divisions of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means a Period Certain Annuity issued by us which extends beyond the Annuitant's attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.14 EMPLOYER. The term "Employer" means one of the following types of entity which is eligible to adopt, has adopted, and maintains a Plan: (i) a State, a political subdivision of a State, or an agency or instrumentality of a State or political subdivision of a State, or (ii) any other organization exempt from tax under the Code which has adopted and maintains a Plan for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended. The Employer is the Owner of and beneficiary under this Contract.

SECTION 1.15 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrued on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.16 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.17 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose Life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.18 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means (i) if the Annuitant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (with 100% of the monthly payment amount continued to the spouse), and (ii) if the Annuitant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of the payment as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PLAN. The term "Plan" refers to an "Eligible Deferred Compensation Plan" meeting the requirements of Section 457(b) of the Code and applicable Treasury Regulations which is established and maintained by an Employer for the benefit of individuals performing services for the Employer and their beneficiaries.



No. 92 EDCA                                                             Page 5

SECTION 1.21 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P.O. Box 2996, GPO, New York, New York 10116, or such other location as we shall designate by advance written notice to the Employer or the Plan's Trustee, as applicable.

SECTION 1.22 RETIREMENT DATE. The term "Retirement Date" means the date on which the Annuitant attains the retirement age as shown on Page 3 of this Contract. Before the Retirement Date the Employer may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the Retirement Date provided under the Plan nor shall it be later than the date the Annuitant attains age 70 years and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at the Processing Office.

SECTION 1.23 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A which is organized as a unit investment trust, a type of investment company. We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities or variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in such Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to:

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii)  restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a class of contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw from any Investment Division and to allocate to another Investment Division assets determined by us to be associated with the class of contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.


No. 92 EDCA                                                             Page 6

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money
Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.24 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c) where

(a) is the value of the Investment Division's shares of the Corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the Corresponding portfolio of the Trust at the end of the preceding Valuation Period (after taking into account any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily Separate Amount charge for the expenses of this Contract times, the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where Contributions made on the Annuitant's behalf are invested and which is used in determining the amount in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Investment Division for such Valuation Period.

ANNUITY UNIT: The "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: An "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.25 SUBSTITUTED BENEFICIARY. The term "Substituted Beneficiary" refers to the beneficiary designated under the Plan by the Annuitant to receive death benefits payable under the Plan, where the Employer has elected, pursuant to
Section 4.04 to designate such person to receive the death benefit payable under
Section 2.11.

SECTION 1.26 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone, as described in Section 2.05, the Transaction Date is the business day the telephone transaction is received.

SECTION 1.27 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.



No. 92 EDCA                                                             Page 7

PART II - ANNUITY ACCOUNT VALUE


SECTION 2.01 CONTRIBUTIONS. You are to make Contributions form time to time on such dates and in such amounts as you determine pursuant to the terms of the Plan. Contributions will be allocated to the Divisions in accordance with the instructions received on the application, unless later changed.

Each Contribution received by us on the Annuitant's behalf will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

If the Plan permits, we will accept transfers made from another eligible deferred compensation plan meeting the requirements of Section 457 of the Code or other funds invested under the Employer's Plan.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to, or withdrawn or transferred from, an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07 or 2.08 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of the Annuitant's death or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Sections 2.07, 2.08 or 2.10 or transferred from the Guaranteed Interest Division pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of Annuitant's death or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction for any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date. If your Plan permits, and you provide us with advance written instructions to do so, we will accept allocation instructions directly from the Annuitant.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application on amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon termination of this Contract pursuant to Section 2.06 and (vi) upon the Annuitant's death pursuant to Section 2.11.


No. 92 EDCA                                                             Page 8

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request or through the use of a touch tone telephone, transfer all of part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; and (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. If the Plan permits and you provide us with advance written instructions to do so, we will accept transfer instructions directly from the Annuitant. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Divisions, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, you may elect by written notice to terminate this Contract. We will determine the Cash Value of this Contract as of the Transaction Date.

If this Contract is terminated, surrendered or exchanged prior to the Annuitant's Retirement Date, any applicable tax charges we have paid may be deducted. If we previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to this Contract.

Cash Value  payments may be deferred by us in accordance  with the provisions of
Section 4.07.

Subject to the terms of the Plan, we reserve the right to pay the Annuity Account Value under this Contract and terminate this Contract if (i) you make no Contributions during the last three completed Contract Years, or (ii) you make a partial withdrawal that would result in the Annuitant's Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days from the Contract Date shown on Page 3 of this Contract.

We will pay the Cash Value or Annuity Account Value, as applicable, directly to you unless you give us written notice at the time of termination that you request us to make payment to the Annuitant or another person, and that such payment is permissible under the Plan.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions under this Contract and the Annuity Account Value with respect to this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any restrictions under the terms of the Plan, you may elect by written notice to us to make a partial withdrawal from the Divisions.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

We will pay the Cash Value or Annuity Account Value, as applicable, directly to you unless you give us written notice at the time of the withdrawal that you request us to make payment to the Annuitant or another person, and that such payment is permissible under the Plan.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal less than $300. If a withdrawal under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE FOR PARTIAL WITHDRAWALS: There will be no charge for a partial withdrawal if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:



No. 92 EDCA                                                             Page 9

(a)  is an amount equal to
          6% during Contract Years 1 through 5
          5% during Contract Years 6 through 8
          4% during Contract Year 9
          3% during Contract Year 10
          2% during Contract Year 11
          1% during Contract Year 12
          0% thereafter

     of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on the Annuitant's behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

If withdrawals are made from this Contract prior to the Annuitant's Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to this Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means if the Annuitant has completed three Contract Years or attained age 59 years and 6 months an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Contract Year. If the Annuitant has not completed three Contract Years or attained age 59 years and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $25,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts you have in the Divisions.

If the Annuity Account Value is $25,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

If the Annuity Account Value is less than $25,000 on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03 or (b) the date of termination of this Contract pursuant to Sections 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of the Annuitant's death, we will pay to you as beneficiary in a single sum the amount of the death benefit. You may change the beneficiary or the payment method of the death benefit as permitted by the Plan, pursuant to Section 4.04. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all
Contributions made by you pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions in Section 2.01, the cash value of another annuity contract issued by us or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternate amount based on premiums paid or contributions made under the annuity contract, is transferred to this Contract, such cash value or alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value under this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.


-------------------------------------------------------------------------------


PART III - ANNUITY BENEFITS


SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.



No. 92 EDCA                                                             Page 10

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.24 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.23, not to exceed the maximum rate of 1.75% after any deductions to provide for tax charges. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to the fourth paragraph of section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity payment is determined.)

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of the Annuitant's Retirement Date, provided the Annuitant is then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect, subject to the terms of the Plan and the provisions of the Code, (i) to have the Cash Value paid in a single sum, (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us or one of our affiliated or subsidiary life insurance companies, as elected by you or (iii) to take partial withdrawals in amounts and at times as required by the distribution rules of Section 457(d) and 401(a)(9) of the Code and applicable Treasury Regulations, pursuant to Section 3.05, and subject to our rules then in effect.

Notice and election forms will be provided to you not more than six months prior to the Retirement Date. (On your prior written request we will also provide notice and election forms directly to the Annuitant.)

If you elect prior to the Annuitant's Retirement Date to terminate this Contract pursuant to Section 2.06, you may elect to have an Annuity Benefit paid in lieu of the Cash Value.

If your Plan permits and you provide us written instructions to do so in advance of payment, we will make payment of the Cash Value, Annuity Benefits or partial withdrawals directly to the Annuitant, Substituted Beneficiary or other payee designated by you.

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect pursuant to the first or third paragraph of Section 3.03 to have paid an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies, or (ii) the Cash Value if the annuity form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by a charge for any applicable taxes on annuity considerations, as we determine. If we have previously deducted charges for applicable taxes from Contributions as provided in Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to this Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, this Contract will be governed by our supplementary contract then in effect.


No. 92 EDCA                                                             Page 11

If an amount is applied to an Annuity Benefit, the amount to be applied will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, is based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint Survivor Life Annuity Form are based on a 50-50 split of males and females at age zero and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 1.23.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero and an Assumed Base Rate of Net Investment Income Return of 5% or 3.5%, whichever applies pursuant to Section 1.23, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Pursuant to Sections 457(d) and 401(a)(9) of the Code, and subject to the terms of the Plan, the entire interest of the Annuitant will be distributed or begin to be distributed, no later than the first day of April following the calendar year in which the Annuitant attains 70 years and 6 months ("Required Beginning Date"). The entire interest may be distributed, as elected pursuant to the Plan and this Contract, over (a) the life of the Annuitant, or the lives of the Annuitant and a designated beneficiary, or (b) a period certain not extending beyond the Annuitant's life expectancy, or the joint and last survivor life expectancy of the Annuitant and a designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the Proposed Treasury Regulations, or any successor Regulation thereto. All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless otherwise elected prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 years and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If the Annuitant dies after distribution of the interest described in the first paragraph of this Section has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, and distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

If the Annuitant dies before distribution of the interest described in the first paragraph of this Section begins, distribution of the entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, except to the extent that an election is made to receive death benefit distributions in accordance with (1) or (2) below:

(1) If the Annuitant's interest is payable to a designated beneficiary, then the entire interest may be distributed over a period certain not greater than the life expectancy of the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of the Annuitant's death. If the designated beneficiary is not the Annuitant's surviving spouse, a period certain Annuity Benefit cannot exceed 15 years, (even if life expectancy is greater than 15 years).

(2) If the designated beneficiary is he Annuitant's surviving spouse, the date distributions that are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of the Annuitant's death or (B) December 31 of the calendar year in which the Annuitant would have attained age 70 years and 6 months.


No. 92 EDCA                                                             Page 12

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after the Annuitant's death,, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because the Required Beginning Date was reached, or, if prior to the Required Beginning Date, distributions irrevocably commence to an individual over a period permitted an in an annuity form acceptable under Section 1.401(a)(9) of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, the benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against, and underpayments will be added to, any payments thereafter falling due under this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to the payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon the election of an annuity form providing payment for a period certain, you (or the Annuitant, if you have advised us in writing that it is permitted under the terms of the Plan) may designate (with the right to change such designation) a payee to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

Subject to the terms of the Plan, the payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last period due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.



No. 92 EDCA                                                            Page 13




---------------------------------------------------------------------------------------------------------------------------------
                                              TABLES OF GUARANTEED ANNUITY PAYMENTS
                                  (Based on Age Nearest Birthday on Due Date of First Payment)

                                           FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                                                 AND SURVIVOR LIFE ANNUITY FORM
                                          100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
                                  (Minimum Monthly Income per $1,000 of Annuity Account Value)

----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
   Age         60         61        62         63         64        65         66         67         68        69         70
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------
    60        4.52       4.56      4.60       4.64       4.68      4.71       4.75       4.79       4.82      4.85       4.88
    61                   4.60      4.65       4.69       4.73      4.77       4.81       4.85       4.89      4.92       4.96
    62                             4.69       4.74       4.78      4.83       4.87       4.92       4.96      5.00       5.03
    63                                        4.79       4.84      4.89       4.93       4.98       5.03      5.07       5.11
    64                                                   4.89      4.94       5.00       5.05       5.10      5.14       5.19

    65                                                             5.00       5.06       5.11       5.17      5.22       5.27
    66                                                                        5.12       5.18       5.24      5.29       5.35
    67                                                                                   5.24       5.31      5.37       5.43
    68                                                                                              5.37      5.44       5.51
    69                                                                                                        5.52       5.59

    70                                                                                                                   5.67
----------- ---------- --------- ---------- ---------- --------- ---------- ---------- ---------- --------- ---------- ----------



                   ANNUITY BENEFIT PAYABLE
                   ON THE LIFE ANNUITY FORM
 (Minimum Monthly Income per $1,000 of Annuity Account Value)

                         VARIABLE ANNUITY BENEFIT
                       IF ASSUMED BASE RATE OF NET
                           INVESTMENT RETURN IS
Age                    3.5%                     5%
------------- ------------------------ ----------------------
60                     5.27                    6.16
61                     5.39                    6.28
62                     5.52                    6.41
63                     5.66                    6.55
64                     5.81                    6.70

65                     5.97                    6.86
66                     6.15                    7.03
67                     6.33                    7.21
68                     6.53                    7.41
69                     6.74                    7.62

70                     6.97                    7.85

We will, with respect to each payment of a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.



-------------------------------------------------------------------------------
PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. The Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between the Owner and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the term of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations or in regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity utilized to fund a plan qualifying under Section 457 of the Code.

SECTION 4.03 NONFORFEITABILITY, NONTRANSFERABILITY AND ASSIGNMENTS. The entire interest under this Contract is nonforfeitable except by surrender to us.

Any interest under the terms of this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.

No amount payable under the terms of this Contract may be assigned or commuted, unless specifically provided for under the terms of this Contract, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

No. 92 EDCA                                                              Page 14

SECTION 4.04 BENEFICIARY. You, as beneficiary, are entitled to receive any death benefit payable under this Contract pursuant to Section 2.11. Upon the Annuitant's death you may, by written request to our Processing Office, at any time up to and including provision of due proof of such death, change the beneficiary designation for the Section 2.11 death benefit from you to the Substitute Beneficiary.

Subject to the terms of the Plan, the Substitute Beneficiary may elect to receive the death benefit payable under Section 2.11 in the form of an Annuity Benefit rather than as a single sum. Any such election must meet the minimum distribution rules of Sections 457(d) and 401(a)(9) of the Code and applicable Treasury Regulations, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION OF PLAN OR CONTRACT. In the event that the Plan fails to qualify as an Eligible Deferred Compensation Plan under Section 457 of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us or one of our affiliated or subsidiary life insurance companies on the life of the Annuitant, or to terminate this Contract and pay to the Annuity Account Value less a deduction for applicable taxes, solely at our option.

In the event that this  Contract  fails to qualify as an Annuity as described in
Section 1.02, we will have the right, upon receiving notice of such fact, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any income tax payable by you which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to you, we reserve the right to limit Contributions under this Contract if required by law.

SECTION 4.07 DEFERMENT. Applications of proceeds to a variable annuity, payment of a death benefit and payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payments in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of the Annuity Account Value in the Guaranteed Interest Division for up to six months while the Annuitant is living.

SECTION 4.08. ANNUAL NOTICE. At the end of each Contract Year, we will furnish you with a notice showing the following:

(1)  the amount in the Guaranteed Interest Division,

(2) the total number of Accumulation Units in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)  the Accumulation Unit Value,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)  the Cash Value, and

(6)  the amount of death benefit payable with respect to the Annuitant.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After your Retirement Date, we will notify the Employer of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If the Annuitant's age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

SECTION 4.10 OWNERSHIP RIGHT OF EMPLOYER. Notwithstanding any other provision of the terms of this Contract, until amounts under this Contract are distributed or made available to the Annuitant or the Annuitant's beneficiary in accordance with the terms of this Contract and the terms of the Plan, this Contract remains solely the property of the Employer subject only to claims of the Employer's general creditors. This Section shall be construed and administered in accordance with Section 457(b)(6) of the Code and the regulations thereunder.



No. 92 EDCA                                                            Page 15

    APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES Processing Office: Individual Annuity Center, P.O. Box 2996, New York,
                              New York 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY

 -------------------------------------------------------------------------------
TYPE OF PURCHASE (Complete One Plan Only)

A.   |_| TSA PUBLIC SCHOOL (GV-PS-I)
B.   |_| TSA 501(c)(3) ORGANIZATION (GV-501-I)
C.   |_| TSA University (GV-PS-U-I)
D.   |_| IRA Individual (including IRA to IRA transfers) (GV-IRA 4971)
E.   |_| IRA Unit Billed (including IRA to IRA transfers) (GV-IRA 4971)
F.   |_| IRA QUALIFIED PLAN ROLLOVER-- (QP IRA) (Distribution from a Qualified
         Plan) (GV-IRA 4971-71)
G.   |X| EDC (Public Employee Deferred Compensation) (GV-EDC 4991)
H.   |_| EDC (Tax Exempt Organization) (GV-EDC 4991-SU-808)
I.   |_| SEP (Simplified Employee Pension) (GV-SEP 4981)
J.   |_| SARSEP (Salary Reduction SEP) _________________________________________
K.   |_| CORPORATE TRUSTEED (GV-CORP 4941-41)
L.   |_| KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
         (trustee owned)
M.   |_| KEOGH/HR-10 (GV-HR-10 4911)
         (not trustee owned) (issued to existing units only)
--------------------------------------------------------------------------------
          DO NOT COMPLETE THIS SECTION IF BOX 1.D OR 1.F CHECKED ABOVE

2.   EMPLOYER/PLAN NAME

|A|B|C|_|S|T|A|T|E|_|D|E|F|E|R|R|E|D|_|C|O|M|P|E|N|S|A|T|I|O|N|_|P|R|O|G|R|A|M|

3.   |_| EXISTING UNIT NO. |_|_|_|_|_|_|-|_|_|_|
     |_| NEW UNIT  |_|_|_|_|_|_|-|_|_|_|
     (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP, OR TRUSTEED PLANS,
     FORM 983-135B IS REQUIRED.)
--------------------------------------------------------------------------------

4.   PROPOSED ANNUITANT Print name to appear on Contract.

     |J|O|H|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|D|O|E|_|_|_|_|_|
           First        Middle Initial              Last

     A.   |X| Mr. |_| Mrs. |_| Ms. |_| Other ____

     B.   Date of Birth:  Year  1954   Month  JANUARY  Day  27
                                ----          -------       --

     C.   Age at Nearest Birthday: 38          D. |X|  Male  |_|  Female
                                  ----

     E.   Annuitant's Mailing Address:         F. State of Residence: N.J.
                                                                     --------

     No. St. |1|7|_|E|L|M|_|S|T|R|E|E|T|_|_|_|_|_|_|_|_|_|_|_|_|
       City    |A|N|Y|T|O|W|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                  State  |U|S|  Zip Code |0|2|0|0|0|-|0|0|0|1|

     G.   Telephone Number (101) 222 - 3456 |X| Home |_| Work

     H.   Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

     I.   Are  you  associated   with  or  employed  by  a  member  of  National
          Association of Securities Dealers, Inc. (NASD)? |_| Yes |X| No

5. OWNER (Print Name) -- If Trusteed or EDC Plan Print Name of Owner; for all other Markets Print Name of Annuitant.

     JOHN DOE
     ---------------------------------------------------------------------------

     a.   Title _________________________________________

6.   RETIREMENT AGE __65_______________________________

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) (BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS).

     ABC STATE DEFERRED COMPENSATION  PROGRAM - EMPLOYER
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

8.   CONTRIBUTION ALLOCATION

     Guaranteed Interest Division                ____%

     Stock Division                              ____%

     Money Market Division                       ____%

     Balanced Division                           ____%

     Aggressive Stock Division                   ____%
     (PERCENTAGES IN WHOLE NUMBERS)       Total   100%

9.   CONTRIBUTIONS (NOT REQUIRED FOR 1.F)

     A.   Reminder Notice (Billing) Required      |_| Yes   |_| No
          IF YES, COMPLETE B-C-D-E

     B. REMINDER DATE Required for Individual IRA or otherwise must agree with existing unit or attached 983-135B. MONTH _________ DAY __________

     C.   REMINDER FREQUENCY
          |_| Annual        |_| Semi-Annual
          |_| Quarterly     |_| Monthly

          Available for TSA, EDC, SARSEP AND CORPORATE TRUSTEED AND UNIT BILLED IRA ONLY:
          |_| Semi-Monthly          |_| Bi-Weekly

     D.   REMINDER AMOUNT $_____________________________________________________

     E.   BILLING MONTHS TO BE EXCLUDED - TSA ONLY

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

10.  EXPECTED FIRST CONTRACT YEAR

     Contribution. $1000
                   -------------------------------------------------------------
     If an advanced billing and/or contract date are requested, complete #9b and #12.
--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ____________________________    Reminder Date ________________________
Cert. or App# ________________________    Amendment Required____________________
EDC Emp. Add. ________________________    Emp. Fed. ID# ________________________
Frequency ____________________________    Contract Date ________________________

Receipt Date            Batch #          Inquiry #                  Processor
--------------------------------------------------------------------------------
180-1000B

--------------------------------------------------------------------------------

10.  Did you receive the Separate Account Prospectus? |X| Yes |_| No
     Date shown on Prospectus  January 1, 1992
     Date of any supplement to Prospectus ______________________________________

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.
     (a) Name of Employer: ABC Company
                           -----------------------------------------------------
     (b) Address of Employer:
              10 Main Street
     ---------------------------------------------------------------------------
              Anytown, NJ
     ---------------------------------------------------------------------------
     (c) Occupation    Sales
                   -------------------------------------------------------------
     (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
          |_| Yes  |x| No
     (e)  Estimated Family Annual Income  $100,000
     (f)  Estimated Net Worth $250,000
     (g)  Investment  Objective:  |_| Income |X| Income & Growth
               |_|  Aggressive Growth |_| Growth |_| Safety of Principal

12.  SPECIAL INSTRUCTIONS

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

13.  AMOUNT PAID WITH THIS FORM: $1000
                                 -----------------------------------------------
     (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the contract is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.

================================================================================
                                   AGREEMENT

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT FUNDS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.

--------------------------------------------------------------------------------

   LAWS IN YOUR STATE MAY MAKE IT A CRIME TO FILL OUT AN INSURANCE OR ANNUITY APPLICATION WITH INFORMATION YOU KNOW IS FALSE OR TO LEAVE OUT MATERIAL FACTS.
--------------------------------------------------------------------------------

x__________________________________ Date_______ City __________ State __________
      Signature of Annuitant

x__________________________________ Date_______ City __________ State __________
      Signature of Authorized  Individual
      (REQUIRED FOR EDC AND TRUSTEED) OR Owner

================================================================================
                                 AGENT'S SECTION

Will any existing insurance or annuity be replaced or changed (or has it been), assuming the Contract will be issued? |_| Yes |_| No

|_| I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by The Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.
--------------------------------------------------------------------------------

Print Agent's Name(s)  Initial of   Agent  Agent Agency    District     Agent's
(Service Agent first)  Last Name    Number   %    Code   Manager Code  Signature
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


For Agency Compliance File: Initials of Agency EQS_ Date_ District EQS_ Date_
--------------------------------------------------------------------------------
(FOR ASU USE)
ASU Code and App. No. __________________________________________________________
ASU Rec'd. _____________________________________________________________________
Date to Proc. Off. ________________________________________________ Campaign |_|
Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

--------------------------------------------------------------------------------
Application reviewed by ________________________________________________________
--------------------------------------------------------------------------------
180-1000B

                                                            [THE EQUITABLE LOGO]

                    Owner:

                Annuitant:

          Contract Number:

               Issue Date:

            Contract Date:

          Retirement Date:

--------------------------------------------------------------------------------

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES Processing Office: Individual Annuity Center, P O Box 2996,
                         New York, New York 10116-2996

AGREES

o TO ALLOCATE the Contributions made to this Contract after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04, as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o    TO PROVIDE you with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Employer at the time a right is exercised by the Employer.

TEN DAYS TO EXAMINE CONTRACT -- You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us on the Annuitant's behalf under this Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution was allocated to such Investment Division to the date we receive the returned Contract.


/s/Pauline Sherman                                /s/Edward D. Miller

Pauline Sherman                                   Edward D. Miller
Vice President, Secretary &                       President and
Associate General Counsel                         Chief Executive Officer

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.24 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISKS, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.


No. 92 EDCB

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.

--------------------------------------------------------------------------------
TABLE OF CONTENTS

DEFINITIONS                                                                 Page

Section       1.01 - Annuitant ................................................4
              1.02 - Annuity ..................................................4
              1.03 - Annuity Account Value ....................................4
              1.04 - Annuity Benefit ..........................................4
              1.05 - Cash Value ...............................................4
              1.06 - Class of Contracts........................................5
              1.07 - Code .....................................................5
              1.08 - Contract..................................................5
              1.09 - Contract Date ............................................5
              1.10 - Contract Year ............................................5
              1.11 - Contribution .............................................5
              1.12 - Divisions.................................................5
              1.13 - Eligible Annuity Certain..................................5
              1.14 - Employer..................................................5
              1.15 - Guaranteed Interest Rate..................................5
              1.16 - Joint and Survivor Life Annuity Form......................5
              1.17 - Life Annuity Form.........................................5
              1.18 - Normal Form...............................................5
              1.19 - Period Certain Annuity ...................................5
              1.20 - Plan......................................................5
              1.21 - Processing Office.........................................6
              1.22 - Retirement Date ..........................................6
              1.23 - Separate Account .........................................6
              1.24 - Separate Account Definitions..............................7
              1.25 - Substituted Beneficiary ..................................7
              1.26 - Transaction Date .........................................7
              1.27 - Trust ....................................................7

ANNUITY ACCOUNT VALUE

Section       2.01 - Contributions ............................................8
              2.02 - Separate Account Investment Divisions.....................8
              2.03 - Guaranteed Interest Division .............................8
              2.04 - Allocation to Divisions ..................................8
              2.05 - Transfers Among Divisions ................................9
              2.06 - Termination of this Contract .............................9
              2.07 - Partial Withdrawals ......................................9
              2.08 - Charges for Partial Withdrawals ..........................9
              2.09 - Free Corridor Amount ....................................10
              2.10 - Annual Administrative Charge ............................10
              2.11 - Death Benefit............................................10

ANNUITY BENEFITS

Section       3.01 - Fixed Annuity Benefit ...................................10
              3.02 - Variable Annuity Benefit.................................11
              3.03 - Election and Commencement of Annuity Benefits............11
              3.04 - Amount of Annuity Benefits...............................11
              3.05 - Payment of Annuity Benefits .............................12

GENERAL PROVISIONS

Section       4.01 - Contract.................................................14
              4.02 - Statutory Compliance ....................................14
              4.03 - Nonforfeitability, Nontransferability and Assignments....14
              4.04 - Beneficiary .............................................15
              4.05 - Disqualification of Plan or Contract.....................15
              4.06 - Future Contributions ....................................15
              4.07 - Deferment ...............................................15
              4.08 - Annual Notice............................................15
              4.09 - Age......................................................15
              4.10 - Ownership Right of Employer..............................15


No. 92 EDCB                                                               Page 2

PART I -- DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means an individual who participates in a Plan or, if the Plan permits, a beneficiary under the Plan, as shown on Page 3 of this Contract, and on whose behalf this Contract is purchased and is maintained.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.16, 1.17, 1.18, 1.19, 3.01, and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may elect to have the Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where:

(a)  equals

     6% during Contract Years 1 through 5
     5% during Contract Years 6 through 8
     4% during Contract Year 9
     3% during Contract Year 10
     2% during Contract Year 11
     1% during Contract Year 12
     0% thereafter

     of the excess of (i) the sum of the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09.

(b) is the excess, if any, of (i) 8% of the total Contributions made on the Annuitant's behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to Section 2.08.

However, notwithstanding the above, if the Annuitant is age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) the later of the completion of at least five Contract Years and the Annuitant's attainment of age 59 years and 6 months, or

(ii)    the completion of at least twelve Contract Years, or

(iii) a request is made for a refund of a Contribution in excess of the amount that may be contributed under Section 457 of the Code within one month of the date on which the Contribution is made, or

(iv) the Annuitant's attainment of age 55, his completion of at least five Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.13, or

(v) the Annuitant's completion of at least three Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.19, where the certain period of such annuity is at least ten years, or

(vi) the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a life annuity distribution, pursuant to the terms of this Contract, or

(vii)   the Annuitant dies and a death benefit is payable to the beneficiary.


No. 92 EDCB                                                               Page 4

The above statements notwithstanding, we reserve the right to modify or waive any early withdrawal charges in order to comply with any applicable state or local legal or regulatory requirements. Any such modification or waiver will apply equally to all Annuitants under a Plan subject to such a state or local legal or regulatory requirement.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us pursuant to the terms of the Plan to this Contract. We are under no obligation to accept any Contribution less than $20.00.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this
Contract:

(i)     the Guaranteed Interest Division, and

(ii)    the Investment Divisions of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means a Period Certain Annuity issued by us which extends beyond the Annuitant's attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.14 EMPLOYER. The term "Employer" means one of the following types of entity which is eligible to adopt, has adopted, and maintains a Plan: (i) a State, a political subdivision of a State, or an agency or instrumentality of a State or political subdivision of a State, or (ii) any other organization exempt from tax under the Code which has adopted and maintains a Plan for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended. The Employer is the Owner of and beneficiary under this Contract.

SECTION 1.15 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrued on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.16 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.17 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.18 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means (i) if the Annuitant has a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (with 100% of the monthly payment amount continued to the spouse), and (ii) if the Annuitant does not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of the payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PLAN. The term "Plan" refers to an "Eligible Deferred Compensation Plan" meeting the requirements of Section 457(b) of the Code and applicable Treasury Regulations which is established and maintained by an Employer for the benefit of individuals performing services for the Employer and their beneficiaries.


No. 92 EDCB                                                               Page 5

SECTION 1.21 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P O Box 2996, New York, New York 10116-2996, or such other location as we shall designate by advance written notice to the Employer or the Plan's Trustee, as applicable.

SECTION 1.22 RETIREMENT DATE. The term "Retirement Date" means the date on which the Annuitant attains the retirement age as shown on Page 3 of this Contract. Before the Retirement Date the Employer may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the Retirement Date provided under the Plan nor shall it be later than the date the Annuitant attains age 70 years and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at the Processing Office.

SECTION 1.23 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A which is organized as a unit investment trust, a type of investment company. We established the Separate Account and it is maintained in accordance with the laws of New York State; Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities or variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in such Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii)   restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a class of contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw from any Investment Division and to allocate to another Investment Division assets determined by us to be associated with the class of contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.


No. 92 EDCB                                                               Page 6

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money
Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.24 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after taking into account any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily Separate Account charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where Contributions made on the Annuitant's behalf are invested and which is used in determining the amount in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Investment Division for such Valuation Period.

ANNUITY UNIT: The "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: An "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation' Periods ending in such month.

SECTION 1.25 SUBSTITUTED BENEFICIARY. The term "Substituted Beneficiary" refers to the beneficiary designated under the Plan by the Annuitant to receive death benefits payable under the Plan, where the Employer has elected, pursuant to
Section 4.04 to designate such person to receive the death benefit payable under
Section 2.11.

SECTION 1.26 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone, as described in Section 2.05, the Transaction Date is the business day the telephone transaction is received.

SECTION 1.27 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.


No. 92 EDCB                                                               Page 7

--------------------------------------------------------------------------------
PART II -- ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. You are to make Contributions from time to time on such dates and in such amounts as you determine pursuant to the terms of the Plan; Contributions will be allocated to the Divisions in accordance with the instructions received on the application, unless later changed.

Each Contribution received by us on the Annuitant's behalf will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

If the Plan permits, we will accept transfers made from another eligible deferred compensation plans meeting the requirements of Section 457 of the Code or other funds invested under the Employer's Plan.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to, or withdrawn or transferred from, an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07 or 2.08 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of the Annuitant's death or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Sections 2.07, 2.08 or 2.10 or transferred from the Guaranteed Interest Division pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of the Annuitant's death or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction for any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date. If your Plan permits, and you provide us with advance written instructions to do so, we will accept allocation instructions directly from the Annuitant.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract pursuant to Section 2.06 and (vi) upon the Annuitant's death pursuant to Section 2.11.


No. 92 EDCB                                                               Page 8

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; and (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. If the Plan permits and you provide us with advance written instructions to do so, we will accept transfer instructions directly from the Annuitant. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Divisions, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, you may elect by written notice to terminate this Contract. We will determine the Cash Value of this Contract as of the Transaction Date.

If this Contract is terminated, surrendered or exchanged prior to the Annuitant's Retirement Date, any applicable tax charges we have paid may be deducted. If we previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to this Contract.

Cash Value  payments may be deferred by us in accordance  with the provisions of
Section 4.07.

Subject to the terms of the Plan, we reserve the right to pay the Annuity Account Value under this Contract and terminate this Contract if (i) you make no Contributions during the last three completed Contract Years, or (ii) you make a partial withdrawal that would result in the Annuitant's Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days from the Contract Date shown on Page 3 of this Contract.

We will pay the Cash Value or Annuity Account Value, as applicable, directly to you unless you give us written notice at the time of termination that you request us to make payment to the Annuitant or another person, and that such payment is permissible under the Plan.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions under this Contract and the Annuity Account Value with respect to this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any restrictions under the terms of the Plan, you may elect by written notice to us to make a partial withdrawal from the Divisions.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

We will pay the Cash Value or Annuity Account Value, as applicable, directly to you unless you give us written notice at the time of the withdrawal that you request us to make payment to the Annuitant or another person, and that such payment is permissible under the Plan.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE FOR PARTIAL WITHDRAWALS: There will be no charge for a partial withdrawal if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:


No. 92 EDCB                                                               Page 9

(a)  is an  amount  equal to
     6% during Contract Years 1 through 5
     5% during Contract Years 6 through 8
     4% during Contract Year 9
     3% during Contract Year 10
     2% during Contract Year 11
     1% during Contract Year 12
     0% thereafter

     of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on the Annuitant's behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

If withdrawals are made from this Contract prior to the Annuitant's Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to this Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means if the Annuitant has completed three Contract Years or attained age 59 years and 6 months an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Contract Year. If the Annuitant has not completed three Contract Years or attained age 59 years and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $25,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts you have in the Divisions.

If the Annuity Account Value is $25,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

If the Annuity Account Value is less than $25,000 on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03 or (b) the date of termination of this Contract pursuant to Sections 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of the Annuitant's death, we will pay to you as beneficiary in a single sum the amount of the death benefit. You may change the beneficiary or the payment method of the death benefit as permitted by the Plan, pursuant to Section 4.04. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all
Contributions made by you pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the cash value of another annuity contract issued by us or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternate amount based on premiums paid or contributions made under the annuity contract, is transferred to this Contract, such cash value or alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value under this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

--------------------------------------------------------------------------------
PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.


No. 92 EDCB                                                              Page 10

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.24 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.23, not to exceed the maximum rate of 1.75% after any deductions to provide for tax charges. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided with respect to the payee pursuant to the fifth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity payment is determined.)

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of the Annuitant's Retirement Date, provided the Annuitant is then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect, subject to the terms of the Plan and the provisions of the Code, (i) to have the Cash Value paid in a single sum, (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us or one of our affiliated or subsidiary life insurance companies, as elected by you or (iii) to take partial withdrawals in amounts and at times as required by the distribution rules of Section 457(d) and 401(a)(9) of the Code and applicable Treasury Regulations, pursuant to Section 3.05, and subject to our rules then in effect.

Notice and election forms will be provided to you not more than six months prior to the Retirement Date. (On your prior written request we will also provide notice and election forms directly to the Annuitant).

If you elect prior to the Annuitant's Retirement Date to terminate this Contract pursuant to Section 2.06, you may elect to have an Annuity Benefit paid in lieu of the Cash Value.

If your Plan permits and you provide us written instructions to do so in advance of payment, we will make payment of the Cash Value, Annuity Benefits or partial withdrawals directly to the Annuitant, Substituted Beneficiary or other payee designated by you.

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect pursuant to the first or third paragraph of Section 3.03 to have paid an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies, or (ii) the Cash Value if the annuity form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by a charge for any applicable taxes on annuity considerations, as we determine. If we have previously deducted charges for applicable taxes from Contributions as provided in Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to this Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, this Contract will be governed by our supplementary contract then in effect.


No. 92 EDCB                                                              Page 11

If an amount is applied to provide an Annuity Benefit, the amount to be applied will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, is based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on a 50-50 split of males and females at age zero and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 1.23.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero and an Assumed Base Rate of Net Investment Income Return of 5% or 3.5%, whichever applies pursuant to Section 1.23, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Pursuant to Sections 457(d) and 401(a)(9) of the Code, and subject to the terms of the Plan, the entire interest of the Annuitant will be distributed or begin to be distributed, no later than the first day of April following the calendar year in which the Annuitant attains 70 years and 6 months ("Required Beginning Date"). The entire interest may be distributed, as elected pursuant to the Plan and this Contract, over (a) the life of the Annuitant, or the lives of the Annuitant and a designated beneficiary, or (b) a period certain not extending beyond the Annuitant's life expectancy, or the joint and last survivor life expectancy of the Annuitant and a designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the Proposed Treasury Regulations, or any successor Regulation thereto. All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless otherwise elected prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 years and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If the Annuitant dies after distribution of the interest described in the first paragraph of this Section has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

If the Annuitant dies before distribution of the interest described in the first paragraph of this Section begins, distribution of the entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, except to the extent that an election is made to receive death benefit distributions in accordance with (1) or (2) below:

(1) If the Annuitant's interest is payable to a designated beneficiary, then the entire interest may be distributed over a period certain not greater than the life expectancy of the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of the Annuitant's death. If the designated beneficiary is not the Annuitant's surviving spouse, a period certain Annuity Benefit cannot exceed 15 years, (even if life expectancy is greater than 15 years).

(2) If the designated beneficiary is the Annuitant's surviving spouse, the date distributions that are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of the Annuitant's death or (B) December 31 of the calendar year in which the Annuitant would have attained age 70 years and 6 months.


No. 92 EDCB                                                              Page 12

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after the Annuitant's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because the Required Beginning Date was reached, or, if prior to the Required Beginning Date, distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, the benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against, and underpayments will be added to, any payments thereafter falling due under this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to a payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon the election of an annuity form providing payments for a period certain, you (or the Annuitant, if you have advised us in writing that it is permitted under the terms of the Plan) may designate (with the right to change such designation) a payee to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

Subject to the terms of the Plan, the payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.


No. 92 EDCB                                                              Page 13

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                      FIXED ANNUITY BENEFIT PAYABLE ON THE
                      JOINT AND SURVIVOR LIFE ANNUITY FORM
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

------------------------------------------------------------------------------------------------------------------------------------
   Age         60         61        62         63         64        65         66         67         68        69         70
------------------------------------------------------------------------------------------------------------------------------------
60          4.52       4.56      4.60       4.64       4.68      4.71       4.75       4.79       4.82      4.85       4.88
61                     4.60      4.65       4.69       4.73      4.77       4.81       4.85       4.89      4.92       4.96
62                               4.69       4.74       4.78      4.83       4.87       4.92       4.96      5.00       5.03
63                                          4.79       4.84      4.89       4.93       4.98       5.03      5.07       5.11
64                                                     4.89      4.94       5.00       5.05       5.10      5.14       5.19

65                                                               5.00       5.06       5.11       5.17      5.22       5.27
66                                                                          5.12       5.18       5.24      5.29       5.35
67                                                                                     5.24       5.31      5.37       5.43
68                                                                                                5.37      5.44       5.51
69                                                                                                          5.52       5.59

70                                                                                                                     5.67
------------------------------------------------------------------------------------------------------------------------------------

                             ANNUITY BENEFIT PAYABLE
                            ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

--------------------------------------------------------------------------------
                                           VARIABLE ANNUITY BENEFIT
                                          IF ASSUMED BASE RATE OF NET
                                             INVESTMENT RETURN IS
         Age                        3.5%                              5%
--------------------------------------------------------------------------------
          60                        5.27                             6.16
          61                        5.39                             6.28
          62                        5.52                             6.41
          63                        5.66                             6.55
          64                        5.81                             6.70

          65                        5.97                             6.86
          66                        6.15                             7.03
          67                        6.33                             7.21
          68                        6.53                             7.41
          69                        6.74                             7.62

          70                        6.97                             7.85
--------------------------------------------------------------------------------

We will, with respect to each payment of a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

--------------------------------------------------------------------------------
PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between the Owner and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations, or in regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity utilized to fund a plan qualifying under Section 457 of the Code.

SECTION 4.03 NONFORFEITABILITY, NONTRANSFERABILITY AND ASSIGNMENTS. The entire interest under this Contract is nonforfeitable except by surrender to us.

Any interest under the terms of this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.

No amount payable under the terms of this Contract may be assigned or commuted, unless specifically provided for under the terms of this Contract, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.


No. 92 EDCB                                                              Page 14

SECTION 4.04 BENEFICIARY. You, as beneficiary, are entitled to receive any death benefit payable under this Contract pursuant to Section 2.11. Upon the Annuitant's death you may, by written request to our Processing Office, at any time up to and including provision of due proof of such death, change the beneficiary designation for the Section 2.11 death benefit from you to the Substitute Beneficiary.

Subject to the terms of the Plan, the Substitute Beneficiary may elect to receive the death benefit payable under Section 2.11 in the form of an Annuity Benefit rather than as a single sum. Any such election must meet the minimum distribution rules of Sections 457(d) and 401(a)(9) of the Code and applicable Treasury Regulations, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION OF PLAN OR CONTRACT. In the event that the Plan fails to qualify as an Eligible Deferred Compensation Plan under Section 457 of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us or one of our affiliated or subsidiary life insurance companies on the life of the Annuitant, or to terminate this Contract and pay to you the Annuity Account Value less a deduction for applicable taxes, solely at our option.

In the event that this  Contract  fails to qualify as an Annuity as described in
Section 1.02, we will have the right, upon receiving notice of such fact, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any income tax payable by you which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to you, we reserve the right to limit Contributions under this Contract if required by law.

SECTION 4.07 DEFERMENT. Applications of proceeds to a variable annuity, payment of a death benefit and payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payments in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of the Annuity Account Value in the Guaranteed Interest Division for up to six months while the Annuitant is living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year, we will furnish you with a notice showing the following:

(1)     the amount in the Guaranteed Interest Division,

(2) the total number of Accumulation Units in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)     the Accumulation Unit Value,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)     the Cash Value, and

(6)     the amount of death benefit payable with respect to the Annuitant.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify the Employer of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If the Annuitant's age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

SECTION 4.10 OWNERSHIP RIGHT OF EMPLOYER. Notwithstanding any other provision of the terms of this Contract, until amounts under this Contract are distributed or made available to the Annuitant or the Annuitant's beneficiary in accordance with the terms of this Contract and the terms of the Plan, this Contract remains solely the property of the Employer subject only to claims of the Employer's general creditors. This Section shall be construed and administered in accordance with Section 457(b)(6) of the Code and the regulations thereunder.


No. 92 EDCB                                                              Page 15

                                     ANNUITANT:   JOHN DOE
                               CONTRACT NUMBER:   92HR1A
                                    ISSUE DATE:   FEB 28, 1992
                                 CONTRACT DATE:   FEB 28, 1992
                               RETIREMENT DATE:   JAN 1, 2020


THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116


AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04, as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide you with an Annuity Benefit or a Cash Value benefit if you are then living, and

o  TO PROVIDE you with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Annuitant (Owner) at the time a right is exercised by the Annuitant (Owner).

TEN DAYS TO EXAMINE CONTRACT -- You may cancel this contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us on your behalf under this Contract



           SPECIMEN                                         SPECIMEN
     /s/Molly K. Heines                             /s/Richard H. Jenrette
                                                     Chairman of the Board
Vice President and Secretary                      and Chief Executive Officer


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT FACTOR REFERRED TO IN SECTION 1.24 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSE AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.


No. 92HR1A

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are parts of this Contract.


--------------------------------------------------------------------------------
TABLE OF CONTENTS

DEFINITIONS                                                        Page

Section     1.01 - Annuitant..........................................4
            1.02 - Annuity............................................4
            1.03 - Annuity Account Value..............................4
            1.04 - Annuity Benefit....................................4
            1.05 - Cash Value.........................................4
            1.06 - Class of Contracts.................................5
            1.07 - Code...............................................5
            1.08 - Contract...........................................5
            1.09 - Contract Date......................................5
            1.10 - Contract Year......................................5
            1.11 - Contribution.......................................5
            1.12 - Divisions..........................................5
            1.13 - Eligible Annuity Certain...........................5
            1.14 - Employer...........................................5
            1.15 - Guaranteed Interest Rate...........................5
            1.16 - Joint and Survivor Life Annuity Form...............5
            1.17 - Life Annuity Form..................................5
            1.18 - Normal Form........................................5
            1.19 - Period Certain Annuity.............................5
            1.20 - Plan...............................................5
            1.21 - Processing Office..................................6
            1.22 - Retirement Date....................................6
            1.23 - Separate Account...................................6
            1.24 - Separate Account Definitions.......................7
            1.25 - Transaction Date...................................7
            1.26 - Trust..............................................7

ANNUITY ACCOUNT VALUE

Section     2.01 - Contributions......................................8
            2.02 - Separate Account Investment Divisions..............8
            2.03 - Guaranteed Interest Division.......................8
            2.04 - Allocation to Divisions............................8
            2.05 - Transfers Among Divisions..........................8
            2.06 - Termination of this Contract.......................9
            2.07 - Partial Withdrawals................................9
            2.08 - Charges for Partial Withdrawals....................9
            2.09 - Free Corridor Amount..............................10
            2.10 - Annual Administrative Charge......................10
            2.11 - Death Benefit.....................................10

ANNUITY BENEFITS

Section     3.01 - Fixed Annuity Benefit.............................11
            3.02 - Variable Annuity Benefit..........................11
            3.03 - Election and Commencement of Annuity Benefits.....11
            3.04 - Amount of Annuity Benefits........................11
            3.05 - Payment of Annuity Benefits.......................12
            3.06 - Special Annuity and Spousal Consent Provisions....14

GENERAL PROVISIONS

Section     4.01 - Contract..........................................15
            4.02 - Statutory Compliance..............................15
            4.03 - Assignments and Nontransferability................15
            4.04 - Beneficiary.......................................15
            4.05 - Disqualification..................................16
            4.06 - Future Contributions..............................16
            4.07 - Deferment.........................................16
            4.08 - Annual Notice.....................................16
            4.09 - Age...............................................16


No. 92HR1A                                                                Page 2

                            OWNER:      JOHN DOE
                        ANNUITANT:      JOHN DOE
                  CONTRACT NUMBER:      00 000 000
                       ISSUE DATE:      FEB 28, 1992
                    CONTRACT DATE:      FEB 28, 1992
                  RETIREMENT DATE:      JAN 1, 2020
 INITIAL GUARANTEED INTEREST RATE:      7.50% TO MAR 31, 1992
 MINIMUM GUARANTEED INTEREST RATE:      6.00% TO DEC 31, 1992
                                        3.00% AFTER DEC 31, 1992
                      BENEFICIARY:      JANE DOE
                      FORM NUMBER:      92HR1A

--------------------------------------------------------------------------------
                           TABLE OF GUARANTEED VALUES

   ISSUE AGE 38 MALE                         $1,000 ANNUAL CONTRIBUTION

    NUMBER OF YEARS                 GUARANTEED        GUARANTEED PAID-UP MONTHLY
SINCE FIRST CONTRIBUTION            CASH VALUE             ANNUITY AT AGE 65
-----------------------             ----------             -----------------
           1                             977                     6.63
           2                           1,946                    16.20
           3                           2,944                    26.67
           4                           3,998                    36.84
           5                           5,064                    46.70
           6                           6,220                    56.28
           7                           7,362                    65.59
           8                           8,538                    74.62
           9                           9,841                    83.38
          10                          11,204                    91.90
          11                          12,629                   100.16
          12                          14,118                   108.18
          13                          15,673                   115.97
          14                          17,144                   123.54
          15                          18,658                   131.18
          16                          20,218                   138.64
          17                          21,824                   145.90
          18                          23,479                   152.80
          19                          25,213                   159.70
          20                          27,000                   166.03
          24 (Age 62)                 34,697                   189.57
          27 (Age 65)                 41,098                   205.49

THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.10) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE ANNUITY ACCOUNT VALUE (SEE SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS AND EARNINGS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.

YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.

THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WILL BE SUBJECT TO A CHARGE (SEE SECTION 3.04).

*ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR) WITH JOINT ANNUITANT THE SAME AGE AS THE ANNUITANT.


No. 92HR1A                                                              Page 3

--------------------------------------------------------------------------------
PART I -- DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means the Owner of this Contract, as shown on Page 3 of this Contract, and on whose behalf this Contract is purchased and is maintained and who exercises all rights under the terms of this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract.

Various sections of this Contract (Sections 1.16, 1.17, 1.18, 3.01 and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less an applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where:

(a)     equals

        6% during Contract Years 1 through 5
        5% during Contract Years 6 through 8
        4% during Contract Year 9
        3% during Contract Year 10
        2% during Contract Year 11
        1% during Contract Year 12
        0% thereafter

        of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the Current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 years or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

However, a withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value, upon any of the following occurrences:

(i) your attainment of age 59 years and 6 months and your completion of at least five Contract Years, or

(ii)    your completion of at least twelve Contract Years, or

(iii) your attainment of age 55 years, your completion of at least five Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.13, or

(iv) your completion of at least three Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.19, where the certain period of such annuity is at least ten years, or

(v) the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a life annuity distribution option, pursuant to the terms of this Contract, or

(vi)    you die and the withdrawal is made by the beneficiary.


No. 92HR1A                                                                Page 4

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us for you with respect to an Annuity purchased for you under Plan. We are under no obligation to accept any Contribution less than $20.00.

SECTION 1.12 DIVISIONS. The term "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this
Contract:

(i)     the Guaranteed Interest Division, and

(ii)    the Investment Divisions of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us which extends beyond your attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.14 EMPLOYER. The term "Employer" means the sole proprietor or the partnership adopting the Plan, or any successor unincorporated trade or business that assumes in writing the obligations of the Plan.

SECTION 1.15 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes determination of the rate to apply thereafter.

SECTION 1.16 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.17 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.18 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means (i) if you have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (with 100% of the monthly payment amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PLAN. The term "Plan" means the Standardized  Non-Trusteed  Defined
Contribution   Plan  for   Unincorporated   Employers,   a  prototype  plan  for
self-employed individuals and their employees which is sponsored by us.


No. 92HR1A                                                                Page 5

SECTION 1.21 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P.O. Box 2996, G.P.O., New York, New York 10116, or such other location as we shall designate by advance written notice to the Employer or the trustee, as applicable, and to you.

SECTION 1.22 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain the retirement age as sown on Page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th or 31st day of any month). No Retirement Date shall be earlier than the date you attain age 59 years and 6 months nor shall it be later than the date you attain age 70 years and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.23 SEPARATE ACCOUNT. The term "Separate Account" means our Separate Account A which is organized as a unit investment trust, a type of investment company. We have established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in such Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii)   restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw from any Investment Division and to allocate to another Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.


No. 92HR1A                                                                Page 6

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money
Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.24 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily Separate Account charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Investment Division for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.25 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term Transaction Date means the business day the telephone transaction is received.

SECTION 1.26 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.


No. 92HR1A                                                                Page 7

--------------------------------------------------------------------------------
PART II -- ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or Agreement. Contributions will be allocated to the Divisions in accordance with the instructions received on the application, unless later changed.

Each Contribution received by us with respect to you will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Pursuant to the terms of the Plan, we will accept rollover contributions and transfers made on your behalf from a plan qualified under Section 401(a) of the Code or from a conduit individual retirement arrangement as described in Section 408 of the Code.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to, or withdrawn or transferred from, an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Section 2.07 or 2.10 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date, and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under the terms of this Contract terminates on the earliest of (i) Election and the Commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, or
(iii) Termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.10 or 2.11 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest (i) Election and Commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, or
(iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.11.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be


No. 92HR1A                                                                Page 8
transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. (Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone.) All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Divisions, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, including the spousal consent rules set forth in Section 3.06, you may elect, by written notice, to terminate this Contract. We will determine the Cash Value under this Contract as of the Transaction Date.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in a applicable law has occurred with respect to your Contract.

The payment of such Cash Value may be deferred by us in accordance with the provisions of Section 4.07. If no tax has been previously deducted or if such a tax is due at termination, we will deduct the amount due.

Subject  to the  terms of the Plan,  we  reserve  the  right to pay the  Annuity
Account Value under this Contract and terminate this Contract if (i) no Contributions are made on your behalf during the last three completed Contract Years, and the Annuity Account Value is less than $500 or (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days from the Contract Date shown on Page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, you may elect, by written notice to us, to make a partial withdrawal from the Divisions. Partial withdrawals are subject to spousal consent rules set forth in Section 3.06.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the person entitled to receive such payment as designated in writing by you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be drawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)     is an amount equal to

        6% during Contract Years 1 through 5
        5% during Contract Years 6 through 8
        4% during Contract Year 9
        3% during Contract Year 10
        2% during Contract Year 11
        1% during Contract Year 12
        0% thereafter


No. 92HR1A                                                                Page 9
        of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means if you have completed three Contract Years or attained age 59 years and 6 months, an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Contract Year. If you have not completed three Contract Years or attained age 59 years and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $10,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

If the Annuity Account Value is less than $10,000 on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03 or (b) the date of termination of this Contract pursuant to Section 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the full Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $10,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of your death we will pay (subject to the terms of the Plan, in the spousal survivor benefit rules set forth in Section 3.06) to the beneficiary designated to receive such payment, pursuant to Section 4.04 of this Contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) your minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce your minimum death benefit (as adjusted by any previous withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the cash value of another annuity contract issued by us or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternate amount based on premiums paid or contributions made under the annuity contract, is transferred to this Contract, such cash value or alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit, subject to the minimum distribution requirement of the Code as described in Section 3.06 and our rules then in effect.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.


No. 92HR1A                                                               Page 10

--------------------------------------------------------------------------------
PART III -- ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of Net Investment Return referred to in Section 1.24 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.23, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounts, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided pursuant to the fourth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity Payment is determined.)

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value in a single sum or (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of
Section 3.04, to provide an Annuity Benefit on any other annuity form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to take partial withdrawals pursuant to Section 2.07 in the amounts and at times as required by the minimum distribution rules of Section 401(a)(9) of the Code and applicable Treasury Regulations, pursuant to Sections
2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies. An election to receive Annuity Benefits in accordance with this Section is subject to the spousal consent and spousal survivor rules set forth in Section 3.06 of this Contract.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or
(ii) the Cash Value if the payments under the annuity form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charges from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.


No. 92HR1A                                                               Page 11

The amount to be applied to provide an Annuity Benefit will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form are based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 1.24.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females if such annuity from provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Income Return of 5% or 3.5%, whichever applies pursuant to Section 1.24, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed in accordance with Section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder, no later than the first day of April following the calendar year in which you attain age 70 years and 6 months ("Required Beginning Date") or such later date as specified in such section or regulations. Your entire interest may be distributed, as you elect over (a) the life, or the lives of you and or your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 years and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest in this Contract begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with (1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.


No. 92HR1A                                                               Page 12

(2) If the designated beneficiary is your surviving spouse, the date distributions that are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 years and 6 months.

     For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payment thereafter falling due under the terms of this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to a payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one or two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a payee to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.


No. 92HR1A                                                               Page 13

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

--------------------------------------------------------------------------------

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

    FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

---------------------------------------------------------------------------------------------------------------------------------

   Age         60         61        62         63         64        65         66         67         68        69         70
---------------------------------------------------------------------------------------------------------------------------------

    60        4.52       4.56      4.60       4.64       4.68      4.71       4.75       4.79       4.82      4.85       4.88
    61                   4.60      4.65       4.69       4.73      4.77       4.81       4.85       4.89      4.92       4.96
    62                             4.69       4.74       4.78      4.83       4.87       4.92       4.96      5.00       5.03
    63                                        4.79       4.84      4.89       4.93       4.98       5.03      5.07       5.11
    64                                                   4.89      4.94       5.00       5.05       5.10      5.14       5.19

    65                                                             5.00       5.06       5.11       5.17      5.22       5.27
    66                                                                        5.12       5.18       5.24      5.29       5.35
    67                                                                                   5.24       5.31      5.37       5.43
    68                                                                                              5.37      5.44       5.51
    69                                                                                                        5.52       5.59

    70                                                                                                                   5.67
---------------------------------------------------------------------------------------------------------------------------------


                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

       ------------------------------------------------------------
                         VARIABLE ANNUITY BENEFIT
                     PAYABLE ON THE LIFE ANNUITY FORM
                       IF ASSUMED BASE RATE OF NET
                           INVESTMENT RETURN IS
         Age                    3.5%                    5.0%
       ------------------------------------------------------------

         60                     5.27                    6.16
         61                     5.39                    6.28
         62                     5.52                    6.41
         63                     5.66                    6.55
         64                     5.81                    6.70

         65                     5.97                    6.86
         66                     6.15                    7.03
         67                     6.33                    7.21
         68                     6.53                    7.41
         69                     6.74                    7.62

         70                     6.97                    7.85
       -----------------------------------------------------------


We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. If you are married, your interest in this Contract shall be paid in the Normal Form joint and survivor annuity, and if you are unmarried, your interest shall be paid in the Normal Form life annuity, unless you elect otherwise as described in this Section. If you are married and die before payment of your interest has commenced, your interest shall be paid to your surviving spouse in the form of a life annuity, unless at the time of your death there was a contrary election made pursuant to this Section. The foregoing notwithstanding, your surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract.

You may elect, at any time within the 90 consecutive day period before the first day of the first period for which your interest is paid as an annuity or in any other form, not to have your interest paid in the Normal Form in which case it shall be paid in any other form elected under the terms of this Contract. If such interest is to be paid to your spouse upon your death, you may elect, during the period beginning on the first day of the plan year of the Plan in which you attain age 35 years (or if you separate from Service prior to that plan year, beginning on the date of separation) and ending with your death, for a beneficiary other than your spouse to receive payment of the value of your interest. In addition, if you will not yet attain age 35 years by the end of any current plan year, you may make a special qualified election to designate a beneficiary other than your spouse to receive payment of the value of your interest. Such special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the plan year in which you will attain age 35. Amounts payable in accordance with this Section will be automatically reinstated as of the first day of the plan year in which you attain age 35 unless a new election designating a beneficiary other than the spouse is made in accordance with the requirements of this Section.


No. 92HR1A                                                               Page 14

Any election described in the foregoing paragraph must be consented to by your spouse in writing before a notary or a representative of the Plan unless you can prove that there is no spouse or that the spouse cannot be located. Also, if you have become legally separated from your spouse or have been abandoned (within the meaning of local law) and have a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Your election must designate a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) that may not be changed without further consent of the spouse, unless the spouse's consent expressly permits designation by you without further consent of the spouse. The spouse's consent under this Section shall acknowledge the effect of the election. In addition, the spouse's consent (or the establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. Your waiver of the Normal Form joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by you without any further spousal consent). A consent that permits designations by you without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. If you make an election under this Section, you may revoke that election, without spousal consent, at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

The provision requiring spousal consent in this Section shall also apply with regard to your election to terminate this Contract or make partial withdrawals pursuant to Sections 2.06 and 2.07, with respect to death benefits under Section
2.11 with respect to the Election and Commencement of Annuity Benefits pursuant to Section 3.03, and with respect to a beneficiary designation set forth in
Section 4.04.

If the Annuity Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, we may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Life Annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section, we will be released from any and all liability for payment with respect to the Contributions made for you.

--------------------------------------------------------------------------------

PART IV -- GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the terms of this Contract to reflect changes in the Code, applicable Treasury Regulations, or regulations or published rulings of the Internal Revenue Service so this Contract will continue to be an Annuity used to fund a plan qualified under Section 401(a) of the Code.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. No interest of yours or of a beneficiary under this Contract may be transferred to any person other than us upon the surrender of this Contract. Except as permitted under Section 401(a)(13) of the Code, no right or interest of you or any other payee or beneficiary in this Contract shall be (a) assignable; (b) subject to any lien; or (c) liable for, or subject to, any obligation or liability of any person. The preceding sentence shall not apply to an assignment, transfer or attachment pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code.

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.11. Subject to the spousal consent and survivor rules of Section 3.06, you may change such designation from time to time during your lifetime and while this Contract is in force. Any such designation or change will be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the date of receipt, but without further liability as to any payment or other settlement made by us before receipt of such change.

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive they will share equally.


No. 92HR1A                                                               Page 15

Any part of a death benefit payable pursuant to Section 2.11 for which there is no designated beneficiary living at your death will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity previously elected by you, with respect to the beneficiary, subject to our rules then in effect. If at your death there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05. The foregoing notwithstanding, any designation of beneficiary is subject to the Spousal Consent rules set forth in Section 3.06.

SECTION 4.05 DISQUALIFICATION. In the event that this Contract fails to qualify as an Annuity as described in Section 1.02, we will have the right, upon receiving notice of such fact before the Retirement Date, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any Federal income tax payable which would not have been payable if you had an Annuity.

In the event that the Plan fails to qualify as a Plan under Section 401(a) of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us, an affiliate or subsidiary, on your life, or to terminate this Contract and pay to you the Annuity Account Value less deduction for applicable taxes, solely at our option.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to the Employer, we reserve the right at our sole discretion to limit contributions to this Contract.

SECTION 4.07 DEFERMENT. Applications of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities Exchange Commission, by order, permits us to defer payments in order to protect persons with interests in the Investment Divisions. We can defer payments of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year, we will furnish you with a notice showing the following:

(1)  the amount you have in the Guaranteed Interest Division,

(2) the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)  the Accumulation Unit Values,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)  the Cash Value, and

(6)  the amount of your death benefit.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

No. 92HR1A                                                               Page 16

--------------------------------------------------------------------------------
   APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          PROCESSING OFFICE: INDIVIDUAL ANNUITY CENTER, P.O. BOX 2996,
                         NEW YORK, NEW YORK 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY
--------------------------------------------------------------------------------
TYPE OF PURCHASE (Complete One Plan Only)
A.  |_| TSA PUBLIC SCHOOL (GV-PS-I)
B.  |_| TSA 501(C)(3) ORGANIZATION (GV-501-I)
C.  |_| TSA University (GV-PS-U-I)
D.  |_| IRA Individual (Including IRA to IRA transfers) (GV-IRA 4971)
E.  |_| IRA Unit Billed (Including IRA to IRA transfers) (GV-IRA 4971)
F.  |_| IRA QUALIFIED PLAN ROLLOVER-- (QP IRA) (Distribution from a Qualified
        Plan) (GV-IRA 4971-71)
G.  |_| EDC (Public Employee Deferred Compensation) (GV-EDC 4991)
H.  |_| EDC (Tax Exempt Organization) (GV-EDC 4991-SU-080)
I.  |_| SEP (Simplified Employee Pension) (GV-SEP 4981)
J.  |_| SARSEP (Salary Reduction SEP) _________________________________________
K.  |_| CORPORATE TRUSTEED (GV-CORP 4941-41)
L.  |_| KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
         (trustee owned)
M.  |X| KEOGH/HR-10 (GV-HR-10 4911)
          (not trustee owned) (issued to existing units only)
--------------------------------------------------------------------------------
            DO NOT COMPLETE THIS SECTION IF 1.D OR 1.F CHECKED ABOVE

2.  EMPLOYER/PLAN NAME
    |A|B|C|_|C|O|M|P|A|N|Y|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

3.  |_| EXISTING UNIT NO. |_|_|_|_|_|_|-|_|_|_|
    |x| NEW UNIT  |0|0|0|1|2|3|-|4|5|6|

    (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP, OR TRUSTEED PLANS. FORM 983-135B IS REQUIRED)
--------------------------------------------------------------------------------

4.  PROPOSED ANNUITANT Print name to appear on Contract.

    |J|O|H|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|D|O|E|_|_|_|_|_|
         FIRST          MIDDLE INITIAL            LAST

    A.  |X| MR.  |_| MRS. |_| MS. |_| OTHER ____

    B.  Date of Birth:  Year  1954   Month  JANUARY  Day  27
                              ----          -------       --

    C.  Age at Nearest Birthday: 38               D. |X|  Male  |_|  Female
                                ----

    E.  Annuitant's Mailing Address:              F. State of Residence: N.J.
                                                                         ----
    No., St. |1|7|_|E|L|M|_|S|T|R|E|E|T|_|_|_|_|_|_|_|_|_|_|_|_|
       City  |A|N|Y|T|O|W|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
               State   |U|S|  Zip Code |0|2|0|0|0|-|0|0|0|1|

    G.  Telephone Number (101) 222 - 3456  |X| Home |_| Work
    H.  Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

    I.  Are you associated with or employed by a member of National
        Association of Securities Dealers, Inc.(NASD)?        |_| Yes |X| No

5. OWNER (Print  Name) -- If  Trusteed or EDC Plan Print Name of Owner,  for all
                           other Markets Print Name of Annuitant.
    JOHN DOE
   -----------------------------------------------------------------------------

   a. Title ____________________________________________________________________

6. RETIREMENT AGE  65
                 ---------------------------------------------------------------

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) (BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS.)

   JANE DOE - WIFE
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

8. CONTRIBUTION ALLOCATION

   Guaranteed Interest Division                20%
                                             -----

   Stock Division                              20%
                                             -----

   Money Market Division                       20%
                                             -----

   Balanced Division                           20%
                                             -----

   Aggressive Stock Division                   20%
                                             -----

   (PERCENTAGES IN WHOLE NUMBERS) Total       100%

9. CONTRIBUTIONS (NOT REQUIRED FOR 1.F)
   A. Reminder Notice (Billing) Required    |_| Yes |X| No
      IF YES, COMPLETE B-C-D-E

   B. REMINDER DATE Required for Individual IRA or otherwise must agree with existing unit or attached 983-135B. MONTH _________ DAY __________

   C. REMINDER FREQUENCY

      |_| Annual        |_| Semi-Annual
      |_| Quarterly     |_| Monthly

      Available for TSA, EDC, SARSEP AND CORPORATE TRUSTEED AND UNIT BILLED IRA
      ONLY:

      |_| Semi-Monthly          |_| Bi-Weekly

   D. REMINDER AMOUNT $_________________________________

   E. BILLING MONTHS TO BE EXCLUDED - TSA ONLY

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

10.EXPECTED FIRST CONTRACT YEAR

   Contribution. $1000
                ----------------------------------------------------------------
   IF AN ADVANCED BILLING AND/OR CONTRACT DATE ARE REQUESTED, COMPLETE #9B
   AND #12.
--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ___________________________  Reminder Date ___________________________
Cert. or App# _______________________  Amendment Required_______________________
EDC Emp. Add. _______________________  Emp. Fed. ID# ___________________________
Frequency ___________________________  Contract Date ___________________________
--------------------------------------------------------------------------------
Receipt Date               Batch #          Inquiry #              Processor
--------------------------------------------------------------------------------
180-1000

--------------------------------------------------------------------------------
10. Did you receive the Separate Account Prospectus?     |X| Yes  |_| No
    Date shown on Prospectus  January 1, 1992
                            ----------------------------------------------------
    Date of any supplement to Prospectus _______________________________________

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.
    (a) Name of Employer: ABC Company
                          ------------------------------------------------------
    (b) Address of Employer:
             10 Main Street
     ---------------------------------------------------------------------------
             Anytown, NJ
     ---------------------------------------------------------------------------

    (c) Occupation    Sales
                   -------------------------------------------------------------
    (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
                                                         | | Yes |X| No
    (e) Estimated  Family  Annual Income  $100,000
                                        ----------------------------------------
    (f) Estimated Net Worth $250,000
                           -----------------------------------------------------
    (g) Investment Objective:  |_| Income       |X| Income & Growth
        |_| Aggressive Growth  |_| Growth       |_| Safety of Principal

12. SPECIAL INSTRUCTIONS

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

13. Amount paid with this form: $1000

    (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the certificate is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    AGREEMENT

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.
--------------------------------------------------------------------------------

   LAWS IN YOUR STATE MAY MAKE IT A CRIME TO FILL OUT AN INSURANCE OR ANNUITY APPLICATION WITH INFORMATION YOU KNOW IS FALSE OR TO LEAVE OUT MATERIAL FACTS.

--------------------------------------------------------------------------------

X__________________________________ Date_______ City __________ State __________
          Signature of Annuitant

X__________________________________ Date_______ City __________ State __________
          Signature of Authorized  Individual  (REQUIRED FOR EDC AND
          TRUSTEED) OR OWNER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 AGENT'S SECTION

Will any existing  insurance or annuity be replaced or changed (or has it been),
assuming the Contract will be issued?                       | | Yes | | No

|_| I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.
--------------------------------------------------------------------------------

Print Agent's Name(s)  Initial of  Agent  Agent  Agency    District      Agent's
(Service Agent first)  Last Name   Number   %     Code   Manager Code  Signature

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR AGENCY COMPLIANCE FILE: INITIALS OF AGENCY EQS___  Date ___ District EQS ___
                            Date ____
--------------------------------------------------------------------------------
(FOR ASU USE)
ASU Code and App. No. __________________________________________________________
ASU Rec'd. _____________________________________________________________________
Date to Proc. Off. ________________________________________________ Campaign |_|
Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

--------------------------------------------------------------------------------
Application reviewed by ________________________________________________________
--------------------------------------------------------------------------------
180-1000

           Owner:                                           [THE EQUITABLE LOGO]

       Annuitant:

 Contract Number:

      Issue Date:

   Contract Date:

 Retirement Date:


--------------------------------------------------------------------------------

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
      Processing Office: Individual Annuity Center, P O Box 2996, New York,
                               New York 10116-2996


AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04, as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide you with an Annuity Benefit or a Cash Value benefit if you are then living, and

o   TO PROVIDE you with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Annuitant (Owner) at the time a tight is exercised by the Annuitant (Owner).

TEN DAYS TO EXAMINE CONTRACT -- You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us on your behalf under this Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution is allocated to such Investment Division to the date we receive the returned Contract.


           /s/ Pauline Sherman                            /s/ Edward D. Miller

Pauline Sherman, Vice President, Secretary &               Edward D. Miller
         Associate General Counsel                President and Chief Executive
                                                              Officer


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT FACTOR REFERRED TO IN SECTION 1.24 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.


NO. 92HR1B

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.


--------------------------------------------------------------------------------

TABLE OF CONTENTS


DEFINITIONS                                                        Page

Section     1.01 - Annuitant..........................................4
            1.02 - Annuity............................................4
            1.03 - Annuity Account Value..............................4
            1.04 - Annuity Benefit....................................4
            1.05 - Cash Value.........................................4
            1.06 - Class of Contracts.................................5
            1.07 - Code...............................................5
            1.08 - Contract...........................................5
            1.10 - Contract Year......................................5
            1.11 - Contribution.......................................5
            1.12 - Divisions..........................................5
            1.13 - Eligible Annuity Certain...........................5
            1.14 - Employer...........................................5
            1.15 - Guaranteed Interest Rate...........................5
            1.16 - Joint and Survivor Life
                   Annuity Form.......................................5
            1.17 - Life Annuity Form..................................5
            1.18 - Normal Form........................................5
            1.19 - Period Certain Annuity ............................5
            1.20 - Plan...............................................5
            1.21 - Processing Office..................................6
            1.22 - Retirement Date....................................6
            1.23 - Separate Account...................................6
            1.24 - Separate Account
                   Definitions........................................7
            1.25 - Transaction Date ..................................7
            1.26 - Trust .............................................7


ANNUITY ACCOUNT VALUE

Section     2.01 - Contributions......................................8
            2.02 - Separate Account
                   Investment Divisions...............................8
            2.03 - Guaranteed Interest ...............................8
                   Division...........................................8
            2.04 - Allocation to Divisions............................8
            2.05 - Transfers Among Divisions..........................8
            2.06 - Termination of this Contract.......................9
            2.07 - Partial Withdrawals................................9
            2.08 - Charges for Partial
                   Withdrawals........................................9
            2.09 - Free Corridor Amount..............................10
            2.10 - Annual Administrative Charge .....................10
            2.11 - Death Benefit.....................................10


ANNUITY BENEFITS

Section     3.01 - Fixed Annuity Benefit ............................11
            3.02 - Variable Annuity Benefit..........................11
            3.03 - Election and Commencement
                   of Annuity Benefits...............................11
            3.04 - Amount of Annuity Benefits........................11
            3.05 - Payment of Annuity Benefits ......................12
            3.06 - Special Annuity and Spousal
                   Consent Provisions................................14


GENERAL PROVISIONS

Section     4.01 - Contract..........................................15
            4.02 - Statutory Compliance..............................15
            4.03 - Assignments and
                   Nontransferability................................15
            4.04 - Beneficiary ......................................15
            4.05 - Disqualification..................................16
            4.06 - Future Contributions .............................16
            4.07 - Deferment ........................................16
            4.08 - Annual Notice.....................................16
            4.09 - Age...............................................16


NO. 92HR1B                                                                Page 2




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PART I -- DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means the Owner of this Contract, as shown on Page 3 of this Contract, and on whose behalf this Contract is purchased and is maintained and who exercises all rights under the terms of this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract.

Various sections of this Contract (Sections 1.16, 1.17, 1.18, 3.01 and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less an applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where:

(a)   equals

      6% during Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during Contract Year 9
      3% during Contract Year 10
      2% during Contract Year 11
      1% during Contract Year 12
      O% thereafter

      of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the Current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 years or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

However, a withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value, upon any of the following occurrences:

(i) your attainment of age 59 years and 6 months and your completion of at least five Contract Years, or

(ii)  your completion of at least twelve Contract Years, or

(iii) your attainment of age 55 years, your completion of at least five Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.13, or

(iv) your completion of at least three Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.19, where the certain period of such annuity is at least ten years, or

(v) the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a life annuity distribution option, pursuant to the terms of this Contract, or

(vi)  you die and the withdrawal is made by the beneficiary.



NO. 92HR1B                                                                Page 4


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SECTION 1.06 CLASS OF  CONTRACTS.  The term "Class of  Contracts"  refers to all
Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.O8 CONTRACT. The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us for you with respect to an Annuity purchased for you under the Plan. We are under no obligation to accept any Contribution less than $20.00.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this
Contract:

(i)  the Guaranteed Interest Division, and

(ii) the Investment Divisions of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us which extends beyond your attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.14 EMPLOYER. The term "Employer" means the sole proprietor or the partnership adopting the Plan, or any successor unincorporated trade or business that assumes in writing the obligations of the Plan.

SECTION 1.15 GUARANTEED INTEREST RATE. The term "Guaranteed interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes determination of the rate to apply thereafter.

SECTION 1.16 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.17 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.18 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means (i) if you have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (with 100% of the monthly payment amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PLAN. The term "Plan" means the Standardized  Non-Trusteed  Defined
Contribution   Plan  for   Unincorporated   Employers,   a  prototype  plan  for
self-employed individuals and their employees which is sponsored by us.


No. 92HR1B                                                                Page 5

SECTION 1.21 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P O Box 2996, New York, New York 10116-2996, or such other location as we shall designate by advance written notice to the Employer or the trustee, as applicable, and to you.

SECTION 1.22 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain the retirement age as shown on Page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th or 31st day of any month). No Retirement Date shall be earlier than the date you attain age 59 years and 6 months nor shall it be later than the date you attain age 70 years and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.23 SEPARATE ACCOUNT. The term "Separate Account" means our Separate Account A which is organized as a unit investment trust, a type of investment company. We have established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in such Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more` Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.



NO. 92HR1B                                                                Page 6

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money
Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.24 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily Separate Account charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Investment Division for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.25 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term Transaction Date means the business day the telephone transaction is received.

SECTION 1.26 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.


NO. 92HR1B                                                                Page 7

--------------------------------------------------------------------------------
PART II -- ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. The Employer is to make Contributions from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or Agreement. Contributions will be allocated to the Divisions in accordance with the instructions received on the application, unless later changed.

Each Contribution received by us with respect to you will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Pursuant to the terms of the Plan, we will accept rollover contributions and transfers made on your behalf from a plan qualified under Section 401(a) of the Code or from a conduit individual retirement arrangement as described in Section 408 of the Code.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to, or withdrawn or transferred from, an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Section 2.07 or 2.10 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date, and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under the terms of this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.10 or 2.11 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, or
(iii) Termination of this Contract pursuant to. Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.11.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. (Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone.) All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Divisions, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.


NO. 92HR1B                                                                Page 8

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, including the spousal consent rules set forth in Section 3.06, you may elect, by written notice, to terminate this Contract. We will determine the Cash Value under this Contract as of the Transaction Date.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

The payment of such Cash Value may be deferred by us in accordance with the provisions of Section 4.07. If no tax has been previously deducted or if such a tax is due at termination, we will deduct the amount due.

Subject  to the  terms of the Plan,  we  reserve  the  right to pay the  Annuity
Account Value under this Contract and terminate this Contract if (i) no Contributions are made on your behalf during the last three completed Contract Years, and the Annuity Account Value is less than $500 or (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days from the Contract Date shown on Page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, you may elect, by written notice to us, to make a partial withdrawal from the Divisions. Partial withdrawals are subject to spousal consent rules set forth in Section 3.06.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the person entitled to receive such payment as designated in writing by you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)   is an amount equal to

      6% during  Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during Contract Year 9
      3% during Contract Year 10
      2% during Contract Year 11
      1% during Contract Year 12
      0% thereafter


NO. 92HR1B                                                                Page 9
      of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means if you have completed three Contract Years or attained age 59 years and 6 months, an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Contract Year. If you have not completed three Contract Years or attained age 59 years and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $10,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

If the Annuity Account Value is less than $10,000 on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03 or (b) the date of termination of this Contract pursuant to Section 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the full Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $10,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of your death we will pay (subject to the terms of the Plan, in the spousal survivor benefit rules set forth in Section 3.06) to the beneficiary designated to receive such payment, pursuant to Section 4.04 of this Contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) your minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce your minimum death benefit (as adjusted by any previous withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the cash value of another annuity contract issued by us or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternate amount based on premiums paid or contributions made under the annuity contract, is transferred to this Contract, such cash value or alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit, subject to the minimum distribution requirement of the Code as described in Section 3.06 and our rules then in effect.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

NO. 92HR1B                                                               Page 10

--------------------------------------------------------------------------------

PART III -- ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of Net Investment Return referred to in Section 1.24 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.23, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounts, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided pursuant to the fifth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity Payment is determined.)

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value in a single sum or (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of
Section 3.04, to provide an Annuity Benefit on any other annuity form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to take partial withdrawals pursuant to Section 2.07 in the amounts and at times as required by the minimum distribution rules of Section 401(a)(9) of the Code and applicable Treasury Regulations, pursuant to Sections
2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies. An election to receive Annuity Benefits in accordance with this Section is subject to the spousal consent and spousal survivor rules set forth in Section 3.06 of this Contract.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or
(ii) the Cash Value if the payments under the annuity form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charges from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.


NO. 92HR1B                                                               Page 11

The amount to be applied to provide an Annuity Benefit will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form are based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Return of 3.5% or 5%,whichever applies pursuant to Section 1.24.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Income Return of 5% or 3.5%, whichever applies pursuant to Section 1.24, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed in accordance with Section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder, no later than the first day of April following the calendar year in which you attain age 70 years and 6 months ("Required Beginning Date") or such later date as specified in such section or regulations. Your entire interest may be distributed, as you elect over (a) the life, or the lives of you and or your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G)of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 years and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest in this Contract begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with (1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.


NO. 92HR1B                                                               Page 12

(2) If the designated beneficiary is your surviving spouse, the date distributions that are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 years and 6 months.

    For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payment thereafter falling due under the terms of this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to a payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii)) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect hereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one or two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a payee to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable` after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.


NO. 92HR1B                                                               Page 13

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.


--------------------------------------------------------------------------------

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

             FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR
                                LIFE ANNUITY FORM
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 OF Annuity Account Value)

--------------------------------------------------------------------------------------------

 Age      60     61      62     63      64      65      66      67      68     69      70

--------------------------------------------------------------------------------------------
  60     4.52    4.56   4.60    4.64   4.68    4.71     4.75   4.79    4.82    4.85   4.88
  61             4.60   4.65    4.69   4.73    4.77     4.81   4.85    4.89    4.92   4.96
  62                    4.69    4.74   4.78    4.83     4.87   4.92    4.96    5.00   5.03
  63                            4.79   4.84    4.89     4.93   4.98    5.03    5.07   5.11
  64                                   4.89    4.94     5.00   5.05    5.10    5.14   5.19

  65                                           5.00     5.06   5.11    5.17    5.22   5.27
  66                                                    5.12   5.18    5.24    5.29   5.35
  67                                                           5.24    5.31    5.37   5.43
  68                                                                   5.37    5.44   5.51
  69                                                                           5.52   5.59

  70                                                                                  5.67
--------------------------------------------------------------------------------------------


                             ANNUITY BENEFIT PAYABLE
                            ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

--------------------------------------------------------------------------------
                                 VARIABLE ANNUITY BENEFIT PAYABLE ON
                                  THE LIFE ANNUITY FORM IF ASSUMED
                                BASE RATE OF NET INVESTMENT RETURN IS
     Age                         3.5%                               5.0%
--------------------------------------------------------------------------------

      60                        5.27                               6.16
      61                        5.39                               6.28
      62                        5.52                               6.41
      63                        5.66                               6.55
      64                        5.81                               6.70

      65                        5.97                               6.86
      66                        6.15                               7.03
      67                        6.33                               7.21
      68                        6.53                               7.41
      69                        6.74                               7.62

      70                        6.97                               7.85
--------------------------------------------------------------------------------


We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. If you are married, your interest in this Contract shall be paid in the Normal Form joint and survivor annuity, and if you are unmarried, your interest shall be paid in the Normal Form life annuity, unless you elect otherwise as described in this Section. If you are married and die before payment of your interest has commenced, your interest shall be paid to your surviving spouse in the form of a life annuity, unless at the time of your death there was a contrary election made pursuant to this Section. The foregoing notwithstanding, your surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract.

You may elect, at any time within the 90 consecutive day period before the first day of the first period for which your interest is paid as an annuity or in any other form, not to have your interest paid in the Normal Form in which case it shall be paid in any other form elected under the terms of this Contract. If such interest is to be paid to your spouse upon your death, you may elect, during the period beginning on the first day of the plan year of the Plan in which you attain age 35 years (or if you separate from Service prior to that plan year, beginning on the date of separation) and ending with your death, for a beneficiary other than your spouse to receive payment of the value of your interest. In addition, if you will not yet attain age 35 years by the end of any current plan year, you may make a special qualified election to designate a beneficiary other than your spouse to receive payment of the value of your interest. Such special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the plan year in which you will attain age 35. Amounts payable in accordance with this Section will be automatically reinstated as of the first day of the plan year in which you attain age 35 unless a new election designating a beneficiary other than the spouse is made in accordance with the requirements of this Section.


NO. 92HR1B                                                               Page 14

Any election described in the foregoing paragraph must be consented to by your spouse in writing before a notary or a representative of the Plan unless you can prove that there is no spouse or that the spouse cannot be located. Also, if you have become legally separated from your spouse or have been abandoned (within the meaning of local law) and have a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Your election must designate a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) that may not be changed without further consent of the spouse, unless the spouse's consent expressly permits designation by you without further consent of the spouse. The spouse's consent under this Section shall acknowledge the effect of the election. In addition, the spouse's consent (or the establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. Your waiver of the Normal Form joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by you without any further spousal consent). A consent that permits designations by you without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. If you make an election under this Section, you may revoke that election, without spousal consent, at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

The provision requiring spousal consent in this Section shall also apply with regard to your election to terminate this Contract or make partial withdrawals pursuant to Sections 2.06 and 2.07, with respect to death benefits under Section
2.11 with respect to the Election and Commencement of Annuity Benefits pursuant to Section 3.03, and with respect to a beneficiary designation set forth in
Section 4.04.

If the Annuity Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, we may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Life Annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section, we will be released from any and all liability for payment with respect to the Contributions made for you.


--------------------------------------------------------------------------------

PART IV -- GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the terms of this Contract to reflect changes in the Code, applicable Treasury Regulations, or regulations or published rulings of the Internal Revenue Service so this Contract will continue to be an Annuity used to fund a plan qualified under Section 401(a) of the Code.

SECTION 4.03 ASSIGNMENTS AND NON-TRANSFERABILITY. No interest of yours or of a beneficiary under this Contract may be transferred to any person other than us upon the surrender of this Contract. Except as permitted under Section 401(a)(13) of the Code, no right or interest of you or any other payee or beneficiary in this Contract shall be (a) assignable; (b) subject to any lien; or (c) liable for, or subject to, any obligation or liability of any person. The preceding sentence shall not apply to an assignment, transfer or attachment pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code.

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.11. Subject to the spousal consent and survivor rules of Section 3.06, you may change such designation from time to time during your lifetime and while this Contract is in force. Any such designation or change will be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the date of receipt, but without further liability as to any payment or other settlement made by us before receipt of such change.

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive they will share equally.


NO. 92HR1B                                                               Page 15

Any part of a death benefit payable pursuant to Section 2.11 for which there is no designated beneficiary living at your death will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity previously elected by you, with respect to the beneficiary, subject to our rules then in effect. If at your death there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05. The foregoing notwithstanding, any designation of beneficiary is subject to the Spousal Consent rules set forth in Section 3.06.

SECTION 4.05 DISQUALIFICATION. In the event that this Contract fails to qualify as an Annuity as described in Section 1.02, we will have the right, upon receiving notice of such fact before the Retirement Date, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any Federal income tax payable which would not have been payable if you had an Annuity.

In the event that the Plan fails to qualify as a Plan under Section 401(a) of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us, an affiliate or subsidiary, on your life, or to terminate this Contract and pay to you the Annuity Account Value less deduction for applicable taxes, solely at our option.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to the Employer, we reserve the right at our sole discretion to limit contributions to this Contract.

SECTION 4.07 DEFERMENT. Applications of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities Exchange Commission, by order, permits us to defer payments in order to protect persons with interests in the Investment Divisions. We can defer payments of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year, we will furnish you with a notice showing the following:

(1) the amount you have in the Guaranteed Interest Division,

(2) the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3) the Accumulation Unit Values,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5) the Cash Value, and

(6) the amount of your death benefit.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.



NO. 92HR1B                                                               Page 16

                           OWNER:    JOHN DOE
                       ANNUITANT:    JOHN DOE
                 CONTRACT NUMBER:    00 000 000
                      ISSUE DATE:    FEB 28, 1992
                   CONTRACT DATE:    FEB 28,1992
                 RETIREMENT DATE:    JAN 1, 2020







THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116


AGREES


o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2,02, 2.03 and 2.04 as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o  TO PROVIDE the Annuitant with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract "we", "our", and "us" mean The Equitable Life Assurance Society of the United States ("Equitable"). "You" and "your" mean the Annuitant at the time a right is exercised by the Annuitant.

TEN DAYS TO EXAMINE CONTRACT--You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract.




     /s/ Molly K. Heines                          /s/ Richard H. Jenrette
     Vice President and Secretary                 Chairman of the Board and
                                                  Chief Executive Officer



THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.22 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGE AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.



No. 92 IRAA

The  Contract  is  issued  in   consideration  of  the  payment  to  us  of  the
Contributions made under the terms of the Contract.

The provisions on the following pages are part of this Contract. A copy of the application is incorporated in and made part of this Contract.


--------------------------------------------------------------------------------

TABLE OF CONTENTS

DEFINITIONS                                                        Page

Section     1.01 - Annuitant..........................................4
            1.02 - Annuity............................................4
            1.03 - Annuity Account Value..............................4
            1.04 - Annuity Benefit....................................4
            1.05 - Cash Value.........................................4
            1.06 - Class of Contracts.................................4
            1.07 - Code...............................................4
            1.08 - Contract...........................................4
            1.09 - Contract Date......................................4
            1.10 - Contract Year......................................4
            1.11 - Contribution.......................................4
            1.12 - Divisions..........................................5
            1.13 - Eligible Annuity Certain...........................5
            1.14 - Guaranteed Interest Rate...........................5
            1.15 - Joint and Survivor Life
                      Annuity Form....................................5
            1.16 - Life Annuity Form..................................5
            1.17 - Normal Form........................................5
            1.18 - Period Certain Annuity.............................5
            1.19 - Processing Office..................................5
            1.20 - Retirement Date....................................5
            1.21 - Separate Account...................................5
            1.22 - Separate Account Definitions.......................6
            1.23 - Transaction Date...................................7
            1.24 - Trust..............................................7


ANNUITY ACCOUNT VALUE

Section     2.01 - Contribution.......................................7
            2.02 - Separate Account Investment
                      Divisions.......................................7
            2.03 - Guaranteed Interest Division.......................7
            2.04 - Allocation to Divisions............................7
            2.05 - Transfers Among Divisions..........................8
            2.06 - Termination of this Contract.......................8
            2.07 - Partial Withdrawals................................8
            2.08 - Charges for Partial Withdrawals....................8
            2.09 - Free Corridor Amount...............................8
            2.10 - Annual Administrative Charge.......................9
            2.11 - Death Benefit......................................9


ANNUITY BENEFITS

Section     3.01 - Fixed Annuity Benefit..............................9
            3.02 - Variable Annuity Benefit...........................9
            3.03 - Election and Commencement
                      of Annuity Benefits............................10
            3.04 - Amount of Annuity Benefits........................10
            3.05 - Payment of Annuity Benefits.......................10


GENERAL PROVISIONS

Section     4.01 - Contract..........................................12
            4.02 - Statutory Compliance..............................13
            4.03 - Nonforfeitability,
                      Nontransferability, and
                      Assignments....................................13
            4.04 - Beneficiary.......................................13
            4.05 - Disqualification..................................13
            4.06 - Future Contributions..............................13
            4.07 - Deferment.........................................13
            4.08 - Annual Notice.....................................13
            4.09 - Age and Sex.......................................13



No. 92 IRAA                                                               Page 2

                                   OWNER:   JOHN DOE
                               ANNUITANT:   JOHN DOE
                         CONTRACT NUMBER:   00 000 000
                              ISSUE DATE:   FEB 28, 1992
                           CONTRACT DATE:   FEB 28,1992
                         RETIREMENT DATE:   JAN 1, 2020
        INITIAL GUARANTEED INTEREST RATE:   7.50% to MAR 31, 1992
        MINIMUM GUARANTEED INTEREST RATE:   6.00% TO DEC 31, 1992
                                            3.00% AFTER DEC 31, 1992
                             BENEFICIARY:   JANE DOE
                             FORM NUMBER:   92IRAA

--------------------------------------------------------------------------------

                           TABLE OF GUARANTEED VALUES

   ISSUE AGE 38 MALE                 $1000 ANNUAL CONTRIBUTION

    NUMBER OF YEARS            GUARANTEED       GUARANTEED PAID-UP MONTHLY
SINCE FIRST CONTRIBUTION       CASH VALUE            ANNUITY AT AGE 65
------------------------       ----------            -----------------
           1                         983                    6.61
           2                       1,958                   16.17
           3                       2,963                   26.62
           4                       3,998                   36.76
           5                       5,064                   46.61
           6                       6,220                   56.96
           7                       7,362                   67.37
           8                       8,538                   77.25
           9                       9,870                   86.97
          10                      11,263                   95.47
          11                      12,719                  103.72
          12                      14,242                  111.73
          13                      15,832                  119.50
          14                      17,337                  127.05
          15                      18,887                  134.38
          16                      20,484                  141.49
          17                      22,129                  148.40
          18                      23,822                  155.10
          19                      25,567                  161.61
          20                      27,364                  167.94
          24 (Age 62)             35,108                  191.43
          27 (Age 65)             41,547                  207.32

THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.10) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE ACCOUNT VALUE (SEE
SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS AND EARNINGS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.

YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.

THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WILL BE SUBJECT TO A CHARGE (SEE SECTION 3.04).

*ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR) WITH JOINT ANNUITANT THE SAME AGE AS THE ANNUITANT.



No. 92 IRAA                                                               Page 3

--------------------------------------------------------------------------------

PART I--DEFINITIONS


SECTION 1.01 ANNUITANT. The term "Annuitant" means the person who owns this Contract as shown on page 3 and who exercises all rights under the terms of this Contract.

SECTION 1.02 ANNUITY. The Term "Annuity" means an individual retirement annuity contract meeting the requirements of Section 408(b) of the Code.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account, pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.15, 1.16, 3.01, and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where

(a)   equals

      6% during Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during Contract Year 9
      3% during Contract Year 10
      2% during Contract Year 11
      1% during Contract Year 12
      0% thereafter

      of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made during the Current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior charges for partial withdrawals made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) your attainment of age 59 and 6 months and your completion of at least five Contract Years, or

(ii) a request is made for a refund of a contribution in excess of amounts allowed to be contributed under Section 408 of the Code within one month of the date on which the contribution is made, or

(iii) you die and a distribution is made to the beneficiary, or

(iv) your attainment of age 55, your completion of at least five Contract Years and you use the amount withdrawn to purchase from us an Eligible Annuity Certain, or

(v) your completion of at least three Contract Years and you use the amount withdrawn to purchase from us a Period Certain Annuity of at least 10 years, or

(vi) your Annuity Account Value is applied to the election of a Life Annuity Form or Joint and Survivor Life Annuity Form distribution option, or

(vii) your completion of at least twelve Contract Years.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract, which is intended to qualify as an individual retirement annuity contract under Section 408(b) of the Code. This Contract is established for the exclusive benefit of you or your beneficiaries.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both an application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made in cash or by check to us with respect to this Contract. We are under no obligation to ac-



No. 92 IRAA                                                               Page 4
cept any Contribution less than $20.00

Except in the case of a rollover contribution (as permitted by Sections 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 402(b)(8), or 408(d)(3) of the
Code), no Contributions will be accepted unless they are in cash, and the total of such Contributions shall not exceed $2,000 for any taxable year. In addition, amounts directly transferred to this Contract, from an individual retirement account, or annuity contract meeting the requirements of Section 408 of the Code are also not subject to the $2,000 limit on contributions.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following Divisions described in this
Contract:

(a)     the Guaranteed Interest Division, and

(b)     the Investment Division of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us, which extends beyond your attainment of age 59 and 6 months and does not permit any prepayment of the unpaid principal (that is no withdrawal or single sum payment) prior to your attainment of age 59 and 6 months.

SECTION 1.14 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.15 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.16 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.17 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means, (i) if you have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spoons as the contingent annuitant (with 100% of the monthly payment amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.18 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION  1.19  PROCESSING  OFFICE.  The  term  "Processing   Office"  means  our
Individual Annuity Center, P.O. Box 2996, G.P.O., New York, New York 10116, or such other location as we shall designate by advance written notice to you.

SECTION 1.20 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain your retirement age as shown on page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date you attain age 59 and 6 months nor shall be later than the first day of April following the calendar year in which you attain age 70 and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.21 SEPARATE ACCOUNT. The term "Separate Account" means our Separate Account A, which is organized as a unit investment trust (a type of investment company). We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these Contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated Trust or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part



No. 92 IRAA                                                               Page 5
of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which Equitable is open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments it is permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such a committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or subdivisions of Investment Divisions) to, or remove Investment Divisions (or subdivisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets of a Class of Contracts to which this Contract belongs, were placed);

(vi)  combine  any  two  or  more  Investment   Divisions  (or  subdivisions  of
      Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for any applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money Market and Balanced Divisions, and 1.34% per year, for the Aggressive Stock Division, for financing accounting, death benefits, mortality risk, expenses and expense risks. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.22. The relative proportion of these charges may be modified. The daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract. The maximum rate may not be altered without your approval.

SECTION 1.22 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For the Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after taking into account any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily asset charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: an "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for



No. 92 IRAA                                                               Page 6
a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5% and
(ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.23 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term "Transaction Date" means the business day the telephone transaction is received.

SECTION 1.24 Trust. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.


--------------------------------------------------------------------------------

PART II--ANNUITY ACCOUNT VALUE


SECTION 2.01 CONTRIBUTIONS. Contributions under this Contract are not fixed and may be made at any time and in any amount subject to the limits described in
Section 1.11 of this Contract. (If you make a Contribution which qualifies as a qualified plan rollover within the meaning of Section 402(a)(5) or 403(b)(8) of the Code, and such amount will be commingled with other Contributions under this Contract, such rollover contributions may not be rolled over to a qualified plan at a future date, unless otherwise provided by the Code).

Each Contribution received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Contributions will be allocated to the Division in accordance with the instructions received on your application, unless later changed.

Except in the case of a rollover Contribution (as permitted by 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code), no
Contributions will be accepted unless they are in cash, and the total of such Contributions shall not exceed $2,000 for any taxable year. Amounts transferred to this Contract from an individual retirement account or annuity contract meeting the requirements of Section 408 of the Code are not subject to the $2,000 limit on contributions.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, you will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units you have in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units have been withdrawn pursuant to Sections 2.07 or 2.08 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on the date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) your election and commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) Termination of this Contract, pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08, or 2.10 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date, pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts, we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under this Contract terminates on the earliest of (i) your election and commencement of annuity benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, and (iii) Termination of this Contract, pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction



No. 92 IRAA                                                               Page 7

Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.11.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request, or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfer is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Division; the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. You may elect by written notice to terminate this Contract. We will determine the Cash Value as of the Transaction Date we receive your written election.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

The payment of such Cash Value may be deferred by us in accordance with the provisions of Section 4.07.

We reserve the right to pay the Annuity Account Value under the Contract and terminate this Contract. This right may be exercised if (i) no Contributions are made on your behalf during the last three completed Contract Years and the Annuity Account Value is less than $500, or (ii) a partial withdrawal that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 months of the Contract Date shown on page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. You may elect, by written notice to us, to make a partial withdrawal from the Divisions.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless we are instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from and any all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount, in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)   is an amount equal to

      6% during  Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during  Contract Year 9
      3% during  Contract Year 10
      2% during  Contract Year 11
      1% during Contract Year 12
      0% thereafter

      of the amount withdrawn in excess of the Free Corridor



No. 92 IRAA                                                               Page 8

      Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

However, notwithstanding the above, if your are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means, if you have completed three Contract Years or attained age 59 and 6 months, an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 in the current Contract year. If you have not completed three Contract years or attained age 59 and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $10,000, we will withdrawn from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value, including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

If the Annuity Account Value is less than $10,000, on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or (b) the date of Termination of this Contract pursuant to Section 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the full Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $10,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of your death , we will pay to the beneficiary designated by you to receive such payment, pursuant to
Section 4.04 of this contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 3.02, the Cash Value of another annuity contract issued by us, or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the contract Cash Value or an alternate amount based on premiums paid or Contributions made under the annuity contract is transferred to this Contract, such Cash Value or alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of Cash Value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to your beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also, in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to your beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value will be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.


--------------------------------------------------------------------------------

PART III--ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The Amount of each monthly payment under any Fixed Annuity Benefit provided under this Contract with respect to a payee is the amount provided pursuant to
Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed based rate of net investment return referred to in Section 1.22 is 5% or 3.5%, respectively. The daily rate of investment return is



No. 92 IRAA                                                               Page 9
before deduction of charges, as described in Section 1.21, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the fourth paragraph of
Section 3.04. The amount of the fifth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity payment is determined).

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value of this Contract in a single sum or (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to take partial withdrawals in amounts and at times as required by the Code, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract, prior to the Retirement Date, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form, issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or
(ii) the Cash Value, if the Annuity Form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine, If we have previously deducted any applicable tax charge from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below, or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your contract will be governed by our supplementary contract then in effect.

If an amount is applied to provide an Annuity Benefit, the amount to be applied will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under this Contract, as indicated, on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3.5% interest and the 1983 Individual Annuity Table "a". The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on the 1983 Individual Annuity Table "a" and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.22.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Table "a" if such annuity form provides for a Fixed Annuity Benefit, and on the same such Table and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, which applies pursuant to Section 1.22 if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed, in accordance with Section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder no later than the first day of April following the calendar year in which you attain age 70 and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designed benefi-



No. 92 IRAA                                                              Page 10
ciary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date that distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin, pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date, distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, the payee thereunder may elect, without the concurrence of any other person, to receive the



No. 92 IRAA                                                              Page 11
commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a payee or payees to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

                                    TABLES OF
                           GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                   FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

----------------------------------------------------------------------------------------------------------------------------------
   Age         60         61        62         63         64        65         66         67         68        69         70
----------------------------------------------------------------------------------------------------------------------------------
   60         4.51       4.56      4.61       4.66       4.71      4.76       4.81       4.85       4.90      4.94       4.99
   61                    4.59      4.65       4.70       4.75      4.81       4.86       4.91       4.96      5.01       5.06
   62                              4.69       4.74       4.80      4.85       4.91       4.97       5.02      5.07       5.13
   63                                         4.78       4.84      4.90       4.96       5.02       5.08      5.14       5.20
   64                                                    4.88      4.95       5.01       5.08       5.14      5.20       5.27
   65                                                              4.99       5.06       5.13       5.20      5.27       5.34

   66                                                                         5.11       5.18       5.26      5.33       5.41
   67                                                                                    5.24       5.31      5.39       5.47
   68                                                                                               5.37      5.45       5.54
   69                                                                                                         5.51       5.60

   70                                                                                                                    5.67
----------------------------------------------------------------------------------------------------------------------------------


                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
               (Minimum Monthly Income per $1000 of Annuity Value)

-------------------------------------------------------------------------------------------------
                                    VARIABLE ANNUITY BENEFIT PAYABLE ON
                                   THE LIFE ANNUITY FORM IF ASSUMED BASE
                                     RATE OF NET INVESTMENT RETURN IS:

                                   3.5%                                       5.0%
   AGE                  MALES                FEMALES               MALES                FEMALES
-------------------------------------------------------------------------------------------------
   60                    5.57                 5.00                 6.46                  5.89
   61                    5.71                 5.11                 6.60                  6.00
   62                    5.86                 5.23                 6.75                  6.11
   63                    6.03                 5.36                 6.92                  6.24
   64                    6.20                 5.49                 7.09                  6.37
   65                    6.39                 5.64                 7.28                  6.51

   66                    6.58                 5.79                 7.47                  6.66
   67                    6.80                 5.96                 7.69                  6.83
   68                    7.02                 6.13                 7.92                  7.00
   69                    7.27                 6.32                 8.16                  7.19

   70                    7.53                 6.53                 8.42                  7.40
-------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire agreement between the parties and the provisions of this Contract alone govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified nor may any of our rights or requirements be waived, except in writing and by an authorized officer of Equitable. This Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.



No. 92 IRAA                                                              Page 12

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such rights shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations, or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity.

SECTION 4.03 NONFORFEITABILITY, NONTRANSFERABILITY, AND ASSIGNMENTS. Your entire interest under the Contract is nonforfeitable. This Contract is nontransferable except by surrender to us. Your interest under this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under this Contract may be assigned, commuted, or encumbered by the payee, unless otherwise permitted as described herein, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.11. You may change such designation from time to time during your lifetime and while this Contract is in force. Any such designation or change will be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the Transaction Date, but without further liability as to any payment or other settlement made by us before receipt of such change.

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive, they will share equally.

Any part of a death benefit payable pursuant to Section 2.11 for which there is no designated beneficiary living at your death will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.

In you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by you, with respect to the beneficiary, subject to our rules then in effect. If at your death there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION. In the event that this Contract fails to qualify as an Annuity, we will have the right, upon receiving notice of such fact, prior to the Retirement Date, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any Federal income tax payable which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to you, we reserve the right, at our sole discretion, to limit Contributions under this Contract, as required by law or if such Contributions are in excess of the maximum amounts as permitted under the Code.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year we will furnish you with a notice showing the following:

(1) the amount you have in the Guaranteed Interest Division,

(2) the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3) the Accumulation Unit Values,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5) the Annuity Account Value,

(6) the Cash Value, and

(7) the amount of death benefit payable with respect to you.

We will also furnish annual calendar year reports concerning the status of the Annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE AND SEX. If your age or sex has been misstated, any benefits will be those which would have been purchased at the correct age or sex. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.



No. 92 IRAA                                                              Page 13

          Owner:                                                [EQUITABLE LOGO]

      Annuitant:

Contract Number:

     Issue Date:

  Contract Date:

Retirement Date:

--------------------------------------------------------------------------------


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
      Processing Office: Individual Annuity Center, P O Box 2996, New York,
                              New York 10116-2996

AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o  TO PROVIDE the Annuitant with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract "we", "our", and "us" mean The Equitable Life Assurance Society of the United States ("Equitable"). "You" and "your" mean the Annuitant at the time a right is exercised by the Annuitant.

TEN DAYS TO EXAMINE CONTRACT - You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution is allocated to such Investment Division to the date we receive the returned Contract.



      /s/Molly K. Heines                        /s/Joseph J. Melone

        Molly K. Heines                          Joseph J. Melone
Vice President and Secretary   Chairman of the Board and Chief Executive Officer

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.22 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGE AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.

No. 92 IRAB

The  Contract  is  issued  in   consideration  of  the  payment  to  us  of  the
Contributions made under the terms of the Contract.

The provisions on the following pages are part of this Contract. A copy of the application is incorporated in and made part of this Contract.


--------------------------------------------------------------------------------
TABLE OF CONTENTS

DEFINITIONS                                                              Page

Section  1.01 - Annuitant...................................................4
         1.02 - Annuity.....................................................4
         1.03 - Annuity Account Value.......................................4
         1.04 - Annuity Benefit.............................................4
         1.05 - Cash Value..................................................4
         1.06 - Class of Contracts..........................................4
         1.07 - Code........................................................4
         1.08 - Contract....................................................4
         1.09 - Contract Date...............................................4
         1.10 - Contract Year...............................................4
         1.11 - Contribution................................................4
         1.12 - Divisions...................................................5
         1.13 - Eligible Annuity Certain....................................5
         1.14 - Guaranteed Interest Rate....................................5
         1.15 - Joint and Survivor Life
                Annuity Form................................................5
         1.16 - Life Annuity Form...........................................5
         1.17 - Normal Form.................................................5
         1.18 - Period Certain Annuity......................................5
         1.19 - Processing Office...........................................5
         1.20 - Retirement Date.............................................5
         1.21 - Separate Account............................................5
         1.22 - Separate Account
                Definitions.................................................6
         1.23 - Transaction Date............................................7
         1.24 - Trust.......................................................7

ANNUITY ACCOUNT VALUE

Section  2.01 - Contributions...............................................7
         2.02 - Separate Account
                Investment Divisions........................................7
         2.03 - Guaranteed Interest Division................................7
         2.04 - Allocation to Divisions.....................................7
         2.05 - Transfers Among Divisions...................................8
         2.06 - Termination of this Contract................................8
         2.07 - Partial Withdrawals.........................................8
         2.08 - Charges for Partial Withdrawals.............................8
         2.09 - Free Corridor Amount........................................9
         2.10 - Annual Administrative Charge................................9
         2.11 - Death Benefit...............................................9

ANNUITY BENEFITS

Section  3.01 - Fixed Annuity Benefit.......................................9
         3.02 - Variable Annuity Benefit....................................9
         3.03 - Election and Commencement
                of Annuity Benefits........................................10
         3.04 - Amount of Annuity Benefits.................................10
         3.05 - Payment of Annuity Benefits................................10

GENERAL PROVISIONS

Section  4.01 - Contract...................................................12
         4.02 - Statutory Compliance.......................................13
         4.03 - Nonforfeitability,
                Nontransferability, and Assignments........................13
         4.04 - Beneficiary................................................13
         4.05 - Disqualification...........................................13
         4.06 - Future Contributions.......................................13
         4.07 - Deferment..................................................13
         4.08 - Annual Notice..............................................13
         4.09 - Age and Sex................................................13


No. 92 IRAB                                                               Page 2

--------------------------------------------------------------------------------

                              PART I - DEFINITIONS


SECTION 1.01 ANNUITANT. The term "Annuitant" means the person who owns this Contract as shown on page 3 and who exercises all rights under the terms of this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an individual retirement annuity contract meeting the requirements of Section 408(b) of the Code.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account, pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.15, 1.16, 3.01, and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semiannually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where

(a) equals

    6% during Contract Years 1 through 5
    5% during Contract Years 6 through 8
    4% during Contract Year 9
    3% during Contract Year 10
    2% during Contract Year 11
    1% during Contract Year 12
    0% thereafter

    of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made during the Current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior charges for partial withdrawals made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) your attainment of age 59 and 6 months and your completion of at least five Contract Years, or

(ii) a request is made for a refund of a contribution in excess of amounts allowed to be contributed under Section 408 of the Code within one month of the date on which the contribution is made, or

(iii) you die and a distribution is made to the beneficiary, or

(iv) your attainment of age 55, your completion of at least five Contract Years and you use the amount withdrawn to purchase from us an Eligible Annuity Certain, or

(v) your completion of at least three Contract Years and you use the amount withdrawn to purchase from us a Period Certain Annuity of at least 10 years, or

(vi) your Annuity Account Value is applied to the election of a Life Annuity Form or Joint and Survivor Life Annuity Form distribution option, or

(vii) your completion of at least twelve Contract Years.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract, which is Intended to qualify as an individual retirement annuity contract under Section 408(b) of the Code. This Contract is established for the exclusive benefit of you or your beneficiaries.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both an application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made in cash or by check to us with respect to this Contract. We are under no obligation to accept any Contribution less than $20.00.

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Except  in the  case  of a  rollover  contribution  (as  permitted  by  Sections
402(a)(5),  402(a)(6),  402(a)(7),  403(a)(4),  402(b)(8),  or  408(d)(3) of the
Code), no Contributions will be accepted unless they are in cash, and the total of such Contributions shall not exceed $2,000 for any taxable year. In addition, amounts directly transferred to this Contract, from an individual retirement account, or annuity contract meeting the requirements of Section 408 of the Code are also not subject to the $2,000 limit on contributions.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following Divisions described in this
Contract:

(a) the Guaranteed Interest Division, and

(b) the Investment Divisions of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us, which extends beyond your attainment of age 59 and 6 months and does not permit any prepayment of the unpaid principal (that is no withdrawal or single sum payment) prior to your attainment of age 59 and 6 months.

SECTION 1.14 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.15 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.16 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.17 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means, (i) if you have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spouse as the contingent annuitant (with 100% of the monthly payment amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.18 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION  1.19  PROCESSING  OFFICE.  The  term  "Processing   Office"  means  our
Individual Annuity Center, P O Box 2996, New York, New York 10116-2996, or such other location as we shall designate by advance written notice to you.

SECTION 1.20 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain your retirement age as shown on page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date you attain age 59 and 6 months nor shall be later than the first day of April following the calendar year in which you attain age 70 and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.21 SEPARATE ACCOUNT. The term "Separate Account" means our Separate Account A, which is organized as a unit investment trust (a type of investment company). We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these Contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated Trust or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account, but rather is an asset of our General Account.

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We will value the assets of each  Investment  Division on each  business  day. A business day is any day on which Equitable is open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments it is permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such a committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or subdivisions of Investment Divisions) to, or remove Investment Divisions (or subdivisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets of a Class of Contracts to which this Contract belongs, were placed);

(vi)  combine  any  two  or  more  Investment   Divisions  (or  subdivisions  of
      Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for any applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money Market and Balanced Divisions, and 1.34% per year, for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risks. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.22. The relative proportion of these charges may be modified. The daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract. The maximum rate may not be altered without your approval.

SECTION 1.22 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after taking into account any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily asset charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

No. 92 IRAB                                                               Page 6



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AVERAGE  ANNUITY  UNIT VALUE:  The  "Average  Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.23 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term "Transaction Date" means the business day the telephone transaction is received.

SECTION 1.24 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.

--------------------------------------------------------------------------------

                         PART II - ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. Contributions under this Contract are not fixed and may be made at any time and in any amount subject to the limits described in
Section 1.11 of this Contract. (If you make a Contribution which qualifies as a qualified plan rollover within the meaning of Section 402(a)(5) or 403(b)(8) of the Code, and such amount will be commingled with other Contributions under this Contract, such rollover contributions may not be rolled over to a qualified plan at a future date, unless otherwise provided by the Code).

Each Contribution received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Contributions will be allocated to the Division in accordance with the instructions received on your application, unless later changed.

Except in the case of a rollover Contribution (as permitted by 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code), no
Contributions will be accepted unless they are in cash, and the total of such Contributions shall not exceed $2,000 for any taxable year. Amounts transferred to this Contract from an individual retirement account or annuity contract meeting the requirements of Section 408 of the Code are not subject to the $2,000 limit on contributions.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, you will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units you have in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07 or 2.08 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) your election and commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) Termination of this Contract, pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08, or 2.10 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date, pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts, we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under this Contract terminates on the earliest of (i) your election and commencement of annuity benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, and (iii) Termination of this Contract, pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

No. 92 IRAB                                                               Page 7


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Interest  determined  at  the  Guaranteed  Interest  Rate  is  allocated  to the
Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.11.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request, or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Division, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. You may elect by written notice to terminate this Contract. We will determine the Cash Value as of the Transaction Date we receive your written election.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

The payment of such Cash Value may be deferred by us in accordance with the provisions of Section 4.07.

We reserve the right to pay the Annuity Account Value under the Contract and terminate this Contract. This right may be exercised if (i) no Contributions are made on your behalf during the last three completed Contract Years and the Annuity Account Value is less than $500, or (ii) a partial withdrawal that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days of the Contract Date shown on page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. You may elect, by written notice to us, to make a partial withdrawal from the Divisions.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless we are instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount, in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a) is an amount equal to
    6% during Contract Years 1 through 5
    5% during Contract Years 6 through 8
    4% during Contract Year 9
    3% during Contract Year 10
    2% during Contract Year 11
    1% during Contract Year 12
    0% thereafter

    of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

No. 92 IRAB                                                               Page 8


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However,  notwithstanding  the above, if you are age 60 or older on the Contract
Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means, if you have completed three Contract Years or attained age 59 and 6 months, an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 in the current Contract Year. If you have not completed three Contract Years or attained age 59 and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $10,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value, including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

If the Annuity Account Value is less than $10,000, on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or (b) the date of Termination of this Contract pursuant to Section 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the full Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $10,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of your death, we will pay to the beneficiary designated by you to receive such payment, pursuant to
Section 4.04 of this Contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the Cash Value of another annuity contract issued by us, or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the contract Cash Value or an alternate amount based on premiums paid or Contributions made under the annuity contract is transferred to this Contract, such Cash Value or alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of Cash Value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to your beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also, in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to your beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value will be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.


--------------------------------------------------------------------------------

                           PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under this Contract with respect to a payee is the amount provided pursuant to
Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.22 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.21, not to exceed the maximum rate of 1.75% after

No. 92 IRAB                                                               Page 9
any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the fifth paragraph of
Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity payment is determined).

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value of this Contract in a single sum or (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to take partial withdrawals in amounts and at times as required by the Code, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract, prior to the Retirement Date, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form, issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or
(ii) the Cash Value, if the Annuity Form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charge from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below, or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your contract will be governed by our supplementary contract then in effect.

If an amount is applied to provide an Annuity Benefit, the amount to be applied will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable or a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero. The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under this Contract, as indicated, on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3.5% interest and the 1983 Individual Annuity Table "a". The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on the 1983 Individual Annuity Table "a" and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.22.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Table "a" if such annuity form provides for a Fixed Annuity Benefit, and on the same such Table and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.22 if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed, in accordance with Section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder no later than the first day of April following the calendar year in which you attain age 70 and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In

No. 92 IRAB                                                              Page 10
addition, payments must be either non-increasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date that distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin, pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date, distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from a11 liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, the payee thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

No. 92 IRAB                                                              Page 11

Pursuant to Section 3.03, upon your election of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a payee or payees to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.



                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                   FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

---------------------------------------------------------------------------------------------------------------------------------

 Age          60         61        62         63         64        65         66         67         68        69         70

---------------------------------------------------------------------------------------------------------------------------------

 60          4.51       4.56      4.61       4.66       4.71      4.76       4.81       4.85       4.90      4.94       4.99
 61                     4.59      4.65       4.70       4.75      4.81       4.86       4.91       4.96      5.01       5.06
 62                               4.69       4.74       4.80      4.85       4.91       4.97       5.02      5.07       5.13
 63                                          4.78       4.84      4.90       4.96       5.02       5.08      5.14       5.20
 64                                                     4.88      4.95       5.01       5.08       5.14      5.20       5.27
 65                                                               4.99       5.06       5.13       5.20      5.27       5.34

 66                                                                          5.11       5.18       5.26      5.33       5.41
 67                                                                                     5.24       5.31      5.39       5.47
 68                                                                                                5.37      5.45       5.54
 69                                                                                                          5.51       5.60

 70                                                                                                                     5.67
---------------------------------------------------------------------------------------------------------------------------------


                       ANNUITY BENEFIT PAYABLE ON THE LIFE
                                  ANNUITY FORM
              (Minimum Monthly Income per $1,000 of Annuity Value)

--------------------------------------------------------------------------------
                 VARIABLE ANNUITY BENEFIT PAYABLE ON
                THE LIFE ANNUITY FORM IF ASSUMED BASE
                  RATE OF NET INVESTMENT RETURN IS:
                    3.5%                                5.0%
 Age       Males          Females           Males                Females
--------------------------------------------------------------------------------

 60         5.57           5.00             6.46                  5.89
 61         5.71           5.11             6.60                  6.00
 62         5.86           5.23             6.75                  6.11
 63         6.03           5.36             6.92                  6.24
 64         6.20           5.49             7.09                  6.37
 65         6.39           5.64             7.28                  6.51

 66         6.58           5.79             7.47                  6.66
 67         6.80           5.96             7.69                  6.83
 68         7.02           6.13             7.92                  7.00
 69         7.27           6.32             8.16                  7.19

 70         7.53           6.53             8.42                  7.40
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire agreement between the parties and the provisions of this Contract alone govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified nor may any of our rights or requirements be waived, except in writing and by an authorized officer of Equitable. This Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

No. 92 IRAB                                                              Page 12

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such rights shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations, or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity.

SECTION 4.03 NONFORFEITABILITY, NONTRANSFERABILITY, AND ASSIGNMENTS. Your entire interest under the Contract is nonforfeitable. This Contract is nontransferable except by surrender to us. Your interest under this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under this Contract may be assigned, commuted, or encumbered by the payee, unless otherwise permitted as described herein, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.11. You may change such designation from time to time during your lifetime and while this Contract is in force. Any such designation or change will be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the Transaction Date, but without further liability as to any payment or other settlement made by us before receipt of such change.

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive, they will share equally.

Any part of a death benefit payable pursuant to Section 2.11 for which there is no designated beneficiary living at your death will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by you, with respect to the beneficiary, subject to our rules then in effect. If at your death there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION. In the event that this Contract fails to qualify as an Annuity, we will have the right, upon receiving notice of such fact, prior to the Retirement Date, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any Federal income tax payable which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to you, we reserve the right, at our sole discretion, to limit Contributions under this Contract, as required by law or if such Contributions are in excess of the maximum amounts as permitted under the Code.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year we will furnish you with a notice showing the following:

(1) the amount you have in the Guaranteed Interest Division,

(2) the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3) the Accumulation Unit Values,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5) the Annuity Account Value,

(6) the Cash Value, and

(7) the amount of death benefit payable with respect to you.

We will also furnish annual calendar year reports concerning the status of the Annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE AND SEX. If your age or sex has been misstated, any benefits will be those which would have been purchased at the correct age or sex. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

No. 92 IRAB                                                              Page 13

                       Owner:                                   [EQUITABLE LOGO]

                   Annuitant:

             Contract Number:

                  Issue Date:

               Contract Date:

             Retirement Date:


--------------------------------------------------------------------------------
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
           Processing Office: Individual Annuity Center, P O Box 2996,
                         New York, New York 10116-2996

AGREES

o TO ALLOCATE the Contributions made to this Contract after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division, Money Market Division of the Separate Account (referred to in this Contract as the Investment Divisions of the Separate Account) or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 or in part to any one, as directed by you.

o TO APPLY the Annuity Account Value at the Retirement Date to provide an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o      TO PROVIDE you with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Owner, at the time a right is exercised by the Owner.

TEN DAYS TO EXAMINE CONTRACT - You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract.



     /s/Molly K. Heines                                   /s/Joseph J. Melone

      Molly K. Heines                                      Joseph J. Melone
Vice President and Secretary                             Chairman of the Board


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.23 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.

No. 92NQCA

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS

PART I - DEFINITIONS                                                        Page

Section    1.01 - Annuitant....................................................4
           1.02 - Annuity Account Value........................................4
           1.03 - Annuity Benefit..............................................4
           1.04 - Cash Value...................................................4
           1.05 - Class of Contracts...........................................4
           1.06 - Code.........................................................4
           1.07 - Contract.....................................................4
           1.08 - Contract Date................................................4
           1.09 - Contract Year................................................4
           1.10 - Contribution.................................................4
           1.11 - Deposit Option Benefits......................................4
           1.12 - Divisions....................................................4
           1.13 - Free Corridor Amount.........................................4
           1.14 - Guaranteed Interest Rate.....................................5
           1.15 - Joint and Survivor Life Annuity Form.........................5
           1.16 - Life Annuity Form............................................5
           1.17 - Normal Form..................................................5
           1.18 - Owner........................................................5
           1.19 - Period Certain Annuity.......................................5
           1.20 - Processing Office............................................5
           1.21 - Retirement Date..............................................5
           1.22 - Separate Account.............................................5
           1.23 - Separate Account Definitions.................................6
           1.24 - Transaction Date.............................................7
           1.25 - Trust........................................................7

PART II - ANNUITY ACCOUNT VALUE

Section    2.01 - Contributions................................................7
           2.02 - Separate Account Investment Divisions........................7
           2.03 - Guaranteed Interest Division.................................8
           2.04 - Allocation to Divisions......................................8
           2.05 - Transfers Among Divisions....................................8
           2.06 - Termination of this Contract.................................8
           2.07 - Partial Withdrawals..........................................9
           2.08 - Charges for Partial Withdrawals..............................9
           2.09 - Annual Administrative Charge................................10
           2.10 - Death Benefit...............................................10
           2.11 - Owner Death Benefit  Distribution Rules.....................10
           2.12 - Contribution Limit..........................................11

PART III - ANNUITY BENEFITS

Section    3.01 - Fixed Annuity Benefit.......................................11
           3.02 - Variable Annuity Benefit....................................11
           3.03 - Election and Commencement of Annuity Benefits...............11
           3.04 - Amount of Annuity Benefits..................................12
           3.05 - Payment of Annuity Benefits.................................12

PART IV - GENERAL PROVISIONS

Section    4.01 - Contract....................................................14
           4.02 - Statutory Compliance........................................14
           4.03 - Beneficiary.................................................14
           4.04 - Future Contributions........................................14
           4.05 - Deferment...................................................14
           4.06 - Annual Notice...............................................14
           4.07 - Assignments.................................................15
           4.08 - Age and Sex.................................................15


No. 92NQCA                                                                Page 2

--------------------------------------------------------------------------------

PART I - DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means the individual shown on page 3 of this Contract.

SECTION 1.02 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.03 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various Sections of this Contract (Sections 1.15, 1.16, 3.01 and 3.02) refer to monthly payments to be made under an Annuity Benefit. An election may be to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. This election may be made at the time the Annuity Benefit form as described in Section 3.03 is elected: in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elected, subject to our rule at the time of election.

SECTION 1.04 CASH VALUE. The term "Cash Value" means an amount equal to the greater of (i) or (ii) below:

(i) the Annuity Account Value less 6% of the Contributions made during the current and five prior Contract Years, which had not been previously withdrawn pursuant to Sections 2.07 and 2.08.

(ii)   the sum of (a) the Free  Corridor  Amount as defined in Section  1.13 and
       (b) 94% of the Annuity Account Value less the Free Corridor Amount.

However, if the Annuitant was age 59 or older on the Contract Date and it is Contract Year 5, item (ii) (b) above will be 95% of the Annuity Account Value less the Free Corridor Amount. If it is Contract Year 6, item (ii) (b) above will be 96% of the Annuity Account Value less the Free Corridor Amount.

SECTION 1.05 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all contracts with a Contract Date in the same calendar year.

SECTION 1.06 CODE. The term "Code" means the Internal Revenue Code of 1986, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.07 CONTRACT. The term "Contract" means this Contract.

SECTION 1.08 CONTRACT DATE. The term "Contract Date" means the Date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.09 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by us.

SECTION 1.10 CONTRIBUTION. The term "Contribution" means a payment made to us for the Annuitant with respect to an Annuity purchased under this Contract. We are under no obligation to accept an Initial Contribution of less than $1,000.00 or, for Payroll Deductions and any Subsequent Contributions, a Contribution of less than $50.00.

SECTION 1.11 DEPOSIT OPTION BENEFIT. The term "Deposit Option Benefit" means a benefit derived from amounts on deposit for a period approved by us, subject to our rules then in effect and any other applicable requirements under the Code. Interest payments will be made at the end of each one, three, six or twelve month interval, as elected by you, and provided that the amount of each payment made at the end of the designated interval is at least $20. We reserve the right to change the payment frequency for payments of less than $20.

SECTION 1.12 DIVISION. The term "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this
Contract:

(i)    the Guaranteed Interest Division, and

(ii)   the Investment Divisions of the Separate Account.

SECTION 1.13 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means an amount equal to the excess, if any, of (i) 10% of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 or 2.08 in the current Contract Year.

No. 92NQCA                                                                Page 4

SECTION 1.14 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.15 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.16 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.17 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means the Fixed Annuity Benefit payable on the Life Annuity Form, as defined in Sections 3.01 and 1.16, with 10 years of payments guaranteed (10 years certain period). In addition, if the Annuitant dies before the certain period has ended, payments will continue to the beneficiary designated to receive such payments for the balance of the certain period.

SECTION 1.18 OWNER. The Owner of this Contract is the person shown as "Owner" on page 3 unless otherwise stated in the application, or later changed. Notwithstanding any provisions in this Contract to the contrary, only the Owner can exercise the rights under this Contract.

While the Annuitant is living, the Owner of this Contract may change the Owner by written notice satisfactory to us. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment we make or other actions we take before we receive the notice.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PROCESSING OFFICE. The term "Processing Office" means Equitable Individual Annuity Center, P O Box 2996, New York, New York 10116-2996, or such other location as we shall designate upon advance written notice to you.

SECTION 1.21 RETIREMENT DATE. The term "Retirement Date" means the date on which the Annuitant attains the retirement age shown on Page 3 of this Contract. Before the Retirement Date the Annuitant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th or 31st day of any month). Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.22 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A which is organized as a unit investment trust, a type of investment company. We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions" Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust or investment company. We reserve the right to change the Trust or to add a Trust. The Investment Divisions are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not a part of the Separate Account A but rather is an asset of our General Account.

No. 92NQCA                                                                Page 5

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii)  restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw from any Investment Division and to allocate to another Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for taxes) at a rate not to exceed 1.49% per year for each of the Stock, Money Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.23. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not in the aggregate exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.23 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Is each business day together with any consecutive preceding non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated to or withdrawn for that Valuation Period).

(c) is the daily Separate Account charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in the Investment Division where Contributions are invested and are used in determining the amount in an Investment Division.

No. 92NQCA                                                                Page 6

ACCUMULATION UNIT VALUE: The "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Investment Division for such Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base rates of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: With respect to this Contract, the Average Annuity Unit Value for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.24 TRANSACTION DATE. The Transaction Date is the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the Transaction Date is the business day the telephone transaction is received.

SECTION 1.25 TRUST. The term "Trust" means the designated trust or investment company in which assets of the Separate Account are invested.


--------------------------------------------------------------------------------

PART II - ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. Contributions made by you can be classified, as described under subsections A and B below, as specified on the application for this Contract. If Contributions are made under more than one classification, separate Contracts will be issued for each classification.

A. Post-August 13, 1982 Classification

All Contributions of new funds as well as any Contributions resulting from a transfer to this Contract from a deferred annuity contract, other than those described in subsection B below will be treated as within this classification.

B. Pre-August 14, 1982 Classification

Amounts transferred to this Contract through a tax free exchange of a deferred annuity contract, where such transferred amount represents amounts invested in or credited to investments in annuity contracts prior to August 14, 1982 will be treated as within this classification.

Each Contribution received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us. Contributions will be allocated to the Division in accordance with instructions received in your application, unless later changed.

If the Annuitant was age 57 or younger on the Contract Date, no additional Contributions are permitted under the Contract after completion of the Contract Year in which the Annuitant attains age 59. If the Annuitant was age 58 or older on the Contract Date, no additional Contributions are permitted under the Contract after the first anniversary of the Contract Date.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by

No. 92NQCA                                                                Page 7
the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07 or 2.09 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) the election and commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of the Annuitant's death, or (iii) termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07 or 2.09 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to
Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed  Interest Division terminates on the earliest of
(i) the Retirement Date, (ii) receipt of due proof of the Annuitant's  death, or
(iii) termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section 2.01, is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction. Allocation percentages must be in whole numbers and the sum must equal 100%. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) at the time of application of amounts in the Guaranteed Interest Division to provide forms of benefits offered by us pursuant to Section 3.03,
(vi) upon termination of participation pursuant to Section 2.06, (vii) upon the Annuitant's death pursuant to Section 2.10, and (viii) at the end of the period during which payments pursuant to the provisions of Section 2.06, 2.07 and 2.10, or any commuted payments arising from a Fixed Annuity Benefit pursuant to
Section 3.05, were deferred pursuant to Section 4.05.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request, or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you we reserve the right to discontinue acceptance of transfer requests through the use of touch tone telephones. All transfers will be made on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Divisions, the transfers will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. On or before the Retirement Date, and while the Annuitant is alive, you may elect by written notice to terminate this Contract. We will determine the Cash Value under this Contract as of the Transaction Date. Such cash value will be subject to the termination charge described below:

       If you terminate this Contract, we will pay you the greater of (i) the Annuity Account Value after the withdrawal charge has been imposed as described in 2.08, or (ii) the Free Corridor amount, plus 94% of your remaining Annuity Account Value.

No. 92NQCA                                                                Page 8

For purposes of calculating the Withdrawal Charge, (1) the oldest Contribution will be treated as the first withdrawn and the most recent Contributions will be treated next, and (2) amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any of your Contributions.

No Withdrawal Charge will be applied if the amount withdrawn is applied to the election of a life annuity distribution option, or if the Annuitant dies and the death benefit is withdrawn by the beneficiary specified to us.

If this Contract is terminated prior to the Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on termination, unless a change in applicable law has occurred with respect to this Contract.

The payment of such Cash Value to you may be deferred by us in accordance with the provisions of Section 4.05. If no tax has been previously deducted or if such a tax is due at termination, we will deduct the amount due.

Prior to the Retirement Date, we reserve the right to pay the Annuity Account Value under this Contract and terminate this Contract if (i) no Contributions are made during the last three completed Contract Years, and the Annuity Account Value is less than $500, or (ii) after three Contract Years and the Annuity Account Value is less than $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days of the Contract Date shown on Page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. You may elect by written notice to us to make a partial withdrawal from the Divisions before the Retirement Date while the Annuitant is alive.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested by you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.05.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS. There will be no withdrawal charge
(i) if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 1.13, (ii) the amount withdrawn is applied to the election of a life annuity distribution option, or (iii) a death benefit is withdrawn by the beneficiary.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from such Divisions an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if applicable. Such withdrawal charge will be calculated in the following manner:

(a) Withdrawals of Contributions made by you during the current and five prior Contract Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

(b) Withdrawals of other amounts will not be subject to any withdrawal charges.

We will pay you the lesser of (a) the amount requested or (b) the Cash Value.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e. those pursuant to item (ii) in the immediate preceding paragraph, shall be considered withdrawals of older contributions first and more recent contributions next.

No. 92NQCA                                                                Page 9

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to this contract.

SECTION 2.09 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year before your Retirement Date, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of the sum of (i) the Annuity Account Value and (ii) any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

As of the Retirement Date and before application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or upon termination of this Contract pursuant to Section 2.06 or Sections 2.10 and 2.11 during a Contract Year, if the Annuity Account Value is less than $10,000, we will withdraw the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

However, if the Annuity Account Value is $10,000 or greater at the end of the Contract Year, the Annual Administrative Charge is zero.

SECTION 2.10 DEATH BENEFIT. If we ascertain that the Annuitant has died, upon receipt of due proof of such death, we will pay to the beneficiary you designated pursuant to Section 4.03 to receive such payment, the amount of death benefit payable under this Contract.

The amount of the death  benefit  under this Contract is equal to the greater of
(i) the Annuity Account Value and (ii) the minimum death benefit under this Contract. Such minimum death benefit is the sum of all contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge), less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.03. Also in accordance with the last paragraph of Section 4.03, if no such election is in effect at the Annuitant's death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects before we pay the death benefit (i) to apply the death benefit to an Annuity Benefit on any annuity form offered by us; (ii) to apply the death benefit to provide any other form of benefit payment offered by us; or (iii) to apply the death benefit to provide any combination of forms of benefit payment offered by us. All benefit payment elections will be subject to our rules then in effect and any other applicable requirements under the Code.

Upon payment of the death benefit, the amount in the Divisions and the Annuity Account Value with respect to this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.11 OWNER DEATH DISTRIBUTION RULES. Upon the death of the Owner before an Annuitant's Retirement Date:

(i) if you are both the Owner and the Annuitant, we will pay the death benefit in accordance with Sections 2.10 and 4.03.

(ii) If you are not the Annuitant, the designated beneficiary will succeed as Owner, notwithstanding the existence of any co-owner. The entire amount in the Divisions subject to any applicable withdrawal charges as described in the Contract must either: a) be completely distributed by the fifth anniversary of your death, or b) within 1 year after your death as a life annuity or installment option, for a period of not longer than the life expectancy of the designated beneficiary.

However, if the designated beneficiary is your spouse, the entire amount the Annuitant has in the Divisions must then be distributed no later than 5 years after the spouse's death.

If payments under an Annuity Benefit had commenced prior to your death, such payments will continue to be made over a period not longer than the period provided for under the Annuity Benefit elected.

If the Annuitant dies before the entire amount the Annuitant has in the Divisions is distributed, we will pay the death benefit in Section 2.10.

No. 92NQCA                                                               Page 10

The designated beneficiary is the same as the beneficiary who is entitled to the death benefit upon your death.

Where more than one Owner is named, the date of death of the Owner will be deemed to be the date of death of the first Owner to die.

SECTION 2.12 CONTRIBUTION LIMIT. We may refuse to accept a Contribution made with respect to an Annuitant if the total prior Contributions made exceed (or if acceptance of such Contribution would cause the total Contributions to exceed) the following:

(i)    $500,000, if the Annuitant's current age last birthday is 75 or less.

(ii)   $250,000, if the Annuitant's current age last birthday is 76-79.

We may refuse to accept any Contribution made with respect to an Annuitant if such Annuitant's current age last birthday is 80 or greater.


--------------------------------------------------------------------------------

PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.23 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.22, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the 5th paragraph of Section
3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each variable Annuity Payment is determined).

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of the Annuitant's Retirement Date, provided the Annuitant is then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect, (i) to receive the Cash Value of the Contract in a single sum,
(ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to apply the Cash Value to provide any other form of benefit payment offered by us, subject to our rules then in effect.

We will provide notice and election forms to you not more than six months before the Retirement Date.

If you elect to terminate this Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive any form of benefit payment offered by us, subject to our rules then in effect and any other applicable requirements under the Code.

No. 92NQCA                                                               Page 11

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect pursuant to the first or third paragraph of Section 3.03 to have an Annuity Benefit paid in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or
(ii) the Cash Value if the annuity form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by a charge for any applicable taxes on annuity considerations, as we determine. If we have previously deducted charges for applicable taxes from contributions as provided in Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to this Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.

The amount to be applied to provide an Annuity Benefit will in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated on the Life Annuity Form with Ten Years Certain. The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on 3.5% interest and the 1983 Individual Annuity Table "a". The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on the 1983 Individual Annuity Table "a" and on an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 1.22.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Table "a" if such annuity form provides for a Fixed Annuity Benefit and on the same such Table and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies, pursuant to Section 1.22, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payable under this Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under the terms of this Contract with respect to the payee affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the terms of this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

Upon your election pursuant to Section 3.03 of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a payee to receive any payments that may become due after the death of the person or persons upon, whose life or lives the income may depend.

No. 92NQCA                                                               Page 12

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis originally used to determine such payments.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

--------------------------------------------------------------------------------

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                      FIXED ANNUITY BENEFIT PAYABLE ON THE
                    LIFE ANNUITY FORM WITH TEN YEARS CERTAIN
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

------------------------------------------------------------------------------------------------------
                Monthly Income                                      Monthly Income
Age        Males             Females                Age         Males             Females
------------------------------------------------------------------------------------------------------
60          5.42              4.93                 73           7.40               6.76
61          5.54              5.04                 74           7.57               6.95
62          5.67              5.14                 75           7.75               7.15
63          5.80              5.25                 76           7.92               7.34
64          5.94              5.37                 77           8.09               7.54

65          6.08              5.50                 78           8.26               7.74
66          6.23              5.63                 79           8.42               7.94
67          6.38              5.77                 80           8.57               8.14
68          6.54              5.92                 81           8.71               8.32
69          6.71              6.07                 82           8.85               8.50

70          6.88              6.23                 83           8.98               8.67
71          7.05              6.40                 84           9.09               8.83
72          7.22              6.58                 85           9.20               8.97
------------------------------------------------------------------------------------------------------


                             ANNUITY BENEFIT PAYABLE
                            ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

----------------------------------------------------------------------------------------------------------
                                       VARIABLE ANNUITY BENEFIT PAYABLE ON THE
                                      LIFE ANNUITY FORM WITH TEN YEARS CERTAIN
                                         IF ASSUMED BASE RATE OF RETURN IS:
                             3.5%                                              5.0%
                             ----                                              ----
   Age              Males                  Females                  Males                 Females
----------------------------------------------------------------------------------------------------------
    60               5.42                    4.93                   6.28                    5.80
    61               5.54                    5.04                   6.40                    5.90
    62               5.67                    5.14                   6.52                    6.00
    63               5.80                    5.25                   6.64                    6.11
    64               5.94                    5.37                   6.78                    6.22

    65               6.08                    5.50                   6.92                    6.34
    66               6.23                    5.63                   7.06                    6.47
    67               6.38                    5.77                   7.21                    6.60
    68               6.54                    5.92                   7.36                    6.74
    69               6.71                    6.07                   7.52                    6.89

    70               6.88                    6.23                   7.68                    7.05
----------------------------------------------------------------------------------------------------------


We will with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary as described in Section 4.03.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.05.

No. 92NQCA                                                               Page 13

--------------------------------------------------------------------------------

PART V - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the provisions of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person who has a contingent or additional interest in this Contract.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform this Contract and any certificate to reflect changes in the Code, applicable Treasury Regulations, or published rulings of the Internal Revenue Service so this Contract will continue to be an "annuity" as described in
Section 72 of the Code.

SECTION 4.03 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.10 unless otherwise specified in the application the person designated as beneficiary on the death of the Annuitant under Section
2.10 will also be the designated beneficiary who succeeds as "Owner" on your death while the Annuitant is alive under Section 2.11. You may change such designation from time to time during the Annuitant's lifetime and while the Contract is in force. Any such designation or change will be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the date the written notice was signed, whether or not you are living on the date of receipt, but without further liability as to any payment or other settlement made by us before receipt of such change.

Unless otherwise specified in the application, if you have named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive you, and if more than one survive they will share equally.

Any part of a death benefit payable pursuant to Section 2.10 for which there is no named beneficiary living at your death will be payable in a single sum to your children, who survive you, in equal shares, or should none survive, then to your estate.

If you so elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by you, with respect to the beneficiary, subject to our rules then in effect. If at your death there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.04 FUTURE CONTRIBUTIONS. We reserve the right at our sole discretion to limit Contributions under this Contract.

SECTION 4.05 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit when Section 2.10 or any payment required under Section 2.11 and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Security and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.06 ANNUAL NOTICE. At the end of each Contract Year up to and including the Retirement Date, we will furnish you with a notice showing the following:

(1)    the amount in the Guaranteed Interest Division,

(2) the total number of Accumulation Units in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)    the Accumulation Unit Value,


No. 92NQCA                                                               Page 14

(4) the amount in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division.

(5)    the Cash Value, and

(6)    the amount of the death benefit.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.07 ASSIGNMENTS. This Contract may not be assigned as collateral or security for a loan. Otherwise, you may assign this Contract before the Retirement Date but we will not be bound by an assignment unless it is in writing and we have received it. Your rights and those of any other persons referred to in this Contract will be subject to the assignment. We assume no responsibility for the validity of any assignment.

No amounts payable under this Contract to a payee other than you may be assigned, unless permitted herein, by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law.

SECTION 4.08 AGE AND SEX. If the age or sex of any person upon whose life an Annuity Benefit depends has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

No. 92NQCA                                                               Page 15

Owner:

Annuitant:

Contract Number:

Issue Date:

Contract Date:

Retirement Date:
-------------------------------------------------------------------------------

THE EQUITABLE LIFE  ASSURANCE  SOCIETY OF THE UNITED STATES
Processing Office: Individual Annuity Center, P O Box 2996, New York, New York 10116-2996


AGREES

o TO ALLOCATE the Contributions made to this Contract after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division, Money Market Division of the Separate Account (referred to in this Contract as the Investment Divisions of the Separate Account) or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 or in part to any one, as directed by you.

o TO APPLY the Annuity Account Value at the Retirement Date to provide an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o    TO PROVIDE you with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Owner, at the time a right is exercised by the Owner.

TEN DAYS TO EXAMINE CONTRACT - You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution is allocated to such Investment Division to the date we receive the returned Contract.



     /s/ Molly K. Heines                         /s/ Joseph J. Melone
     Molly K. Heines                             Joseph J. Melone
     Vice President and Secretary                Chairman of the Board

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.23 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.



No. 92NQCB

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.


-------------------------------------------------------------------------------
TABLE OF CONTENTS


PART I - DEFINITIONS                                                  Page

Section   1.01 - Annuitant.............................................. 4
          1.02 - Annuity Account Value ................................. 4
          1.03 - Annuity Benefit ....................................... 4
          1.04 - Cash Value............................................. 4
          1.05 - Class of Contracts..................................... 4
          1.06 - Code................................................... 4
          1.07 - Contract............................................... 4
          1.08 - Contract Date.......................................... 4
          1.09 - Contract Year.......................................... 4
          1.10 - Contribution .......................................... 4
          1.11 - Deposit Option Benefits ............................... 4
          1.12 - Divisions.............................................. 4
          1.13 - Free Corridor Amount .................................. 4
          1.14 - Guaranteed Interest Rate............................... 5
          1.15 - Joint and Survivor Life
                 Annuity Form .......................................... 5
          1.16 - Life Annuity Form...................................... 5
          1.17 - Normal Form............................................ 5
          1.18 - Owner.................................................. 5
          1.19 - Period Certain Annuity ................................ 5
          1.20 - Processing Office...................................... 5
          1.21 - Retirement Date ....................................... 5
          1.22 - Separate Account ...................................... 5
          1.23 - Separate Account
                 Definitions............................................ 6
          1.24 - Transaction Date ...................................... 7
          1.25 - Trust ................................................. 7

PART II - ANNUITY ACCOUNT VALUE

Section   2.01- Contributions .......................................... 7
          2.02 - Separate Account
                 Investment Divisions .................................. 7
          2.03 - Guaranteed Interest Division .......................... 8
          2.04 - Allocation to Divisions ............................... 8
          2.05 - Transfers Among Divisions ............................. 8
          2.06 - Termination of this Contract .......................... 8
          2.07 - Partial Withdrawals ................................... 9
          2.08 - Charges for Partial Withdrawals ....................... 9
          2.09 - Annual Administrative Charge ..........................10
          2.10 - Death Benefit..........................................10
          2.11 - Owner Death Benefit
                 Distribution Rules.....................................10
          2.12 - Contribution Limit.....................................11

PART III - ANNUITY BENEFITS

Section   3.01 - Fixed Annuity Benefit .................................11
          3.02 - Variable Annuity Benefit...............................11
          3.03 - Election and Commencement
                 of Annuity Benefits ...................................1l
          3.04 - Amount of Annuity Benefits.............................12
          3.05 - Payment of Annuity Benefits ...........................12

PART IV - GENERAL PROVISIONS

Section   4.01 - Contract...............................................14
          4.02 - Statutory Compliance ..................................14
          4.03 - Beneficiary ...........................................14
          4.04 - Future Contributions ..................................14
          4.05 - Deferment .............................................14
          4.06 - Annual Notice..........................................14
          4.07 - Assignments ...........................................15
          4.08 - Age and Sex ...........................................15

No. 92NQCB                                                                Page 2

PART I - DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means the individual shown on page 3 of this Contract.

SECTION 1.02 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.03 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various Sections of this Contract (Sections 1.15, 1.16, 3.01 and 3.02) refer to monthly payments to be made under an Annuity Benefit. An election may be to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. This election may be made at the time the Annuity Benefit form as described in Section 3.03 is elected: in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elected, subject to our rule at the time of election.

SECTION 1.04 CASH VALUE. The term "Cash Value" means an amount equal to the greater of (i) or (ii) below:

(i) the Annuity Account Value less 6% of the Contributions made during the current and five prior Contract Years, which had not been previously withdrawn pursuant to Sections 2.07 and 2.08.

(ii) the sum of (a) the Free Corridor Amount as defined in Section 1.13 and (b) 94% of the Annuity Account Value less the Free Corridor Amount.

However, if the Annuitant was age 59 or older on the Contract Date and it is Contract Year 5, item (ii) (b) above will be 95% of the Annuity Account Value less the Free Corridor Amount. If it is Contract Year 6, item (ii) (b) above will be 96% of the Annuity Account Value less the Free Corridor Amount.

SECTION 1.05 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all contracts with a Contract Date in the same calendar year.

SECTION 1.06 CODE. The term "Code" means the Internal Revenue Code of 1986, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.07 CONTRACT. The term "Contract" means this Contract.

SECTION 1.08 CONTRACT DATE. The term "Contract Date" means the Date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.09 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereof, unless otherwise agreed to in writing by us.

SECTION 1.10 CONTRIBUTION. The term "Contribution" means a payment made to us for the Annuitant with respect to an Annuity purchased under this Contract. We are under no obligation to accept an Initial Contribution of less than $1,000.00 or, for Payroll Deductions and any Subsequent Contributions, a Contribution of less than $50.00.

SECTION 1.11 DEPOSIT OPTION BENEFIT. The term "Deposit Option Benefit" means a benefit derived from amounts on deposit for a period approved by us, subject to our rules then in effect and any other applicable requirements under the Code. Interest payments will be made at the end of each one, three, six or twelve month interval, as elected by you, and provided that the amount of each payment made at the end of the designated interval is at least $20. We reserve the right to change the payment frequency for payments of less than $20.

SECTION 1.12 DIVISION. The term "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this
Contract:

(i)  the Guaranteed Interest Division, and

(ii) the Investment Divisions of the Separate Account.

SECTION 1.13 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means an amount equal to the excess, if any, of (i) 10% of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 or 2.08 in the current Contract Year.

No. 92NQCB                                                                Page 4

SECTION 1.14 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.15 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.16 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.17 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means the Fixed Annuity Benefit payable on the Life Annuity Form, as defined in Sections 3.01 and 1.16, with 10 years of payments guaranteed (10 years certain period). In addition, if the Annuitant dies before the certain period has ended, payments will continue to the beneficiary designated to receive such payments for the balance of the certain period.

SECTION 1.18 OWNER. The Owner of this Contract is the person shown as "Owner" on page 3 unless otherwise stated in the application, or later changed. Notwithstanding any provisions in this Contract to the contrary, only the Owner can exercise the rights under this Contract.

While the Annuitant is living, the Owner of this Contract may change the Owner by written notice satisfactory to us. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment we make or other actions we take before we receive the notice.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PROCESSING OFFICE. The term "Processing Office" means Equitable Individual Annuity Center, P O Box 2996, New York, New York 10116-2996, or such other location as we shall designate upon advance written notice to you.

SECTION 1.21 RETIREMENT DATE. The term "Retirement Date" means the date on which the Annuitant attains the retirement age shown on Page 3 of this Contract. Before the Retirement Date the Annuitant may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th or 31st day of any month). Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.22 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A which is organized as a unit investment trust, a type of investment company. We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions" Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust or investment company. We reserve the right to change the Trust or to add a Trust. The Investment Divisions are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not a part of the Separate Account A but rather is an asset of our General Account.



No. 92NQCB                                                                Page 5

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for taxes) at a rate not to exceed 1.49% per year for each of the Stock, Money Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision in Section 1.23. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not in the aggregate exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.23 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Is each business day together with any consecutive preceding non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated to or withdrawn for that Valuation Period).

(c) is the daily Separate Account charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in the Investment Division where Contributions are invested and are used in determining the amount in an Investment Division.



No. 92NQCB                                                                Page 6

ACCUMULATION UNIT VALUE: The "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Investment Division for such Valuation Period.

ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base rates of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: With respect to this Contract, the Average Annuity Unit Value for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.24 TRANSACTION DATE. The Transaction Date is the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the Transaction Date is the business day the telephone transaction is received.

SECTION 1.25 TRUST. The term "Trust" means the designated trust or investment company in which assets of the Separate Account are invested.

--------------------------------------------------------------------------------

PART II - ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. Contributions made by you can be classified, as described under subsections A and B below, as specified on the application for this Contract. If Contributions are made under more than one classification, separate Contracts will be issued for each classification.

A. Post-August 13, 1982 Classification

All Contributions of new funds as well as any Contributions resulting from a transfer to this Contract from a deferred annuity contract, other than those described in subsection B below will be treated as within this classification.

B. Pre-August 14, 1982 Classification

Amounts transferred to this Contract through a tax free exchange of a deferred annuity contract, where such transferred amount represents amounts invested in or credited to investments in annuity contracts prior to August 14, 1982 will be treated as within this classification.

Each Contribution received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us. Contributions will be allocated to the Division in accordance with instructions received in your application, unless later changed.

If the Annuitant was age 57 or younger on the Contract Date, no additional Contributions are permitted under the Contract after completion of the Contract Year in which the Annuitant attains age 59. If the Annuitant was age 58 or older on the Contract Date, no additional Contributions are permitted under the Contract after the first anniversary of the Contract Date.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by


No. 92NQCB                                                                Page 7
the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07 or 2.09 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) the election and commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of the Annuitant's death, or (iii) termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07 or 2.09 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to
Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed  Interest Division terminates on the earliest of
(i) the Retirement Date, (ii) receipt of due proof of the Annuitant's  death, or
(iii) termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section 2.01, is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction. Allocation percentages must be in whole numbers and the sum must equal 100%. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) at the time of application of amounts in the Guaranteed Interest Division to provide forms of benefits offered by us pursuant to Section 3.03,
(vi) upon termination of participation pursuant to Section 2.06, (vii) upon the Annuitant's death pursuant to Section 2.10, and (viii) at the end of the period during which payments pursuant to the provisions of Section 2.06, 2.07 and 2.10, or any commuted payments arising from a Fixed Annuity Benefit pursuant to
Section 3.05, were deferred pursuant to Section 4.05.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request, or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you we reserve the right to discontinue acceptance of transfer requests through the use of touch tone telephones. All transfers will be made on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Divisions, the transfers will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. On or before the Retirement Date, and while the Annuitant is alive, you may elect by written notice to terminate this Contract. We will determine the Cash Value under this Contract as of the Transaction Date. Such cash value will be subject to the termination charge described below:

    If you terminate this Contract, we will pay you the greater of (i) the Annuity Account Value after the withdrawal charge has been imposed as described in 2.08, or (ii) the Free Corridor amount, plus 94% of your remaining Annuity Account Value.

No. 92NQCB                                                                Page 8

For purposes of calculating the Withdrawal Charge, (1) the oldest Contribution will be treated as the first withdrawn and the most recent Contributions will be treated next, and (2) amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any of your Contributions.

No Withdrawal Charge will be applied if the amount withdrawn is applied to the election of a life annuity distribution option, or if the Annuitant dies and the death benefit is withdrawn by the beneficiary specified to us.

If this Contract is terminated prior to the Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on termination, unless a change in applicable law has occurred with respect to this Contract.

The payment of such Cash Value to you may be deferred by us in accordance with the provisions of Section 4.05. If no tax has been previously deducted or if such a tax is due at termination, we will deduct the amount due.

Prior to the Retirement Date, we reserve the right to pay the Annuity Account Value under this Contract and terminate this Contract if (i) no Contributions are made during the last three completed Contract Years, and the Annuity Account Value is less than $500, or (ii) after three Contract Years and the Annuity Account Value is less than $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days of the Contract Date shown on Page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. You may elect by written notice to us to make a partial withdrawal from the Divisions before the Retirement Date while the Annuitant is alive.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested by you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.05.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS. There will be no withdrawal charge
(i) if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 1.13, (ii) the amount withdrawn is applied to the election of a life annuity distribution option, or (iii) a death benefit is withdrawn by the beneficiary.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from such Divisions an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a withdrawal charge, if applicable. Such withdrawal charge will be calculated in the following manner:

(a) Withdrawals of Contributions made by you during the current and five prior Contract Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

(b)  Withdrawals of other amounts will not be subject to any withdrawal charges.

We will pay you the lesser of (a) the amount requested or (b) the Cash Value.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e. those pursuant to item (ii) in the immediate preceding paragraph, shall be considered withdrawals of older contributions first and more recent contributions next.



No. 92NQCB                                                                Page 9

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to this contract.

SECTION 2.09 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year before your Retirement Date, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of the sum of (i) the Annuity Account Value and (ii) any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

As of the Retirement Date and before application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or upon termination of this Contract pursuant to Section 2.06 or Sections 2.10 and 2.11 during a Contract Year, if the Annuity Account Value is less than $10,000, we will withdraw the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

However, if the Annuity Account Value is $10,000 or greater at the end of the Contract Year, the Annual Administrative Charge is zero.

SECTION 2.10 DEATH BENEFIT. If we ascertain that the Annuitant has died, upon receipt of due proof of such death, we will pay to the beneficiary you designated pursuant to Section 4.03 to receive such payment, the amount of death benefit payable under this Contract.

The amount of the death  benefit  under this Contract is equal to the greater of
(i) the Annuity Account Value and (ii) the minimum death benefit under this Contract. Such minimum death benefit is the sum of all contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge), less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.03. Also in accordance with the last paragraph of Section 4.03, if no such election is in effect at the Annuitant's death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects before we pay the death benefit (i) to apply the death benefit to an Annuity Benefit on any annuity form offered by us; (ii) to apply the death benefit to provide any other form of benefit payment offered by us; or (iii) to apply the death benefit to provide any combination of forms of benefit payment offered by us. All benefit payment elections will be subject to our rules then in effect and any other applicable requirements under the Code.

Upon payment of the death benefit, the amount in the Divisions and the Annuity Account Value with respect to this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.11 OWNER DEATH DISTRIBUTION RULES. Upon the death of the Owner before an Annuitant's Retirement Date:

(i) If you are both the Owner and the Annuitant, we will pay the death benefit in accordance with Sections 2.10 and 4.03.

(ii) If you are not the Annuitant, the designated beneficiary will succeed as Owner, notwithstanding the existence of any co-owner. The entire amount in the Divisions subject to any applicable withdrawal charges as described in this Contract must either: a) be completely distributed by the fifth anniversary of your death, or b) within 1 year after your death as a life annuity or installment option, for a period of not longer than the life expectancy of the designated beneficiary.

However, if the designated beneficiary is your spouse, the entire amount the Annuitant has in the Divisions must then be distributed no later than 5 years after the spouse's death.

If payments under an Annuity Benefit had commenced prior to your death, such payments will continue to be made over a period not longer than the period provided for under the Annuity Benefit elected.

If the Annuitant dies before the entire amount the Annuitant has in the Divisions is distributed, we will pay the death benefit in Section 2.10.



No. 92NQCB                                                               Page 10

The designated beneficiary is the same as the beneficiary who is entitled to the death benefit upon your death.

Where more than one Owner is named, the date of death of the Owner will be deemed to be the date of death of the first Owner to die.

SECTION 2.12 CONTRIBUTION LIMIT. We may refuse to accept a Contribution made with respect to an Annuitant if the total prior Contributions made exceed (or if acceptance of such Contribution would cause the total Contributions to exceed) the following:

(i)  $500,000, if the Annuitant's current age last birthday is 75 or less.

(ii) $250,000, if the Annuitant's current age last birthday is 76-79.

We may refuse to accept any Contribution made with respect to an Annuitant if such Annuitant's current age last birthday is 80 or greater.

-------------------------------------------------------------------------------

PART III -- ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.23 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.22, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the 5th paragraph of Section
3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each variable Annuity Payment is determined).

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of the Annuitant's Retirement Date, provided the Annuitant is then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect, (i) to receive the Cash Value of the Contract in a single sum,
(ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to apply the Cash Value to provide any other form of benefit payment offered by us, subject to our rules then in effect.

We will provide notice and election forms to you not more than six months before the Retirement Date.

If you elect to terminate this Contract pursuant to Section 2.06 before the Retirement Date, an election may be made to receive any form of benefit payment offered by us, subject to our rules then in effect and any other applicable requirements under the Code.



No. 92NQCB                                                               Page 11

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS, If you elect pursuant to the first or third paragraph of Section 3.03 to have an Annuity Benefit paid in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or
(ii) the Cash Value if the annuity form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by a charge for any applicable taxes on annuity considerations, as we determine. If we have previously deducted charges for applicable taxes from contributions as provided in Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to this Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.

The amount to be applied to provide an Annuity Benefit will in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated on the Life Annuity Form with Ten Years Certain. The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on 3.5% interest and the 1983 Individual Annuity Table "a". The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form with Ten Years Certain is based on the 1983 Individual Annuity Table "a" and on an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 1.22.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Table "a" if such annuity form provides for a Fixed Annuity Benefit and on the same such Table and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies, pursuant to Section 1.22, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payable under this Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under the terms of this Contract with respect to the payee affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the terms of this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

Upon your election pursuant to Section 3.03 of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a payee to receive any payments that may become due after the death of the person or persons upon, whose life or lives the income may depend.



No. 92NQCB                                                               Page 12

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis originally used to determine such payments.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

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                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                     FIXED ANNUITY BENEFIT PAYABLE ON THE
                   LIFE ANNUITY FORM WITH TEN YEARS CERTAIN
         (Minimum Monthly Income per $1,000 of Annuity Account Value)

-------------------------------------------------------------------------------
                 Monthly Income                         Monthly Income
Age           Males         Females     Age          Males         Females
---------- ------------- -------------- -------- -------------- ---------------

60              5.42          4.93      73             7.40           6.76
61              5.54          5.04      74             7.57           6.95
62              5.67          5.14      75             7.75           7.15
63              5.80          5.25      76             7.92           7.34
64              5.94          5.37      77             8.09           7.54

65              6.08          5.50      78             8.26           7.74
66              6.23          5.63      79             8.42           7.94
67              6.38          5.77      80             8.57           8.14
68              6.54          5.92      81             8.71           8.32
69              6.71          6.07      82             8.85           8.50

70              6.88          6.23      83             8.98           8.67
71              7.05          6.40      84             9.09           8.83
72              7.22          6.58      85             9.20           8.97
---------- ------------- -------------- -------- -------------- ---------------


                           ANNUITY BENEFIT PAYABLE
                           ON THE LIFE ANNUITY FORM
         (Minimum Monthly Income per $1,000 of Annuity Account Value)

-------------------------------------------------------------------------------
                           VARIABLE ANNUITY BENEFIT PAYABLE ON THE
                           LIFE ANNUITY FORM WITH TEN YEARS CERTAIN
                              IF ASSUMED BASE RATE OF RETURN 1S:
                           3.5%                            5.0%
Age             Males        Females         Males            Females
--------------- ------------ --------------- ---------------- -----------------
60              5.42         4.93            6.28             5.80
61              5.54         5.04            6.40             5.90
62              5.67         5.14            6.52             6.00
63              5.80         5.25            6.64             6.11
64              5.94         5.37            6.78             6.22
                6.08         5.50            6.92             6.34
65
66              6.23         5.63            7.06             6.47
67              6.38         5.77            7.21             6.60
68              6.54         5.92            7.36             6.74
69              6.71         6.07            7.52             6.89

70              6.88         6.23            7.68             7.05
--------------- ------------ --------------- ---------------- -----------------

We will with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary as described in Section 4.03.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.05.



No. 92NQCB                                                               Page 13

-------------------------------------------------------------------------------

PART IV -- GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the provisions of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person who has a contingent or additional interest in this Contract.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform this Contract and any certificate to reflect changes in the Code, applicable Treasury Regulations, or published rulings of the Internal Revenue Service so this Contract will continue to be an "annuity" as described in
Section 72 of the Code.

SECTION 4.03 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.10 unless otherwise specified in the application the person designated as beneficiary on the death of the Annuitant under Section
2.10 will also be the designated beneficiary who succeeds as "Owner" on your death while the Annuitant is alive under Section 2.11. You may change such designation from time to time during the Annuitant's lifetime and while the Contract is in force. Any such designation or change will be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the date the written notice was signed, whether or not you are living on the date of receipt, but without further liability as to any payment or other settlement made by us before receipt of such change.

Unless otherwise specified in the application, if you have named two or more persons as beneficiary, the beneficiary will be the named person or persons who survive you, and if more than one survive they will share equally.

Any part of a death benefit payable pursuant to Section 2.10 for which there is no named beneficiary living at your death will be payable in a single sum to your children, who survive you, in equal shares, or should none survive, then to your estate.

If you so elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by you, with respect to the beneficiary, subject to our rules then in effect. If at your death there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election.

SECTION 4.04 FUTURE CONTRIBUTIONS. We reserve the right at our sole discretion to limit Contributions under this Contract.

SECTION 4.05 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit when Section 2.10 or any payment required under Section 2.11 and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Security and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.06 ANNUAL NOTICE. At the end of each Contract Year up to and including the Retirement Date, we will furnish you with a notice showing the following:

(1)  the amount in the Guaranteed Interest Division,

(2) the total number of Accumulation Units in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)  the Accumulation Unit Value,

No. 92NQCB                                                               Page 14

(4) the amount in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division.

(5)  the Cash Value, and

(6)  the amount of the death benefit.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.07 ASSIGNMENTS. This Contract may not be assigned as collateral or security for a loan. Otherwise, you may assign this Contract before the Retirement Date but we will not be bound by an assignment unless it is in writing and we have received it. Your rights and those of any other persons referred to in this Contract will be subject to the assignment. We assume no responsibility for the validity of any assignment.

No amounts payable under this Contract to a payee other than you may be assigned, unless permitted herein, by that payee, nor will they be subject to the claims of creditors or to legal process, except to the extent permitted by law.

SECTION 4.08 AGE AND SEX. If the age or sex of any person upon whose life an Annuity Benefit depends has been misstated, any benefits will be those which would have been purchased at the correct age and sex. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.




No. 92NQCB                                                               Page 15

                              OWNER:   ALL STATE DEFERRED COMPENSATION PROGRAM
                          ANNUITANT:   JOHN DOE
                    CONTRACT NUMBER:   00 000 000
                         ISSUE DATE:   JAN 1, 1992
                      CONTRACT DATE:   JAN 1, 1992
                    RETIREMENT DATE:   JAN 1, 2020



THE EQUITABLE LIFE  ASSURANCE  SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116


AGREES

o TO ALLOCATE the Contributions made to this Contract after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04, as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o  TO PROVIDE you with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Employer at the time a right is exercised by the Employer.

TEN DAYS TO EXAMINE CONTRACT -- The Employer may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us on the Annuitant's behalf under this Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution was allocated to such Investment Division to the date we receive the returned contract.





   /s/ Molly K. Heines                              /s/ Richard H. Jenrette
   Vice President and Secretary                     Chairman of the Board
                                                    And Chief Executive Officer


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE ANNUITY BENEFITS PAYABLE UNDER THE CONTRACT ARE FIXED ANNUITY BENEFITS.




No. 92 PEDB

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.



-------------------------------------------------------------------------------

TABLE OF CONTENTS

DEFINITIONS                                                        Page
Section     1.01 - Annuitant..........................................4
            1.02 - Annuity............................................4
            1.03 - Annuity Account Value..............................4
            1.04 - Annuity Benefit....................................4
            1.05 - Cash Value.........................................4
            1.06 - Class of Contracts.................................5
            1.07 - Code...............................................5
            1.08 - Contract...........................................5
            1.09 - Contract Date......................................5
            1.10 - Contract Year......................................5
            1.11 - Contribution.......................................5
            1.12 - Divisions..........................................5
            1.13 - Eligible Annuity Certain...........................5
            1.14 - Employer...........................................5
            1.15 - Guaranteed Interest Rate...........................5
            1.16 - Normal Form........................................5
            1.17 - Period Certain Annuity.............................5
            1.18 - Plan...............................................5
            1.19 - Processing Office..................................5
            1.20 - Retirement Date....................................6
            1.21 - Separate Account...................................6
            1.22 - Separate Accounts Definitions......................7
            1.23 - Substituted Beneficiary............................7
            1.24 - Transaction Date...................................7
            1.25 - Trust..............................................7


ANNUITY ACCOUNT VALUE
Section     2.01 - Contributions......................................7
            2.02 - Separate Account Investment
                      Divisions.......................................8
            2.03 - Guaranteed Interest Division.......................8
            2.04 - Allocation to Divisions............................8
            2.05 - Transfers Among Divisions..........................8
            2.06 - Termination of this Contract.......................8
            2.07 - Partial Withdrawals................................9
            2.08 - Charges for Partial
                   Withdrawals........................................9
            2.09 - Free Corridor Amount...............................9
            2.10 - Annual Administrative Charge......................10
            2.11 - Death Benefit.....................................10


ANNUITY BENEFITS
Section     3.01 - Fixed Annuity Benefit.............................10
            3.02 - Election and Commencement of
                      Annuity Benefits...............................10
            3.03 - Amount of Annuity Benefits........................11
            3.04 - Payment of Annuity Benefits.......................11


GENERAL PROVISIONS
Section     4.01 - Contract..........................................13
            4.02 - Statutory Compliance..............................13
            4.03 - Nonforfeitability, Nontransferability
                   and Assignments...................................13
            4.04 - Beneficiary.......................................14
            4.05 - Disqualification..................................14
            4.06 - Future Contributions..............................14
            4.07 - Deferment.........................................14
            4.08 - Annual Notice.....................................14
            4.09 - Quarterly Notice..................................14
            4.10 - Age...............................................14
            4.11 - Right of Employer.................................14




No. 92 PEDB                                                              Page 2

                           OWNER:  ABC STATE DEFERRED COMPENSATION PROGRAM
                       ANNUITANT:  JOHN DOE
                 CONTRACT NUMBER:  00 000 000
                      ISSUE DATE:  JAN 1, 1992
                   CONTRACT DATE:  JAN 1, 1992
                 RETIREMENT DATE:  JAN 1, 2020
INITIAL GUARANTEED INTEREST RATE:  7.50% TO MAR 31, 1992
MINIMUM GUARANTEED INTEREST RATE:  6:00% TO DEC 31, 1992
                                   3.00% AFTER DEC 31, 1992
                     BENEFICIARY:  JANE DOE
                     FORM NUMBER:  92 PEDB

-------------------------------------------------------------------------------

                           TABLE OF GUARANTEED VALUES

    ISSUE AGE 38 MALE                          $1000 ANNUAL CONTRIBUTION

    NUMBER OF YEARS                 GUARANTEED       GUARANTEED PAID-UP MONTHLY
SINCE FIRST CONTRIBUTION            CASH VALUE            ANNUITY AT AGE 65*
------------------------            ----------            ------------------

          1                              976                    6.62
          2                            1,946                   16.20
          3                            2,944                   26.67
          4                            3,998                   36.83
          5                            5,064                   46.70
          6                            6,220                   56.28
          7                            7,362                   65.58
          8                            8,538                   74.61
          9                            9,841                   83.38
         10                           11,204                   91.89
         11                           12,628                  100.16
         12                           14,117                  108.18
         13                           15,673                  115.97
         14                           17,143                  123.53
         15                           18,658                  131.18
         16                           20,217                  138.63
         17                           21,824                  145.90
         18                           23,478                  152.80
         19                           25,213                  159.69
         20                           26,999                  166.03
         24 (Age 62)                  34,697                  189.57
         27 (Age 65)                  41,098                  205.49


THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.10) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE ANNUITY ACCOUNT VALUE (SEE SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS AND EARNINGS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.

YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.

THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WILL BE SUBJECT TO A CHARGE (SEE SECTION 3.04).

*ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR) WITH JOINT ANNUITANT THE SAME AGE AS THE ANNUITANT.


No. 92 PEDB                                                               Page 3

PART I -- DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means an individual who participates in a Plan or, if the Plan permits, a beneficiary under the Plan, as shown on Page 3 of this Contract and on whose behalf this Contract has been purchased and is maintained.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The Term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.17 and 3.01) refer to monthly payments to be made under an Annuity Benefit. You may elect to have the Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.02; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where:

(a)  equals

            6% during  Contract Years 1 through 5
            5% during  Contract Years 6 through 8
            4% during Contract Year 9
            3% during Contract Year 10
            2% during Contract Year 11
            1% during Contract Year 12
            0% thereafter

     of the excess of (i) the sum of the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09, and

(b) is the excess, if any, of (i) 8% of the total Contributions made on the Annuitant's behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to Section 2.08.

The above statements notwithstanding, we reserve the right to modify or waive any early withdrawal charges in order to comply with any applicable state or local requirements. Any such modification or waiver will apply equally to all Annuitants under a Plan subject to such a state or local requirement.

However, notwithstanding the above, if the Annuitant is age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) the Annuitant's completion of at least five Contract Years and the Annuitant's attainment of age 59 years and 6 months, or

(ii)  the Annuitant's completion of at least twelve Contract Years, or

(iii) a request is made for a refund of a Contribution in excess of the amount that may be contributed under Section 457 of the Code within one month of the date on which the Contribution is made, or

(iv) the Annuitant's completion of at least five Contract Years, the Annuitant's attainment of age 55, and the receipt by us of a properly completed settlement election form in order to apply the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.13, or

(v) the Annuitant's completion of at least three Contract Years and the receipt by us of a properly completed settlement election form in order to apply the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.17, where the certain period of such annuity is at least ten years, or

(vi) the receipt by us of a properly completed settlement election form in order to apply the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.16, where the certain period of such annuity is at least 15 years, or





No. 92 PEDB                                                               Page 4

(vii) the Annuitant dies and a death benefit is payable to the beneficiary.

The above statements notwithstanding, after the completion of a period agreed upon by the Employer and us not to exceed five Contract Years from the date as of which an agreement is entered into between the Employer and us ("period") and after the completion of each successive period, any assets of the plan which are currently invested in this Contract will be transferred as soon as administratively practicable to a successor funding agency designated by the Employer unless, not later than 7 days before the date on which a transfer would otherwise occur, the Employer, in accordance with the procedures specified in
Section 9003.2 of the Regulations of the Deferred Compensation Board of the State of New York, notifies us to renew that agreement. Such funds will be transferred in a single sum and no early withdrawal charges, surrender charges, market value adjustments or other fees will be applied in connection with such a transfer. We will not be responsible for the validity of any certification made by the Employer.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" with respect to you means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us pursuant to the terms of the Plan to this Contract. We are under no obligation to accept any Contribution less than $20.00.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this
Contract:

(i)  the Guaranteed Interest Division, and

(ii) the Investment Divisions of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means a Period Certain Annuity issued by us which extends beyond the Annuitant's attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.14 EMPLOYER. The term "Employer" means one of the following types of entity which is eligible to adopt, has adopted, and maintains a Plan: (i) a State, a political subdivision of a State, or an agency or instrumentality of a State or political subdivision of a State, or (ii) any other organization (other than a governmental unit) exempt from tax under the Code which has adopted and maintains a Plan for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended. The Employer is the Owner of and beneficiary under this Contract.

SECTION 1.15 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrued on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.16 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means a Period Certain Annuity.

SECTION 1.17 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of the payments as a single sum payment with the remainder paid in monthly annuity payments). Any installment payments shall be made over a period which does not exceed your remaining life expectancy.

SECTION 1.18 PLAN. The term "Plan" means a program constituting an "Eligible Deferred Compensation Plan" meeting the requirements of Section 457(b) of the Code and applicable Treasury Regulations which is established and maintained by an Employer for the benefit of individuals performing services for the Employer and their beneficiaries.

SECTION 1.19 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P.O. Box 2996, GPO, New York, New York 10116, or such other location as we shall designate by at advance written notice to the Employer or the Plan's trustee, as applicable.




No. 92 PEDB                                                               Page 5

SECTION 1.20 RETIREMENT DATE. The term "Retirement Date" means the date on which the Annuitant attains the retirement age as shown on Page 3 of this Contract. Before the Retirement Date the Employer may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the Retirement Date provided under the Plan nor shall it be later than the date the Annuitant attains age 70 years and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at the Processing Office.

SECTION 1.21 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A which is organized as a unit investment trust, a type of investment company. We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities or life variable insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in such Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may relay conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a class of contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the class of contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you and the Annuitant will be notified of such exercise, as required by law.



No. 92 PEDB                                                               Page 6

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money
Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financing accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made i accordance with Subsection (c) of the Net Investment Factor provision in Section 1.22. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.22 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after taking into account any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily Separate Account charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where Contributions made on the Annuitant's behalf are invested and which is used in determining the amount in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Investment Division for such Valuation Period.

SECTION 1.23 SUBSTITUTED BENEFICIARY. The term "Substituted Beneficiary" refers to the beneficiary designated under the Plan by the Annuitant to receive death benefits payable under the Plan, where the Employer has elected, pursuant to
Section 4.04 to designate such person to receive the death benefit payable under
Section 2.11.

SECTION 1.24 TRANSACTION DATE. The term "Transaction Date" means the business day we received a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone, as described in Section 2.05, the Transaction Date is the business day the telephone transaction is received.

SECTION 1.25 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.



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PART II -- ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. You are to make Contributions from time to time on such dates and in such amounts as you determine pursuant to the terms of the Plan. Contributions will be allocated to the Divisions in accordance with the instructions received on the applications, unless later charged.

Each Contribution received by us on the Annuitant's behalf will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

If the Plan permits, we will accept transfers made from another eligible deferred compensation plans meeting the requirements of Section 457 of the Code or other funds invested under the Employer's Plan.



No. 92 PEDB                                                            Page 7

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to, or withdrawn or transferred from, an Investment Division, the Annuity Account Value will be credited or charged, as the case may be with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07, 2.08 or 2.10 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under the terms of this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to Section 3.02, (ii) receipt of due proof of the Annuitant's death or
(iii) Termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 or Section 2.10 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Sections 2.07, 2.08 or 2.10 or transferred from the Guaranteed Interest Division pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to Section 3.02, (ii) receipt of due proof of the Annuitant's death or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction for any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date. If your Plan permits, and you provide us with advance written instructions to do so, we will accept allocation instructions directly from the Annuitant.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.03, (v) upon termination of this Contract pursuant to Section 2.06 and (vi) upon the Annuitant's death pursuant to Section 2.11.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; and (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. If your Plan permits, and you provide us with advance written instructions to do so, we will accept transfer instructions directly from the Annuitant. All transfers will be made on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Divisions, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, you may elect, by written notice, to terminate this Contract. We will determine the Cash Value under this Contract as of the Transaction Date.

If this Contract is terminated, surrendered or exchanged prior to the Annuitant's Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to this Contract.

Cash Value  payments may be deferred by us in accordance  with the provisions of
Section 4.07.



No. 92 PEDB                                                               Page 8

Subject to the terms of the Plan, we reserve the right to pay the Annuity Account Value under this Contact and terminate this Contract if (i) you make no Contributions on the Annuitant's behalf during the last three completed Contract Years, or (ii) you make a partial withdrawal that would result in the Annuitant's Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days from the Contract Date shown on Page 3 of this Contract.

We will pay the Cash Value or Annuity Account Value, as applicable, directly to you unless you give us written notice at the time of termination that you request us to make payment to the Annuitant or another person, and that such payment is permissible under the Plan.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions under this Contract and the Annuity Account Value with respect to this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any restrictions under the terms of the Plan, you may elect by written notice to us to make a partial withdrawal from the Divisions.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

We will pay the Cash Value or Annuity Account Value, as applicable, directly to you unless you give us written notice at the time of the withdrawal that you request us to make payment to the Annuitant or another person, and that such payment is permissible under the Plan.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE FOR PARTIAL WITHDRAWALS: There will be no charge for a partial withdrawal if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)  is an amount equal to

     6% during Contract Years 1 through 5
     5% during  Contract Years 6 through 8
     4% during  Contract Year 9
     3% during  Contract Year 10
     2% during Contract Year 11
     1% during Contract Year 12
     0% thereafter

     of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on the your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section

If withdrawals are made from this Contract prior to the Annuitant's Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to this Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means if the Annuitant has completed three Contract Years or attained age 59 years and 6 months an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Contract Year. If the Annuitant has not completed three Contract Years or attained age 59 years and 6 months, the Free Corridor Amount is zero.



No. 92 PEDB                                                               Page 9

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $25,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts you have in the Divisions.

If the Annuity Account Value is $25,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

If the Annuity Account Value is less than $25,000 on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.02 or (b) the date of termination of this Contract pursuant to Sections 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of the Annuitant's death, we will pay to you as beneficiary in a single sum the amount of the death benefit. You may change the beneficiary or the payment method of the death benefit as permitted by the Plan, pursuant to Section 4.04. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all contributions made by you pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the cash value of another annuity contract issued by us or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternate amount based on premiums paid or contributions made under the annuity contract, is transferred to this Contract, such cash value or alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value under this Contract shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.


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PART III -- ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided the Annuitant is then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect to receive the Cash Value in a single sum, subject to our rules then in effect and any other applicable requirements under the Code.

Notice and election forms will be provided to you not more than six months prior to the Retirement Date. (On your prior written request we will also provide notice and election forms directly to the Annuitant).

If you elect prior to the Annuitant's Retirement Date to terminate this Contract pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

If your Plan permits and you provide us written instructions to do so in advance of payment, we will make payment of the Cash Value, Annuity Benefits or partial withdrawals directly to the Annuitant, Substituted Beneficiary or other payee designated by you.

We will have the right to require you to furnish pertinent facts and determinations to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.



No. 92 PEDB                                                              Page 10

The applicable Annuity Benefit will be provided pursuant to Sections 3.03 and 3.04.

SECTION 3.03 AMOUNT OF ANNUITY BENEFITS. If you elect pursuant to the first or third paragraph of Section 3.02 to have paid an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be the Cash Value.

The amount applied to provide an Annuity Benefit may be reduced by a charge for any applicable taxes on annuity considerations, as we determine. If we have previously deducted charges for applicable taxes from Contributions as provided in Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to this Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, this Contract will be governed by our supplementary contract then in effect.

If an amount is applied to provide an Annuity Benefit the amount to be applied will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit the Annuity Account Value shall be zero.

The Table of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Account Value will provide under this Contract, as indicated, as a Period Certain Annuity. The amounts of income provided under the Fixed Annuity Benefit payable on the Period Certain Annuity are based on 3.5% interest. We may change the monthly income amounts contained in the Table of Guaranteed Annuity Payments and the basis for determining such amounts, for new Annuitants, by at least 90 days advance notice to the Owner and by an amendment to this Contract.

Amounts required for periods certain not shown in the Table will be calculated by us on 3.5% interest.

SECTION 3.04 PAYMENT OF ANNUITY BENEFITS. Pursuant to Sections 457(d) and 401(a)(9) of the Code, and subject to the terms of the Plan, the entire interest of the Annuitant will be distributed or begin to be distributed, no later than the first day of April following the calendar year in which the Annuitant attains 70 years and 6 months ("Required Beginning Date"). The entire interest may be distributed, as elected pursuant to the Plan and this Contract, over (a) the life of the Annuitant, or the lives of the Annuitant and a designated beneficiary, or (b) a period certain not extending beyond the Annuitant's life expectancy, or the joint and last survivor life expectancy of the Annuitant and a designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the Proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401 (a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.04, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless otherwise elected prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which the Annuitant attains age 70 years and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If the Annuitant dies after distribution of the interest described in the first paragraph of this Section has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Annuitant's death.

If the Annuitant dies after distribution of the interest described in the first paragraph of this Section begins, distribution of the entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of the Annuitant's death, except to the extent that an election is made to receive death benefit distributions in accordance with (1) or (2) below:

(1) If the Annuitant's interest is payable to a designated beneficiary, then the entire interest may be distributed over a period certain not greater than the life expectancy of the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of the Annuitant's death. If the designated beneficiary is not the Annuitant's surviving spouse a Period Certain Annuity Benefit cannot exceed 15 years, (even if life expectancy is greater than 15 years).



No. 92 PEDB                                                              Page 11

(2) If the designated beneficiary is the Annuitant's surviving spouse, the date distributions that are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of the Annuitant's death or (B) December 31 of the calendar year in which the Annuitant would have attained age 70 years and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after the Annuitant's death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because the Required Beginning Date was reached, or, if prior to the Required Beginning Date, distributions irrevocably commence to an individual over a period permitted and in an annuity form acceptable under Section 1.401(a)(9) of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under this Contract was based on information that is subsequently found to be incorrect, the benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to a payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

Pursuant to Section 3.02, upon the election of a Period Certain Annuity, you (or the Annuitant, if you have advised us in writing that it is permitted under the terms of the Plan) may designate (with the right to change such designation) a payee to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

Subject to the terms of the Plan, the payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.02.



No. 92 PEDB                                                              Page 12

                      TABLE OF GUARANTEED ANNUITY PAYMENTS


                      FIXED ANNUITY BENEFIT PAYABLE ON THE
                             PERIOD CERTAIN ANNUITY
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

PERIOD CERTAIN                           PERIOD CERTAIN       MONTHLY INCOME
  (IN YEARS)       MONTHLY INCOME          (IN YEARS)
----------------------------------------------------------------------------

       1              $84.65                     11               $ 9.09
       2              $43.06                     12               $ 8.46
       3              $29.19                     13               $ 7.94
       4              $22.27                     14               $ 7.49
       5              $18.12                     15               $ 7.10
       6              $15.35                     16               $ 6.76
       7              $13.38                     17               $ 6.47
       8              $11.90                     18               $ 6.20
       9              $10.75                     19               $ 5.97
       10             $ 9.83                     20               $ 5.75
----------------------------------------------------------------------------

Any election, change, revocation, or designation shall be made, and will take effect, on the Transaction Date, in the same manner as a change of beneficiary as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.


-------------------------------------------------------------------------------

PART IV -- GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

This Contract is subject to the rules and regulations of the Deferred Compensation Board of the State of New York, and said rules and regulations are made a part thereof.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations, or in regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity under a qualified plan.

SECTION 4.03 NONFORFEITABILITY, NONTRANSFERABILITY AND ASSIGNMENTS. The entire interest under this Contract is nonforfeitable except by surrender to us.

Any interest under the terms of this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.

No amount payable under the terms of this Contract may be assigned or commuted, unless specifically provided for under the terms of this Contract, or encumbered by the payee, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.



No. 92 PEDB                                                              Page 13

SECTION 4.04 BENEFICIARY. You, as beneficiary, are entitled to receive any death benefit payable under this Contract pursuant to Section 2.11. Upon the Annuitant's death you may, by written request to our Processing Office, at any time up to and including provision of due proof of such death, change the beneficiary designation for the Section 2.11 death benefit from you to the Substitute Beneficiary.

Subject to the terms of the Plan, the Substitute Beneficiary may elect to receive the death benefit payable under Section 2.11 in the form of an Annuity Benefit rather than as a single sum. Any such election must meet the minimum distribution rules of Sections 457(d) and 401(a)(9) of the Code and applicable Treasury Regulations, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION OF PLAN OR CONTRACT. In the event that the Plan fails to qualify as an Eligible Deferred Compensation Plan under Section 457 of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us or one of our affiliated or subsidiary life insurance companies on the life of the Annuitant, or to terminate this Contract and pay to you the Annuity Account Value less a deduction for applicable taxes, solely at our option.

In the event that this  Contract  fails to qualify as an Annuity as described in
Section 1.02, we will have the right, upon receiving notice of such fact, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any income tax payable by you which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to you, we reserve the right to limit Contributions under this Contract if required by law.

SECTION 4.07 DEFERMENT. Payment of death benefit and payment of any portion of the Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payments in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of the Annuity Account Value in the Guaranteed Interest Division for up to six months while the Annuitant is living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year, we will furnish you with a notice showing the following:

(1)  the amount in the Guaranteed Interest Division,

(2) the total number of Accumulation Units in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)  the Accumulation Unit Value,

(4) the amount in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)  the Cash Value, and

(6)  the amount of death benefit payable with respect to the Annuitant.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

SECTION 4.09 QUARTERLY NOTICE. At least once during each calendar quarter up to and including the Retirement Date, we will furnish you with a notice showing the Annuity Account Value in the Guaranteed Interest Division, Stock Division, Aggressive Stock Division and Money Market Division.

SECTION 4.01 AGE. If the Annuitant's age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

SECTION 4.11 OWNERSHIP RIGHT TO EMPLOYER. Notwithstanding any other provision of the terms of this Contract, until amounts under this Contract are distributed or made available to the Annuitant or the Annuitant's beneficiary in accordance with the terms of this Contract and the terms of the Plan, this Contract remains solely the property of the Employer subject only to claims of the Employer's general creditors. This Section shall be construed and administered in accordance with Section 457(b)(6) of the Code and the regulations thereunder.



No. 92 PEDB                                                              Page 14


--------------------------------------------------------------------------------
   APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          PROCESSING OFFICE: INDIVIDUAL ANNUITY CENTER, P.O. BOX 2996,
                         NEW YORK, NEW YORK 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY
--------------------------------------------------------------------------------
TYPE OF PURCHASE (Complete One Plan Only)
A.  |_| TSA PUBLIC SCHOOL (GV-PS-I)
B.  |_| TSA 501(C)(3) ORGANIZATION (GV-501-I)
C.  |_| TSA University (GV-PS-U-I)
D.  |_| IRA Individual (Including IRA to IRA transfers) (GV-IRA 4971)
E.  |_| IRA Unit Billed (Including IRA to IRA transfers) (GV-IRA 4971)
F.  |_| IRA QUALIFIED PLAN ROLLOVER-- (QP IRA) (Distribution from a Qualified
        Plan) (GV-IRA 4971-71)
G.  |X| EDC (Public Employee Deferred Compensation) (GV-EDC 4991)
H.  |_| EDC (Tax Exempt Organization) (GV-EDC 4991-SU-080)
I.  |_| SEP (Simplified Employee Pension) (GV-SEP 4981)
J.  |_| SARSEP (Salary Reduction SEP) _________________________________________
K.  |_| CORPORATE TRUSTEED (GV-CORP 4941-41)
L.  |_| KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
         (trustee owned)
M.  | | KEOGH/HR-10 (GV-HR-10 4911)
          (not trustee owned) (issued to existing units only)
--------------------------------------------------------------------------------
            DO NOT COMPLETE THIS SECTION IF 1.D OR 1.F CHECKED ABOVE

2.  EMPLOYER/PLAN NAME
    |A|B|C|_|C|O|M|P|A|N|Y|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

3.  |_| EXISTING UNIT NO. |_|_|_|_|_|_|-|_|_|_|
    |_| NEW UNIT  | | | | | | |-| | | |

    (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP, OR TRUSTEED PLANS. FORM 983-135B IS REQUIRED)
--------------------------------------------------------------------------------

4.  PROPOSED ANNUITANT Print name to appear on Contract.

    |J|O|H|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|D|O|E|_|_|_|_|_|
         FIRST          MIDDLE INITIAL            LAST

    A.  |X| MR.  |_| MRS. |_| MS. |_| OTHER ____

    B.  Date of Birth:  Year  1954   Month  JANUARY  Day  27
                              ----          -------       --

    C.  Age at Nearest Birthday: 38               D. |X|  Male  |_|  Female
                                ----

    E.  Annuitant's Mailing Address:              F. State of Residence: N.J.
                                                                         ----
    No., St. |1|7|_|E|L|M|_|S|T|R|E|E|T|_|_|_|_|_|_|_|_|_|_|_|_|
       City  |A|N|Y|T|O|W|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
               State   |U|S|  Zip Code |0|2|0|0|0|-|0|0|0|1|

    G.  Telephone Number (101) 222 - 3456  |X| Home |_| Work
    H.  Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

    I.  Are you associated with or employed by a member of National
        Association of Securities Dealers, Inc.(NASD)?        |_| Yes |X| No

5. OWNER (Print  Name) -- If  Trusteed or EDC Plan Print Name of Owner,  for all
                           other Markets Print Name of Annuitant.
    JOHN DOE
   -----------------------------------------------------------------------------

   a. Title ____________________________________________________________________

6. RETIREMENT AGE  65
                 ---------------------------------------------------------------

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) (BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS.)

   ABC STATE DEFERRED COMPENSATION PROGRAM - EMPLOYER
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

8. CONTRIBUTION ALLOCATION

   Guaranteed Interest Division                  %
                                             -----

   Stock Division                                %
                                             -----

   Money Market Division                         %
                                             -----

   Balanced Division                             %
                                             -----

   Aggressive Stock Division                     %
                                             -----

   (PERCENTAGES IN WHOLE NUMBERS) Total       100%

9. CONTRIBUTIONS (NOT REQUIRED FOR 1.F)
   A. Reminder Notice (Billing) Required    |_| Yes | | No
      IF YES, COMPLETE B-C-D-E

   B. REMINDER DATE Required for Individual IRA or otherwise must agree with existing unit or attached 983-135B. MONTH _________ DAY __________

   C. REMINDER FREQUENCY

      |_| Annual        |_| Semi-Annual
      |_| Quarterly     |_| Monthly

      Available for TSA, EDC, SARSEP AND CORPORATE TRUSTEED AND UNIT BILLED IRA
      ONLY:

      |_| Semi-Monthly          |_| Bi-Weekly

   D. REMINDER AMOUNT $_________________________________

   E. BILLING MONTHS TO BE EXCLUDED - TSA ONLY

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

10.EXPECTED FIRST CONTRACT YEAR

   Contribution. $1000
                ----------------------------------------------------------------
   IF AN ADVANCED BILLING AND/OR CONTRACT DATE ARE REQUESTED, COMPLETE #9B
   AND #12.
--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ___________________________  Reminder Date ___________________________
Cert. or App# _______________________  Amendment Required_______________________
EDC Emp. Add. _______________________  Emp. Fed. ID# ___________________________
Frequency ___________________________  Contract Date ___________________________
--------------------------------------------------------------------------------
Receipt Date               Batch #          Inquiry #              Processor
--------------------------------------------------------------------------------
180-1000

--------------------------------------------------------------------------------
10. Did you receive the Separate Account Prospectus?     |X| Yes  |_| No
    Date shown on Prospectus  January 1, 1992
                            ----------------------------------------------------
    Date of any supplement to Prospectus _______________________________________

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.
    (a) Name of Employer: ABC Company
                          ------------------------------------------------------
    (b) Address of Employer:
             10 Main Street
     ---------------------------------------------------------------------------
             Anytown, NJ
     ---------------------------------------------------------------------------

    (c) Occupation    Sales
                   -------------------------------------------------------------
    (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
                                                         | | Yes |X| No
    (e) Estimated  Family  Annual Income  $100,000
                                        ----------------------------------------
    (f) Estimated Net Worth $250,000
                           -----------------------------------------------------
    (g) Investment Objective:  |_| Income       |X| Income & Growth
        |_| Aggressive Growth  |_| Growth       |_| Safety of Principal

12. SPECIAL INSTRUCTIONS

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

13. Amount paid with this form: $1000

    (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the certificate is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    AGREEMENT

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.
--------------------------------------------------------------------------------

   LAWS IN YOUR STATE MAY MAKE IT A CRIME TO FILL OUT AN INSURANCE OR ANNUITY APPLICATION WITH INFORMATION YOU KNOW IS FALSE OR TO LEAVE OUT MATERIAL FACTS.

--------------------------------------------------------------------------------

X__________________________________ Date_______ City __________ State __________
          Signature of Annuitant

X__________________________________ Date_______ City __________ State __________
          Signature of Authorized  Individual  (REQUIRED FOR EDC AND
          TRUSTEED) OR OWNER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 AGENT'S SECTION

Will any existing  insurance or annuity be replaced or changed (or has it been),
assuming the Contract will be issued?                       | | Yes | | No

|_| I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.
--------------------------------------------------------------------------------

Print Agent's Name(s)  Initial of  Agent  Agent  Agency    District      Agent's
(Service Agent first)  Last Name   Number   %     Code   Manager Code  Signature

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR AGENCY COMPLIANCE FILE: INITIALS OF AGENCY EQS___  Date ___ District EQS ___
                            Date ____
--------------------------------------------------------------------------------
(FOR ASU USE)
ASU Code and App. No. __________________________________________________________
ASU Rec'd. _____________________________________________________________________
Date to Proc. Off. ________________________________________________ Campaign |_|
Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

--------------------------------------------------------------------------------
Application reviewed by ________________________________________________________
--------------------------------------------------------------------------------
180-1000

                                         OWNER:      JOHN DOE
                                     ANNUITANT:      JOHN DOE
                               CONTRACT NUMBER:      00 000 000
                                    ISSUE DATE:      FEB 28, 1992
                                 CONTRACT DATE:      FEB 28, 1992
                               RETIREMENT DATE:      JAN 1, 2020


THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116

AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03, and 2.04 as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o TO PROVIDE the Annuitant with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract "we", "our", and "us" mean The Equitable Life Assurance Society of the United States ("Equitable"). "You" and "your" mean the Annuitant at the time a right is exercised by the Annuitant.

TEN DAYS TO EXAMINE CONTRACT - You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract.


/s/ Molly K. Heines                                /s/ Richard H. Jenrette

Vice President and Secretary                       Chairman of the Board and
                                                   Chief Executive Officer


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.22 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.


No. 92 QPIA

The  Contract  is  issued  in   consideration  of  the  payment  to  us  of  the
Contributions made under the terms of the Contract.

The provisions on the following pages are part of this Contract. A copy of the application is incorporated in and made part of this Contract.

--------------------------------------------------------------------------------
TABLE OF CONTENTS

DEFINITIONS                                                      Page

SECTION    1.01 - Annuitant.........................................4
           1.02 - Annuity...........................................4
           1.03 - Annuity Account Value.............................4
           1.04 - Annuity Benefit...................................4
           1.05 - Cash Value........................................4
           1.06 - Class of Contracts................................4
           1.07 - Code..............................................4
           1.08 - Contract..........................................4
           1.09 - Contract Date.....................................4
           1.10 - Contract Year.....................................4
           1.11 - Contribution......................................4
           1.12 - Divisions.........................................5
           1.13 - Eligible Annuity Certain..........................5
           1.14 - Guaranteed Interest Rate..........................5
           1.15 - Joint and Survivor Life
                  Annuity Form......................................5
           1.16 - Life Annuity Form.................................5
           1.17 - Normal Form.......................................5
           1.18 - Period Certain Annuity............................5
           1.19 - Processing Office.................................5
           1.20 - Retirement Date...................................5
           1.21 - Separate Account..................................5
           1.22 - Separate Account Definitions......................6
           1.23 - Transaction Date..................................6
           1.24 - Trust.............................................7
ANNUITY ACCOUNT VALUE
SECTION    2.01 - Contributions.....................................7
           2.02 - Separate Account Investment
                  Divisions.........................................7
           2.03 - Guaranteed Interest Division......................7
           2.04 - Allocation to Divisions...........................7
           2.05 - Transfers Among Divisions.........................7
           2.06 - Termination of this Contract......................8
           2.07 - Partial Withdrawals...............................8
           2.08 - Charges for Partial Withdrawals...................8
           2.09 - Free Corridor Amount..............................8
           2.10 - Annual Administrative Charge......................8
           2.11 - Death Benefit.....................................9
ANNUITY BENEFITS
SECTION    3.01 - Fixed Annuity Benefit.............................9
           3.02 - Variable Annuity Benefit..........................9
           3.03 - Election and Commencement
                  of Annuity Benefits...............................9
           3.04 - Amount of Annuity Benefits.......................10
           3.05 - Payment of Annuity Benefits......................10
GENERAL PROVISIONS
SECTION    4.01 - Contract.........................................12
           4.02 - Statutory Compliance.............................12
           4.03 - Nonforfeitability
                  Nontransferability,
                  and Assignments..................................12
           4.04 - Beneficiary......................................12
           4.05 - Disqualification.................................13
           4.06 - Future Contributions.............................13
           4.07 - Deferment........................................13
           4.08 - Annual Notice....................................13
           4.09 - Age and Sex......................................13

No. 92 QPIA                                                               Page 2

                                         OWNER:      JOHN DOE
                                     ANNUITANT:      JOHN DOE
                               CONTRACT NUMBER:      00 000 000
                                    ISSUE DATE:      FEB 28, 1992
                                 CONTRACT DATE:      FEB 28, 1992
                               RETIREMENT DATE:      JAN 1, 2020
              INITIAL GUARANTEED INTEREST RATE:      7.50% TO MAR 31, 1992
              MINIMUM GUARANTEED INTEREST RATE:      6.00% TO DEC 31, 1992
                                                     3.00% AFTER DEC 31, 1992
                                   BENEFICIARY:      JANE DOE
                                   FORM NUMBER:      92QPIA

********************************************************************************

                           TABLE OF GUARANTEED VALUES

    ISSUE AGE 38 MALE                             $1000 ANNUAL CONTRIBUTION

    NUMBER OF YEARS                GUARANTEED         GUARANTEED PAID-UP MONTHLY
SINCE FIRST CONTRIBUTION           CASH VALUE              ANNUITY AT AGE 65
------------------------           ----------              -----------------
           1                           983                        6.61
           2                         1,958                       16.17
           3                         2,963                       26.62
           4                         3,998                       36.76
           5                         5,064                       46.61
           6                         6,220                       56.96
           7                         7,362                       67.37
           8                         8,538                       77.25
           9                         9,870                       86.97
           10                       11,263                       95.47
           11                       12,719                      103.72
           12                       14,242                      111.73
           13                       15,832                      119.50
           14                       17,337                      127.05
           15                       18,887                      134.38
           16                       20,484                      141.49
           17                       22,129                      148.40
           18                       23,822                      155.10
           19                       25,567                      161.61
           20                       27,364                      167.94
      24 (Age 62)                   35,108                      191.43
      27 (Age 65)                   41,547                      207.32

THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.10) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE ANNUITY ACCOUNT VALUE (SEE SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS AND EARNINGS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.

YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.

THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WILL BE SUBJECT TO A CHARGE (SEE SECTION 3.04).

*ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR) WITH JOINT ANNUITANT THE SAME AGE AS THE ANNUITANT.


No. 92QPIA                                                                Page 3

--------------------------------------------------------------------------------
PART I--DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means the person who owns this Contract as shown on page 3 and who exercised all rights under the terms of this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an individual retirement annuity contract meeting the requirements of Section 408(b) of the Code.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account, pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.15, 1.16, 3.01, and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have the Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where

(a)   equals

      6% during Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during Contract Year 9
      3% during Contract Year 10
      2% during Contract Year 11
      1% during Contract Year 12
      0% thereafter

      of the excess of (i) the sum of the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09, and

(b) is the excess, if any, of (i) 8% of the total Contributions made during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior charges for partial withdrawals made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) your attainment of age 59 years and 6 months and your completion of at least five Contract Years, or

(ii) a request is made for a refund of a contribution in excess of amounts allowed to be contributed under Section 408 of the Code within one month of the date on which the contribution is made, or

(iii)    you die and a distribution is made to the beneficiary, or

(iv) your attainment of age 55, your completion of at least five Contract Years and you use the amount withdrawn to purchase from us an Eligible Annuity Certain, or

(v) your completion of at least three Contract Years and you use the amount withdrawn to purchase from us a Period Certain Annuity of at least 10 years, or

(vi) your Annuity Account Value is applied to the election of a Life Annuity Form or Joint and Survivor Life Annuity Form distribution option, or

(vii)    your completion of at least twelve Contract Years.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract, which requires amounts contributed from rollovers of qualified plan distributions hereunder to be applied to the purchase of an individual retirement annuity within the meaning of Section 408(b) of the Code.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both an application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made in cash or by check to us with respect to this Contract. We are under no obligation to accept any Contribution less than $1,000.


No. 92 QPIA                                                               Page 4

Such  contributions  must  qualify as "rollover  amounts"  within the meaning of
Section 402(a)(5) or 403(b)(8) of the Code or "rollover contributions" from a "conduit" individual retirement account or annuity described in Section 408(d)(3)(A)(ii) and (iii) of the Code, as the case may be.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following Divisions described in this
Contract:

(a)     the Guaranteed Interest Division, and

(b)     the Investment Divisions of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us, which extends beyond your attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.14 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.15 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose life such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.16 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.17 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contact means, (i) if you have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spouse as the contingent annuitant (with 100% of the monthly payment amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.18 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of the payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION  1.19  PROCESSING  OFFICE.  The  term  "Processing   Office"  means  our
Individual Annuity Center, P.O. Box 2996, GPO, New York, New York 10116, or such other location as we shall designate by advance written notice to you.

SECTION 1.20 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain your retirement age as shown on page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the day you attain age 59 and 6 months nor shall be later than the first day of April following the calendar year in which you attain age 70 and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.21 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A, which is organized as a unit investment trust, (a type of investment company). We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these Contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated Trust or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which Equitable is open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.


NO. 92 QPIA                                                               Page 5

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments it is permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such a committee at any time;

(iii)    restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets of a class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw from any Investment Division and to allocate to another Investment Division assets determined by us to be associated with the class of Contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for any applicable tax charge) at a rate not to exceed 1.49% per year for each of the Stock, Money Market and Balanced Divisions, and 1.34% per year, for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risks. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.22. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract. The maximum rate may not be altered without your approval.

SECTION 1.22 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after taking into account any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily asset charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Investment Division for such Valuation Period.

ANNUITY UNIT: The term "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in


No. 92 QPIA                                                               Page 6
such month.

SECTION 1.23 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term "Transaction Date" means the business day the telephone transaction is received.

SECTION 1.24 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.

--------------------------------------------------------------------------------
PART II -- ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. Contributions under the Contract are Contributions which qualify as "rollover amounts" within the meaning of Section 402(a)(5) or 403(b)(8) of the Code, or "rollover contributions" from a "conduit" individual retirement account or annuity described in Section 408(d)(3)(A)(ii) and (iii) of the Code, as the case may be.

Each Contribution received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us. Pursuant to Section 2.06, if no tax has been deducted or if such tax is due at termination of this Contract, we will deduct the amount due.

Contributions will be allocated to the Divisions in accordance with the instructions received on your application, unless later changed.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, you will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units you have in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07 or 208 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under the terms of this Contract terminates on the earliest of (i) your election and commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, or
(iii) termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts, that have been withdrawn from the Guaranteed Interest Division pursuant to Sections 2.07, 208 or 2.10 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date, pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts, we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under this Contract terminates on the earliest of (i) your election and commencement of annuity benefits pursuant to Section 3.03, (ii) receipt of due proof of your death or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.11.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request, or through the use of a touch tone telephone, transfer all or part of the amount you have


No. 92 QPIA                                                               Page 7
in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; and (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Division, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. You may elect by written notice to terminate this Contract. We will determine the Cash Value as of the Transaction Date we receive your written election.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

The payment of such Cash Value may be deferred by us in accordance with the provisions of Sections 4.07.

We reserve the right to pay the Annuity Account Value under the Contract and terminate this Contract. This right may be exercised if (i) no Contributions are made on your behalf during the last three completed Contract Years and the Annuity Account Value is less than $500, or (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 months of the Contract Date shown on page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. You may elect, by written notice to us, to make a partial withdrawal from the Divisions.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless we are instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount, in proportion in the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)   is an amount equal to

      6% during Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during Contract Year 9
      3% during Contract Year 10
      2% during Contract Year 11
      1% during Contract Year 12
      0% thereafter

      of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.


No. 92 QPIA                                                               Page 8

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the Current Contract Year.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $10,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value, including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts you have in the Divisions.

If the Annuity Account Value is less than $10,000, on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or (b) the date of Termination of this Contract pursuant to Section 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the full Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $10,000, or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of your death, we will pay to the beneficiary designated by you to receive such payment, pursuant to
Section 4.04 of this Contract, the amount of death benefit payable with respect to you. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to
Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the cash value of another annuity contract issued by us, or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the contract cash value or an alternate amount based on premiums paid or contributions made under the annuity contract, is transferred to this Contract, such cash value or alternative amount as of the date of transfer will be included in the "sum of all Contributions" in lieu of the amount of cash value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to your beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also, in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to your beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value will be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value rose.

--------------------------------------------------------------------------------
PART III -- ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFITS. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.22 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.21, not exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the fifth paragraph of
Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount


No. 92 QPIA                                                               Page 9
of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity payment is determined).

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value of this Contract in a single sum or (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to take partial withdrawals in amounts and at times as required by the Code, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract prior to the Retirement Date, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form, issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or
(ii) the Cash Value, if the Annuity Form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charge from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed annuity Payments shown below, or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your contract will be governed by our supplementary contract then in effect.

If an amount is applied to provide an Annuity Benefit, the amount to be applied will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the Contract, as indicated, on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3.5% interest and the 1983 Individual Annuity Table "a". The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on the 1983 Individual Annuity Table "a" and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.22.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Table "a" if such annuity form provides for a Fixed Annuity Benefit, and on the same such Table and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.22 if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed, in accordance with Section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder no later than the first day of April following the calendar year in which you attain age 70 and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding the above paragraphs and the following


No. 92 QPIA                                                              Page 10
paragraphs of this Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date that distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin, pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date, distribution irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under this contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, the payee thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a payee or payees to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments


No 92 QPIA                                                               Page 11

                                    TABLES OF
                           GUARANTEED ANNUITY PAYMENTS
          (BASED ON AGE NEAREST BIRTHDAY ON DUE DATE OF FIRST PAYMENT)

                   FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (MINIMUM MONTHLY INCOME PER $1,000 OF ANNUITY ACCOUNT VALUE)

------------------------------------------------------------------------------------------------------------------------------------
   Age         60         61        62         63         64        65         66         67         68        69         70
------------------------------------------------------------------------------------------------------------------------------------
    60        4.51       4.56      4.61       4.66       4.71      4.76       4.81       4.85       4.90      4.94       4.99
    61                   4.59      4.65       4.70       4.75      4.81       4.86       4.91       4.96      5.01       5.06
    62                             4.69       4.74       4.80      4.85       4.91       4.97       5.02      5.07       5.13
    63                                        4.78       4.84      4.90       4.96       5.02       5.08      5.14       5.20
    64                                                   4.88      4.95       5.01       5.08       5.14      5.20       5.27
    65                                                             4.99       5.06       5.13       5.20      5.27       5.34

    66                                                                        5.11       5.18       5.26      5.33       5.41
    67                                                                                   5.24       5.31      5.39       5.47
    68                                                                                              5.37      5.45       5.54
    69                                                                                                        5.51       5.60

    70                                                                                                                   5.67
------------------------------------------------------------------------------------------------------------------------------------

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
              (MINIMUM MONTHLY INCOME PER $1,000 OF ANNUITY VALUE)

------------------------------------------------------------------------------------------------------------------------------------
                                                            VARIABLE ANNUITY BENEFIT PAYABLE ON
                                                           THE LIFE ANNUITY FORM IF ASSUMED BASE
                                                             RATE OF NET INVESTMENT RETURN IS:
                                                 3.5%                                               5.00%
                                                 ----                                               -----
           Age                      Males                    Females                   Males                    Females
------------------------------------------------------------------------------------------------------------------------------------
           60                        5.67                     5.00                      6.46                      5.89
           61                        5.71                     5.11                      6.60                      6.00
           62                        5.86                     5.23                      6.75                      6.11
           63                        6.03                     5.36                      6.92                      6.24
           64                        6.20                     5.49                      7.09                      6.37
           65                        6.39                     5.64                      7.28                      6.51

           66                        6.58                     5.79                      7.47                      6.66
           67                        6.80                     5.96                      7.69                      6.83
           68                        7.02                     6.13                      7.92                      7.00
           69                        7.27                     6.32                      8.16                      7.19

           70                        7.53                     6.53                      8.42                      7.40
------------------------------------------------------------------------------------------------------------------------------------

payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

--------------------------------------------------------------------------------
PART IV -- GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire agreement between the parties and the provisions of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by an authorized officer of Equitable. This Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations, or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity under a qualified plan.

SECTION 4.03 NONFORFEITABILITY, NONTRANSFERABILITY, AND ASSIGNMENTS. Your entire interest


No. 92 QPIA                                                              Page 12
under the Contract is nonforfeitable. This Contract is nontransferable except by surrender to us. Your interest under this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under this Contract may be assigned, commuted, or encumbered by the payee, unless otherwise permitted as described herein, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.11. You may change such designation from time to time during your lifetime and while this Contract is in force. Any such designation or change will be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the Transaction Date, but without further liability as to any payment or other settlement made by us before receipt of such change.

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive, they will share equally.

Any part of a death benefit payable pursuant to Section 2.11 for which there is no designated beneficiary living at your death will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form annuity elected by you, with respect to the beneficiary, subject to our rules then in effect. If at your death there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION. In the event that this Contract fails to qualify as an Annuity as described in Section 1.02, we will have the right, upon receiving notice of such fact prior to the Retirement Date, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any Federal income tax payable which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to you, we reserve the right, at our sole discretion, to limit contributions under this Contract, as required by law or if such Contributions are in excess of the maximum amounts as permitted under the Code.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year we will furnish you with a notice showing the following:

(1)      the amount you have in the Guaranteed Interest Division,

(2) the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)      the Accumulation Unit Values,

(4)      the  amount  you  have  in  the  Stock  Division,   Balanced  Division,
         Aggressive Stock Division and Money Market Division,

(5)      the Annuity Account Value,

(6)      the Cash Value, and

(7)      the amount of death benefit with respect to you.

We will also furnish annual calendar year reports concerning the status of the Annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE AND SEX. If your age or sex has been misstated, any benefits will be those which would have been purchased at the correct age or sex. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.


No. 92 QPIA                                                              Page 13

--------------------------------------------------------------------------------
   APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          PROCESSING OFFICE: INDIVIDUAL ANNUITY CENTER, P.O. BOX 2996,
                         NEW YORK, NEW YORK 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY
--------------------------------------------------------------------------------
TYPE OF PURCHASE (Complete One Plan Only)
A.  |_| TSA PUBLIC SCHOOL (GV-PS-I)
B.  |_| TSA 501(C)(3) ORGANIZATION (GV-501-I)
C.  |_| TSA University (GV-PS-U-I)
D.  |_| IRA Individual (Including IRA to IRA transfers) (GV-IRA 4971)
E.  |_| IRA Unit Billed (Including IRA to IRA transfers) (GV-IRA 4971)
F.  |x| IRA QUALIFIED PLAN ROLLOVER-- (QP IRA) (Distribution from a Qualified
        Plan) (GV-IRA 4971-71)
G.  |_| EDC (Public Employee Deferred Compensation) (GV-EDC 4991)
H.  |_| EDC (Tax Exempt Organization) (GV-EDC 4991-SU-080)
I.  |_| SEP (Simplified Employee Pension) (GV-SEP 4981)
J.  |_| SARSEP (Salary Reduction SEP) _________________________________________
K.  |_| CORPORATE TRUSTEED (GV-CORP 4941-41)
L.  |_| KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
         (trustee owned)
M.  |_| KEOGH/HR-10 (GV-HR-10 4911)
          (not trustee owned) (issued to existing units only)
--------------------------------------------------------------------------------
            DO NOT COMPLETE THIS SECTION IF 1.D OR 1.F CHECKED ABOVE

2.  EMPLOYER/PLAN NAME
    |A|B|C|_|C|O|M|P|A|N|Y|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

3.  |_| EXISTING UNIT NO. |_|_|_|_|_|_|-|_|_|_|
    |x| NEW UNIT  |0|0|0|1|2|3|-|4|5|6|

    (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP, OR TRUSTEED PLANS. FORM 983-135B IS REQUIRED)
--------------------------------------------------------------------------------

4.  PROPOSED ANNUITANT Print name to appear on Contract.

    |J|O|H|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|D|O|E|_|_|_|_|_|
         FIRST          MIDDLE INITIAL            LAST

    A.  |X| MR.  |_| MRS. |_| MS. |_| OTHER ____

    B.  Date of Birth:  Year  1954   Month  JANUARY  Day  27
                              ----          -------       --

    C.  Age at Nearest Birthday: 38               D. |X|  Male  |_|  Female
                                ----

    E.  Annuitant's Mailing Address:              F. State of Residence: N.J.
                                                                         ----
    No., St. |1|7|_|E|L|M|_|S|T|R|E|E|T|_|_|_|_|_|_|_|_|_|_|_|_|
       City  |A|N|Y|T|O|W|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
               State   |U|S|  Zip Code |0|2|0|0|0|-|0|0|0|1|

    G.  Telephone Number (101) 222 - 3456  |X| Home |_| Work
    H.  Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

    I.  Are you associated with or employed by a member of National
        Association of Securities Dealers, Inc.(NASD)?        |_| Yes |X| No

5. OWNER (Print  Name) -- If  Trusteed or EDC Plan Print Name of Owner,  for all
                           other Markets Print Name of Annuitant.
    JOHN DOE
   -----------------------------------------------------------------------------

   a. Title ____________________________________________________________________

6. RETIREMENT AGE  65
                 ---------------------------------------------------------------

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) (BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS.)

   JANE DOE - WIFE
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

8. CONTRIBUTION ALLOCATION

   Guaranteed Interest Division                20%
                                             -----

   Stock Division                              20%
                                             -----

   Money Market Division                       20%
                                             -----

   Balanced Division                           20%
                                             -----

   Aggressive Stock Division                   20%
                                             -----

   (PERCENTAGES IN WHOLE NUMBERS) Total       100%

9. CONTRIBUTIONS (NOT REQUIRED FOR 1.F)
   A. Reminder Notice (Billing) Required    |_| Yes |X| No
      IF YES, COMPLETE B-C-D-E

   B. REMINDER DATE Required for Individual IRA or otherwise must agree with existing unit or attached 983-135B. MONTH _________ DAY __________

   C. REMINDER FREQUENCY

      |_| Annual        |_| Semi-Annual
      |_| Quarterly     |_| Monthly

      Available for TSA, EDC, SARSEP AND CORPORATE TRUSTEED AND UNIT BILLED IRA
      ONLY:

      |_| Semi-Monthly          |_| Bi-Weekly

   D. REMINDER AMOUNT $_________________________________

   E. BILLING MONTHS TO BE EXCLUDED - TSA ONLY

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

10.EXPECTED FIRST CONTRACT YEAR

   Contribution. $1000
                ----------------------------------------------------------------
   IF AN ADVANCED BILLING AND/OR CONTRACT DATE ARE REQUESTED, COMPLETE #9B
   AND #12.
--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ___________________________  Reminder Date ___________________________
Cert. or App# _______________________  Amendment Required_______________________
EDC Emp. Add. _______________________  Emp. Fed. ID# ___________________________
Frequency ___________________________  Contract Date ___________________________
--------------------------------------------------------------------------------
Receipt Date               Batch #          Inquiry #              Processor
--------------------------------------------------------------------------------
180-1000

--------------------------------------------------------------------------------
10. Did you receive the Separate Account Prospectus?     |X| Yes  |_| No
    Date shown on Prospectus  January 1, 1992
                            ----------------------------------------------------
    Date of any supplement to Prospectus _______________________________________

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.
    (a) Name of Employer: ABC Company
                          ------------------------------------------------------
    (b) Address of Employer:
             10 Main Street
     ---------------------------------------------------------------------------
             Anytown, NJ
     ---------------------------------------------------------------------------

    (c) Occupation    Sales
                   -------------------------------------------------------------
    (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
                                                         | | Yes |X| No
    (e) Estimated  Family  Annual Income  $100,000
                                        ----------------------------------------
    (f) Estimated Net Worth $250,000
                           -----------------------------------------------------
    (g) Investment Objective:  |_| Income       |X| Income & Growth
        |_| Aggressive Growth  |_| Growth       |_| Safety of Principal

12. SPECIAL INSTRUCTIONS

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

13. Amount paid with this form: $1000

    (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the certificate is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    AGREEMENT

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.
--------------------------------------------------------------------------------

   LAWS IN YOUR STATE MAY MAKE IT A CRIME TO FILL OUT AN INSURANCE OR ANNUITY APPLICATION WITH INFORMATION YOU KNOW IS FALSE OR TO LEAVE OUT MATERIAL FACTS.

--------------------------------------------------------------------------------

X__________________________________ Date_______ City __________ State __________
          Signature of Annuitant

X__________________________________ Date_______ City __________ State __________
          Signature of Authorized  Individual  (REQUIRED FOR EDC AND
          TRUSTEED) OR OWNER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 AGENT'S SECTION

Will any existing  insurance or annuity be replaced or changed (or has it been),
assuming the Contract will be issued?                       | | Yes | | No

|_| I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.
--------------------------------------------------------------------------------

Print Agent's Name(s)  Initial of  Agent  Agent  Agency    District      Agent's
(Service Agent first)  Last Name   Number   %     Code   Manager Code  Signature

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR AGENCY COMPLIANCE FILE: INITIALS OF AGENCY EQS___  Date ___ District EQS ___
                            Date ____
--------------------------------------------------------------------------------
(FOR ASU USE)
ASU Code and App. No. __________________________________________________________
ASU Rec'd. _____________________________________________________________________
Date to Proc. Off. ________________________________________________ Campaign |_|
Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

--------------------------------------------------------------------------------
Application reviewed by ________________________________________________________
--------------------------------------------------------------------------------
180-1000

<< 92 QPIB Missing

                             OWNER:         JOHN DOE
                         ANNUITANT:         JOHN DOE
                   CONTRACT NUMBER:         00 000 000
                        ISSUE DATE:         FEB 28, 1992
                     CONTRACT DATE:         FEB 28, 1992
                   RETIREMENT DATE:         JAN 1, 2020

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116

AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o TO PROVIDE the Annuitant with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract "we", "our", and "us" mean The Equitable Life Assurance Society of the United States ("Equitable"). "You" and "your" mean the Annuitant at the time a right is exercised by the Annuitant.

TEN DAYS TO EXAMINE CONTRACT - You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract.



/s/ Molly K. Heines                              /s/ Richard H. Jenrette

    Vice President and Secretary                 Chairman of the Board
                                                 and Chief Executive Officer


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.24 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.

No. 92 SEPA

The  Contract  is  issued  in   consideration  of  the  payment  to  us  of  the
Contributions made under the terms of the Contract.

The provisions on the following pages are part of this Contract. A copy of the application is incorporated in and made part of this Contract.

--------------------------------------------------------------------------------

TABLE OF CONTENTS

DEFINITIONS                                                                 Page

Section 1.01 - Annuitant.......................................................4
        1.02 - Annuity.........................................................4
        1.03 - Annuity Account Value...........................................4
        1.04 - Annuity Benefit.................................................4
        1.05 - Cash Value......................................................4
        1.06 - Class of Contracts..............................................4
        1.07 - Code............................................................4
        1.08 - Contract........................................................4
        1.09 - Contract Date...................................................4
        1.10 - Contract Year...................................................5
        1.11 - Contribution....................................................5
        1.12 - Divisions.......................................................5
        1.13 - Eligible Annuity Certain........................................5
        1.14 - Employer........................................................5
        1.15 - Guaranteed Interest Rate........................................5
        1.16 - Joint and Survivor Life Annuity Form............................5
        1.17 - Life Annuity Form...............................................5
        1.18 - Normal Form.....................................................5
        1.19 - Period Certain Annuity..........................................5
        1.20 - Plan............................................................5
        1.21 - Processing Office...............................................5
        1.22 - Retirement Date.................................................5
        1.23 - Separate Account................................................5
        1.24 - Separate Account Definitions....................................6
        1.25 - Transaction Date................................................7
        1.26 - Trust...........................................................7

ANNUITY ACCOUNT VALUE

Section 2.01 - Contributions...................................................7
        2.02 - Separate Account Investment Divisions...........................7
        2.03 - Guaranteed Interest Division....................................7
        2.04 - Allocation to Divisions.........................................7
        2.05 - Transfers Among Divisions.......................................7
        2.06 - Termination of this Contract....................................8
        2.07 - Partial Withdrawals.............................................8
        2.08 - Charges for Partial Withdrawals.................................8
        2.09 - Free Corridor Amount............................................8
        2.10 - Annual Administrative Charge....................................8
        2.11 - Death Benefit...................................................9

ANNUITY BENEFITS

Section 3.01 - Fixed Annuity Benefit...........................................9
        3.02 - Variable Annuity Benefit........................................9
        3.03 - Election and Commencement of Annuity Benefits...................9
        3.04 - Amount of Annuity Benefits.....................................10
        3.05 - Payment of Annuity Benefits....................................10

GENERAL PROVISIONS

Section 4.01 - Contract.......................................................12
        4.02 - Statutory Compliance...........................................12
        4.03 - Nonforfeitability, Nontransferability, and Assignments.........12
        4.04 - Beneficiary....................................................12
        4.05 - Disqualification...............................................13
        4.06 - Future Contributions...........................................13
        4.07 - Deferment......................................................13
        4.08 - Annual Notice..................................................13
        4.09 - Age............................................................13

No. 92 SEPA                                                               Page 2

                                     OWNER:         JOHN DOE
                                 ANNUITANT:         JOHN DOE
                           CONTRACT NUMBER:         00 000 000
                                ISSUE DATE:         FEB 28, 1992
                             CONTRACT DATE:         FEB 28, 1992
                           RETIREMENT DATE:         JAN 1, 2020
          INITIAL GUARANTEED INTEREST RATE:         7.50% TO MAR 31, 1992
          MINIMUM GUARANTEED INTEREST RATE:         6.00% TO DEC 31, 1992
                                                    3.00% AFTER DEC 31, 1992
                               BENEFICIARY:         JANE DOE
                               FORM NUMBER:         92 SEPA

--------------------------------------------------------------------------------

                           TABLE OF GUARANTEED VALUES

   ISSUE AGE 38 MALE                         $1000 ANNUAL CONTRIBUTION

    NUMBER OF YEARS            GUARANTEED       GUARANTEED PAID-UP MONTHLY
SINCE FIRST CONTRIBUTION       CASH VALUE           ANNUITY AT AGE 65*
--------------------------     ----------     ----------------------------

         1                          976                    6.62
         2                        1,946                   16.20
         3                        2,944                   26.67
         4                        3,998                   36.83
         5                        5,064                   46.70
         6                        6,220                   57.08
         7                        7,362                   67.50
         8                        8,538                   77.40
         9                        9,870                   87.15
         10                      11,263                   95.66
         11                      12,719                  103.93
         12                      14,242                  111.95
         13                      15,832                  119.74
         14                      17,337                  127.30
         15                      18,887                  134.64
         16                      20,484                  141.77
         17                      22,129                  148.69
         18                      23,822                  155.41
         19                      25,567                  161.94
         20                      27,364                  168.27
         24 (Age 62)             35,108                  191.82
         27 (Age 65)             41,547                  207.73


THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.10) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE ANNUITY ACCOUNT VALUE (SEE SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.

YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.

THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WILL BE SUBJECT TO A CHARGE (SEE SECTION 3.04).

*ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR) WITH JOINT ANNUITANT THE SAME AGE AS THE ANNUITANT.

No. 92 SEPA                                                               Page 3

--------------------------------------------------------------------------------
PART I - DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means the person who owns this Contract as shown on Page 3 and on whose behalf this Contract has been purchased and maintained, and who exercises all rights under the terms of this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the written program constituting a "Simplified Employee Pension," as described in Section 408(k) of the Code, as adopted by the Employer, which meets the requirements for qualification under Section 408(b) of the Code.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account, pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.16, 1.17, 3.01, and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where:

(a)   equals
      6% during  Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during  Contract Year 9
      3% during  Contract Year 10
      2% during  Contract Year 11
      1% during Contract Year 12
      0% thereafter

      of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made during the Current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior charges for partial withdrawals made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) your attainment of age 59 years and 6 months and your completion of at least five Contract Years, or

(ii) a distribution is made for a refund of a Contribution which exceeds the amounts which hay be contributed pursuant to Section 219 and/or 408(o) of the Code and the request for a distribution is received within one month of the date on which such Contribution was made, or

(iii) a distribution of deferrals disallowed by reason of failure to meet the requirements of Section 408(k)(6)(A)(ii) of the Code, including income thereon and less any loss allowable thereto, is made no later than April 15 following the calendar year of the Employer's notification of such disallowance, or

(iv)    a  distribution  of "excess  contributions,"  as such term is defined in
        Section 408(k)(6)(C)(ii) of the Code, including the income thereon and less any loss allowable thereto, is made no later than the end of the plan year of the Simplified Employee Pension following the plan year in which such excess contributions were made, or

(v) a distribution of "excess deferrals" as such term is defined in Section 402(g)(2) of the Code, including income thereon and less any loss allowable thereto, is made no later than April 15 following the year in which such excess deferrals were made, or

(vi) your completion of at least three Contract Years and you use the amount withdrawn to purchase from us a Period Certain Annuity of at least 10 years, or

(vii) your Annuity Account Value is applied to the election of a Life Annuity Form and Joint and Survivor Life Annuity Form distribution option, or

(viii)  your completion of at least twelve Contract Years, or

(ix) your attainment of age 55, your completion of at least five Contract Years and you use the amount withdrawn to purchase from us an Eligible Annuity Certain, or

(x)      you die and a distribution is made to the beneficiary.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract which is established for the exclusive benefit of you or your beneficiary.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.



No. 92 SEPA                                                               Page 4

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made in cash or by check to us on your behalf with respect to this Contract. We are under no obligation to accept any Contribution less than $20.00

Except in the case of a rollover contribution (as permitted by Sections 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3) of the
Code), or a Contribution made in accordance with the terms of a Simplified Employee Pension ("SEP") as contained in Section 408(k) of the Code, no Contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed $2,000 for any taxable year. In addition, amounts transferred to this Contract, to an individual retirement account, or annuity contract meeting the requirements of Section 408 of the Code are also not subject to the $2,000 limit on contributions.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following Divisions described in this
Contract:

(a) the Guaranteed Interest Division, and

(b) the Investment Divisions of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us, which extends beyond your attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.14 EMPLOYER. The term "Employer" means the sole proprietor, partnership or corporation that assumes in writing the obligations of the program constituting the Simplified Employee Pension. A sole proprietor is deemed to be his/her own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.15 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.16 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.17 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.18 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means, (i) if you have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spouse as the contingent annuitant (with 100% of the monthly payment amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PLAN. The term "Plan" means a Simplified Employee Pension Plan as described in Section 408(k) of the Code.

SECTION  1.21  PROCESSING  OFFICE.  The  term  "Processing   Office"  means  our
Individual Annuity Center, P.O. Box 2996, G.P.O., New York, New York 10116, or such other location as we shall designate by advance written notice to you.

SECTION 1.22 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain your retirement age as shown on page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date you attain age 59 years and 6 months nor shall be later than the first day of April following the calendar year in which you attain age 70 years and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.23 SEPARATE ACCOUNT. The term "Separate Account" means our Separate Account A, which is organized as a unit investment trust (a type of investment company). We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these Contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.


No. 92 SEPA                                                               Page 5

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated Trust or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which Equitable is open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments it is permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such a committee at any time;

(iii)   restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or subdivisions of Investment Divisions) to, or remove Investment Divisions (or subdivisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or subdivisions of Investment Divisions) of the Separate Account; and

(vii) withdraw from any Investment Division and to allocate to another Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for any applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money Market and Balanced Divisions, and 1.34% per year, for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risks. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. The relative proportion of these charges may be modified. The daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract. The maximum rate may not be altered without your approval.

SECTION 1.24 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after taking into account any amounts allocated or withdrawn for that Valuation Period).

c) is the daily asset charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981 the date the first Contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% or 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be

No. 92 SEPA                                                               Page 6

5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in a calendar month.

SECTION 1.25 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term "Transaction Date" means the business day the telephone transaction is received.

SECTION 1.26 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.

--------------------------------------------------------------------------------

PART II - ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. Contributions under this Contract are not fixed and may be made at any time and in any amount subject to the limits described in
Section 1.11 of this Contract. (If you make a Contribution which qualifies as a qualified plan rollover within the meaning of Section 402(a)(5) or 403(b)(8) of the Code, and such amount will be commingled with other Contributions under this Contract, such rollover contributions may not be rolled over to a qualified plan at a future date, unless otherwise provided by the Code).

Each Contribution received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Contributions will be allocated to the Division in accordance with the instructions received on your application, unless later charged.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, you will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units you have in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07 or 2.08 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) your election and commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) termination of this Contract, pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08, or 2.10 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date, pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts, we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under this Contract terminates on the earliest of (i) your election and commencement of annuity benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, and (iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.11.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request, or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be trans-


No. 92 SEPA                                                               Page 7
ferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Division, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. You may elect by written notice, to terminate this Contract. We will determine the Cash Value as of the Transaction Date.

The payment of such Cash Value to you may be deferred by us in accordance with the provisions of Section 4.07.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

We reserve the right to pay the Annuity Account Value under the Contract and terminate this Contract. This right may be exercised if (i) no Contributions are made on your behalf during the last three completed Contract Years and the Annuity Account Value is less than $500, or (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 months of the Contract Date shown on Page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. You may elect, by written notice to us, to make a partial withdrawal from the Divisions.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless we are instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount, in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)   is an amount equal to
      6% during Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during Contract Year 9
      3% during Contract Year 10
      2% during Contract Year 11
      1% during Contract Year 12
      0% thereafter

      of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means, if you have completed three Contract Years or attained age 59 years and 6 months, an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Contract Year. If you have not completed three Contract Years or attained age 59 years and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $10,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the

No. 92 SEPA                                                               Page 8

Annuity  Account  Value,  including  the amount of any  withdrawals  pursuant to
Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

If the Annuity Account Value is less than $10,000 on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or (b) the date of Termination of this Contract pursuant to Section 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the full Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $10,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of your death, we will pay to the beneficiary designated by you to receive such payment, pursuant to
Section 4.04 of this Contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum Death Benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the Cash Value of another annuity contract issued by us, or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the
Contract Cash Value or an alternate amount based on premiums paid or contributions made under the annuity contract, is transferred to this Contract, such Cash Value or alternative amount as of the date of transfer will be included in the sum of all Contributions in lieu of the amount of Cash Value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to your beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also, in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to your beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

--------------------------------------------------------------------------------

PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.24 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.23, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the fifth paragraph of
Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity payment is determined).

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value of this Contract in a single sum or (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to take partial withdrawals in amounts and at times as required by the Code and, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to you not more than six months before your Retirement Date.

No. 92 SEPA                                                               Page 9

If you elect to terminate this Contract, prior to the Retirement Date, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in Lieu of the Cash Value.

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form, issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or
(ii) the Cash Value, if the Annuity Form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charge from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below, or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your contract will be governed by our supplementary contract then in effect.

If an amount is applied to provide an Annuity Benefit, the amount to be applied will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under this Contract, as indicated, on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity form and Joint and Survivor Life Annuity Form are based on 3.5% interest and the 1983 Individual Annuity Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero. The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.24.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero, if such annuity form provides for a Fixed Annuity Benefit, and on the same such projected 1983 Basic Table "a", adjusted to a unisex basis based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section
1.24 if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed, in accordance with Section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder no later than the first day of April following the calendar year in which you attain age 70 and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 and six months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

No.92 SEPA                                                               Page 10

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date that distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Table V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin, pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date, distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, the payee thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a payee or payees to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.



No. 92 SEPA                                                              Page 11

                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                   FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                   100% OF PAYMENT AMOUNT CONTINUED TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

---------------------------------------------------------------------------------------------------------------------------------

   Age         60         61        62         63         64        65         66         67         68        69         70

---------------------------------------------------------------------------------------------------------------------------------

    60        4.52       4.56      4.60       4.64       4.68      4.71       4.75       4.79       4.82      4.85       4.88
    61                   4.60      4.65       4.69       4.73      4.77       4.81       4.85       4.89      4.92       4.96
    62                             4.69       4.74       4.78      4.83       4.87       4.92       4.96      5.00       5.03
    63                                        4.79       4.84      4.89       4.93       4.98       5.03      5.07       5.11
    64                                                   4.89      4.94       5.00       5.05       5.10      5.14       5.19

    65                                                             5.00       5.06       5.11       5.17      5.22       5.27
    66                                                                        5.12       5.18       5.24      5.29       5.35
    67                                                                                   5.24       5.31      5.37       5.43
    68                                                                                              5.37      5.44       5.51
    69                                                                                                        5.52       5.59

    70                                                                                                                   5.67
---------------------------------------------------------------------------------------------------------------------------------


                             ANNUITY BENEFIT PAYABLE
                            ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

-----------------------------------------------------------------------
                            VARIABLE ANNUITY BENEFIT PAYABLE ON
                           THE LIFE ANNUITY FORM IF ASSUMED BASE
                             RATE OF NET INVESTMENT RETURN IS
         Age                    3.5%                 5.0%
-----------------------------------------------------------------------

          60                    5.27                 6.16
          61                    5.39                 6.28
          62                    5.52                 6.41
          63                    5.66                 6.55
          64                    5.81                 6.70

          65                    5.97                 6.86
          66                    6.15                 7.03
          67                    6.33                 7.21
          68                    6.53                 7.41
          69                    6.74                 7.62

          70                    6.97                 7.85
-----------------------------------------------------------------------


We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.


--------------------------------------------------------------------------------
PART IV -- GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire agreement between the parties and the provisions of this Contract alone govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by an authorized officer of Equitable. This Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such rights shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations, or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity.

SECTION 4.03 NONFORFEITABILITY, NONTRANSFERABILITY, AND ASSIGNMENTS. Your entire interest under the Contract is nonforfeitable. This Contract is non-transferable except by surrender to us. Your interest under this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under this Contract may be assigned, commuted, or encumbered by the payee, unless otherwise permitted as described herein, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any Death Benefit payable pursuant to Section 2.11. Subject to Section 3.06, you may change such designation from time to time during your lifetime and while this Contract is in force. Any such designation or change will be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the Transaction Date, but without further liability as to any payment or other settlement made by us before receipt of such change.

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive, they will share equally.

No 92  SEPA                                                              Page 12

Any part of a death benefit payable pursuant to Section 2.11 for which there is no designated beneficiary living at your death will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by you, with respect to the beneficiary, subject to our rules then in effect. If at your death there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION. In the event that this Contract fails to qualify as an Annuity, we will have the right, upon receiving notice of such fact, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any Federal income tax payable which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to you or the Employer, as applicable, we reserve the right, at our sole discretion, to limit Contributions under this Contract, as required by law or if such contributions are in excess of the maximum amounts as permitted under the Code.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year we will furnish you with a notice showing the following:

(1)  the amount you have in the Guaranteed Interest Division,

(2) the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)  the Accumulation Unit Values,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)  the Annuity Account Value,

(6)  the Cash Value, and

(7)  the amount of death benefit payable with respect to you.

We will also furnish annual calendar year reports concerning the status of the Annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.



No. 92 SEPA                                                              Page 13

--------------------------------------------------------------------------------
   APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          PROCESSING OFFICE: INDIVIDUAL ANNUITY CENTER, P.O. BOX 2996,
                         NEW YORK, NEW YORK 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY
--------------------------------------------------------------------------------
TYPE OF PURCHASE (Complete One Plan Only)
A.  |_| TSA PUBLIC SCHOOL (GV-PS-I)
B.  |_| TSA 501(C)(3) ORGANIZATION (GV-501-I)
C.  |_| TSA University (GV-PS-U-I)
D.  |_| IRA Individual (Including IRA to IRA transfers) (GV-IRA 4971)
E.  |_| IRA Unit Billed (Including IRA to IRA transfers) (GV-IRA 4971)
F.  |_| IRA QUALIFIED PLAN ROLLOVER-- (QP IRA) (Distribution from a Qualified
        Plan) (GV-IRA 4971-71)
G.  |_| EDC (Public Employee Deferred Compensation) (GV-EDC 4991)
H.  |_| EDC (Tax Exempt Organization) (GV-EDC 4991-SU-080)
I.  |X| SEP (Simplified Employee Pension) (GV-SEP 4981)
J.  |_| SARSEP (Salary Reduction SEP) _________________________________________
K.  |_| CORPORATE TRUSTEED (GV-CORP 4941-41)
L.  |_| KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
         (trustee owned)
M.  |_| KEOGH/HR-10 (GV-HR-10 4911)
          (not trustee owned) (issued to existing units only)
--------------------------------------------------------------------------------
            DO NOT COMPLETE THIS SECTION IF 1.D OR 1.F CHECKED ABOVE

2.  EMPLOYER/PLAN NAME
    |A|B|C|_|C|O|M|P|A|N|Y|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

3.  |_| EXISTING UNIT NO. |_|_|_|_|_|_|-|_|_|_|
    |x| NEW UNIT  |0|0|0|1|2|3|-|4|5|6|

    (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP, OR TRUSTEED PLANS. FORM 983-135B IS REQUIRED)
--------------------------------------------------------------------------------

4.  PROPOSED ANNUITANT Print name to appear on Contract.

    |J|O|H|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|D|O|E|_|_|_|_|_|
         FIRST          MIDDLE INITIAL            LAST

    A.  |X| MR.  |_| MRS. |_| MS. |_| OTHER ____

    B.  Date of Birth:  Year  1954   Month  JANUARY  Day  27
                              ----          -------       --

    C.  Age at Nearest Birthday: 38               D. |X|  Male  |_|  Female
                                ----

    E.  Annuitant's Mailing Address:              F. State of Residence: N.J.
                                                                         ----
    No., St. |1|7|_|E|L|M|_|S|T|R|E|E|T|_|_|_|_|_|_|_|_|_|_|_|_|
       City  |A|N|Y|T|O|W|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
               State   |U|S|  Zip Code |0|2|0|0|0|-|0|0|0|1|

    G.  Telephone Number (101) 222 - 3456  |X| Home |_| Work
    H.  Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

    I.  Are you associated with or employed by a member of National
        Association of Securities Dealers, Inc.(NASD)?        |_| Yes |X| No

5. OWNER (Print  Name) -- If  Trusteed or EDC Plan Print Name of Owner,  for all
                           other Markets Print Name of Annuitant.
    JOHN DOE
   -----------------------------------------------------------------------------

   a. Title ____________________________________________________________________

6. RETIREMENT AGE  65
                 ---------------------------------------------------------------

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) (BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS.)

   JANE DOE - WIFE
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

8. CONTRIBUTION ALLOCATION

   Guaranteed Interest Division                20%
                                             -----

   Stock Division                              20%
                                             -----

   Money Market Division                       20%
                                             -----

   Balanced Division                           20%
                                             -----

   Aggressive Stock Division                   20%
                                             -----

   (PERCENTAGES IN WHOLE NUMBERS) Total       100%

9. CONTRIBUTIONS (NOT REQUIRED FOR 1.F)
   A. Reminder Notice (Billing) Required    |_| Yes |X| No
      IF YES, COMPLETE B-C-D-E

   B. REMINDER DATE Required for Individual IRA or otherwise must agree with existing unit or attached 983-135B. MONTH _________ DAY __________

   C. REMINDER FREQUENCY

      |_| Annual        |_| Semi-Annual
      |_| Quarterly     |_| Monthly

      Available for TSA, EDC, SARSEP AND CORPORATE TRUSTEED AND UNIT BILLED IRA
      ONLY:

      |_| Semi-Monthly          |_| Bi-Weekly

   D. REMINDER AMOUNT $_________________________________

   E. BILLING MONTHS TO BE EXCLUDED - TSA ONLY

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

10.EXPECTED FIRST CONTRACT YEAR

   Contribution. $1000
                ----------------------------------------------------------------
   IF AN ADVANCED BILLING AND/OR CONTRACT DATE ARE REQUESTED, COMPLETE #9B
   AND #12.
--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ___________________________  Reminder Date ___________________________
Cert. or App# _______________________  Amendment Required_______________________
EDC Emp. Add. _______________________  Emp. Fed. ID# ___________________________
Frequency ___________________________  Contract Date ___________________________
--------------------------------------------------------------------------------
Receipt Date               Batch #          Inquiry #              Processor
--------------------------------------------------------------------------------
180-1000

--------------------------------------------------------------------------------
10. Did you receive the Separate Account Prospectus?     |X| Yes  |_| No
    Date shown on Prospectus  January 1, 1992
                            ----------------------------------------------------
    Date of any supplement to Prospectus _______________________________________

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.
    (a) Name of Employer: ABC Company
                          ------------------------------------------------------
    (b) Address of Employer:
             10 Main Street
     ---------------------------------------------------------------------------
             Anytown, NJ
     ---------------------------------------------------------------------------

    (c) Occupation    Sales
                   -------------------------------------------------------------
    (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
                                                         | | Yes |X| No
    (e) Estimated  Family  Annual Income  $100,000
                                        ----------------------------------------
    (f) Estimated Net Worth $250,000
                           -----------------------------------------------------
    (g) Investment Objective:  |_| Income       |X| Income & Growth
        |_| Aggressive Growth  |_| Growth       |_| Safety of Principal

12. SPECIAL INSTRUCTIONS

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

13. Amount paid with this form: $1000

    (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the certificate is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    AGREEMENT

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.
--------------------------------------------------------------------------------

   LAWS IN YOUR STATE MAY MAKE IT A CRIME TO FILL OUT AN INSURANCE OR ANNUITY APPLICATION WITH INFORMATION YOU KNOW IS FALSE OR TO LEAVE OUT MATERIAL FACTS.

--------------------------------------------------------------------------------

X__________________________________ Date_______ City __________ State __________
          Signature of Annuitant

X__________________________________ Date_______ City __________ State __________
          Signature of Authorized  Individual  (REQUIRED FOR EDC AND
          TRUSTEED) OR OWNER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 AGENT'S SECTION

Will any existing  insurance or annuity be replaced or changed (or has it been),
assuming the Contract will be issued?                       | | Yes | | No

|_| I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.
--------------------------------------------------------------------------------

Print Agent's Name(s)  Initial of  Agent  Agent  Agency    District      Agent's
(Service Agent first)  Last Name   Number   %     Code   Manager Code  Signature

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR AGENCY COMPLIANCE FILE: INITIALS OF AGENCY EQS___  Date ___ District EQS ___
                            Date ____
--------------------------------------------------------------------------------
(FOR ASU USE)
ASU Code and App. No. __________________________________________________________
ASU Rec'd. _____________________________________________________________________
Date to Proc. Off. ________________________________________________ Campaign |_|
Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

--------------------------------------------------------------------------------
Application reviewed by ________________________________________________________
--------------------------------------------------------------------------------
180-1000

                                                                [EQUITABLE LOGO]

           Owner:

       Annuitant:

 Contract Number:

      Issue Date:

   Contract Date:

 Retirement Date:
--------------------------------------------------------------------------------

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES Processing Office: Individual Annuity Center, P O Box 2996, New York,
                              New York 10116-2996

AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o  TO PROVIDE the Annuitant with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract "we", "our", and "us" mean The Equitable Life Assurance Society of the United States ("Equitable"). "You" and "your" mean the Annuitant at the time a right is exercised by the Annuitant.

TEN DAYS TO EXAMINE CONTRACT -- You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution is allocated to such Investment Division to the date we receive the returned Contract.

        /s/Molly K. Heines                           /s/Joseph J. Melone

          Molly K. Heines                               Joseph J. Melone
   Vice President and Secretary                  Chairman of the Board and Chief
                                                       Executive Officer

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT 1S EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.24 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.

No. 92 SEPB

The  Contract  is  issued  in   consideration  of  the  payment  to  us  of  the
Contributions made under the terms of the Contract.

The provisions on the following pages are part of this Contract. A copy of the application is incorporated in and made part of this Contract.

--------------------------------------------------------------------------------
TABLE OF CONTENTS

Section  1.01 - Annuitant.....................................................4
         1.02 - Annuity.......................................................4
         1.03 - Annuity Account Value.........................................4
         1.04 - Annuity Benefit...............................................4
         1.05 - Cash Value....................................................4
         1.06 - Class of Contracts............................................4
         1.07 - Code..........................................................4
         1.08 - Contract .....................................................4
         1.09 - Contract Date.................................................4
         1.10 - Contract Year.................................................5
         1.11 - Contribution..................................................5
         1.12 - Divisions.....................................................5
         1.13 - Eligible Annuity Certain......................................5
         1.14 - Employer......................................................5
         1.15 - Guaranteed Interest Rate......................................5
         1.16 - Joint and Survivor Life
                Annuity Form..................................................5
         1.17 - Life Annuity Form.............................................5
         1.18 - Normal Form...................................................5
         1.19 - Period Certain Annuity........................................5
         1.20 - Plan..........................................................5
         1.21 - Processing Office.............................................5
         1.22 - Retirement Date...............................................5
         1.23 - Separate Account..............................................5
         1.24 - Separate Account
                Definitions...................................................6
         1.25 - Transaction Date..............................................7
         1.26 - Trust.........................................................7

ANNUITY ACCOUNT VALUE

Section  2.01 - Contributions.................................................7
         2.02 - Separate Account
                Investment Divisions..........................................7
         2.03 - Guaranteed Interest
                Division......................................................7
         2.04 - Allocation to Divisions.......................................7
         2.05 - Transfers Among Divisions.....................................7
         2.06 - Termination of this Contract..................................8
         2.07 - Partial Withdrawals...........................................8
         2.08 - Charges for Partial Withdrawals...............................8
         2.09 - Free Corridor Amount..........................................8
         2.10 - Annual Administrative Charge..................................8
         2.11 - Death Benefit.................................................9

ANNUITY BENEFITS

Section  3.01 - Fixed Annuity Benefit.........................................9
         3.02 - Variable Annuity Benefit......................................9
         3.03 - Election and Commencement
                of Annuity Benefits...........................................9
         3.04 - Amount of Annuity Benefits...................................10
         3.05 - Payment of Annuity Benefits..................................10

ANNUITY BENEFITS

Section  4.01 - Contract.....................................................12
         4.02 - Statutory Compliance.........................................12
         4.03 - Nonforfeitability,
                Nontransferability, and Assignments..........................12
         4.04 - Beneficiary..................................................12
         4.05 - Disqualification.............................................12
         4.06 - Future Contributions.........................................12
         4.07 - Deferment....................................................13
         4.08 - Annual Notice................................................13
         4.09 - Age..........................................................13


No. 92 SEPB                                                              Page 2

--------------------------------------------------------------------------------
                              PART I -- DEFINITIONS

SECTION 1.01 ANNUITANT. The term "Annuitant" means the person who owns this Contract as shown on Page 3 and on whose behalf this Contract has been purchased and maintained, and who exercises all rights under the terms of this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the written program constituting a "Simplified Employee Pension," as described in Section 408(k) of the Code, as adopted by the Employer, which meets the requirements for qualification under Section 408(b) of the Code.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account, pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.16, 1.17, 3.01, and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where:

(a) equals
    6% during Contract Years 1 through 5
    5% during Contract Years 6 through 8
    4% during Contract Year 9
    3% during Contract Year 10
    2% during Contract Year 11
    1% during Contract Year 12
    0% thereafter
    of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made during the Current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior charges for partial withdrawals made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount. A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) your attainment of age 59 years and 6 months and your completion of at least five Contract Years, or

(ii) a distribution is made for a refund of a Contribution which exceeds the amounts which may be contributed pursuant to Section 219 and/or 408(o) of the Code and the request for a distribution is received within one month of the date on which such Contribution was made, or

(iii) a distribution of deferrals disallowed by reason of failure to meet the requirements of Section 408(k)(6)(A)(ii) of the Code, including income thereon and less any loss allowable thereto, is made no later than April 15 following the calendar year of the Employer's notification of such disallowance, or

(iv)   a  distribution  of  "excess  contributions,"  as such term is defined in
       Section 408(k)(6)(C)(ii) of the Code, including the income thereon and less any loss allowable thereto, is made no later than the end of the plan year of the Simplified Employee Pension following the plan year in which such excess contributions were made, or

(v) a distribution of "excess deferrals" as such term is defined in Section 402(g)(2) of the Code, including income thereon and less any loss allowable thereto, is made no later than April 15 following the year in which such excess deferrals were made, or

(vi) your completion of at least three Contract Years and you use the amount withdrawn to purchase from us a Period Certain Annuity of at least 10 years, or

(vii) your Annuity Account Value is applied to the election of a Life Annuity Form and Joint and Survivor Life Annuity Form distribution option, or

(viii) your completion of at least twelve Contract Years, or

(ix) your attainment of age 55, your completion of at least five Contract Years and you use the amount withdrawn to purchase from us an Eligible Annuity certain, or

(x)    you die and a distribution is made to the beneficiary.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract which is established for the exclusive benefit of you or your beneficiary.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.


No. 92 SEPB                                                               Page 4

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made in cash or by check to us on your behalf with respect to this Contract. We are under no obligation to accept any Contribution less than $20.00.

Except in the case of a rollover contribution (as permitted by Sections 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), or 408(d)(3) of the
Code), or a Contribution made in accordance with the terms of a Simplified Employee Pension ("SEP") as contained in Section 408(k) of the Code, no Contributions will be accepted unless they are in cash, and the total of such contributions shall not exceed $2,000 for any taxable year. In addition, amounts transferred to this Contract, to an individual retirement account, or annuity contract meeting the requirements of Section 408 of the Code are also not subject to the $2,000 limit on contributions.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following Divisions described in this
Contract:
(a) the Guaranteed Interest Division, and
(b) the Investment Divisions of the Separate Account.

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us, which extends beyond your attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is no withdrawal or single sum payment) prior to your attainment of age 59 years and 6 months.

SECTION 1.14 EMPLOYER. The term "Employer" means the sole proprietor, partnership or corporation that assumes in writing the obligations of the program constituting the Simplified Employee Pension. A sole proprietor is deemed to be his/her own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.15 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes the determination of the rate to apply thereafter.

SECTION 1.16 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payment depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. The percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.17 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.18 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means, (i) if you have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spouse as the contingent annuitant (with 100% of the monthly payment amount continued to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.19 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.20 PLAN. The term "Plan" means a Simplified Employee Pension Plan, as described in Section 408(k) of the Code.

SECTION  1.21  PROCESSING  OFFICE.  The  term  "Processing   Office"  means  our
Individual Annuity Center, P O Box 2996, New York, New York 10116-2996, or such other location as we shall designate by advance written notice to you.

SECTION 1.22 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain your retirement age as shown on Page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). No Retirement Date shall be earlier than the date you attain age 59 years and 6 months nor shall be later than the first day of April following the calendar year in which you attain age 70 years and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.23 SEPARATE ACCOUNT. The term the "Separate Account" means our Separate Account A, which is organized as a unit investment trust (a type of investment company). We established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these Contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

No. 92 SEPB                                                               Page 5


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The  Separate  Account  consists  of  "Investment  Divisions".  Each  Investment
Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated Trust or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which Equitable is open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments it is permitted by law to make. We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such a committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or subdivisions of Investment Divisions) to, or remove Investment Divisions (or subdivisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets of a Class of Contracts to which this Contract belongs, were placed);

(vi)  combine  any  two  or  more  Investment   Divisions  (or  subdivisions  of
      Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law. Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for any applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money Market and Balanced Divisions, and 1.34% per year, for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risks. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.24. The relative proportion of these charges may be modified. The daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract. The maximum rate may not be altered without your approval.

SECTION 1.24 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after taking into account any amounts allocated or withdrawn for that Valuation Period).

c) is the daily asset charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% or 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

No. 92 SEPB                                                               Page 6


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AVERAGE  ANNUITY  UNIT VALUE:  The  "Average  Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in a calendar month.

SECTION 1.25 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term "Transaction Date" means the business day the telephone transaction is received.

SECTION 1.26 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.

--------------------------------------------------------------------------------
                        PART II -- ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. Contributions under this Contract are not fixed and may be made at any time and in any amount subject to the limits described in
Section 1.11 of this Contract. (If you make a Contribution which qualifies as a qualified plan rollover within the meaning of Section 402(a)(5) or 403(b)(8) of the Code, and such amount will be commingled with other Contributions under this Contract, such rollover contributions may not be rolled over to a qualified plan at a future date, unless otherwise provided by the Code). Each Contribution received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Contributions will be allocated to the Division in accordance with the instructions received on your application, unless later changed.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, you will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units you have in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07 or 2.08 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) your election and commencement of Annuity Benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) termination of this Contract, pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08, or 2.10 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date, pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts, we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under this Contract terminates on the earliest of (i) your election and commencement of annuity benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, and (iii) termination of this Contract, pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.11.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request, or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests

No. 92 SEPB                                                               Page 7


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through the use of a touch tone  telephone.  All transfers  will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Division, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. You may elect by written notice, to terminate this Contract. We will determine the Cash Value as of the Transaction Date.

The payment of such Cash Value to you may be deferred by us in accordance with the provisions of Section 4.07.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

We reserve the right to pay the Annuity Account Value under the Contract and terminate this Contract. This right may be exercised if (i) no Contributions are made on your behalf during the last three completed Contract Years and the Annuity Account Value is less than $500, or (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days of the Contract Date shown on Page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. You may elect, by written notice to us, to make a partial withdrawal from the Divisions.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by you. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless we are instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount, in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:


(a) is an amount equal to
    6% during Contract Years 1 through 5
    5% during Contract Years 6 through 8
    4% during Contract Year 9
    3% during Contract Year 10
    2% during Contract Year 11
    1% during Contract Year 12
    0% thereafter

    of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means, if you have completed three Contract Years or attained age 59 years and 6 months, an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Contract Year. If you have not completed three Contract Years or attained age 59 years and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $10,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value, including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

No. 92 SEPB                                                               Page 8


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If the  Annuity  Account  Value  is less  than  $10,000,  on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or (b) the date of Termination of this Contract pursuant to Section 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the full Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $10,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.11 DEATH BENEFIT. Upon receipt of due proof of your death, we will pay to the beneficiary designated by you to receive such payment, pursuant to
Section 4.04 of this Contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum Death Benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the Cash Value of another annuity contract issued by us, or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement equal to the greater of the
Contract Cash Value or an alternate amount based on premiums paid or contributions made under the annuity contract, is transferred to this Contract, such Cash Value or alternative amount as of the date of transfer will be included in the sum of all Contributions in lieu of the amount of Cash Value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to your beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also, in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to your beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

--------------------------------------------------------------------------------
                          PART III -- ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.24 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.23, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the fifth paragraph of
Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity payment is determined).

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value of this Contract in a single sum or (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to take partial withdrawals in amounts and at times as required by the Code and, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract, prior to the Retirement Date, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

No. 92 SEPB                                                               Page 9

We will have the right to require you to furnish pertinent information to provide an Annuity Benefit and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form, issued by us or one of our affiliated or subsidiary life insurance companies.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or
(ii) the Cash Value, if the Annuity Form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charge from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below, or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your contract will be governed by our supplementary contract then in effect.

If an amount is applied to provide an Annuity Benefit, the amount to be applied will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under this Contract, as indicated, on the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on 3.5% interest and the 1983 Individual Annuity Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero. The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.24.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero, if such annuity form provides for a Fixed Annuity Benefit, and on the same such projected 1983 Basic Table "a", adjusted to a unisex basis based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section
1.24 if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed, in accordance with Section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder no later than the first day of April following the calendar year in which you attain age 70 years and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either non-increasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 years and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

No. 92 SEPB                                                              Page 10

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date that distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 years and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin, pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date, distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, the payee thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a payee or payees to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

No. 92 SEPB                                                              Page 11

--------------------------------------------------------------------------------

                     TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                   FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                   100% OF PAYMENT AMOUNT CONTINUED TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

------------------------------------------------------------------------------------------------------------------------------
   Age       60         61        62         63         64        65         66         67         68        69         70
------------------------------------------------------------------------------------------------------------------------------
   60       4.52       4.56      4.60       4.64       4.68      4.71       4.75       4.79       4.82      4.85       4.88
   61                  4.60      4.65       4.69       4.73      4.77       4.81       4.85       4.89      4.92       4.96
   62                            4.69       4.74       4.78      4.83       4.87       4.92       4.96      5.00       5.03
   63                                       4.79       4.84      4.89       4.93       4.98       5.03      5.07       5.11
   64                                                  4.89      4.94       5.00       5.05       5.10      5.14       5.19

   65                                                            5.00       5.06       5.11       5.17      5.22       5.27
   66                                                                       5.12       5.18       5.24      5.29       5.35
   67                                                                                  5.24       5.31      5.37       5.43
   68                                                                                             5.37      5.44       5.51
   69                                                                                                       5.52       5.59

   70                                                                                                                  5.67
------------------------------------------------------------------------------------------------------------------------------


                            ANNUITY BENEFIT PAYABLE
                            ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

------------------------------------------------------------------------
                      VARIABLE ANNUITY BENEFIT PAYABLE ON
                      THE LIFE ANNUITY FORM IF ASSUMED BASE
                      RATE OF NET INVESTMENT RETURN IS:

   Age                   3.5%                      5.0%
------------------------------------------------------------------------
   60                    5.27                     6.16
   61                    5.39                     6.28
   62                    5.52                     6.41
   63                    5.66                     6.55
   64                    5.81                     6.70

   65                    5.97                     6.86
   66                    6.15                     7.03
   67                    6.33                     7.21
   68                    6.53                     7.41
   69                    6.74                     7.62

   70                    6.97                     7.85
------------------------------------------------------------------------

We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

--------------------------------------------------------------------------------
                          PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire agreement between the parties and the provisions of this Contract alone govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by an authorized officer of Equitable. This Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such rights shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations, or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity.

SECTION 4.03 NONFORFEITABILITY, NONTRANSFERABILITY, AND ASSIGNMENTS. Your entire interest under the Contract is nonforfeitable. This Contract is non-transferable except by surrender to us. Your interest under this Contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than Equitable.

No amount payable under this Contract may be assigned, commuted, or encumbered by the payee, unless otherwise permitted as described herein, and, to the extent permitted by law, no such amount will in any way be subject to any claim against such payee.

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any Death Benefit payable pursuant to Section 2.11. Subject to Section 3.06, you may change such designation from time to time during your lifetime and while this Contract is in force. Any such designation or change will be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the Transaction Date, but without further liability as to any payment or other settlement made by us before receipt of such change.

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive, they will share equally.

No. 92 SEPB                                                              Page 12

Any part of a death benefit payable pursuant to Section 2.11 for which there is no designated beneficiary living at your death will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity elected by you, with respect to the beneficiary, subject to our rules then in effect. If at your death there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION. In the event that this Contract fails to qualify as an Annuity, we will have the right, upon receiving notice of such fact, to terminate this Contract and pay to you the Annuity Account Value less a deduction for the appropriate part attributable to you of any Federal income tax payable which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to you or the Employer, as applicable, we reserve the right, at our sole discretion, to limit Contributions under this Contract, as required by law or if such contributions are in excess of the maximum amounts as permitted under the Code.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year we will furnish you with a notice showing the following:

(1)the amount you have in the Guaranteed Interest Division,

(2)the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)the Accumulation Unit Values,

(4)the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)the Annuity Account Value,

(6)the Cash Value, and

(7)the amount of death benefit payable with respect to you.

We will also furnish annual calendar year reports concerning the status of the Annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

No. 92 SEPB                                                              Page 13

                         OWNER:    JOHN DOE
                     ANNUITANT:    JOHN DOE
               CONTRACT NUMBER:    00 000 00
                    ISSUE DATE:    FEB 28, 1992
                 CONTRACT DATE:    FEB 28, 1992
               RETIREMENT DATE:    JAN 1, 2020


THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116


AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 or in part to any one, as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o  TO PROVIDE the Annuitant with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "We", "our" and "us" mean the Equitable Life Assurance Society of the United States. "You" and "your" mean the Annuitant at the time a right is exercised by the Annuitant.

TEN DAYS TO EXAMINE CONTRACT--You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us on your behalf under this Contract.


/s/Molly K. Heines                                   /s/Richard H. Jenrette

VICE PRESIDENT AND SECRETARY                         CHAIRMAN OF THE BOARD
                                                     AND CHIEF EXECUTIVE OFFICER


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.26 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.


No. 92 TSAA

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.

--------------------------------------------------------------------------------
TABLE OF CONTENTS

DEFINITIONS                                                        Page

Section     1.00 - Agreement..........................................4
            1.01 - Annuitant..........................................4
            1.02 - Annuity............................................4
            1.03 - Annuity Account Value..............................4
            1.04 - Annuity Benefit....................................4
            1.05 - Cash Value.........................................4
            1.06 - Class of Contracts.................................5
            1.07 - Code...............................................5
            1.08 - Contract...........................................5
            1.09 - Contract Date......................................5
            1.10 - Contract Year......................................5
            1.11 - Contribution.......................................5
            1.12 - Divisions..........................................5
            1.13 - Elective Deferrals.................................5
            1.14 - Eligible Annuity Certain...........................5
            1.15 - Employer...........................................5
            1.16 - ERISA..............................................5
            1.17 - Guaranteed Interest Rate...........................5
            1.18 - Joint and Survivor Life Annuity Form...............5
            1.19 - Life Annuity Form..................................5
            1.20 - Normal Form........................................5
            1.21 - Period Certain Annuity.............................5
            1.22 - Plan...............................................6
            1.23 - Processing Office..................................6
            1.24 - Retirement Date....................................6
            1.25 - Separate Account...................................6
            1.26 - Separate Account Definitions.......................7
            1.27 - Transaction Date...................................7
            1.28 - Trust..............................................7

ANNUITY ACCOUNT VALUE

Section     2.01 - Contributions......................................8
            2.02 - Separate Account Investment Divisions..............8
            2.03 - Guaranteed Interest Division.......................8
            2.04 - Allocation to Divisions............................8
            2.05 - Transfers Among Divisions..........................8
            2.06 - Termination of this Contract.......................9
            2.07 - Partial Withdrawals................................9
            2.08 - Charges for Partial Withdrawals....................9
            2.09 - Free Corridor Amount..............................10
            2.10 - Restrictions on Distributions.....................10
            2.11 - Annual Administrative Charge......................10
            2.12 - Death Benefit.....................................10
            2.13 - Loans.............................................11

ANNUITY BENEFITS

Section     3.01 - Fixed Annuity Benefit.............................12
            3.02 - Variable Annuity Benefit..........................12
            3.03 - Election and Commencement of Annuity Benefits.....12
            3.04 - Amount of Annuity Benefits........................13
            3.05 - Payment of Annuity Benefits.......................13
            3.06 - Special Annuity and Spousal Consent Provisions....15

GENERAL PROVISIONS

Section     4.01 - Contract..........................................16
            4.02 - Statutory Compliance..............................16
            4.03 - Nontransferability and Assignments................16
            4.04 - Beneficiary.......................................16
            4.05 - Disqualification of Plan or Contract..............17
            4.06 - Future Contributions..............................17
            4.07 - Deferment.........................................17
            4.08 - Annual Notice.....................................17
            4.09 - Age...............................................17


No. 92 TSAA                                                               Page 2

                           OWNER:    JOHN DOE
                       ANNUITANT:    JOHN DOE
                 CONTRACT NUMBER:    00 000 00
                      ISSUE DATE:    FEB 28, 1992
                   CONTRACT DATE:    FEB 28, 1992
                 RETIREMENT DATE:    JAN 1, 2020
INITIAL GUARANTEED INTEREST RATE:    7.50% TO MAR 31, 1992
MINIMUM GUARANTEED INTEREST RATE:    6.00% TO DEC 31, 1992
                                     3.00% AFTER DEC 31, 1992
                     BENEFICIARY:    JANE DOE
                     FORM NUMBER:    92 TSAA

--------------------------------------------------------------------------------
                           TABLE OF GUARANTEED VALUES

   ISSUE AGE 38 MALE                           $1000 ANNUAL CONTRIBUTION

     NUMBER OF YEARS              GUARANTEED         GUARANTEED PAID-UP MONTHLY
SINCE FIRST CONTRIBUTION         CASH VALUE             ANNUITY AT AGE 65*
------------------------         ----------             ------------------
        1                              977                      6.63
        2                            1,946                     16.20
        3                            2,944                     26.67
        4                            3,998                     36.84
        5                            5,064                     46.70
        6                            6,220                     56.28
        7                            7,362                     65.59
        8                            8,538                     74.62
        9                            9,841                     83.38
       10                           11,204                     91.90
       11                           12,629                    100.16
       12                           14,118                    108.18
       13                           15,673                    115.97
       14                           17,144                    123.54
       15                           18,658                    131.18
       16                           20,218                    138.64
       17                           21,824                    145.90
       18                           23,479                    152.80
       19                           25,213                    159.70
       20                           27,000                    166.03
       24 (Age 62)                  34,697                    189.57
       27 (Age 65)                  41,098                    205.49

THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.11) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE ANNUITY ACCOUNT VALUE (SEE SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS AND EARNINGS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.

YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.

THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WILL BE SUBJECT TO A CHARGE (SEE SECTION 3.04).

*ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR)WITH JOINT ANNUITANT THE SAME AGE AS THE ANNUITANT.


No. 92 TSAA                                                               Page 3

--------------------------------------------------------------------------------
PART I--DEFINITIONS

SECTION 1.00 AGREEMENT. The term "Agreement" means an agreement described in Treasury Regulation Section 1.403(b)-1(b)(3) between an Employer and an employee of the Employer, in which the Employer agrees to purchase an Annuity for the employee. If Employer contributions to purchase the Annuity result from the employee's agreement to take a reduction in future salary or forgo a future salary increase, such Agreement is referred to as a "Salary Reduction Agreement" within the meaning of Sections 402(g)(3)(C) and 3121(a)(5)(D) of the Code.

SECTION 1.01 ANNUITANT. The term "Annuitant" means the owner of this Contract, as shown on page 3 and on whose behalf this Contract has been purchased and is maintained, and who exercises all rights under this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan or Agreement, which contract meets the requirements for qualification under Section 403(b) of the Code.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03, plus any reserve or suspense account pursuant to loans under Section 2.13.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.18, 1.19, 1.20, 3.01 and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where

(a)     equals
        6% during Contract Years 1 through 5
        5% during Contract Years 6 through 8
        4% during Contract Year 9
        3% during Contract Year 10
        2% during Contract Year 11
        1% during Contract Year 12
        0% thereafter

        of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior charges for partial withdrawals made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) your attainment of age 59 and 6 months, and your completion of at least five Contract Years, or

(ii)    you die and a distribution is made to your beneficiary, or

(iii) your attainment of age 55, your completion of at least five Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.14, or

(iv) your completion of at least three Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.21, where the certain period of such annuity is at least ten years, or

(v) the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Life Annuity distribution option, or

(vi) your attainment of age 55, your completion of at least five Contract Years, and separation from service, or

(vii)   your completion of at least twelve Contract Years.


No. 92 TSAA                                                               Page 4

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same Calendar Year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us for you with respect to an Annuity purchased for you under the Plan. We are under no obligation to accept any Contribution less than $20.00. Contributions may be either Elective Deferrals or Employer Contributions pursuant to the Plan. The Employer shall indicate to us the amount and type of each Contribution.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following Divisions described in this
Contract:

(a) the Guaranteed Interest Division, and

(b) the Investment Division of the Separate Account.

SECTION  1.13  ELECTIVE   DEFERRALS.   The  term  "Elective   Deferrals"   means
Contributions  made  pursuant  to a Salary  Reduction  Agreement  as  defined in
Section 1.00.

SECTION 1.14 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us which extends beyond your attainment of age 59 and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 and 6 months.

SECTION 1.15 EMPLOYER. The term "Employer" means (i) an organization described in Section 501(c)(3) of the Code which is exempt from Federal income tax under
Section 501(a) of the Code; or (ii) a State, political subdivision of a State, or an agency or instrumentality of any one or more of the foregoing, in connection with services performed by an employee for an educational organization described in Section 170(b)(1)(A)(ii) of the Code.

SECTION 1.16 ERISA. The term ERISA means the Employee Retirement Income Security Act as amended.

SECTION 1.17 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on page 3 of this Contract. Section 2.03 describes the determination of the Rate to apply thereafter.

SECTION 1.18 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.19 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us or one of our affiliated or subsidiary life insurance companies, providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.20 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means (i) if you have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (with 100% of the monthly amount payable to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.21 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us or one of our affiliated or subsidiary life insurance companies, which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).


No. 92 TSAA                                                               Page 5

SECTION 1.22 PLAN. The term "Plan" means a program established by an Employer, for the purchase of Annuities on behalf of employees. The Employer shall be the "Plan Administrator" within the meaning of Section 414(g) of the Code and applicable Treasury Regulations.

SECTION 1.23 PROCESSING OFFICE. The term "Processing Office" mean our Individual Annuity Center, P.O. Box 2996, G.P.O., New York, New York 10116, or such other location as we shall designate by advance written notice to the Employer, or the Plan's Trustee, as applicable, and to you.

SECTION 1.24 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain your retirement age as shown on page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). The Retirement Date selected either initially or by later change must be in accordance with the terms of the Plan. No Retirement Date shall be later than the date of your attainment of age 70 and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.25 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A which is organized as a unit investment trust (a type of investment company). We have established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these Contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not a part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio of the securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account; (The term "Investment Division" in this Contract shall then refer to any other Investment Division in which the asset of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw from any Investment Division and to allocate to another Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.


No. 92 TSAA                                                               Page 6

If the exercise of these rights in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for any applicable tax charges) at a rate not to exceed 1.49% per year for the Stock, Money Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.25. The relative proportion of these charges may be modified. The daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract. The maximum rate may not be altered without your approval.

SECTION 1.26 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated to or withdrawn for that Valuation Period).

(c) is the daily asset charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Account Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The Average Annuity Unit Value for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.27 TRANSACTION DATE. The Transaction Date is the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term Transaction Date is the business day the telephone transaction is received.

SECTION 1.28 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.


NO. 92 TSAA                                                               Page 7

--------------------------------------------------------------------------------
PART II--ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. The Employer is to make Contributions, from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or Agreement. You are to specify the amount to be allocated to each Division.

Each Contribution received by us with respect to you will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Pursuant to the terms of the Plan, if  applicable,  you may, with our agreement,
(i) transfer to this Contract any amount held under a contract or account that meets the requirements of Section 403(b) of the Code ("Transferred Funds"), or
(ii) roll over contributions from a contract or account that meets the requirements of Section 403(b) of the Code, or from a conduit individual retirement arrangement described in (i) above, as to what portion, if any, of the amounts of the Transferred Funds which are exempt from the distribution restrictions described in Section 2.10, and the minimum distribution rules described in Section 3.05, we will treat all such amounts as being subject to such restrictions. Any Transferred Funds from a contract not issued by us will, before allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units you have in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07, 2.08 or 2.13, or transferred from the Investment Division pursuant to Section 2.05. The amount you have in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date, and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) your election and commencement of annuity benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) termination of this Contract pursuant to Section 2.06.

SECTION 2.03 GUARANTEED INTEREST DIVISION. Any amount allocated to the Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts. The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 or 2.13, plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08 or 2.13 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest of (i) election and commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, and
(iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract, pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.12.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for


No. 92 TSAA                                                               Page 8
telephone transfers is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Division, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, including, for Plans subject to Title I of ERISA, if applicable, the spousal consent rules set forth in Section 3.06, you may elect, by written notice, to terminate this Contract. In addition, termination of the Contract is subject to the restrictions on distributions set forth in Section
2.10 of this Contract. We will determine the Cash Value as of the Transaction Date we receive your written election.

The payment of such Cash Value to you may be deferred by us in accordance with the provisions of Section 4.07.

Subject to the terms of the Plan, and the restrictions on distributions set forth in Section 2.10, we reserve the right to pay the Annuity Account Value under this Contract and terminate this Contract. This right may be exercised only if both (i) you made no Contributions during the last three completed
Contract Years, and the Annuity Account Value is less than $500, or (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 months of the Contract Date shown on page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, and the restrictions on distributions set forth in
Section 2.10, you may elect, by written notice to us, to make partial withdrawal from the Divisions. For Plans subject to Title I of ERISA, partial withdrawals may be subject to the spousal consent rules if applicable, set forth in Section 3.06.

Following receipt of your written notice, we will pay the lesser of the Cash Value, less any funds restricted pursuant to Section 2.13, or the amount of partial withdrawal requested to the person entitled to receive such payment as you designate to us in writing. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300, or where the request violates the provisions of Sections 2.07 or 3.06. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount, in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)     is an amount equal to
        6% during Contract Years 1 through 5
        5% during Contract Years 6 through 8
        4% during Contract Year 9
        3% during Contract Year 10
        2% during Contract Year 11
        1% during Contract Year 12
        0% thereafter


NO. 92 TSAA                                                               Page 9
        of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means if you have completed three Contract Years or attained age 59 and 6 months an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 in the current Contract Year or pursuant to the repayment of interest or principal on a loan, in the Current Contract Year. If you have not completed three Contract Years or attained age 59 and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 RESTRICTIONS ON DISTRIBUTIONS. Notwithstanding anything in this Contract to the contrary, payments of Cash Value pursuant to the termination of this Contract under Section 2.06, partial withdrawals under Section 2.07, death benefits under Section 2.12 or Annuity Benefits under Section 3.03 may be limited as provided in Section 403(b)(11) of the Code and in this Section, to the extent they are attributable to Elective Deferral Contributions made to this Contract after December 31, 1988 and earnings credited after December 31, 1998 on Elective Deferral Contributions made before and after December 31, 1988 (collectively, "Restricted Amounts").

Distributions of Restricted Amounts may not be made until you attain age 59 years and six months, separate from service, die, or become disabled (within the meaning of Section 72(m)(7) of the Code). Distributions of Elective Deferral Contributions made after December 31, 1988--(but not any earnings credited after December 31, 1988 attributable to Elective Deferral Contributions made before or after December 31, 1988) may also be made in the case of hardship (within the meaning of Section 403(b)(11) of the Code and applicable Treasury Regulations). If you request payment of Restricted Amounts on the grounds of disability or hardship you must furnish to us proof of such disability or hardship as may be required by the Plan, the Code, and applicable Treasury Regulations in a form satisfactory to us.

SECTION 2.11 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $25,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions. For this purpose, any loan reserve amount is included within the Guaranteed Interest Division. The portion of the charge attributable to the Guaranteed Interest Division and any loan reserve account will be first withdrawn from the Guaranteed Interest Division and then, if the amount you have in the Guaranteed Interest Division is not sufficient, the remaining allocation will be withdrawn from the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

If the Annuity Account Value is less than $25,000, on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03 or (b) the date of Termination of this Contract pursuant to Section 2.06 or 2.12, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $25,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.12 DEATH BENEFIT. Upon receipt of due proof of your death, we will pay to the beneficiary designated to receive such payment, pursuant to Section 4.04 of this Contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value less any outstanding loan and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section
2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the Cash Value of another annuity contract issued by us, or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement is equal to the greater of the contract Cash Value or alternate amount based on premiums paid or Contributions made under the annuity contract, is transferred to this Contract, such Cash Value or an alternative amount as of the date of transfer, will be included in the "sum of all Contributions" in lieu of the amount of Cash Value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit, for Plans subject to Title I of ERISA.


NO. 92 TSAA                                                              Page 10

Distributions pursuant to this Section are subject to the terms of the Plan and the Spousal Consent Rules set forth in Section 3.06 for Plans subject to Title I of ERISA.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.13 LOANS. Unless otherwise restricted by the Plan or the Code, you may effect a loan under this Contract before the election and commencement of Annuity Benefits. However, if the issuance of this Contract is pursuant to the terms of a Plan subject to Title I of ERISA, then loans shall not be available under this Contract. Future restrictions in the Code may require revision or withdrawal of the loan provisions as provided below. Your Annuity Account Value (including the loan reserve account as described below) will be the sole security for the loan. A loan is effective on the first day of the month following the date your loan agreement form is approved by us.

The amount of the loan may not be more than (i) 80% of the Annuity Account Value of this Contract, if such total Annuity Account Value is greater than or equal to $3,750 and less than $12,500, (ii) $10,000, if the Annuity Account Value is greater than or equal to $12,500 and less than $20,000, and (iii) 50% of the Annuity Account Value if the Annuity Account Value is greater than or equal to $20,000, but in no event shall the loan amount exceed $50,000 less the highest outstanding balance under this Contract during the one year period ending the day before the effective date of the loan. The minimum loan permitted is $3,000. For this purpose, the Annuity Account Value is taken as of the loan effective date. Only one outstanding loan is permitted at a time under this Contract.

As a condition for granting a loan, we will require you to represent that the loan amount requested, when aggregated with loans (principal plus interest) from all qualified plans of your Employer, does not exceed the greater of $10,000 or 50% of the value of your nonforfeitable accrued benefits, and in no event exceeds $50,000 less the highest outstanding balance of all loans from qualified plans during the one year period ending on the day before the effective date of the loan. We reserve the right to also require that you elect not to have income tax withholding apply with respect to an interest and/or loan principal that would otherwise be subject to withholding.

The loan term will be either (i) ten years, if you represent that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which, within a reasonable period of time, is to be used as your principal residence or (ii) five years. In any event, the loan term may not extend beyond, that is, full repayment of the loan will be required upon the earlier of (i) the election and commencement of Annuity Benefits pursuant to Section 3.03, (ii) the date we received written notice from you to terminate this Contract pursuant to
Section 2.06, (iii) the date we pay a Death Benefit pursuant to Section 2.12, and (iv) any date provided for such loans by Federal tax rules including acceleration of the loan repayment in order that the operation of the loan provisions do not adversely affect the tax treatment of this Contract.

On the loan effective date, we will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at the effective annual rate of 4% during the loan term and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in this Contract. You may specify from which Divisions these amounts are to be transferred. In the absence of your direction, or if your directions cover only part of the amount required to be transferred to the loan reserve account, we will transfer the required (or additional required) amounts from each Division in proportion to the amount that you have in such Divisions. On the first day of the third month following the effective date of the loan and quarterly thereafter (or first business day thereafter, if such day is not a business day), the amount of interest earned at 4% annually during the prior quarter will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate. You may not make any partial withdrawals or transfers from the loan reserve account.

Beginning the first day of the third month of each quarter following the effective date of the loan and quarterly on the first day of the month thereafter, loan payments must be made to us. Such payments shall be amortized in substantially level payments over the term of the loan and will be equal to the sum of (a) and (b) where

(a)     is the loan interest, calculated at an effective annual rate of 6%, and

(b)     is a portion of the loan principal.

The loan must be repaid in part on each quarterly due date and may be repaid in full at any time on or after the first loan anniversary and must include the full interest due. Any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of the amount equal to the principal repaid from (i) the portion of the loan reserve account that earns interest at the effective annual rate of 4% to (ii) the Guaranteed Interest Division and may be withdrawn, transferred or annuitized as directed in this Contract.

By each due date, if the amount of the loan payment is less than the amount due or the loan payment is not received at our Processing Office, we will deduct and treat as a partial withdrawal from the loan reserve account an amount equal to the interest and principal payments due plus any applicable withdrawal charges and any required income tax withholding, if such partial withdrawal will not be a withdrawal of "restricted amounts" as described in Section 2.10 of this Contract. Specifically, an amount equal to the principal payment will be deducted from the portion of the loan reserve account which earns interest at 4%, and an amount equal to the interest payment plus any applicable withdrawal charges and required income tax withholding will be deducted from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate.


NO. 92 TSAA                                                              Page 11

To the extent a loan repayment is required and a partial withdrawal cannot be made due to the restrictions described in Section 2.10 of this Contract, a default in a loan payment will occur. We will transfer from the loan reserve account to a suspense account an amount equal to the interest and principal payments due. We will deduct from the loan reserve account a default charge (as defined in this Section) as well as any required income tax withholding. We will treat the amount transferred to the suspense account, plus any required income tax withholding, as a "deemed distribution," that is, such amount will be considered to have been distributed as provided under Section 72(p) of the Code. Specifically, an amount equal to the principal payment due will be transferred from the portion of the loan reserve account which earns interest at 4%, and an amount equal to the interest payment due will be transferred from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate. Any applicable default charge and required income tax withholding will be deducted from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate.

The default charge on the amount of the deemed distribution is equal to the applicable withdrawal charges which would have applied if such amount had been withdrawn from this Contract at such time. Amounts transferred to the suspense account for the purpose of securing the loan and interest payment due will not be subject to future withdrawal charges when the liability for any such defaulted payment is satisfied by a deduction from the suspense account.

Amounts transferred to a suspense account will be held there until Federal income tax rules permit such amounts to be deducted from the Contract to satisfy the defaulted loan and interest payment obligation which will be no later than the date you attain age 59 years and 6 months or notify us in writing that an event has occurred which would permit Restricted Amounts to be distributed from the contract under Section 2.10.

Amounts held in the suspense account will earn interest at an effective annual rate of 3%. You will also be charged interest on your defaulted loan and interest payment obligation at an effective annual rate of 3% until such time as any such default payment liability can be satisfied by a deduction from the suspense account.

The default charge on such deemed distribution is equal to the applicable withdrawal charges for a withdrawal of an amount equal to the interest and principal payments due plus required income tax withholding.

Upon your full repayment of the loan, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Division and may be withdrawn, transferred or annuitized as described in this Contract.

--------------------------------------------------------------------------------
PART III--ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.26 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.25, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided pursuant to the fifth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. As described in Section 3.05, we will notify the payee how each Variable Annuity Benefit is determined.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value in a single sum, or (ii) to apply the Annuity Account Value, (less any outstanding loan as set forth in Section 2.13) or Cash Value, whichever is applicable pursuant to the first paragraph in Section 3.04, to provide an Annuity Benefit on any other annuity form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or
(iii) to take partial withdrawals in amounts and at times as required by the Code, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.


NO. 92 TSAA                                                              Page 12

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract, prior to the Retirement Date, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require that you furnish pertinent information to provide an Annuity Benefit, and we will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies. If the issuance of this Contract is pursuant to a Plan subject to Title I of ERISA, the rules set forth in Section 3.06 shall apply to your election and the commencement of annuity benefits.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the payments under the annuity form involves life contingencies, or (ii) the Cash Value if the Annuity Form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charge from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.

The amount to be applied to provide an Annuity Benefit will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero. The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to
Section 1.26.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero, if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.26, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Distributions attributed to Contributions of Transferred Funds pursuant to Section 2.01 (where you have provided to us written evidence of such balance as of December 31, 1986 must commence no later than age 75. Such distributions will be made in the normal Form of Annuity Benefit, unless you elect to take payments in a single sum or another form of Annuity Benefit then offered by us.

Your entire interest in this Contract attributable to all other Contributions made, and earnings credited hereon must be distributed, or begin to be distributed no later than the first day of April following the calendar year in which you attain age 70 and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 403(b)(10) and 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.


NO. 92 TSAA                                                              Page 13

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 and 6 months and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your entire interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date distributions that are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under the terms of this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to a payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election, pursuant to Section 3.03 of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a payee to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.


No. 92 TSAA                                                              Page 14

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

--------------------------------------------------------------------------------
                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

    FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT AND SURVIVOR LIFE ANNUITY FORM
                      100% OF PAYMENT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

------------------------------------------------------------------------------------------------------------------------------------
   Age         60         61        62         63         64        65         66         67         68        69         70
------------------------------------------------------------------------------------------------------------------------------------
    60        4.52       4.56      4.60       4.64       4.68      4.71       4.75       4.79       4.82      4.85       4.88
    61                   4.60      4.65       4.69       4.73      4.77       4.81       4.85       4.89      4.92       4.96
    62                             4.69       4.74       4.78      4.83       4.87       4.92       4.96      5.00       5.03
    63                                        4.79       4.84      4.89       4.93       4.98       5.03      5.07       5.11
    64                                                   4.89      4.94       5.00       5.05       5.10      5.14       5.19

    65                                                             5.00       5.06       5.11       5.17      5.22       5.27
    66                                                                        5.12       5.18       5.24      5.29       5.35
    67                                                                                   5.24       5.31      5.37       5.43
    68                                                                                              5.37      5.44       5.51
    69                                                                                                        5.52       5.59

    70                                                                                                                   5.67
------------------------------------------------------------------------------------------------------------------------------------

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

--------------------------------------------------------------------------------
                         VARIABLE ANNUITY BENEFIT
                     PAYABLE ON THE LIFE ANNUITY FORM
                       IF ASSUMED BASE RATE OF NET
                           INVESTMENT RETURN IS
--------------------------------------------------------------------------------
Age                    3.5%                     5%
--------------------------------------------------------------------------------
60                     5.27                    6.16
61                     5.39                    6.28
62                     5.52                    6.41
63                     5.66                    6.55
64                     5.81                    6.70

65                     5.97                    6.86
66                     6.15                    7.03
67                     6.33                    7.21
68                     6.53                    7.41
69                     6.74                    7.62

70                     6.97                    7.85
--------------------------------------------------------------------------------

We will notify the payee, with respect to each payment under a Variable Annuity Benefit, the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. If this Contract is issued pursuant to a Plan subject to Title I of ERISA, then the provisions of this Section shall supersede any contrary provisions in this Contract. If you are married, your interest in the Contract shall be paid in the Normal Form joint and survivor annuity, and if you are unmarried, your interest shall be paid in the Normal Form life annuity, unless you elect otherwise as described in this Section. If you are married and die before payment of your interest has commenced, your interest shall be paid to your surviving spouse in the form of a life annuity, unless at the time of your death there was a contrary election made pursuant to this Section. The foregoing notwithstanding, your surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract.

You may elect, at any time within the 90 consecutive day period before the first day of the first period for which your interest is paid as an annuity or in any other form, not to have your interest paid in the Normal Form, in which case it shall be paid in any other form elected under the terms of this Contract. If such interest is to be paid to your spouse upon your death, you may elect, during the period beginning on the first day of the plan year of the Plan in which you attain age 35 (or, if you separate from service prior to that plan year, beginning on the date of separation) and ending with your death, for a beneficiary other than your spouse to receive payment of the value of your interest. In


No. 92 TSAA                                                              Page 15
addition, if you will not yet attain age 35 by the end of any current plan year, you may make a special qualified election to designate a beneficiary other than your spouse to receive payment of the value of your interest, which special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the plan year in which you will attain age 35. Amounts payable in accordance with this Section will be automatically reinstated as of the first day of the plan year in which you attain age 35 unless a new election designating a beneficiary other than the spouse is made in accordance with the requirements of this Section.

Any election described in the foregoing paragraph must be consented to by your spouse in writing before a notary or a representative of the Plan unless you can prove that there is no spouse or that the spouse cannot be located. Also, if you have become legally separated from your spouse or have been abandoned (within the meaning of local law) and have a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Your election must designate a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) that may not be changed without further consent of the spouse, unless the spouse's consent expressly permits designation by you without further consent of the spouse. The spouse's consent under this section shall acknowledge the effect of the election. In addition, the spouse's consent (or the establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. Your waiver of the Normal Form joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by you without any further spousal consent). A consent that permits designations by you without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. If you make an election under this Section, you may revoke that election, without spousal consent, at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

The provisions requiring spousal consent in this Section shall also apply with regard to your election to terminate this Contract or make partial withdrawals pursuant to Sections 2.06 and 2.07, and with respect to a beneficiary designation set forth in Section 4.04. A spouse's written consent, witnessed by a representative of the Plan or a notary public, must be given on a form acceptable to the Employer and us, within the 90 consecutive day period prior to any such payment, or withdrawal, or beneficiary designation, unless you can show that you have no spouse or that the spouse cannot be located.

If the Annuity Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, we may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section, we will be released from any and all liability for payment with respect to the Contributions made for you.

--------------------------------------------------------------------------------
PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the terms of this Contract to reflect changes in the Code, or applicable Treasury Regulations, or in regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity.

SECTION 4.03 NONTRANSFERABILITY AND ASSIGNMENTS. Your entire interest under this Contract is nonforfeitable. No interest of yours (or of a beneficiary) under this Contract may be transferred to any person other than us upon the surrender of this Contract. Except as permitted under applicable law, no right or interest of you or any other payee or beneficiary in this Contract shall be (a) assignable; (b) subject to any lien; (c) liable for, or subject to, any obligation or liability of any person. The preceding sentence shall not apply to any assignment, transfer or attachment pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code).

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.12. You may change such designation from time to time during your lifetime, and while this Contract is in force. Any such designation or change must be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the date of receipt, but without further liability as to any payment or other settlement made by us before receipt of such change. Beneficiary designations are subject to the rules of Section 3.06 if the Contract is issued pursuant to a Plan subject to Title I of ERISA.


No. 92 TSAA                                                              Page 16

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive, they will share equally.

Any part of a death benefit payable pursuant to Section 2.12 for which there is no designated beneficiary living at the time of your death, will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity previously elected by you, with respect to the beneficiary, subject to our rules then in effect. If, at your death, there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION. In the event that the Plan fails to qualify as a Plan under Section 403(b) of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us, an affiliate subsidiary, on your life, or to terminate this Contract and pay to you the Annuity Account Value less deduction for applicable taxes, solely at our option.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to the Employer, we reserve the right at our sole discretion to limit Contributions under this Contract.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year we will furnish you with a notice showing the following:

(1)     the amount you have in the Guaranteed Interest Division,

(2) the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)     the Accumulation Unit Values,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)     the amount you have in the loan reserve account,

(6)     the Cash Value, and

(7)     the amount of death benefit payable with respect to you.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.

No. 92 TSAA                                                              Page 17

--------------------------------------------------------------------------------
   APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          PROCESSING OFFICE: INDIVIDUAL ANNUITY CENTER, P.O. BOX 2996,
                         NEW YORK, NEW YORK 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY
--------------------------------------------------------------------------------
TYPE OF PURCHASE (Complete One Plan Only)
A.  |X| TSA PUBLIC SCHOOL (GV-PS-I)
B.  |_| TSA 501(C)(3) ORGANIZATION (GV-501-I)
C.  |_| TSA University (GV-PS-U-I)
D.  |_| IRA Individual (Including IRA to IRA transfers) (GV-IRA 4971)
E.  |_| IRA Unit Billed (Including IRA to IRA transfers) (GV-IRA 4971)
F.  |_| IRA QUALIFIED PLAN ROLLOVER-- (QP IRA) (Distribution from a Qualified
        Plan) (GV-IRA 4971-71)
G.  |_| EDC (Public Employee Deferred Compensation) (GV-EDC 4991)
H.  |_| EDC (Tax Exempt Organization) (GV-EDC 4991-SU-080)
I.  |_| SEP (Simplified Employee Pension) (GV-SEP 4981)
J.  |_| SARSEP (Salary Reduction SEP) _________________________________________
K.  |_| CORPORATE TRUSTEED (GV-CORP 4941-41)
L.  |_| KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
         (trustee owned)
M.  |_| KEOGH/HR-10 (GV-HR-10 4911)
          (not trustee owned) (issued to existing units only)
--------------------------------------------------------------------------------
            DO NOT COMPLETE THIS SECTION IF 1.D OR 1.F CHECKED ABOVE

2.  EMPLOYER/PLAN NAME
    |A|B|C|_|C|O|M|P|A|N|Y|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

3.  |_| EXISTING UNIT NO. |_|_|_|_|_|_|-|_|_|_|
    |x| NEW UNIT  |0|0|0|1|2|3|-|4|5|6|

    (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP, OR TRUSTEED PLANS. FORM 983-135B IS REQUIRED)
--------------------------------------------------------------------------------

4.  PROPOSED ANNUITANT Print name to appear on Contract.

    |J|O|H|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|D|O|E|_|_|_|_|_|
         FIRST          MIDDLE INITIAL            LAST

    A.  |X| MR.  |_| MRS. |_| MS. |_| OTHER ____

    B.  Date of Birth:  Year  1954   Month  JANUARY  Day  27
                              ----          -------       --

    C.  Age at Nearest Birthday: 38               D. |X|  Male  |_|  Female
                                ----

    E.  Annuitant's Mailing Address:              F. State of Residence: N.J.
                                                                         ----
    No., St. |1|7|_|E|L|M|_|S|T|R|E|E|T|_|_|_|_|_|_|_|_|_|_|_|_|
       City  |A|N|Y|T|O|W|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
               State   |U|S|  Zip Code |0|2|0|0|0|-|0|0|0|1|

    G.  Telephone Number (101) 222 - 3456  |X| Home |_| Work
    H.  Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

    I.  Are you associated with or employed by a member of National
        Association of Securities Dealers, Inc.(NASD)?        |_| Yes |X| No

5. OWNER (Print  Name) -- If  Trusteed or EDC Plan Print Name of Owner,  for all
                           other Markets Print Name of Annuitant.
    JOHN DOE
   -----------------------------------------------------------------------------

   a. Title ____________________________________________________________________

6. RETIREMENT AGE  65
                 ---------------------------------------------------------------

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) (BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS.)

   JANE DOE - WIFE
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

8. CONTRIBUTION ALLOCATION

   Guaranteed Interest Division                20%
                                             -----

   Stock Division                              20%
                                             -----

   Money Market Division                       20%
                                             -----

   Balanced Division                           20%
                                             -----

   Aggressive Stock Division                   20%
                                             -----

   (PERCENTAGES IN WHOLE NUMBERS) Total       100%

9. CONTRIBUTIONS (NOT REQUIRED FOR 1.F)
   A. Reminder Notice (Billing) Required    |_| Yes |X| No
      IF YES, COMPLETE B-C-D-E

   B. REMINDER DATE Required for Individual IRA or otherwise must agree with existing unit or attached 983-135B. MONTH _________ DAY __________

   C. REMINDER FREQUENCY

      |_| Annual        |_| Semi-Annual
      |_| Quarterly     |_| Monthly

      Available for TSA, EDC, SARSEP AND CORPORATE TRUSTEED AND UNIT BILLED IRA
      ONLY:

      |_| Semi-Monthly          |_| Bi-Weekly

   D. REMINDER AMOUNT $_________________________________

   E. BILLING MONTHS TO BE EXCLUDED - TSA ONLY

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

10.EXPECTED FIRST CONTRACT YEAR

   Contribution. $1000
                ----------------------------------------------------------------
   IF AN ADVANCED BILLING AND/OR CONTRACT DATE ARE REQUESTED, COMPLETE #9B
   AND #12.
--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ___________________________  Reminder Date ___________________________
Cert. or App# _______________________  Amendment Required_______________________
EDC Emp. Add. _______________________  Emp. Fed. ID# ___________________________
Frequency ___________________________  Contract Date ___________________________
--------------------------------------------------------------------------------
Receipt Date               Batch #          Inquiry #              Processor
--------------------------------------------------------------------------------
180-1000

--------------------------------------------------------------------------------
10. Did you receive the Separate Account Prospectus?     |X| Yes  |_| No
    Date shown on Prospectus  January 1, 1992
                            ----------------------------------------------------
    Date of any supplement to Prospectus _______________________________________

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.
    (a) Name of Employer: ABC Company
                          ------------------------------------------------------
    (b) Address of Employer:
             10 Main Street
     ---------------------------------------------------------------------------
             Anytown, NJ
     ---------------------------------------------------------------------------

    (c) Occupation    Sales
                   -------------------------------------------------------------
    (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
                                                         | | Yes |X| No
    (e) Estimated  Family  Annual Income  $100,000
                                        ----------------------------------------
    (f) Estimated Net Worth $250,000
                           -----------------------------------------------------
    (g) Investment Objective:  |_| Income       |X| Income & Growth
        |_| Aggressive Growth  |_| Growth       |_| Safety of Principal

12. SPECIAL INSTRUCTIONS

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

13. Amount paid with this form: $1000

    (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the certificate is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    AGREEMENT

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.
--------------------------------------------------------------------------------

   LAWS IN YOUR STATE MAY MAKE IT A CRIME TO FILL OUT AN INSURANCE OR ANNUITY APPLICATION WITH INFORMATION YOU KNOW IS FALSE OR TO LEAVE OUT MATERIAL FACTS.

--------------------------------------------------------------------------------

X__________________________________ Date_______ City __________ State __________
          Signature of Annuitant

X__________________________________ Date_______ City __________ State __________
          Signature of Authorized  Individual  (REQUIRED FOR EDC AND
          TRUSTEED) OR OWNER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 AGENT'S SECTION

Will any existing  insurance or annuity be replaced or changed (or has it been),
assuming the Contract will be issued?                       | | Yes | | No

|_| I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.
--------------------------------------------------------------------------------

Print Agent's Name(s)  Initial of  Agent  Agent  Agency    District      Agent's
(Service Agent first)  Last Name   Number   %     Code   Manager Code  Signature

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR AGENCY COMPLIANCE FILE: INITIALS OF AGENCY EQS___  Date ___ District EQS ___
                            Date ____
--------------------------------------------------------------------------------
(FOR ASU USE)
ASU Code and App. No. __________________________________________________________
ASU Rec'd. _____________________________________________________________________
Date to Proc. Off. ________________________________________________ Campaign |_|
Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

--------------------------------------------------------------------------------
Application reviewed by ________________________________________________________
--------------------------------------------------------------------------------
180-1000

                                                                [EQUITABLE LOGO]

              Owner:

          Annuitant:

    Contract Number:

         Issue Date:

      Contract Date:

    Retirement Date:
--------------------------------------------------------------------------------

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          Processing Office: Individual Annuity Center, P O Box 2996,
                         New York, New York 10116-2996

AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 or in part to any one, as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o TO PROVIDE the Annuitant with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean the Equitable Life Assurance Society of the United States. "You" and "your" mean the Annuitant at the time a right is exercised by the Annuitant.

TEN DAYS TO EXAMINE CONTRACT-You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us on your behalf under this Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution is allocated to such Investment Division to the date we receive the returned Contract.

 /s/Pauline Sherman                        /s/Edward D. Miller

 Pauline Sherman, Vice President           Edward D. Miller
  Secretary & Associate General Counsel    President and Chief Executive Officer

THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.26 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.


No 92 TSAB

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.

--------------------------------------------------------------------------------
TABLE OF CONTENTS

DEFINITIONS                                                                 Page

Section     1.00 - Agreement...................................................4
            1.01 - Annuitant...................................................4
            1.02 - Annuity.....................................................4
            1.03 - Annuity Account Value.......................................4
            1.04 - Annuity Benefit.............................................4
            1.05 - Cash Value..................................................4
            1.06 - Class of Contracts..........................................5
            1.07 - Code........................................................5
            1.08 - Contract ...................................................5
            1.09 - Contract Date...............................................5
            1.10 - Contract Year...............................................5
            1.11 - Contribution................................................5
            1.12 - Divisions...................................................5
            1.13 - Elective Deferrals..........................................5
            1.14 - Eligible Annuity Certain....................................5
            1.15 - Employer....................................................5
            1.16 - ERISA.......................................................5
            1.17 - Guaranteed Interest Rate....................................5
            1.18 - Joint and Survivor Life Annuity Form........................5
            1.19 - Life Annuity Form...........................................5
            1.20 - Normal Form.................................................5
            1.21 - Period Certain Annuity......................................5
            1.22 - Plan........................................................6
            1.23 - Processing Office...........................................6
            1.24 - Retirement Date.............................................6
            1.25 - Separate Account............................................6
            1.26 - Separate Account Definitions................................7
            1.27 - Transaction Date............................................7
            1.28 - Trust.......................................................7

ANNUITY ACCOUNT VALUE

Section     2.01 - Contributions...............................................8
            2.02 - Separate Account Investment Divisions.......................8
            2.03 - Guaranteed Interest Division................................8
            2.04 - Allocation to Divisions.....................................8
            2.05 - Transfers Among Divisions...................................8
            2.06 - Termination of this Contract................................9
            2.07 - Partial Withdrawals.........................................9
            2.08 - Charges for Partial Withdrawals.............................9
            2.09 - Free Corridor Amount.......................................10
            2.10 - Restrictions on Distributions..............................10
            2.11 - Annual Administrative Charge...............................10
            2.12 - Death Benefit..............................................10
            2.13 - Loans......................................................11

ANNUITY BENEFITS

Section     3.01 - Fixed Annuity Benefit......................................12
            3.02 - Variable Annuity Benefit...................................12
            3.03 - Election and Commencement Of Annuity Benefits..............12
            3.04 - Amount of Annuity Benefits.................................13
            3.05 - Payment of Annuity Benefits................................13
            3.06 - Special Annuity and Spousal Consent Provisions.............15

GENERAL PROVISIONS

Section     4.01 - Contract...................................................16
            4.02 - Statutory Compliance.......................................16
            4.03 - Nontransferability and Assignments.........................16
            4.04 - Beneficiary................................................16
            4.05 - Disqualification Of Plan or Contract.......................17
            4.06 - Future Contributions.......................................17
            4.07 - Deferment..................................................17
            4.08 - Annual Notice..............................................17
            4.09 - Age........................................................17


No. 92 TSAB                                                               Page 2

--------------------------------------------------------------------------------
PART I - DEFINITIONS

SECTION 1.00 AGREEMENT. The term "Agreement" means an agreement described in Treasury Regulation Section 1.403(b)-l(b)(3) between an Employer and an employee of the Employer, in which the Employer agrees to purchase an Annuity for the employee. If Employer contributions to purchase the Annuity result from the employee's agreement to take a reduction in future salary or forgo a future salary increase, such Agreement is referred to as a "Salary Reduction Agreement" within the meaning of Sections 402(g)(3)(C) and 3121(a)(5)(D) of the Code.

SECTION 1.01 ANNUITANT. The term "Annuitant" means the owner of this Contract, as shown on page 3 and on whose behalf this Contract has been purchased and is maintained, and who exercises all rights under this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan or Agreement, which contract meets the requirements for qualification under Section 403(b) of the Code.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03, plus any reserve or suspense account pursuant to loans under Section 2.13.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.18, 1.19, 1.20, 3.01 and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where

(a) equals

    6% during Contract Years 1 through 5
    5% during Contract Years 6 through 8
    4% during Contract Year 9
    3% during Contract Year 10
    2% during Contract Year 11
    1% during Contract Year 12
    0% thereafter

    of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior charges for partial withdrawals made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) your attainment of age 59 and 6 months, and your completion of at least five Contract Years, or

(ii)  you die and a distribution is made to your beneficiary, or

(iii) your attainment of age 55, your completion of at least five Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.14, or

(iv) your completion of at least three Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.21, where the certain period of such annuity is at least ten years, or

(v) the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Life Annuity distribution option, or

(vi) your attainment of age 55, your completion of at least five Contract Years, and separation from service, or

(vii) your completion of at least twelve Contract Years.


No. 92 TSAB                                                               Page 4

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same Calendar Year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us for you with respect to an Annuity purchased for you under the Plan. We are under no obligation to accept any Contribution less than $20.00. Contributions may be either Elective Deferrals or Employer Contributions pursuant to the Plan. The Employer shall indicate to us the amount and type of each Contribution.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following Divisions described in this
Contract:

(a) the Guaranteed  Interest  Division,  and

(b) the Investment Division of the Separate Account.

SECTION  1.13  ELECTIVE   DEFERRALS.   The  term  "Elective   Deferrals"   means
Contributions  made  pursuant  to a Salary  Reduction  Agreement  as  defined in
Section 1.00.

SECTION 1.14 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us which extends beyond your attainment of age 59 and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 and 6 months.

SECTION 1.15 EMPLOYER. The term "Employer" means (i) an organization described in Section 501(c)(3) of the Code which is exempt from Federal income tax under
Section 501(a) of the Code; or (ii) a State, political subdivision of a State, or an agency or instrumentality of any one or more of the foregoing, in connection with services performed by an employee for an educational organization described in Section 170(b)(1)(A)(ii) of the Code.

SECTION 1.16 ERISA. The term ERISA means the Employee Retirement Income Security Act as amended.

SECTION 1.17 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on page 3 of this Contract. Section 2.03 describes the determination of the Rate to apply thereafter.

SECTION 1.18 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.19 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us or one of our affiliated or subsidiary life insurance companies, providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.20 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means (i) if you have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (with 100% of the monthly amount payable to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.21 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us or one of our affiliated or subsidiary life insurance companies, which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).


No. 92 TSAB                                                               Page 5

SECTION 1.22 PLAN. The term "Plan" means a program established by an Employer, for the purchase of Annuities on behalf of employees. The Employer shall be the "Plan Administrator" within the meaning of Section 414(g) of the Code and applicable Treasury Regulations.

SECTION 1.23 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P O Box 2996, New York, New York 10116-2996, or such other location as we shall designate by advance written notice to the Employer, or the Plan's Trustee, as applicable, and to you.

SECTION 1.24 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain your retirement age as shown on page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month). The Retirement Date selected either initially or by later change must be in accordance with the terms of the Plan. No Retirement Date shall be later than the date of your attainment of age 70 and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.25 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A, which is organized as a unit investment trust (a type of investment company). We have established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these Contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not a part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio of the securities in which an investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account; (The term "Investment Division" in this Contract shall then refer to any other Investment Division in which the asset of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.


No. 92 TSAB                                                               Page 6

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for any applicable tax charges) at a rate not to exceed 1.49% per year for the Stock, Money Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.26. The relative proportion of these charges may be modified. The daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract. The maximum rate may not be altered without your approval.

SECTION 1.26 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated to or withdrawn for that Valuation Period).

(c) is the daily asset charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.27 TRANSACTION DATE. The Transaction Date is the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term Transaction Date is the business day the telephone transaction is received.

SECTION 1.28 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.


No. 92 TSAB                                                               Page 7

--------------------------------------------------------------------------------
PART II - ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. The Employer is to make Contributions, from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or Agreement. You are to specify the amount to be allocated to each Division.

Each contribution received by us with respect to you will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Pursuant to the terms of the Plan, if  applicable,  you may, with our agreement,
(i) transfer to this Contract any amount held under a contract or account that meets the requirements of Section 403(b) of the Code ("Transferred Funds"), or
(ii) roll over contributions from a contract or account that meets the requirements of Section 403(b) of the Code, or from a conduit individual retirement arrangement described in Section 408(d)(3)(A)(iii) of the Code. If you do not provide to us at the time of such transfer as described in (i) above, as to what portion, if any, of the amounts of the Transferred Funds which are exempt from the distribution restrictions described in Section 2.10, and the minimum distribution rules described in Section 3.05, we will treat all such amounts as being subject in such restrictions. Any Transferred Funds from a contract not issued by us will, before allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units you have in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07, 2.08 or 2.13, or transferred from the Investment Division pursuant to Section 2.05. The amount you have in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date, and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) your election and commencement of annuity benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) termination of this Contract pursuant to Section 2.06.

SECTION 2.03 GUARANTEED INTEREST DIVISION. Any amount allocated to the Guaranteed Interest Division as part of our general assets, which support the guarantees of this Contract and other contracts. The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 or 2.13, plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08 or 2.13 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest of (i) election and commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract, pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.12.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to


No. 92 TSAB                                                               Page 8
discontinue the acceptance of transfer requests through the use of a touch tone telephone. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to Investment Division, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, including, for Plans subject to Title I of ERISA, if applicable, the spousal consent rules set forth in Section 3.06, you may elect, by written notice, to terminate this Contract. In addition, termination of the Contract is subject to restrictions on distributions set forth in Section 2.10 of this Contract. We will determine the Cash Value as of the Transaction Date we receive your written election.

The payment of such Cash Value to you may be deferred by us in accordance with the provisions of Section 4.07.

Subject to the terms of the Plan, and the restrictions on distributions set forth in Section 2.10, we reserve the right to pay the Annuity Account Value under this Contract and terminate this Contract. This right may be exercised only if both (i) you made no Contributions during the last three completed
Contract Years, and the Annuity Account Value is less than $500, or (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days of the Contract Date shown on page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, and the restrictions on distributions set forth in
Section 2.10, you may elect, by written notice to us, to make a partial withdrawal from the Divisions. For Plans subject to Title I of ERISA, partial withdrawals may be subject to the spousal consent rules if applicable, set forth in Section 3.06.

Following receipt of your written notice, we will pay the lesser of the Cash Value, less any funds restricted pursuant to Section 2.13, or the amount of partial withdrawal requested to the person entitled to receive such payment as you designate to us in writing. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300, or where the request violates the provisions of Sections 2.07 or 3.06. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount, in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)  is an amount equal to
     6% during  Contract Years 1 through 5
     5% during  Contract Years 6 through 8
     4% during  Contract Year 9
     3% during  Contract  Year 10
     2% during  Contract Year 11
     1% during Contract Year 12
     0% thereafter


No. 92 TSAB                                                               Page 9
of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount. If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means if you have completed three Contract Years or attained age 59 and 6 months an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 in the current Contract Year or pursuant to the repayment of interest or principal on a loan, in the Current Contract Year. If you have not completed three Contract Years or attained age 59 and 6 months, the Free Corrider Amount is zero.

SECTION 2.10 RESTRICTIONS ON DISTRIBUTIONS. Notwithstanding anything in this Contract to the contrary, payments of Cash Value pursuant to the termination of this Contract under Section 2.06, partial withdrawals under Section 2.07, death benefits under Section 2.12 or Annuity Benefits under Section 3.03 may be limited as provided in Section 403(b)(11) of the Code and in this Section, to the extent they are attributable to Elective Deferral Contributions made to this Contract after December 31, 1988 and earnings credited after December 31, 1988 on Elective Deferral Contributions made before and after December 31, 1988 (collectively, "Restricted Amounts").

Distributions of Restricted Amounts may not be made until you attain age 59 years and six months, separate from service, die, or become disabled (within the meaning of Section 72(m)(7) of the Code). Distributions of Elective Deferral Contributions made after December 31, 1988-(but not any earnings credited after December 31, 1988 attributable to Elective Deferral Contributions made before or after December 31, 1988) may also be made in the case of hardship (within the meaning of Section 403(b)(ll) of the Code and applicable Treasury Regulations). If you request payment of Restricted Amounts on the grounds of disability or hardship you must furnish to us proof of such disability or hardship as may be required by the Plan, the Code, and applicable Treasury Regulations in a form satisfactory to us.

SECTION 2.11 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $25,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions. For this purpose, any loan reserve amount is included within the Guaranteed Interest Division. The portion of the charge attributable to the Guaranteed Interest Division and any loan reserve account will be first withdrawn from the Guaranteed Interest Division and then, if the amount you have in the Guaranteed Interest Division is not sufficient, the remaining allocation will be withdrawn from the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate.

If the Annuity Account Value is less than $25,000, on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or (b) the date of Termination of this Contract pursuant to Section or 2.12, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $25,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.12 DEATH BENEFIT. Upon receipt of due proof of your death, we will pay to the beneficiary designated to receive such payment, pursuant to Section 4.04 of this Contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value less any outstanding loan and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section
2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the Cash Value of another annuity contract issued by us, or one of our affiliated or subsidiary life insurance companies, which provides for a death benefit before retirement is equal to the greater of the contract Cash Value or alternate amount based or premiums paid or Contributions made under the annuity contract, is transferred to this Contract, such Cash Value a alternative amount as of the date of transfer, will be included in the "sum of all Contributions" in lieu of the amount of Cash Value transferred for purposes of the death benefit under this Contract.

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also, in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit, for Plans subject to Title I of ERISA.


No. 92 TSAB                                                              Page 10

Distributions pursuant to this Section are subject to the terms of the Plan and the Spousal Consent Rules set forth in Section 3.06 for Plans subject to Title I of ERISA.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.13 LOANS. Unless otherwise restricted by the Plan or the Code, you may effect a loan under this Contract before the election and commencement of Annuity Benefits. However, if the issuance of this Contract is pursuant to the terms of a Plan subject to Title I of ERISA, then loans shall not be available under this Contract. Future restrictions in the Code may require revision or withdrawal of the loan provisions as provided below. Your Annuity Account Value (including the loan reserve account as described below) will be the sole security for the loan. A loan is effective on the first day of the month following the date your loan agreement form is approved by us.

The amount of the loan may not be more than (i) 80% of the Annuity Account Value of this Contract, if such total Annuity Account Value is greater than or equal to $3,750 and less than $12,500, (ii) $10,000, if the Annuity Account Value is greater than or equal to $12,500 and less than $20,000, and (iii) 50% of the Annuity Account Value if the Annuity Account Value is greater than or equal to $20,000, but in no event shall the loan amount exceed $50,000 less the highest outstanding balance under this Contract during the one year period ending the day before the effective date of the loan. The minimum loan permitted is $3,000. For this purpose, the Annuity Account Value is taken as of the loan effective date. Only one outstanding loan is permitted at a time under this Contract.

As a condition for granting a loan, we will require you to represent that the loan amount requested, when aggregated with loans (principal plus interest) from all qualified plans of your Employer, does not exceed the greater of $10,000 or 50% of the value of your nonforfeitable accrued benefits, and in no event exceeds $50,000 less the highest outstanding balance of all loans from qualified plans during the one year period ending on the day before the effective date of the loan. We reserve the right to also require that you elect not to have income tax withholding apply with respect to an interest and/or loan principal that would otherwise be subject to withholding.

The loan term will be either (i) ten years, if you represent that the purpose of the loan is to acquire, build or substantially rehabilitate a dwelling unit which, within a reasonable period of time, is to be used as your principal residence or (ii) five years. In any event, the loan term may not extend beyond, that is, full repayment of the loan will be required upon the earlier of (i) the election and commencement of Annuity Benefits pursuant to Section 3.03, (ii) the date we received written notice from you to terminate this Contract pursuant to
Section 2.06, (iii) the date we pay a Death Benefit pursuant to Section 2.12, and (iv) any date provided for such loans by Federal tax rules including acceleration of the loan repayment in order that the operation of the loan provisions do not adversely affect the tax treatment of this Contract.

On the loan effective date, we will transfer to a loan reserve account an amount equal to the sum of (i) the loan amount, which will earn interest at the effective annual rate of 4% during the loan term and (ii) 25% of the loan amount, which will earn interest at the Guaranteed Interest Rate, as defined in this Contract. You may specify from which Divisions these amounts are to be transferred. In the absence of your direction, or if your directions cover only part of the amount required to be transferred to the loan reserve account, we will transfer the required (or additional required) amounts from each Division in proportion to the amount that you have in such Divisions. On the first day of the third month following the effective date of the loan and quarterly thereafter (or first business day thereafter, if such day is not a business day), the amount of interest earned at 4% annually during the prior quarter will be transferred to the portion of the loan reserve account that earns interest at the Guaranteed Interest Rate. You may not make any partial withdrawals or transfers from the loan reserve account.

Beginning the first day of the third month of each quarter following the effective date of the loan and quarterly on the first day of the month thereafter, loan payments must be made to us. Such payments shall be amortized in substantially level payments over the term of the loan and will be equal to the sum of (a) and (b) where

(a)  is the loan interest, calculated at an effective annual rate of 6%, and

(b)  is a portion of the loan principal.

The loan must be repaid in part on each quarterly due date and may be repaid in full at any time on or after the first loan anniversary and must include the full interest due. Any payments received will first be applied to interest due, with the balance applied towards repayment of the loan. Any partial loan repayment will result in a transfer of the amount equal to the principal repaid from (i) the portion of the loan reserve account that earns interest at the effective annual rate of 4% to (ii) the Guaranteed Interest Division and may be withdrawn, transferred or annuitized as directed in this Contract.

By each due date, if the amount of the loan payment is less than the amount due or the loan payment is not received at our Processing Office, we will deduct and treat as a partial withdrawal from the loan reserve account an amount equal to the interest and principal payments due plus any applicable withdrawal charges and any required income tax withholding, if such partial withdrawal will not be a withdrawal of "restricted amounts" as described in Section 2.10 of this Contract. Specifically, an amount equal to the principal payment will be deducted from the portion of the loan reserve account which earns interest at 4%, and an amount equal to the interest payment plus any applicable withdrawal charges and required income tax withholding will be deducted from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate.


No. 92 TSAB                                                              Page 11

To the extent a loan repayment is required and a partial withdrawal cannot be made due to the restrictions described in Section 2.10 of this Contract, a default in a loan payment will occur. We will transfer from the loan reserve account to a suspense account an amount equal to the interest and principal payments due. We will deduct from the loan reserve account a default charge (as defined in this Section) as well as any required income tax withholding. We will treat the amount transferred to the suspense account, plus any required income tax withholding, as a "deemed distribution," that is, such amount will be considered to have been distributed as provided under Section 72(p) of the Code. Specifically, an amount equal to the principal payment due will be transferred from the portion of the loan reserve account which earns interest at 4%, and an amount equal to the interest payment due will be transferred from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate. Any applicable default charge and required income tax withholding will be deducted from the portion of the loan reserve account which earns interest at the Guaranteed Interest Rate.

The default charge on the amount of the deemed distribution is equal to the applicable withdrawal charges which would have applied if such amount had been withdrawn from this Contract at such time. Amounts transferred to the suspense account for the purpose of securing the loan and interest payment due will not be subject to future withdrawal charges when the liability for any such defaulted payment is satisfied by a deduction from the suspense account.

Amounts transferred to a suspense account will be held there until Federal income tax rules permit such amounts to be deducted from the Contract to satisfy the defaulted loan and interest payment obligation which will be no later than the date you attain age 59 years and 6 months or notify us in writing that an event has occurred which would permit Restricted Amounts to be distributed from the contract under Section 2.10.

Amounts held in the suspense account will earn interest at an effective annual rate of 3%. You will also be charged interest on your defaulted loan and interest payment obligation at an effective annual rate of 3% until such time as any such defaulted payment liability can be satisfied by a deduction from the suspense account.

The default charge on such deemed distribution is equal to the applicable withdrawal charges for a withdrawal of an amount equal to the interest and principal payments due plus required income tax withholding.

Upon your full repayment of the loan, any amounts remaining in the loan reserve account will be transferred to the Guaranteed Interest Division and may be withdrawn, transferred or annuitized as described in this Contract.


--------------------------------------------------------------------------------
PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.26 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.25, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided pursuant to the fifth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. As described in Section 3.05, we will notify the payee how each Variable Annuity Benefit is determined.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value in a single sum, or (ii) to apply the Annuity Account Value, (less any outstanding loan as set forth in Section 2.13) or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or
(iii) to take partial withdrawals in amounts and at times as required by the Code, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.


No. 92 TSAB                                                              Page 12

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract, prior to the Retirement Date, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require that you furnish pertinent information to provide an Annuity Benefit, and we will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies. If the issuance of this Contract is pursuant to a Plan subject to Title I of ERISA, the rules set forth in Section 3.06 shall apply to your election and the commencement of annuity benefits.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the payments under the annuity form involves life contingencies, or (ii) the Cash Value if the Annuity Form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charge from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.

The amount to be applied to provide an Annuity Benefit will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form, are based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero. The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to
Section 1.26.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero, if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.26, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Distributions attributed to Contributions of Transferred Funds pursuant to Section 2.01 (where you have provided to us written evidence of such balance as of December 31, 1986) must commence no later than age 75. Such distributions will be made in the normal Form of Annuity Benefit, unless you elect to take payments in a single sum or another form of Annuity Benefit then offered by us.

Your entire interest in this Contract attributable to all other Contributions made, and earnings credited thereon must be distributed, or begin to be distributed no later than the first day of April following the calendar year in which you attain age 70 and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 403(b)(10) and 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.


No. 92 TSAB                                                              Page 13

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date that distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under the terms of this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to a payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election, pursuant to Section 3.03 of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a payee to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.


No. 92 TSAB                                                              Page 14

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later. We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.


--------------------------------------------------------------------------------
                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                      FIXED ANNUITY BENEFIT PAYABLE ON THE
                      JOINT AND SURVIVOR LIFE ANNUITY FORM
                     100% OF PAYMENT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income Per $1,000 OF Annuity Account Value)

----------------------------------------------------------------------------
 Age    60    61    62     63    64    65     66     67    68    69     70
----------------------------------------------------------------------------
 60     4.52  4.56  4.60   4.64  4.68  4.71   4.75   4.79  4.82  4.85   4.88
 61           4.60  4.65   4.69  4.73  4.77   4.81   4.85  4.89  4.92   4.96
 62                 4.69   4.74  4.78  4.83   4.87   4.92  4.96  5.00   5.03
 63                        4.79  4.84  4.89   4.93   4.98  5.03  5.07   5.11
 64                              4.89  4.94   5.00   5.05  5.10  5.14   5.19

 65                                    5.00   5.06   5.11  5.17  5.22   5.27
 66                                           5.12   5.18  5.24  5.29   5.35
 67                                                  5.24  5.31  5.37   5.43
 68                                                        5.37  5.44   5.51
 69                                                              5.52   5.59

 70                                                                     5.67
----------------------------------------------------------------------------

                             ANNUITY BENEFIT PAYABLE
                            ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

-----------------------------------------------------------------------
                        VARIABLE ANNUITY BENEFIT PAYABLE ON
                         THE LIFE ANNUITY FORM IF ASSUMED
                       BASE RATE OF NET INVESTMENT RETURN IS
    Age                   3.5%                          5.0%
-----------------------------------------------------------------------

    60                    5.27                         6.16
    61                    5.39                         6.28
    62                    5.52                         6.41
    63                    5.66                         6.55
    64                    5.81                         6.70

    65                    5.97                         6.86
    66                    6.15                         7.03
    67                    6.33                         7.21
    68                    6.53                         7.41
    69                    6.74                         7.62

    70                    6.97                         7.85
-----------------------------------------------------------------------

We will notify the payee, with respect to each payment under a Variable Annuity Benefit, the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. If this Contract is issued pursuant to a Plan subject to Title I of ERISA, then the provisions of this Section shall supersede any contrary provisions in this Contract. If you are married, your interest in the Contract shall be paid in the Normal Form joint and survivor annuity, and if you are unmarried, your interest shall be paid in the Normal Form life annuity, unless you elect otherwise as described in this Section. If you are married and die before payment of your interest has commenced, your interest shall be paid to your surviving spouse in the form of a life annuity, unless at the time of your death there was a contrary election made pursuant to this Section. The foregoing notwithstanding, your surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract.

You may elect, at any time within the 90 consecutive day period before the first day of the first period for which your interest is paid as an annuity or in any other form, not to have your interest paid in the Normal Form, in which case it shall be paid in any other form elected under the terms of this Contract. If such interest is to be paid to your spouse upon your death, you may elect, during the period beginning on the first day of the plan year of the Plan in which you attain age 35 (or, if you separate from service prior to that plan year, beginning on the date of separation) and ending with your death, for a beneficiary other than your spouse to receive payment of the


No. 92 TSAB                                                              Page 15
value of your interest. In addition, if you will not yet attain age 35 by the end of any current plan year, you may make a special qualified election to designate a beneficiary other than your spouse to receive payment of the value of your interest, which special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the plan year in which you attain age 35. Amounts payable in accordance with this Section will be automatically reinstated as of the first day of the plan year in which you attain age 35 unless a new election designating a beneficiary other than the spouse is made in accordance with the requirements of this Section.

Any election described in the foregoing paragraph must be consented to by your spouse in writing before a notary or a representative of the Plan unless you can prove that there is no spouse or that the spouse cannot be located. Also, if you have become legally separated from your spouse or have been abandoned (within the meaning of local law) and have a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Your election must designate a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) that may not be changed without further consent of the spouse, unless the spouse's consent expressly permits designation by you without further consent of the spouse. The spouse's consent under this section shall acknowledge the effect of the election. In addition, the spouse's consent (or the establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. Your waiver of the Normal Form joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by you without any further spousal consent). A consent that permits designations by you without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. If you make an election under this Section, you may revoke that election, without spousal consent, at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

The provisions requiring spousal consent in this Section shall also apply with regard to your election to terminate this Contract or make partial withdrawals pursuant to Sections 2.06 and 2.07, and with respect to a beneficiary designation set forth in Section 4.04. A spouse's written consent, witnessed by a representative of the Plan or a notary public, must be given on a form acceptable to the Employer and us, within the 90 consecutive day period prior to any such payment or withdrawal, or beneficiary designation, unless you can show that you have no spouse or that the spouse cannot be located.

If the Annuity Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, we may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section, we will be released from any and all liability for payment with respect to the Contributions made for you.

--------------------------------------------------------------------------------
PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the terms of this Contract to reflect changes in the Code, or applicable Treasury Regulations, or in regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity.

SECTION 4.03 NONTRANSFERABILITY AND ASSIGNMENTS. Your entire interest under this Contract is nonforfeitable. No interest of yours (or of a beneficiary) under this Contract may be transferred to any person other than us upon the surrender of this Contract. Except as permitted under applicable law, no right or interest of you or any other payee or beneficiary in this Contract shall be (a) assignable; (b) subject to any lien; or (c) liable for, or subject to, any obligation or liability of any person. The preceding sentence shall not apply to any assignment, transfer or attachment pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code).

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.12. You may change such designation from time to time during your lifetime, and while this Contract is in force. Any such designation or change must be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the date of receipt, but without further liability as to any payment or other settlement made by us before receipt of such change. Beneficiary designations are subject to the rules of Section 3.06 if the Contract is issued pursuant to a Plan subject to Title I of ERISA.


No. 92 TSAB                                                              Page 16

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive, they will share equally.

Any part of a death benefit payable pursuant to Section 2.12 for which there is no designated beneficiary living at the time of your death, will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity previously elected by you, with respect to the beneficiary, subject to our rules then in effect. If, at your death, there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION. In the event that the Plan fails to qualify as a Plan under Section 403(b) of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us, an affiliate subsidiary, on your life, or to terminate this Contract and pay to you the Annuity Account Value less deduction for applicable taxes, solely at our option.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to the Employer, we reserve the right at our sole discretion to limit Contributions under this Contract.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year we will furnish you with a notice showing the following:

(1)  the amount you have in the Guaranteed Interest Division,

(2) the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)  the  Accumulation  Unit  Values,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)  the amount you have in the loan reserve account,

(6)  the Cash Value, and

(7)  the amount of death benefit payable with respect to you.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.


No. 92 TSAB                                                              Page 17

                                     OWNER: JOHN DOE
                                 ANNUITANT: JOHN DOE
                           CONTRACT NUMBER: 00 000 000
                                ISSUE DATE: FEB 28, 1992
                             CONTRACT DATE: FEB 28,1992
                           RETIREMENT DATE: JAN 1, 2020



THE EQUITABLE LIFE  ASSURANCE  SOCIETY OF THE UNITED STATES  Processing  Office:
Individual Annuity Center, P.O. Box 2996, G.P.O. New York, New York 10116

AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2,02, 2.03 and 2.04 or in part to any one, as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o  TO PROVIDE the Annuitant with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract "we", "our", and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Annuitant at the time a right is exercised by the Annuitant.

TEN DAYS TO EXAMINE CONTRACT--You may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us on your behalf under this Contract.





       /s/ Molly K. Heines                        /s/ Richard H. Jenrette
       Vice President and Secretary               Chairman of the Board and
                                                  Chief Executive Officer





THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.26 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.



No. 92 TSUA

The  Contract  is  issued  in   consideration  of  the  payment  to  us  of  the
Contributions made under the terms of this Contract.

The provisions on the following  pages are part of this Contract.


-------------------------------------------------------------------------------

TABLE OF CONTENTS

DEFINITIONS
                                                      Page
    Section 1.00 - Agreement..........................................4
            1.01 - Annuitant..........................................4
            1.02 - Annuity............................................4
            1.03 - Annuity Account Value..............................4
            1.04 - Annuity Benefit....................................4
            1.05 - Cash Value.........................................4
            1.06 - Class of Contracts.................................5
            1.07 - Code...............................................5
            1.08 - Contract...........................................5
            1.09 - Contract Date......................................5
            1.10 - Contract Year......................................5
            1.11 - Contribution.......................................5
            1.12 - Divisions..........................................5
            1.13 - Elective Deferrals.................................5
            1.14 - Eligible Annuity Certain...........................5
            1.15 - Employer...........................................5
            1.16 - ERISA..............................................5
            1.17 - Guaranteed Interest Rate...........................5
            1.18 - Joint and Survivor Life
                      Annuity Form....................................5
            1.19 - Life Annuity Form..................................5
            1.20 - Normal Form........................................5
            1.21 - Period Certain Annuity.............................6
            1.22 - Plan...............................................6
            1.23 - Processing Office..................................6
            1.24 - Retirement Date....................................6
            1.25 - Separate Account...................................6
            1.26 - Separate Account Definitions.......................7
            1.27 - Transaction Date...................................7
            1.28 - Trust..............................................7

ANNUITY ACCOUNT VALUE
    Section 2.01 - Contributions......................................8
            2.02 - Separate Account Investment
                      Divisions.......................................8
            2.03 - Guaranteed Interest Division.......................8
            2.04 - Allocation to Divisions............................8
            2.05 - Transfers Among Divisions..........................8
            2.06 - Termination of this Contract.......................9
            2.07 - Partial Withdrawals................................9
            2.08 - Charges for Partial Withdrawals....................9
            2.09 - Free Corridor Amount..............................10
            2.10 - Restrictions on Distributions.....................10
            2.11 - Annual Administrative Charge......................10
            2.12 - Death Benefit.....................................10

ANNUITY BENEFITS
    Section 3.01 - Fixed Annuity Benefit.............................11
            3.02 - Variable Annuity Benefit..........................11
            3.03 - Election and Commencement of
                      Annuity Benefits...............................11
            3.04 - Amount of Annuity Benefits........................11
            3.05 - Payment of Annuity Benefits.......................12
            3.06 - Special Annuity and Spousal
                      Consent Provisions.............................14

GENERAL PROVISIONS
    Section 4.01 - Contract..........................................15
            4.02 - Statutory Compliance..............................15
            4.03 - Nontransferability and
                      Assignments....................................15
            4.04 - Beneficiary.......................................15
            4.05 - Disqualification of Plan or
                      Contract.......................................16
            4.06 - Future Contributions..............................16
            4.07 - Deferment.........................................16
            4.08 - Annual Notice.....................................16
            4.09 - Age...............................................16



No. 92 TSUA                                                             Page 2

                                        OWNER: JOHN DOE
                                    ANNUITANT: JOHN DOE
                              CONTRACT NUMBER: 00 000 000
                                   ISSUE DATE: FEB 28, 1992
                                CONTRACT DATE: FEB 28,1992
                              RETIREMENT DATE: JAN 1, 2020
             INITIAL GUARANTEED INTEREST RATE: 7.50% to MAR 31, 1992 MINIMUM GUARANTEED INTEREST RATE: 6.00% TO DEC 31, 1992
                                               3.00% AFTER DEC 31, 1992
                                  BENEFICIARY: JANE DOE
                                  FORM NUMBER: 92TSUA



-------------------------------------------------------------------------------

                            TABLE OF GUARANTEED VALUES

          ISSUE AGE 38 MALE                       $1000 ANNUAL CONTRIBUTION

           NUMBER OF YEARS            GUARANTEED     GUARANTEED PAID-UP MONTHLY
      SINCE FIRST CONTRIBUTION        CASH VALUE           ANNUITY AT AGE 65*
      ------------------------        ----------           -----------------
                    1                     977                    6.63
                    2                   1,946                   16.20
                    3                   2,944                   26.67
                    4                   3,998                   36.84
                    5                   5,064                   46.70
                    6                   6,220                   56.28
                    7                   7,362                   65.59
                    8                   8,538                   74.62
                    9                   9,841                   83.38
                   10                  11,204                   91.90
                   11                  12,629                  100.16
                   12                  14,118                  108.18
                   13                  15,673                  115.97
                   14                  17,144                  123.54
                   15                  18,658                  131.18
                   16                  20,218                  138.64
                   17                  21,824                  145.90
                   18                  23,479                  152.80
                   19                  25,213                  159.70
                   20                  27,000                  166.03
                   24 (Age 62)         34,697                  189.57
                   27 (Age 65)         41,098                  205.49


THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.11) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE ACCOUNT VALUE (SEE
SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS AND EARNINGS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.

YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.

THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WILL BE SUBJECT TO A CHARGE (SEE SECTION 3.04).

*ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR) WITH JOINT ANNUITANT THE SAME AGE AS THE ANNUITANT.



No. 92 TSUA                                                             Page 3

PART I--DEFINITIONS


SECTION 1.00 AGREEMENT. The term "Agreement" means an agreement described in Treasury Regulation Section 1.403(b)-1(b)(3) between an Employer and an employee of the Employer, in which the Employer agrees to purchase an Annuity for the employee. If Employer contributions to purchase the Annuity result from the employee's agreement to take a reduction in future salary or forgo a future salary increase, such Agreement is referred to as a "Salary Reduction Agreement" within the meaning of Sections 402(g)(3)(C) and 3121(a)(5)(D) of the Code.

SECTION 1.01 ANNUITANT. The term "Annuitant" means the owner of this Contract, as shown on page 3 and on whose behalf this Contract has been purchased and is maintained, and who exercises all rights under this Contract.

SECTION 1.02 ANNUITY. The Term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan or Agreement, which contract meets the requirements for qualification under Section 403(b) of the Code.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.18, 1.19, 1.20, 3.01, and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where

(a)   equals

      6% during  Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during  Contract Year 9
      3% during Contract Year 10
      2% during Contract Year 11
      1% during Contract Year 12
      0% thereafter

      of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior charges for partial withdrawals made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) your attainment of age 59 and 6 months and your completion of at least five Contract Years, or

(ii)  you die and a distribution is made to your beneficiary, or

(iii) your attainment of age 55, your completion of at least five Contract Years and the receipt by us of a properly completely settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.14, or

(iv) your completion of at least three Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a period certain Annuity, defined in Section 1.21, where the certain period of such annuity is at least ten years, or

(v) the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Life Annuity distribution option, or

(vi) the attainment of age 55, your completion of at least five Contract Years, and separation from service, or

(vii) your completion of at least twelve Contract Years.



No. 92 TSUA                                                        Page 4

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both an application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us for you with respect to an Annuity purchased for you under the Plan. We are under no obligation to accept any Contribution less than $20.00. Contributions may be either Elective Deferrals or Employer Contributions pursuant to the Plan. The Employer shall indicate to us the amount and type of each Contribution.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following Divisions described in this
Contract:

(a)  the Guaranteed Interest Division, and

(b)  the Investment Division of the Separate Account.

SECTION  1.13  ELECTIVE   DEFERRALS.   The  term  "Elective   Deferrals"   means
Contributions  made  pursuant  to a Salary  Reduction  Agreement  as  defined in
Section 1.00.

SECTION 1.14 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us which extends beyond your attainment of age 59 and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 and 6 months.

SECTION 1.15 EMPLOYER. The term "Employer" means (i) an organization described in Section 501(c)(3) of the Code which is exempt from Federal income tax under
Section 501(a) of the Code; or (ii) a State, political subdivision of a State, or an agency or instrumentality of any one or more of the foregoing, in connection with services performed by an employee for an educational organization described in Section 170(b)(1)(A)(ii) of the Code.

SECTION 1.16 ERISA. The term ERISA means the Employee Retirement Income Security Act as amended.

SECTION 1.17 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on page 3 of this Contract. Section 2.03 describes the determination of the Rate to apply thereafter.

SECTION 1.18 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.19 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us or one of our affiliated or subsidiary life insurance companies, providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.20 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means (i) if you have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (with 100% of the monthly amount payable to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.



No. 92TSUA                                                          Page 5



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SECTION 1.21 PERIOD CERTAIN ANNUITY.  The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us or one of our affiliated or subsidiary live insurance companies which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.22 PLAN. The term "Plan" means a program established by an Employer for the purchase of Annuities on behalf of employees. The Employer shall be the "Plan Administrator" within the meaning of Section 414(g) of the Code and applicable Treasury Regulations.

SECTION 1.23 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P.O. Box 2996, G.P.O., New York, New York 10116, or such other location as we shall designate by advance written notice to the Employer, or the Plan's Trustee, as applicable, and to you.

SECTION 1.24 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain the retirement age as shown on page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month), either initially or by later change, must be in accordance with the terms of the Plan. No Retirement Date shall be later than the date of your attainment of age 70 and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.25 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A which is organized as a unit investment trust (a type of investment company). We have established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these Contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not a party of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio of the securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the asset of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and


No. 92TSUA                                                          Page 6



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(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for any applicable tax charges) at a rate not to exceed 1.49% per year for the Stock, Money Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.25. The relative proportion of these charges may be modified. The daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract. The maximum rate may not be altered without your approval.

SECTION 1.26 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated to or withdrawn for that Valuation period).

(c) is the daily asset charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Account Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The Average Annuity Unit Value for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.27 TRANSACTION DATE. The Transaction Date is the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the Transaction Date is the business day the telephone transaction is received.

SECTION 1.28 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.



No. 92 TSUA                                                             Page 7



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-------------------------------------------------------------------------------

PART II-ANNUITY ACCOUNT VALUE


SECTION 2.01 CONTRIBUTIONS. The Employer is to make Contributions, from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or Agreement. You are to specify the amount to be allocated to each Division.

Each Contribution received by us with respect to you will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Pursuant to the terms of the Plan, if  applicable,  you may, with our agreement,
(i) transfer to this Contract any amount held under a contract or account that meets the requirements of Section 403(b) of the Code ("Transferred Funds"), or
(ii) roll over contributions from a contract or account that meets the requirements of Section 403(b) of the Code, or from a conduit individual retirement arrangement described in Section 408(d)(3)(A)(iii) of the Code. If you do not provide to us at the time of such transfer as described in (i) above, as to what portion, if any, of the amounts of the Transferred Funds which are exempt from the distribution restrictions described in Section 2.10, and the minimum distribution rules described in Section 3.05, we will treat all such amounts as being subject to such restrictions. Any Transferred Funds from a contract not issued by us will, before allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units you have in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07, 2.08 or 2.13, or transferred from the Investment Division pursuant to Section 2.05. The amount you have in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date, and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) your election and commencement of annuity benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.03 GUARANTEED INTEREST DIVISION. Any amount allocated to the Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts. The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 or 2.13, plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08 or 2.13 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest of (i) election and commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, and
(iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract, pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.12.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request or through the use of a touch tone telephone, transfer all of part of the amount you have in a Division to one or more of the Divisions as follows: (i) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. All transfers will be effective on the Trans-



No. 92TSUA                                                              Page 8
action Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Division, the transfer will be made at the Accumulation Unit Value next computed after the Transfer Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, including, for Plans subject to Title I of ERISA, if applicable, the spousal consent rules set forth in Section 3.06, you may elect, by written notice, to terminate this Contract. In addition, termination of this Contract is subject to the restrictions on distributions set forth in Section
2.10 of this Contract. We will determine the Cash Value as of the Transaction Date we receive your written election.

The payment of such Cash Value to you may be deferred by us in accordance with the provisions of Section 4.07.

Subject to the terms of the Plan, and the restrictions on distributions set forth in Section 2.10, we reserve the right to pay the Annuity Account Value under this Contract and terminate this Contract. This right may be exercised only if both (i) you made no Contributions during the last three completed
Contract Years, and the Annuity Account Value is less than $500, or (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 months of the Contract Date shown on page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, and the restrictions on distributions set forth in
Section 2.10, you may elect, by written notice to us, to make a partial withdrawal from the Divisions. For Plans subject to Title I of ERISA, partial withdrawals may be subject to the spousal consent rules, if applicable, set forth in Section 3.06.

Following receipt of your written notice, we will pay the lesser of the Cash Value, or the amount of partial withdrawal requested to the person entitled to receive such payment as you designate to us in writing. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300, or where the request violates the provisions of Sections 2.07 or 3.06. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount, in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)  is an amount equal to
     6% during  Contract Years 1 through 5
     5% during  Contract Years 6 through 8
     4% during  Contract Year 9
     3% during  Contract  Year 10
     2% during  Contract Year 11
     1% during Contract Year 12
     0% thereafter

     of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.



No. 92TSUA                                                            Page 9

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the Current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

However, notwithstanding the above, if your are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means if you have completed three Contract Years or attained age 59 and six months an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 in the current Contract Year. If you have not completed three Contract years or attained age 59 and six months, the Free Corridor Amount is zero.

SECTION 2.10 RESTRICTIONS ON DISTRIBUTIONS. Notwithstanding anything in this Contract to the contrary, payments of Cash Value pursuant to the termination of this Contract under Section 2.06, partial withdrawals under Section 2.07, death benefits under Section 2.12, or Annuity Benefits under Section 3.03 may be limited as provided in Section 403(b)(11) of the Code and in this Section, to the extent they are attributable to Elective Deferral Contributions made to this Contract after December 31, 1988 and earnings credited after December 31, 1988 on Elective Deferral Contributions made before and after December 31, 1988 (collectively, "Restricted Amounts").

Distributions of Restricted Amounts may not be made until you attain age 59 years and six months, separate from service, die, or become disabled (within the meaning of Section 72(m)(7) of the Code). Distributions of Elective Deferral Contributions made after December 31, 1988 - (but not any earnings credited after December 31, 1988 attributable to Elective Deferral Contributions made before or after December 31, 1988) may also be made in the case of hardship
(within the meaning of Section 403(b)(11) of the Code and applicable Treasury Regulations). If you request payment of Restricted Amounts on the grounds of disability or hardship you must furnish to us proof of such disability or hardship as may be required by the Plan, the Code, and applicable Treasury Regulations in a form satisfactory to us.

SECTION 2.11 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $25,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

If the Annuity Account Value is less than $25,000, on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or (b) the date of Termination of this Contract pursuant to Section 2.06 or 2.12, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $25,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.12 DEATH BENEFIT. Upon receipt of due proof of your death , we will pay to the beneficiary designated to receive such payment, pursuant to Section
4.04 of this Contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the Cash Value of another Annuity Contract issued by us, or one of our affiliated or subsidiary Life Insurance Companies, which provides for a death benefit before retirement is equal to the greater of the contract Cash Value or alternate amount based on premiums paid or Contributions made under the Annuity Contract, is transferred to this Contract, such Cash Value or an alternative amount as of the date of transfer, will be included in the "sum of all Contributions" in lieu of the amount of Cash Value transferred for purposes of the death benefit under this Contract.



No. 92TSUA                                                             Page 10

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit, for Plans subject to Title I of ERISA.

Distributions pursuant to this Section are subject to the terms of the Plan and the Spousal Consent Rules set forth in Section 3.06 for Plans subject to Title I of ERISA.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.


-------------------------------------------------------------------------------

PART III-ANNUITY BENEFITS


SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under this Contract with respect to a payee is the amount provided pursuant to
Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.26 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.25, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided pursuant to the fifth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. As described in Section 3.05, we will notify the payee how each Variable Annuity Benefit is determined.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value in a single sum or (ii) to apply the Annuity Account Value, or Cash Value, whichever is applicable pursuant to the first paragraph of
Section 3.04, to provide an Annuity Benefit on any other annuity form offered by us, or one of our affiliated or subsidiary life insurance companies as elected by you, or (iii) to take partial withdrawals in amounts and at times as required by the Code, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract, prior to the Retirement Date, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value, unless restricted by the Plan.

We will have the right to require that you furnish pertinent information to provide an Annuity Benefit, and we will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies. If the issuance of this Contract is pursuant to a Plan subject to Title I of ERISA, the rules set forth in Section 3.06 shall apply to your election and the commencement of annuity benefits.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the payments under the annuity form involves life contingencies, or (ii) the Cash Value if the Annuity Form elected does not involve life contingencies.



No. 92TSUA                                                             Page 11

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charge from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below, or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.

The amount to be applied to provide an Annuity Benefit will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Mortality Form, are based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero. The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Form are based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to
Section 1.26.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero, if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.26, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Distributions attributed to Contributions of Transferred Funds pursuant to Section 2.01 (where you have provided to us written evidence of such balance as of December 31, 1986) must commence no later than age 75. Such distributions will be made in the normal form of Annuity Benefit, unless you elect to take payments in a single sum or another form of Annuity Benefit then offered by us.

Your entire interest in this Contract attributable to all other Contributions made, and earnings credited thereon must be distributed, or begin to be distributed no later than the first day of April following the calendar year in which you attain age 70 and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 403(b)(10) and 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 and 6 months and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:



No. 92TSUA                                                             Page 12

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under the terms of this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to a payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election, pursuant to Section 3.03 of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The Payee may designate (with the right to change such designation and without the concurrence of any other person) a payee to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.



No. 92TSUA                                                             Page 13


--------------------------------------------------------------------------------
                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)

                   FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                      100% OF PAYMENT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

---------------------------------------------------------------------------------------------------------------------------------
   Age         60         61        62         63         64        65         66         67         68        69         70
---------------------------------------------------------------------------------------------------------------------------------
   60         4.52       4.56      4.60       4.64       4.68      4.71       4.75       4.79       4.82      4.85       4.88
   61                    4.60      4.65       4.69       4.73      4.77       4.81       4.85       4.89      4.92       4.96
   62                              4.69       4.74       4.78      4.83       4.87       4.92       4.96      5.00       5.03
   63                                         4.79       4.84      4.89       4.93       4.98       5.03      5.07       5.11
   64                                                    4.89      4.94       5.00       5.05       5.10      5.14       5.19

   65                                                              5.00       5.06       5.11       5.17      5.22       5.27
   66                                                                         5.12       5.18       5.24      5.29       5.35
   67                                                                                    5.24       5.31      5.37       5.43
   68                                                                                               5.37      5.44       5.51
   69                                                                                                         5.52       5.59

   70                                                                                                                    5.67
---------------------------------------------------------------------------------------------------------------------------------

                ANNUITY BENEFIT PAYABLE ON THE LIFE ANNUITY FORM
           (Minimum Monthly Income per $1000 of Annuity Account Value)

-------------------------------------------------------------------------------
                       VARIABLE ANNUITY BENEFIT PAYABLE ON
                      THE LIFE ANNUITY FORM IF ASSUMED BASE
                        RATE OF NET INVESTMENT RETURN IS:

   Age                   3.5%                 5.0%
----------- ---------- --------- ---------- ----------

   60                    5.27                 6.16
   61                    5.39                 6.28
   62                    5.52                 6.41
   63                    5.66                 6.55
   64                    5.81                 6.70

   65                    5.97                 6.86
   66                    6.15                 7.03
   67                    6.33                 7.21
   68                    6.53                 7.41
   69                    6.74                 7.62

   70                    6.97                 7.85
----------- ---------- --------- ---------- ----------

We will notify the payee, with respect to each payment under a Variable Annuity Benefit, the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. If this Contract is issued pursuant to a Plan subject to Title I of ERISA, then the provisions of this Section shall supersede any contrary provisions in this Contract. If you are married, your interest in the Contract shall be paid in the Normal Form joint and survivor annuity, and if you are unmarried, your interest shall be paid in the Normal Form life annuity, unless you elect otherwise as described in this Section. If you are married and die before payment of your interest has commenced, your interest shall be paid to your surviving spouse in the form of a life annuity, unless at the time of your death there was a contrary election made pursuant to this Section. The foregoing notwithstanding, your surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract.

You may elect, at any time within the 90 consecutive day period before the first day of the first period for which your interest is paid as an annuity or in any other form, not to have your interest paid in the Normal Form, in which case it shall be paid in any other form elected under the terms of this Contract. If such interest is to be paid to your spouse upon your death, you may elect, during the period beginning on the first day of the plan year of the Plan in which you attain age 35 (or, if you separate from service prior to that plan year, beginning on the date of separation) and ending with your death, for a beneficiary other than your spouse to receive payment of the value of your interest. In addition, if you will not yet attain age 35 by the end of any current plan year, you may make a special qualified election to designate a beneficiary other than your spouse to receive payment of the value of your interest, which special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the plan year in which you will attain age 35. Amounts payable in accordance with this Section will be automatically reinstated as of the first day of the plan year in which you attain age 35 unless a new election designating a beneficiary other than the spouse is made in accordance with the requirements of this Section.

Any election described in the foregoing paragraph must be consented to by your spouse in writing before a notary or a representative of the Plan unless you can prove that there is no spouse or that the spouse cannot be located. Also, if you have become legally separated from your spouse or have been abandoned (within the meaning of local law) and have a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Your election must designate a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) that may not be changed without further consent of the spouse, unless the spouse's consent expressly permits designation by you without further consent of the spouse. The spouse's consent under


No. 92TSUA                                                            Page 14
this section shall acknowledge the effect of the election. In addition, the spouse's consent (or establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. Your waiver of the Normal Form joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by you without any further spousal consent). A consent that permits designations by you without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. If you make an election under this Section, you may revoke that election, without spousal consent, at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

The provisions requiring spousal consent in this Section shall also apply with regard to your election to terminate this Contract or make partial withdrawals pursuant to Sections 2.06 and 2.07, and with respect to a beneficiary designation set forth in Section 4.04. A spouse's written consent, witnessed by a representative of the Plan or a notary public, must be given on a form acceptable to the Employer and us, within the 90 consecutive day period prior to any such payment or withdrawal, or beneficiary designation, unless you can show that you have no spouse or that the spouse cannot be located.

If the Annuity Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, we may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section, we will be released from any and all liability for payment with respect to the Contributions made for you.


-------------------------------------------------------------------------------

PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor many any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the terms of this Contract to reflect changes in the Code, or applicable Treasury Regulations, or in regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity.

SECTION 4.03 NONTRANSFERABILITY AND ASSIGNMENTS. Your entire interest under this Contract is nonforfeitable. No interest of yours (or of a beneficiary) under this Contract may be transferred to any person other than us upon the surrender of this Contract. Except as permitted under applicable law, no right or interest of you or any other payee or beneficiary in this Contract shall be (a) assignable; (b) subject to any lien; or (c) liable for, or subject to, any obligation or liability of any person. The preceding sentence shall not apply to any assignment, transfer or attachment pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code).

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.12. You may change such designation from time to time during your lifetime, and while this Contract is in force. Any such designation or change must be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the date of receipt, but without further liability as to any payment or other settlement made by us before receipt of such change. Beneficiary designations are subject to the rules of Section 3.06 if the Contract is issued pursuant to a Plan subject to Title I of ERISA.

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive, they will share equally.

Any part of a death benefit payable pursuant to Section 2.12 for which there is no designated beneficiary living at the time of your death, will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.



No. 92TSUA                                                            Page 15

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity previously elected by you, with respect to the beneficiary, subject to our rules then in effect. If, at your death, there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION OF PLAN OR CONTRACT. In the event that the Plan fails to qualify as a Plan under Section 403(b) of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us, an affiliate subsidiary, on your life, or to terminate this Contract and pay to you the Annuity Account Value less deduction for applicable taxes, solely at our option.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to the Employer, we reserve the right at our sole discretion to limit Contributions under this Contract.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year we will furnish you with a notice showing the following:

(1)  the amount you have in the Guaranteed Interest Division,

(2) the total number of Accumulation Units you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)  the Accumulation Unit Values,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)  the Cash Value, and

(6)  the amount of death benefit payable with respect to you.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.




No. 92TSUA                                                           Page 16

--------------------------------------------------------------------------------
   APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          PROCESSING OFFICE: INDIVIDUAL ANNUITY CENTER, P.O. BOX 2996,
                         NEW YORK, NEW YORK 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY
--------------------------------------------------------------------------------
TYPE OF PURCHASE (Complete One Plan Only)
A.  |_| TSA PUBLIC SCHOOL (GV-PS-I)
B.  |_| TSA 501(C)(3) ORGANIZATION (GV-501-I)
C.  |X| TSA University (GV-PS-U-I)
D.  |_| IRA Individual (Including IRA to IRA transfers) (GV-IRA 4971)
E.  |_| IRA Unit Billed (Including IRA to IRA transfers) (GV-IRA 4971)
F.  |_| IRA QUALIFIED PLAN ROLLOVER-- (QP IRA) (Distribution from a Qualified
        Plan) (GV-IRA 4971-71)
G.  |_| EDC (Public Employee Deferred Compensation) (GV-EDC 4991)
H.  |_| EDC (Tax Exempt Organization) (GV-EDC 4991-SU-080)
I.  |_| SEP (Simplified Employee Pension) (GV-SEP 4981)
J.  |_| SARSEP (Salary Reduction SEP) _________________________________________
K.  |_| CORPORATE TRUSTEED (GV-CORP 4941-41)
L.  |_| KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
         (trustee owned)
M.  |_| KEOGH/HR-10 (GV-HR-10 4911)
          (not trustee owned) (issued to existing units only)
--------------------------------------------------------------------------------
            DO NOT COMPLETE THIS SECTION IF 1.D OR 1.F CHECKED ABOVE

2.  EMPLOYER/PLAN NAME
    |A|B|C|_|C|O|M|P|A|N|Y|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

3.  |_| EXISTING UNIT NO. |_|_|_|_|_|_|-|_|_|_|
    |x| NEW UNIT  |0|0|0|1|2|3|-|4|5|6|

    (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP, OR TRUSTEED PLANS. FORM 983-135B IS REQUIRED)
--------------------------------------------------------------------------------

4.  PROPOSED ANNUITANT Print name to appear on Contract.

    |J|O|H|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|D|O|E|_|_|_|_|_|
         FIRST          MIDDLE INITIAL            LAST

    A.  |X| MR.  |_| MRS. |_| MS. |_| OTHER ____

    B.  Date of Birth:  Year  1954   Month  JANUARY  Day  27
                              ----          -------       --

    C.  Age at Nearest Birthday: 38               D. |X|  Male  |_|  Female
                                ----

    E.  Annuitant's Mailing Address:              F. State of Residence: N.J.
                                                                         ----
    No., St. |1|7|_|E|L|M|_|S|T|R|E|E|T|_|_|_|_|_|_|_|_|_|_|_|_|
       City  |A|N|Y|T|O|W|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
               State   |U|S|  Zip Code |0|2|0|0|0|-|0|0|0|1|

    G.  Telephone Number (101) 222 - 3456  |X| Home |_| Work
    H.  Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

    I.  Are you associated with or employed by a member of National
        Association of Securities Dealers, Inc.(NASD)?        |_| Yes |X| No

5. OWNER (Print  Name) -- If  Trusteed or EDC Plan Print Name of Owner,  for all
                           other Markets Print Name of Annuitant.
    JOHN DOE
   -----------------------------------------------------------------------------

   a. Title ____________________________________________________________________

6. RETIREMENT AGE  65
                 ---------------------------------------------------------------

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) (BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS.)

   JANE DOE - WIFE
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

8. CONTRIBUTION ALLOCATION

   Guaranteed Interest Division                20%
                                             -----

   Stock Division                              20%
                                             -----

   Money Market Division                       20%
                                             -----

   Balanced Division                           20%
                                             -----

   Aggressive Stock Division                   20%
                                             -----

   (PERCENTAGES IN WHOLE NUMBERS) Total       100%

9. CONTRIBUTIONS (NOT REQUIRED FOR 1.F)
   A. Reminder Notice (Billing) Required    |_| Yes |X| No
      IF YES, COMPLETE B-C-D-E

   B. REMINDER DATE Required for Individual IRA or otherwise must agree with existing unit or attached 983-135B. MONTH _________ DAY __________

   C. REMINDER FREQUENCY

      |_| Annual        |_| Semi-Annual
      |_| Quarterly     |_| Monthly

      Available for TSA, EDC, SARSEP AND CORPORATE TRUSTEED AND UNIT BILLED IRA
      ONLY:

      |_| Semi-Monthly          |_| Bi-Weekly

   D. REMINDER AMOUNT $_________________________________

   E. BILLING MONTHS TO BE EXCLUDED - TSA ONLY

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

10.EXPECTED FIRST CONTRACT YEAR

   Contribution. $1000
                ----------------------------------------------------------------
   IF AN ADVANCED BILLING AND/OR CONTRACT DATE ARE REQUESTED, COMPLETE #9B
   AND #12.
--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ___________________________  Reminder Date ___________________________
Cert. or App# _______________________  Amendment Required_______________________
EDC Emp. Add. _______________________  Emp. Fed. ID# ___________________________
Frequency ___________________________  Contract Date ___________________________
--------------------------------------------------------------------------------
Receipt Date               Batch #          Inquiry #              Processor
--------------------------------------------------------------------------------
180-1000

--------------------------------------------------------------------------------
10. Did you receive the Separate Account Prospectus?     |X| Yes  |_| No
    Date shown on Prospectus  January 1, 1992
                            ----------------------------------------------------
    Date of any supplement to Prospectus _______________________________________

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.
    (a) Name of Employer: ABC Company
                          ------------------------------------------------------
    (b) Address of Employer:
             10 Main Street
     ---------------------------------------------------------------------------
             Anytown, NJ
     ---------------------------------------------------------------------------

    (c) Occupation    Sales
                   -------------------------------------------------------------
    (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
                                                         | | Yes |X| No
    (e) Estimated  Family  Annual Income  $100,000
                                        ----------------------------------------
    (f) Estimated Net Worth $250,000
                           -----------------------------------------------------
    (g) Investment Objective:  |_| Income       |X| Income & Growth
        |_| Aggressive Growth  |_| Growth       |_| Safety of Principal

12. SPECIAL INSTRUCTIONS

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

13. Amount paid with this form: $1000

    (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the certificate is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                    AGREEMENT

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.
--------------------------------------------------------------------------------

   LAWS IN YOUR STATE MAY MAKE IT A CRIME TO FILL OUT AN INSURANCE OR ANNUITY APPLICATION WITH INFORMATION YOU KNOW IS FALSE OR TO LEAVE OUT MATERIAL FACTS.

--------------------------------------------------------------------------------

X__________________________________ Date_______ City __________ State __________
          Signature of Annuitant

X__________________________________ Date_______ City __________ State __________
          Signature of Authorized  Individual  (REQUIRED FOR EDC AND
          TRUSTEED) OR OWNER
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 AGENT'S SECTION

Will any existing  insurance or annuity be replaced or changed (or has it been),
assuming the Contract will be issued?                       | | Yes | | No

|_| I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.
--------------------------------------------------------------------------------

Print Agent's Name(s)  Initial of  Agent  Agent  Agency    District      Agent's
(Service Agent first)  Last Name   Number   %     Code   Manager Code  Signature

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FOR AGENCY COMPLIANCE FILE: INITIALS OF AGENCY EQS___  Date ___ District EQS ___
                            Date ____
--------------------------------------------------------------------------------
(FOR ASU USE)
ASU Code and App. No. __________________________________________________________
ASU Rec'd. _____________________________________________________________________
Date to Proc. Off. ________________________________________________ Campaign |_|
Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

--------------------------------------------------------------------------------
Application reviewed by ________________________________________________________
--------------------------------------------------------------------------------
180-1000

                 Owner:                                     [THE EQUITABLE LOGO]

             Annuitant:

       Contract Number:

            Issue Date:

         Contract Date:

       Retirement Date:
--------------------------------------------------------------------------------

            THE EQUITABLE LIFE ASSURANCE SOCIETY OP THE UNITED STATES
           Processing Office: Individual Annuity Center, P O Box 2996,
                         New York, New York 10116-2996


AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04 or in part to any one, as directed by you, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide the Annuitant with an Annuity Benefit or a Cash Value benefit if the Annuitant is then living, and

o TO PROVIDE the Annuitant with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we", "our" and "us" mean the Equitable Life Assurance Society of the United States. "You" and "your" mean the Annuitant at the time a right is exercised by the Annuitant.

TEN DAYS TO EXAMINE CONTRACT -- may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us on your behalf under this Contract, plus or minus any investment gain or loss experienced in the Investment Divisions of the Separate Account from the date such Contribution is allocated to such Investment Division to the date we receive the returned Contract.



          /S/Pauline Sherman               /s/Edward D. Miller

 Pauline Sherman, Vice President,          Edward D. Miller
  Secretary & Associate General Counsel    President and Chief Executive Officer


THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.26 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF AN ANNUAL CHARGE NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.


No. 92 TSUB

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.


--------------------------------------------------------------------------------
TABLE OF CONTENTS


DEFINITIONS                                           Page


Section   1.00 - Agreement...............................4
          1.01 - Annuitant...............................4
          1.02 - Annuity.................................4
          1.03 - Annuity Account Value...................4
          1.04 - Annuity Benefit.........................4
          1.05 - Cash Value..............................4
          1.06 - Class of Contracts......................5
          1.07 - Code....................................5
          1.08 - Contract................................5
          1.09 - Contract Date...........................5
          1.10 - Contract Year...........................5
          1.11 - Contribution............................5
          1.12 - Divisions...............................5
          1.13 - Elective Deferrals......................5
          1.14 - Eligible Annuity Certain................5
          1.15 - Employer................................5
          1.16 - ERISA...................................5
          1.17 - Guaranteed Interest Rate................5
          1.18 - Joint and Survivor Life
                  Annuity Form...........................5
          1.19 - Life Annuity Form.......................5
          1.20 - Normal Form.............................5
          1.21 - Period Certain Annuity .................6
          1.22 - Plan....................................6
          1.23 - Processing Office.......................6
          1.24 - Retirement Date.........................6
          1.25 - Separate Account........................6
          1.26 - Separate Account
                  Definitions............................7
          1.27 - Transaction Date .......................7
          1.28 - Trust ..................................7


ANNUITY ACCOUNT VALUE


Section   2.01 - Contributions...........................8
          2.02 - Separate Account
                  Investment Divisions...................8
          2.03 - Guaranteed Interest
                  Division...............................8
          2.04 - Allocation to Divisions.................8
          2.05 - Transfers Among Divisions...............8
          2.06 - Termination of this Contract............9
          2.07 - Partial Withdrawals.....................9
          2.08 - Charges for Partial
                  Withdrawals............................9
          2.09 - Free Corridor Amount...................10
          2.10 - Restrictions on Distributions..........10
          2.11 - Annual Administrative Charge ..........10
          2.12 - Death Benefit..........................10


ANNUITY BENEFITS


Section   3.01 - Fixed Annuity Benefit .................11
          3.02 - Variable Annuity Benefit...............11
          3.03 - Election and Commencement
                  of Annuity Benefits....................11
          3.04 - Amount of Annuity Benefits.............11
          3.05 - Payment of Annuity Benefits ...........12
          3.06 - Special Annuity and Spousal
                  Consent Provisions....................14


GENERAL PROVISIONS


Section   4.01 - Contract...............................15
          4.02 - Statutory Compliance...................15
          4.03 - Nontransferability and
                  Assignments...........................15
          4.04 - Beneficiary ...........................15
          4.05 - Disqualification of Plan
                  or Contract...........................16
          4.06 - Future Contributions ..................16
          4.07 - Deferment .............................16
          4.08 - Annual Notice..........................16
          4.09 - Age....................................16


No. 92 TSUB                                                               Page 2

--------------------------------------------------------------------------------
PART I - DEFINITIONS

SECTION 1.00 AGREEMENT. The term "Agreement" means an agreement described in Treasury Regulation Section 1.403(b)-l(b)(3) between an Employer and an employee of the Employer, in which the Employer agrees to purchase an Annuity for the employee. If Employer contributions to purchase the Annuity result from the employee's agreement to take a reduction in future salary or forgo a future salary increase, such Agreement is referred to as a "Salary Reduction Agreement" within the meaning of Sections 402(g)(3)(C) and 3121(a)(5)D) of the Code.

SECTION 1.01 ANNUITANT. The term "Annuitant" means the owner of this Contract, as shown on page 3 and on whose behalf this Contract has been purchased and is maintained, and who exercises all rights under this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan or Agreement, which contract meets the requirements for qualification under Section 403(b) of the Code.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts that you have in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.18, 1.19, 1.20, 3.01, and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE. The term "Cash Value" means the Annuity Account Value less any applicable withdrawal charge determined as follows:

The withdrawal charge equals the lesser of (a) or (b) where

(a)   equals

      6% during  Contract Years 1 through 5
      5% during Contract Years 6 through 8
      4% during  Contract Year 9
      3% during  Contract Year 10
      2% during  Contract Year 11
      1% during Contract Year 12
      O% thereafter

      of the excess of (i) the Annuity Account Value over (ii) the Free Corridor Amount defined in Section 2.09; and

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior charges for partial withdrawals made pursuant to Section 2.08.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

A withdrawal charge will not apply, which means the Cash Value will equal the Annuity Account Value upon any of the following occurrences:

(i) your attainment of age 59 and 6 months, and your completion of at least five Contract Years, or

(ii)  you die and a distribution is made to your beneficiary, or

(iii) your attainment of age 55, your completion of at least five Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase an Eligible Annuity Certain, defined in Section 1.14, or

(iv) your completion of at least three Contract Years and the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Period Certain Annuity, defined in Section 1.21, where the certain period of such annuity is at least ten years, or

(v) the receipt by us of a properly completed settlement election form providing for the application of the Annuity Account Value to purchase a Life Annuity distribution option, or

(vi) your attainment of age 55, your completion of at least five Contract Years, and separation from service, or

(vii) your completion of at least twelve Contract Years.


No. 92 TSUB                                                               Page 4

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same Calendar Year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT. The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us for you with respect to an Annuity purchased for you under the Plan. We are under no obligation to accept any Contribution less than $20.00. Contributions may be either Elective Deferrals or Employer Contributions pursuant to the Plan. The Employer shall indicate to us the amount and type of each Contribution.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following Divisions described in this
Contract:

(a) the Guaranteed Interest Division, and

(b) the Investment Division of the Separate Account.

SECTION  1.13  ELECTIVE   DEFERRALS.   The  term  "Elective   Deferrals"   means
Contributions  made  pursuant  to a Salary  Reduction  Agreement  as  defined in
Section 1.00.

SECTION 1.14 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us which extends beyond your attainment of age 59 and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment) prior to your attainment of age 59 and 6 months.

SECTION 1.15 EMPLOYER. The term "Employer" means (i) an organization described in Section 501(c)(3) of the Code which is exempt from Federal income tax under
Section 501(a) of the Code; or (ii) a State, political subdivision of a State, or an agency or instrumentality of any one or more of the foregoing, in connection with services performed by an employee for an educational organization described in Section 170(b)(l)(A)(ii) of the Code.

SECTION 1.16 ERISA. The term ERISA means the Employee Retirement Income Security Act as amended.

SECTION 1.17 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on page 3 of this Contract. Section 2.03 describes the determination of the Rate to apply thereafter.

SECTION 1.18 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100%, as elected by you. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.19 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us or one of our affiliated or subsidiary life insurance companies, providing fixed monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.20 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means (i) if you have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with such spouse as the contingent annuitant (with 100% of the monthly amount payable to your spouse), and (ii) if you do not have a living spouse at the Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.


No. 92 TSUB                                                               Page 5

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SECTION 1.21 PERIOD CERTAIN ANNUITY.  The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us or one of our affiliated or subsidiary life insurance companies, which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.22 PLAN. The term "Plan" means a program established by an Employer for the purchase of Annuities on behalf of employees. The Employer shall be the "Plan Administrator" within the meaning of Section 414(g) of the Code and applicable Treasury Regulations.

SECTION 1.23 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P O Box 2996, New York, New York 10116-2996, or such other location as we shall designate by advance written notice to the Employer, or the Plan's Trustee, as applicable, and to you.

SECTION 1.24 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain the retirement age as shown on page 3 of this Contract. Before the Retirement Date you may elect to change the Retirement Date to another Retirement Date, which may be any date after the filing of the election (other than the 29th, 30th, or 31st day of any month), either initially or by later change, must be in accordance with the terms of the Plan. No Retirement Date shall be later than the date of your attainment of age 70 and 6 months. Any election for such change must be made in writing by you and shall not take effect until received by us at our Processing Office.

SECTION 1.25 SEPARATE ACCOUNT. The term "Separate Account" means Separate Account A, which is organized as a unit investment trust (a type of investment company). We have established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these Contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not a part of the Separate Account, but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio of the securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account; (The term "Investment Division" in this Contract shall then refer to any other Investment Division in which the asset of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.


No. 92 TSUB                                                               Page 6

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If the exercise of these rights  results in a material  change in the underlying investments of an Investment Division, you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for any applicable tax charges) at a rate not to exceed 1.49% per year for the Stock, Money Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.26. The relative proportion of these charges may be modified. The daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract. The maximum rate may not be altered without your approval.

SECTION 1.26 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD: Each business day together with any preceding consecutive non-business days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b), minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated to or withdrawn for that Valuation Period).

(c) is the daily asset charge for the expenses of this Contract, times the number of calendar days in the Valuation Period.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where your Contributions are invested and which is used in determining the amount you have in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first Contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The "Average Annuity Unit Value" for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.27 TRANSACTION DATE. The Transaction Date is the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term Transaction Date is the business day the telephone transaction is received.

SECTION 1.28 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.


No. 92 TSUB                                                               Page 7

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--------------------------------------------------------------------------------
PART II - ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. The Employer is to make Contributions, from time to time on such dates and in such amounts as determined by the Employer pursuant to the terms of the Plan or Agreement. You are to specify the amount to be allocated to each Division.

Each Contribution received by us with respect to you will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

Pursuant to the terms of the Plan, if  applicable,  you may, with our agreement,
(i) transfer to this Contract any amount held under a contract or account that meets the requirements of Section 403(b) of the Code ("Transferred Funds"), or
(ii) roll over contributions from a contract or account that meets the requirements of Section 403(b) of the Code, or from a conduit individual retirement arrangement described in Section 408(d)(3)(A)(iii) of the Code. If you do not provide to us at the time of such transfer as described in (i) above, as to what portion, if any, of the amounts of the Transferred Funds which are exempt from the distribution restrictions described in Section 2.10, and the minimum distribution rules described in Section 3.05, we will treat all such amounts as being subject to such restrictions. Any Transferred Funds from a contract not issued by us will, before allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us.

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to or withdrawn or transferred from an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units you have in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Sections 2.07, 2.08 or 2.13, or transferred from the Investment Division pursuant to Section 2.05. The amount you have in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date, and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under this Contract terminates on the earliest of (i) your election and commencement of annuity benefits pursuant to
Section 3.03, (ii) receipt of due proof of your death, or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.03 GUARANTEED INTEREST DIVISION. Any amount allocated to the Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts. The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 or 2.13, plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.08 or 2.13 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount you have in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest of (i) election and commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, and
(iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at your sole direction as specified to us. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract, pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.12.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. You may, upon written request or through the use of a touch tone telephone, transfer all or part of the amount you have in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to you, we reserve the right to


No. 92 TSUB                                                               Page 8
discontinue the acceptance of transfer requests through the use of a touch tone telephone. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Division, the transfer will be made at the Accumulation Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, including, for Plans subject to Title I of ERISA, if applicable, the spousal consent rules set forth in Section 3.06, you may elect, by written notice, to terminate this Contract. In addition, termination of this Contract is subject to the restrictions on distributions set forth in Section
2.10 of this Contract. We will determine the Cash Value as of the Transaction Date we receive your written election.

The payment of such Cash Value to you may be deferred by us in accordance with the provisions of Section 4.07.

Subject to the terms of the Plan, and the restrictions on distributions set forth in Section 2.10, we reserve the right to pay the Annuity Account Value under this Contract and terminate this Contract. This right may be exercised only if both (i) you made no Contributions during the last three completed
Contract Years, and the Annuity Account Value is less than $500, or (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made within 120 days of the Contract Date shown on page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

If this Contract is terminated, surrendered or exchanged prior to your Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any applicable restrictions under the terms of the Plan, and the restrictions on distributions set forth in
Section 2.10, you may elect, by written notice to us, to make a partial withdrawal from the Divisions. For Plans subject to Title I of ERISA, partial withdrawals may be subject to the spousal consent rules, if applicable, set forth in Section 3.06.

Following receipt of your written notice, we will pay the lesser of the Cash Value, or the amount of partial withdrawal requested to the person entitled to receive such payment as you designate to us in writing. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300, or where the request violates the provisions of Sections 2.07 or 3.06. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise you and reserve the right to pay the Annuity Account Value to you and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS.

NO WITHDRAWAL CHARGE: There will be no partial withdrawal charge if (a) the amount of partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09 or (b) the Cash Value is equal to the Annuity Account Value, pursuant to Section 1.05.

WITHDRAWAL CHARGE: If the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from the Divisions an amount equal to the Free Corridor Amount, in proportion to the amount you have in them, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be equal to the lesser of (a) or (b) where:

(a)  is an amount equal to

     6% during  Contract Years 1 through 5
     5% during  Contract Years 6 through 8
     4% during  Contract Year 9
     3% during  Contract  Year 10
     2% during  Contract Year 11
     1% during Contract Year 12
     O% thereafter


No. 92 TSUB                                                               Page 9
     of the amount withdrawn in excess of the Free Corridor Amount (including such charge) pursuant to (ii) of the preceding sentence.

(b) is the excess, if any, of (i) 8% of the total Contributions made on your behalf during the current Contract Year and the nine preceding Contract Years over (ii) the cumulative total of any prior partial withdrawal charges made pursuant to this Section.

However, notwithstanding the above, if you are age 60 or older on the Contract Date, the withdrawal charges in Contract Year 5 shall not exceed 5% of the excess of the Annuity Account Value over the Free Corridor Amount.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to your Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means if you have completed three Contract Years or attained age 59 and 6 months an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to
Section 2.07 in the current Contract Year. If you have not completed three Contract Years or attained age 59 and 6 months, the Free Corridor Amount is zero.

SECTION 2.10 RESTRICTIONS ON DISTRIBUTIONS. Notwithstanding anything in this Contract to the contrary, payments of Cash Value pursuant to the termination of this Contract under Section 2.06, partial withdrawals under Section 2.07, death benefits under Section 2.12 or Annuity Benefits under Section 3.03 may be limited as provided in Section 403(b)(ll) of the Code and in this Section, to the extent they are attributable to Elective Deferral Contributions made to this Contract after December 31, 1988 and earnings credited after December 31, 1988 on Elective Deferral Contributions made before and after December 31, 1988 (collectively, "Restricted Amounts").

Distributions of Restricted Amounts may not be made until you attain age 59 years and six months, separate from service, die, or become disabled (within the meaning of Section 72(m)(7) of the Code). Distributions of Elective Deferral Contributions made after December 31, 1988-(but not any earnings credited after December 31, 1988 attributable to Elective Deferral Contributions made before or after December 31, 1988) may also be made in the case of hardship (within the meaning of Section 403(b)(l1) of the Code and applicable Treasury Regulations). If you request payment of Restricted Amounts on the grounds of disability or hardship you must furnish to us proof of such disability or hardship as may be required by the Plan, the Code, and applicable Treasury Regulations in a form satisfactory to us.

SECTION 2.11 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annuity Account Value on that date is less than $25,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts that you have in the Divisions.

If the Annuity Account Value is less than $25,000, on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03, or (b) the date of Termination of this Contract pursuant to Section 2.06 or 2.12, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $25,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.12 DEATH BENEFIT. Upon receipt of due proof of your death, we will pay to the beneficiary designated to receive such payment, pursuant to Section 4.04 of this Contract, the amount of death benefit payable. The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is in the same proportion as the amount that was withdrawn is to the Annuity Account Value. If, in accordance with the provisions of Section 2.01, the Cash Value of another Annuity Contract issued by us, or one of our affiliated or subsidiary Life Insurance Companies, which provides for a death benefit before retirement is equal to the greater of the contract Cash Value or alternate amount based on premiums paid or Contributions made under the Annuity Contract, is transferred to this Contract, such Cash Value or an alternative amount as of the date of transfer, will be included in the "sum of all Contributions" in lieu of the amount of Cash Value transferred for purposes of the death benefit under this Contract.


No. 92 TSUB                                                              Page 10

We will pay the death benefit to the beneficiary in the form of an Annuity Benefit if you have made the election described in the last paragraph of Section
4.04. Also, in accordance with the last paragraph of Section 4.04, if no such election is in effect at your death, we will pay the death benefit to the beneficiary in a single sum, unless the beneficiary elects, before we pay the death benefit, to apply the death benefit to an Annuity Benefit, for Plans subject to Title I of ERISA.

Distributions pursuant to this Section are subject to the terms of the Plan and the Spousal Consent Rules set forth in Section 3.06 for Plans subject to Title I of ERISA.

Upon payment of the death benefit, the amount you have in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.


--------------------------------------------------------------------------------
PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of net investment return referred to in Section 1.26 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.25, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charge. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided pursuant to the fifth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. As described in Section 3.05, we will notify the payee how each Variable Annuity Benefit is determined.

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. As of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless you elect (i) to receive the Cash Value in a single sum, or (ii) to apply the Annuity Account Value, or Cash Value, whichever is applicable pursuant to the first paragraph of
Section 3.04, to provide an Annuity Benefit on any other annuity form offered by us, or one of our affiliated or subsidiary life insurance companies, as elected by you, or (iii) to take partial withdrawals in amounts and at times as required by the Code, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to you not more than six months before your Retirement Date.

If you elect to terminate this Contract, prior to the Retirement Date, pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value, unless restricted by the Plan.

We will have the right to require that you furnish pertinent information to provide an Annuity Benefit, and we will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies. If the issuance of this Contract is pursuant to a Plan subject to Title I of ERISA, the rules set forth in Section 3.06 shall apply to your election and the commencement of annuity benefits.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If you elect, pursuant to the first or third paragraph of Section 3.03, to receive an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit will be (i) the Annuity Account Value if the payments under the annuity form involves life contingencies, or (ii) the Cash Value if the Annuity Form elected does not involve life contingencies.


No. 92 TSUB                                                              Page 11

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charge from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to your Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.

The amount to be applied to provide an Annuity Benefit will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit, the amounts you have in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amount of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form and Joint and Survivor Life Annuity Mortality Form, are based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero. The amount of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form and the Joint and Survivor Life Annuity Form are based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to
Section 1.26.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero, if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females, at age zero and an Assumed Base Rate of Net Investment Income Return of 3.5% or 5%, whichever applies pursuant to Section 1.26, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Distributions attributed to Contributions of Transferred Funds pursuant to Section 2.01 (where you have provided to us written evidence of such balance as of December 31, 1986) must commence no later than age 75. Such distributions will be made in the normal form of Annuity Benefit, unless you elect to take payments in a single sum or another form of Annuity Benefit then offered by us.

Your entire interest in this Contract attributable to all other Contributions made, and earnings credited thereon must be distributed, or begin to be distributed no later than the first day of April following the calendar year in which you attain age 70 and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q & A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 403(b)(10) and 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. That is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:


No. 92 TSUB                                                              Page 12

(1) If your entire interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 and 6 months.

For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, your benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payments thereafter falling due under the terms of this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to a payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee, or other representative of the estate of such payee has been appointed, we may make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for payment for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon your election, pursuant to Section 3.03 of an annuity form providing payments for a period certain, you may designate (with the right to change such designation) a person or persons to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person) a payee to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments. The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.


No. 92 TSUB                                                              Page 13

--------------------------------------------------------------------------------
                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based on Age Nearest Birthday on Due Date of First Payment)


                      FIXED ANNUITY BENEFIT PAYABLE ON THE
                      JOINT AND SURVIVOR LIFE ANNUITY FORM
                     100% OF PAYMENT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income Per $1,000 OF Annuity Account Value)

----------------------------------------------------------------------------
 Age    60    61    62     63    64    65     66     67    68    69     70
----------------------------------------------------------------------------
 60     4.52  4.56  4.60   4.64  4.68  4.71   4.75   4.79  4.82  4.85   4.88
 61           4.60  4.65   4.69  4.73  4.77   4.81   4.85  4.89  4.92   4.96
 62                 4.69   4.74  4.78  4.83   4.87   4.92  4.96  5.00   5.03
 63                        4.79  4.84  4.89   4.93   4.98  5.03  5.07   5.11
 64                              4.89  4.94   5.00   5.05  5.10  5.14   5.19

 65                                    5.00   5.06   5.11  5.17  5.22   5.27
 66                                           5.12   5.18  5.24  5.29   5.35
 67                                                  5.24  5.31  5.37   5.43
 68                                                        5.37  5.44   5.51
 69                                                              5.52   5.59

 70                                                                     5.67
----------------------------------------------------------------------------


                             ANNUITY BENEFIT PAYABLE
                            ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

-------------------------------------------------------------------
                         VARIABLE ANNUITY BENEFIT PAYABLE ON
                         THE LIFE ANNUITY FORM IF ASSUMED
                       BASE RATE OF NET INVESTMENT RETURN IS
    Age                   3.5%                          5.0%
-------------------------------------------------------------------

    60                    5.27                         6.16
    61                    5.39                         6.28
    62                    5.52                         6.41
    63                    5.66                         6.55
    64                    5.81                         6.70

    65                    5.97                         6.86
    66                    6.15                         7.03
    67                    6.33                         7.21
    68                    6.53                         7.41
    69                    6.74                         7.62

    70                    6.97                         7.85
-------------------------------------------------------------------


We will notify the payee, with respect to each payment under a Variable Annuity Benefit, the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. if this Contract is issued pursuant to a Plan subject to Title I of ERISA, then the provisions of this Section shall supersede any contrary provisions in this Contract. If you are married, your interest in the Contract shall be paid in the Normal Form joint and survivor annuity, and if you are unmarried, your interest shall be paid in the Normal Form life annuity, unless you elect otherwise as described in this Section. If you are married and die before payment of your interest has commenced, your interest shall be paid to your surviving spouse in the form of a life annuity, unless at the time of your death there was a contrary election made pursuant to this Section. The foregoing notwithstanding, your surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract.

You may elect, at any time within the 90 consecutive day period before the first day of the first period for which your interest is paid as an annuity or in any other form, not to have your interest paid in the Normal Form, in which case it shall be paid in any other form elected under the terms of this Contract. If such interest is to be paid to your spouse upon your death, you may elect, during the period beginning on the first day of the plan year of the Plan in which you attain age 35 (or, if you separate from service prior to that plan year, beginning on the date of separation) and ending with your death, for a beneficiary other than your spouse to receive payment of the value of your interest. In addition, if you will not yet attain age 35 by the end of any current plan year, you may make a special qualified election to designate a beneficiary other than your spouse to receive payment of the value of your interest, which special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the plan year in which you will attain age 35. Amounts payable in accordance with this Section will be automatically reinstated as of the first day of the plan year in which you attain age 35 unless a new election designating a beneficiary other than the spouse is made in accordance with the requirements of this Section.

Any election described in the foregoing paragraph must be consented to by your spouse in writing before a notary or a representative of the Plan unless you can prove that there is no spouse or that the spouse cannot be located. Also, if you have become legally separated from your spouse or have been abandoned (within the meaning of local law) and have a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Your election must designate a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) that may not be changed without further consent of the spouse, unless the


No. 92 TSUB                                                              Page 14
spouse's consent expressly permits designation by you without further consent of the spouse. The spouse's consent under this section shall acknowledge the effect of the election. In addition, the spouse's consent (or the establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. Your waiver of the Normal Form joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by you without any further spousal consent). A consent that permits designations by you without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. If you make an election under this Section, you may revoke that election, without spousal consent, at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

The provisions requiring spousal consent in this Section shall also apply with regard to your election to terminate this Contract or make partial withdrawals pursuant to Sections 2.06 and 2.07, and with respect to a beneficiary designation set forth in Section 4.04. A spouse's written consent, witnessed by a representative of the Plan or a notary public, must be given on a form acceptable to the Employer and us, within the 90 consecutive day period prior to any such payment or withdrawal, or beneficiary designation, unless you can show that you have no spouse or that the spouse cannot be located.

If the Annuity Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, we may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section, we will be released from any and all liability for payment with respect to the Contributions made for you.


----------------------------------------------------------------------------
PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made part of this Contract.

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between you and us without the consent of any other person.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the terms of this Contract to reflect changes in the Code, or applicable Treasury Regulations, or in regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity.

SECTION 4.03 NONTRANSFERABILITY AND ASSIGNMENTS. Your entire interest under this Contract is nonforfeitable. No interest of yours (or of a beneficiary) under this Contract may be transferred to any person other than us upon the surrender of this Contract. Except as permitted under applicable law, no right or interest of you or any other payee or beneficiary in this Contract shall be (a) assignable; (b) subject to any lien; or (c) liable for, or subject to, any obligation or liability of any person. The preceding sentence shall not apply to any assignment, transfer or attachment pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code).

SECTION 4.04 BENEFICIARY. As of the Contract Date, you are to provide us with an initial designation of the beneficiary entitled to receive any death benefit payable pursuant to Section 2.12. You may change such designation from time to time during your lifetime, and while this Contract is in force. Any such designation or change must be made by written notice in a form satisfactory to us. A change will, upon receipt at the Processing Office, take effect as of the time the written notice was signed, whether or not you are living on the date of receipt, but without further liability as to any payment or other settlement made by us before receipt of such change. Beneficiary designations are subject to the rules of Section 3.06 if the Contract is issued pursuant to a Plan subject to Title I of ERISA.

Unless otherwise specified in the designation, if you have designated two or more persons as beneficiary, the beneficiary will be the designated person or persons who survive you, and if more than one survive, they will share equally.

Any part of a death benefit payable pursuant to Section 2.12 for which there is no designated beneficiary living at the time of your death, will be payable in a single sum to your children who survive you, in equal shares, or should none survive, then to your estate.


No. 92 TSUB                                                              Page 15

If you elect in writing, any amount that would otherwise be payable to a beneficiary in a single sum may be applied to provide an Annuity Benefit, on the form of annuity previously elected by you, with respect to the beneficiary, subject to our rules then in effect. If, at your death, there is no election in effect to apply the single sum death benefit to provide an Annuity Benefit, the beneficiary may make such an election. Any such election must meet the minimum distribution requirements under the Code, as described in Section 3.05.

SECTION 4.05 DISQUALIFICATION OF PLAN OR CONTRACT. In the event that the Plan fails to qualify as a Plan under Section 403(b) of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us, an affiliate subsidiary, on your life, or to terminate this Contract and pay to you the Annuity Account Value less deduction for applicable taxes, solely at our option.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to the Employer, we reserve the right at our sole discretion to limit Contributions under this Contract.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicably because of an emergency, or (3) the Securities and Exchange Commission, by order, permits us to defer payment in order to protect persons with interests in the Investment Divisions. We can defer payment of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year we will furnish you with a notice showing the following:

(1)   the amount you have in the Guaranteed Interest Division,

(2)   the total number of Accumulation Units you have in the Stock Division,
      Balanced   Division,   Aggressive  Stock  Division  and  Money  Market
      Division,

(3)   the Accumulation Unit Values,

(4) the amount you have in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)   the Cash Value, and

(6)   the amount of death benefit payable with respect to you.

We will also furnish annual calendar year reports concerning the status of the annuity and any other reports required by the Code or applicable Treasury Regulations.

After the Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.

SECTION 4.09 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.


No. 92 TSUB                                                              Page 16

               OWNER:                  JOHN DOE
               ANNUITANT:              JOHN DOE
               CONTRACT NUMBER:        00 000 000
               ISSUE DATE:             FEB 28, 1992
               CONTRACT DATE:          FEB 28, 1992
               RETIREMENT DATE:        JAN 1, 2020



THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Processing Office: Individual Annuity Center, P.O. Box 2996, G.P.O New York, New York 10116



AGREES

o TO ALLOCATE the Contributions made to this Contract, after deduction of any applicable tax charge, to the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division of the Separate Account (referred to in this Contract as the "Investment Divisions") or to the Guaranteed Interest Division, in accordance with Sections 2.02, 2.03 and 2.04, as directed by the Owner, and

o TO APPLY the Annuity Account Value at the Retirement Date to provide you with an Annuity Benefit or a Cash Value benefit if you are then living, and

o  TO PROVIDE the Owner with the other rights and benefits of this Contract.

This is the entire Contract. In this Contract, "we" "our" and "us" mean The Equitable Life Assurance Society of the United States. "You" and "your" mean the Annuitant.

TEN DAYS TO EXAMINE CONTRACT - The Owner may cancel this Contract by returning it to us within ten days after receipt of it. Upon such cancellation, we will refund any Contribution made to us under this Contract.



/s/ Molly K. Heines                                 /s/ Richard H. Jenrette
Vice President and Secretary                        Chairman of the Board
                                                    and Chief Executive Officer



THE PORTION OF ANNUITY ACCOUNT VALUE HELD IN THE SEPARATE ACCOUNT MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE OF THE STOCK DIVISION. SUCH VARIABLE ANNUITY BENEFIT WILL INCREASE IF THE AVERAGE DAILY RATE OF INVESTMENT RETURN IN THE STOCK DIVISION IS EQUIVALENT TO MORE THAN 6.75% OR 5.25% ANNUALLY AND WILL DECREASE IF IT IS EQUIVALENT TO LESS THAN 6.75% OR 5.25% ANNUALLY, DEPENDING ON WHETHER THE APPLICABLE ASSUMED BASE RATE OF NET INVESTMENT RETURN REFERRED TO IN SECTION 1.25 IS 5% OR 3.5%, RESPECTIVELY. THE DAILY RATE OF INVESTMENT RETURN IS BEFORE DEDUCTION OF CHARGES NOT TO EXCEED THE MAXIMUM RATE OF 1.75%. THESE CHARGES INCLUDE A DAILY CHARGE FOR FINANCIAL ACCOUNTING, DEATH BENEFITS, MORTALITY RISK, EXPENSES AND EXPENSE RISK, PLUS THE INVESTMENT ADVISORY FEE CHARGES AND DIRECT OPERATING EXPENSE CHARGES OF THE TRUST.

No. 92UTRA

This Contract is issued in consideration of the payment to us of the Contributions made under the terms of this Contract.

The provisions on the following pages are part of this Contract.


------------------------------------------------------------------------------
TABLE OF CONTENTS

DEFINITIONS                                             PAGE

Section 1.01 - Annuitant.............................4
        1.02 - Annuity...............................4
        1.03 - Annuity Account Value.................4
        1.04 - Annuity benefit.......................4
        1.05 - Cash Value............................4
        1.06 - Class of Contracts....................4
        1.07 - Code..................................4
        1.08 - Contract..............................4
        1.09 - Contract Date.........................4
        1.10 - Contract Year.........................4
        1.11 - Contribution..........................4
        1.12 - Divisions.............................4
        1.13 - Eligible Annuity Certain..............5
        1.14 - Employer..............................5
        1.15 - Guaranteed Interest Rate..............5
        1.16 - Joint and Survivor Life
               Annuity Form..........................5
        1.17 - Life Annuity Form.....................5
        1.18 - Normal Form...........................5
        1.19 - Owner.................................5
        1.20 - Period Certain Annuity................5
        1.21 - Plan..................................5
        1.22 - Processing Office.....................5
        1.23 - Retirement Date.......................5
        1.24 - Separate Account......................5
        1.25 - Separate Account Definitions..........6
        1.26 - Transaction Date......................7
        1.27 - Trust.................................7
        1.28 - Trustee...............................7
        1.29 - Trusteed Plan.........................7

ANNUITY ACCOUNT VALUE

Section 2.01 - Contributions.........................7
        2.02 - Separate Account Investment
               Divisions.............................8
        2.03 - Guaranteed Interest Division..........8
        2.04 - Allocation to Divisions...............8
        2.05 - Transfers Among Divisions.............8
        2.06 - Termination of this Contract..........8
        2.07 - Partial Withdrawals...................9
        2.08 - Charges for Partial Withdrawals.......9
        2.09 - Free Corridor Amount..................9
        2.10 - Annual Administrative Charge..........9
        2.11 - Death Benefit........................10

ANNUITY BENEFITS

Section 3.01 - Fixed Annuity Benefit................10
        3.02 - Variable Annuity Benefit.............10
        3.03 - Election and Commencement
               of Annuity Benefits..................11
        3.04 - Amount of Annuity Benefits...........11
        3.05 - Payment of Annuity Benefits..........11
        3.06 - Special Annuity and Spousal
               Consent Provisions...................14

GENERAL PROVISIONS

Section 4.01 - Contract.............................14
        4.02 - Statutory Compliance.................15
        4.03 - Assignments and
               Nontransferability...................15
        4.04 - Beneficiary..........................15
        4.05 - Disqualification.....................15
        4.06 - Future Contributions.................15
        4.07 - Deferment............................15
        4.08 - Annual Notice........................15
        4.09 - Trustee's Responsibility.............16
        4.10 - Age..................................16


No. 92UTRA                                                            Page 2

          OWNER:                                  JOHN DOE
          ANNUITANT:                              JOHN DOE
          CONTRACT NUMBER:                        00 000 000
          ISSUE DATE:                             FEB 28, 1992
          CONTRACT DATE:                          FEB 28, 1992
          RETIREMENT DATE:                        JAN 1, 2020
          INITIAL GUARANTEED INTEREST RATE:       7.50% TO MAR 31, 1992
          MINIMUM GUARANTEED INTEREST RATE:       6.00% TO DEC 31, 1992
                                                  3.00% AFTER DEC 31, 1992
          BENEFICIARY:                            JANE DOE
          FORM NUMBER                             92UTRA


********************************************************************************
                           TABLE OF GUARANTEED VALUES

           ISSUE AGE 38 MALE                $1000 ANNUAL CONTRIBUTION

        NUMBER OF YEARS             GUARANTEED       GUARANTEED PAID-UP MONTHLY
SINCE FIRST YEAR OF CONTRIBUTION    CASH VALUE            ANNUITY AT AGE 65
--------------------------------    ----------            -----------------
              1                         983                     6.62
              2                       1,958                    16.20
              3                       2,963                    26.67
              4                       3,998                    36.83
              5                       5,064                    46.70
              6                       6,162                    56.28
              7                       7,349                    65.58
              8                       8,580                    74.61
              9                       9,848                    83.38
             10                      11,154                    91.89
             11                      12,500                   100.16
             12                      13,886                   108.18
             13                      15,313                   115.97
             14                      16,783                   123.53
             15                      18,298                   131.18
             16                      19,857                   138.63
             17                      21,464                   145.90
             18                      23,118                   152.80
             19                      24,853                   159.69
             20                      26,639                   166.03
             24 (Age 62)             34,697                   189.57
             27 (Age 65)             41,098                   205.49



THE TABLES ILLUSTRATE MINIMUM GUARANTEED VALUES AND ASSUME A HYPOTHETICAL $1,000 CONTRIBUTION MADE ANNUALLY ON THE FIRST OF THE MONTH FOLLOWING THE CONTRACT DATE. THE GUARANTEED CASH VALUE TABLE REFLECTS AN ANNUAL ADMINISTRATIVE CHARGE (SEE SECTION 2.10) AND A WITHDRAWAL CHARGE OF UP TO 6% OF THE CONTRIBUTIONS MADE IN THE CURRENT AND 5 PRIOR CONTRACT YEARS (SEE SECTION 1.05). THE TABLES ASSUME THAT 100% OF ALL CONTRIBUTIONS AND EARNINGS ARE ALLOCATED TO AND REMAIN IN THE GUARANTEED INTEREST DIVISION.

YOUR ACTUAL GUARANTEED VALUES MAY DIFFER FROM THOSE SHOWN ABOVE, DEPENDING ON THE LEVEL AND FREQUENCY OF YOUR CONTRIBUTIONS.

THE GUARANTEED PAID-UP MONTHLY ANNUITY SHOWN ABOVE WILL BE REDUCED BY ANY CHARGE WE MAKE FOR ANY APPLICABLE TAXES (SEE SECTION 3.04). OTHER FORMS OF ANNUITY BENEFITS MAY BE AVAILABLE; HOWEVER, ANY ANNUITY BENEFIT CONTRACT ELECTED AS A SETTLEMENT WILL BE SUBJECT TO A CHARGE (SEE SECTION 3.04).

* ASSUMES FIXED BENEFIT JOINT AND SURVIVOR LIFE ANNUITY (100% CONTINUATION TO SURVIVOR) WITH JOINT ANNUITANT THE SAME AS THE ANNUITANT.




No. 92UTRA                                                            Page 3

-------------------------------------------------------------------------------
PART I - DEFINITIONS



SECTION 1.01 ANNUITANT. The term "Annuitant" means the individual shown on Page 3 of this Contract.

SECTION 1.02 ANNUITY. The term "Annuity" means an annuity contract purchased in accordance with the terms of the Plan.

SECTION 1.03 ANNUITY ACCOUNT VALUE. The term "Annuity Account Value" means the sum of the amounts in the Guaranteed Interest Division and the Investment Divisions of the Separate Account pursuant to Sections 2.02 and 2.03.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by us pursuant to Section 3.04 of this Contract. Various sections of this Contract (Sections 1.16, 1.17, 3.01 and 3.02) refer to monthly payments to be made under an Annuity Benefit. You may wish to have your Annuity Benefit paid at other intervals, such as quarterly, semi-annually, or annually, instead of monthly. You may elect this at the time you elect the Annuity Benefit form as described in Section 3.03; in that event, all references in this Contract to monthly payments will be deemed to mean payments at the frequency you elect, subject to our rules at the time of election.

SECTION 1.05 CASH VALUE.

The term "Cash Value" means an amount equal to the greater of (i) or (ii) where:

(i) is the Annuity Account Value less 6% of the Contributions made during the current and five prior Contract Years, which had not been previously withdrawn pursuant to Section 2.08.

(ii)  is the sum of (a) the Free Corridor  Amount as defined in Section 2.09 and
      (b) 94% of the Annuity Account Value less the Free Corridor Amount.

However, if the Annuitant is age 60 years or older on the Contract Date and it is Contract Year 5, item (ii)(b) above will be 95% of the Annuity Account Value less the Free Corridor Amount.

NO WITHDRAWAL CHARGE: If you have attained the age of 59 years and 6 months, the term "Cash Value" means an amount equal to the Annuity Account Value for withdrawals due to retirement or termination of employment. Your retirement or termination of employment must be verified by the Trustee. Such verification should be in the form of a statement signed by the Trustee and accompanying the request for withdrawal. The request for withdrawal must be signed by both you and the Trustee. The withdrawal charge will be imposed if this verification is not received at our Processing Office together with the withdrawal request.

SECTION 1.06 CLASS OF CONTRACTS. The term "Class of Contracts" refers to all Contracts with a Contract Date in the same calendar year.

SECTION 1.07 CODE. The term "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.08 CONTRACT.  The term "Contract" means this Contract.

SECTION 1.09 CONTRACT DATE. The term "Contract Date" means the date of receipt by us of both the application for this Contract, properly signed and completed, and a Contribution.

SECTION 1.10 CONTRACT YEAR. The term "Contract Year" means the twelve month period beginning on (i) the Contract Date, and (ii) each anniversary thereafter, unless otherwise agreed to in writing by us.

SECTION 1.11 CONTRIBUTION. The term "Contribution" means a payment made to us for you with respect to an Annuity purchased for you under the Plan. We are under no obligation to accept any Contribution less than $20.00.

SECTION 1.12 DIVISIONS. The terms "Division" or "Divisions" mean, singly or severally as the case may be, the following divisions described in this contract:

(i)   the Guaranteed Interest Division, and

(ii)  the Investment Divisions of the Separate Account.


No. 92UTRA                                                            Page 4

SECTION 1.13 ELIGIBLE ANNUITY CERTAIN. The term "Eligible Annuity Certain" means an annuity not involving life contingencies issued by us, which extends beyond your attainment of age 59 years and 6 months and does not permit any prepayment of the unpaid principal (that is, no withdrawal or single sum payment prior to your attainment of age 59 years and 6 months).

SECTION 1.14 EMPLOYER. The term "Employer" means the unincorporated employer adopting the Plan, or any such employer that assumes in writing the obligations of the Plan. A sole proprietor is deemed to be his own Employer and a partnership is deemed to be the Employer of each partner.

SECTION 1.15 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means the effective annual rate at which interest accrues on the amount in the Guaranteed Interest Division. The initial rate to apply is shown on Page 3 of this Contract. Section 2.03 describes determination of the rate to apply thereafter.

SECTION 1.16 JOINT AND SURVIVOR LIFE ANNUITY FORM. The term "Joint and Survivor Life Annuity Form" means an annuity providing monthly payments while either of two persons upon whose lives such payments depend is living. The monthly amount to be continued when only one of the persons is living will be equal to a percentage of the monthly amount that was paid while both were living. This percentage may be 50% or any higher percentage up to and including 100% , as elected by the Owner. The payments commence on the date as of which the Joint and Survivor Life Annuity Form is purchased and terminate with the last payment due before the death of the survivor.

SECTION 1.17 LIFE ANNUITY FORM. The term "Life Annuity Form" means an annuity issued by us providing monthly payments during the lifetime of the person upon whose life such payments depend. The payments commence on the date as of which the Life Annuity Form is purchased and terminate with the last payment due before the death of such person.

SECTION 1.18 NORMAL FORM. The term "Normal Form" of an Annuity Benefit under this Contract means, (i) if you have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Joint and Survivor Life Annuity Form with your spouse as the contingent annuitant (with 100% of the monthly payment continued to your spouse), and (ii) if you do not have a living spouse at your Retirement Date, the Fixed Annuity Benefit payable on the Life Annuity Form.

SECTION 1.19 OWNER. The Owner of this Contract is as stated on Page 3 of this Contract. Notwithstanding any provisions in this Contract to the contrary, only the Owner can exercise all the rights under this Contract while you are living. The Owner does not need the consent of anyone who has only a conditional or future interest in this Contract.

While you are living, the Owner of this Contract on your behalf may change the Owner by written notice satisfactory to us. The change will take effect on the date the Owner signs the notice, except it will not apply to any payment we make or other actions we take before we receive the notice.

SECTION 1.20 PERIOD CERTAIN ANNUITY. The term "Period Certain Annuity" means an annuity not involving life contingencies issued by us which does not permit any prepayment of the unpaid principal (that is, you cannot elect to receive part of your payments as a single sum payment with the remainder paid in monthly annuity payments).

SECTION 1.21 PLAN. The term "Plan" means a defined contribution plan adopted by the Employer that is intended to meet the requirements for qualification under
Section 401(a) of the Code.

SECTION 1.22 PROCESSING OFFICE. The term "Processing Office" means our Individual Annuity Center, P.O. Box 2996, G.P.O., New York, New York 10116, or such other location as we shall designate by advance written notice to the Owner, the Employer or the Plan's Trustee, as applicable, and to you.

SECTION 1.23 RETIREMENT DATE. The term "Retirement Date" means the date on which you attain the retirement age as shown on Page 3 of this Contract, pursuant to the terms of the Plan. Before the Retirement Date the Owner may elect to change the Retirement Date to another Retirement Date permitted under the Plan, which may be any date after the filing of the election (other than the 29th, 30th or 31st day of any month). No Retirement Date shall be later than the date you attain age 70 years and 6 months. Any election for such change must be made in writing by the Owner and shall not take effect until received by us at our Processing Office.

SECTION 1.24 SEPARATE ACCOUNT. The term "Separate Account" means our Separate Account A which is organized as a unit investment trust, a type of investment company. We have established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited to or charged against it without regard to our other income, gains or losses. Assets are put in the Separate Account to support this Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable life insurance.



No. 92UTRA                                                            Page 5

The assets of the Separate Account are our property. The portion of its assets equal to the reserves and other liabilities with respect to these contracts will not be chargeable with liabilities arising out of any other business we conduct. We may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to our General Account.

The Separate Account consists of "Investment Divisions". Each Investment Division may invest its assets in a separate class (or series) of shares of a designated Trust where each class (or series) represents a separate portfolio in the Trust. We reserve the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division. The Guaranteed Interest Division is not part of the Separate Account but rather is an asset of our General Account.

We will value the assets of each Investment Division on each business day. A business day is any day on which we are open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested to materially affect the Accumulation Unit Value.

We may, at our discretion, invest the assets of any Investment Division in any investment permitted by applicable law. We may rely conclusively on the opinion of counsel (including attorneys in our employ) as to what investments we are permitted by law to make.

We reserve the right to:

(i) cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law;

(ii) run the Separate Account under the direction of a committee, and to discharge such committee at any time;

(iii) restrict or eliminate any voting rights as to the Separate Account;

(iv) operate the Separate Account by making direct investments, or in any other form;

(v) add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) from the Separate Account (the term "Investment Division" in this Contract shall then refer to any other Investment Division in which the assets, of a Class of Contracts to which this Contract belongs, were placed);

(vi) combine any two or more Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; and

(vii) withdraw  from  any  Investment   Division  and  to  allocate  to  another
      Investment Division assets determined by us to be associated with the Class of Contracts to which this Contract belongs.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, the Owner and you will be notified of such exercise, as required by law.

Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for applicable tax charges) at a rate not to exceed 1.49% per year for each of the Stock, Money
Market and Balanced Divisions, and 1.34% per year for the Aggressive Stock Division, for financial accounting, death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with Subsection (c) of the Net Investment Factor provision in Section 1.25. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust, shall not exceed a total annual rate of 1.75% of the value of the assets of the Investment Divisions attributable to this Contract.

SECTION 1.25 SEPARATE ACCOUNT DEFINITIONS.

VALUATION PERIOD. Each business day together with any consecutive preceding nonbusiness days.

NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is (a) divided by (b) minus (c), where

(a) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the Valuation Period before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period. For this purpose, we use the share value reported to us by the Trust.


No. 92UTRA                                                            Page 6

(b) is the value of the Investment Division's shares of the corresponding portfolio of the Trust at the end of the preceding Valuation Period (after any amounts allocated or withdrawn for that Valuation Period).

(c) is the daily Separate Account charge for the expenses of this Contract times the number of calendar days in the Valuation Period.

The net asset value of the shares of a trust or investment company held by an Investment Division shall be the value reported to us by that trust or investment company.

The value of the assets in the Investment Divisions, referred to above, shall be taken at their fair market value, or where there is no readily available market, their fair value, as determined in accordance with generally accepted accounting practices and applicable laws and regulations.

ACCUMULATION UNIT: An "Accumulation Unit" is a unit which is purchased in an Investment Division where Contributions are invested and which is used in determining the amount in an Investment Division.

ACCUMULATION UNIT VALUE: An "Accumulation Unit Value" is the dollar value of each Accumulation Unit in an Investment Division on a given date.

The Accumulation Unit Value for a Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for that Investment Division for such Valuation Period.

ANNUITY UNIT: An "Annuity Unit" is a unit used in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit as defined in Section 3.02.

ANNUITY UNIT VALUE: The "Annuity Unit Value" was fixed at $1.00 on November 1, 1968. On August 27, 1981, the date the first contribution was put into the Stock Division, the Annuity Unit Value was $1.26 and $1.52 for Contracts with Assumed Base Rates of Net Investment Return of 5% and 3.5% a year, respectively. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor times (i) .00013366, if the Assumed Base Rate of Net
Investment Return is 5%, and (ii) .00009425, if the Assumed Base Rate of Net Investment Return is 3.5%. The Assumed Base Rate of Net Investment Return shall be 5%, except in states where the rate is not permitted by law.

AVERAGE ANNUITY UNIT VALUE: The Average Annuity Unit Value for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.26 TRANSACTION DATE. The term "Transaction Date" means the business day we receive a Contribution or a written contract transaction request providing the information we need at the Processing Office. In the case of a transfer request initiated through the use of a touch tone telephone as described in Section 2.05, the term Transaction Date means the business day the telephone transaction is received.

SECTION 1.27 TRUST. The term "Trust" means the designated trust or investment company in which Separate Account assets are invested.

SECTION 1.28 TRUSTEE. The term "Trustee" means the person or persons named as trustee under a Trusteed Plan and such trustee's successors.

SECTION 1.29 TRUSTEED PLAN. The term "Trusteed Plan" means a plan under which there is maintained a trust forming a part of the Plan.

--------------------------------------------------------------------------------

PART II - ANNUITY ACCOUNT VALUE

SECTION 2.01 CONTRIBUTIONS. The Employer or the Trustee as applicable is to make Contributions from time to time on such dates and in such amounts as determined by the Employer or the Trustee pursuant to the terms of the Plan. Each Contribution received by us will, before its allocation under this Contract, be reduced by the amount of any applicable tax charge, as determined by us. Contributions will be allocated to the Division in accordance with the instructions received on the application unless later changed.

Pursuant to the terms of the Plan, we will accept rollover contributions and transfers made on your behalf from a plan qualified under Section 401(a) of the Code or from a conduit individual retirement arrangement as described in Section 408 of the Code.


No. 92UTRA                                                            Page 7

SECTION 2.02 SEPARATE ACCOUNT INVESTMENT DIVISIONS. On any Transaction Date when an amount is allocated to, or withdrawn or transferred from, an Investment Division, the Annuity Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of units in an Investment Division on any date is equal to (i) the sum of any Accumulation Units that have been allocated pursuant to Section 2.04 minus (ii) the sum of any Accumulation Units that have been withdrawn pursuant to Section 2.07 or 2.10 or transferred from the Investment Division pursuant to Section 2.05. The amount in an Investment Division on any date is equal to the product of (i) the number of Accumulation Units in the Investment Division on that date, and (ii) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

Participation in the Separate Account under the terms of this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, or (iii) Termination of this Contract pursuant to Section 2.06.

SECTION  2.03  GUARANTEED  INTEREST  DIVISION.   Any  amount  allocated  to  the
Guaranteed Interest Division becomes part of our general assets, which support the guarantees of this Contract and other contracts.

The amount in the Guaranteed Interest Division at any time is equal to the sum of all amounts that have been allocated to the Guaranteed Interest Division pursuant to Section 2.04 plus the amount of any interest accrued but not allocated, less the sum of all amounts that have been withdrawn from the Guaranteed Interest Division pursuant to Section 2.07, 2.10 or 2.11 or transferred from the Guaranteed Interest Division, pursuant to Section 2.05. Interest is allocated to the Guaranteed Interest Division on a Transaction Date pursuant to Section 2.04.

We will credit the amount in the Guaranteed Interest Division with interest at effective annual rates that we determine. For each Class of Contracts we determine a yearly guaranteed interest rate that will remain in effect throughout the next year. We guarantee that this yearly guaranteed interest rate will never be less than 3%.

Participation in the Guaranteed Interest Division under the terms of this Contract terminates on the earliest of (i) Election and Commencement of Annuity Benefits pursuant to Section 3.03, (ii) receipt of due proof of your death, or
(iii) Termination of this Contract pursuant to Section 2.06.

SECTION 2.04 ALLOCATION TO DIVISIONS. Each Contribution made pursuant to Section
2.01 is allocated (after deduction of any applicable tax charge) to one or more Divisions, at the Owner's sole discretion as specified to us in writing. Allocation percentages must be in whole numbers and the sum must equal 100. The allocation is made as of the Transaction Date on which we have received both such Contribution and such direction. Contributions made to an Investment Division purchase Accumulation Units in that Investment Division, using the Accumulation Unit Value next computed after the Transaction Date.

Interest determined at the Guaranteed Interest Rate is allocated to the Guaranteed Interest Division (i) at the end of each Contract Year, (ii) on the Transaction Date with respect to each transfer from the Division pursuant to
Section 2.05, (iii) on the Transaction Date with respect to each withdrawal pursuant to Section 2.07, (iv) at the time of application of amounts in the Guaranteed Interest Division to provide Annuity Benefits pursuant to Section 3.04, (v) upon Termination of this Contract pursuant to Section 2.06, and (vi) upon your death pursuant to Section 2.11.

SECTION 2.05 TRANSFERS AMONG DIVISIONS. The Owner, unless the Owner transfers to you the right to transfer all or part of the amounts in the Divisions under this Contract, upon written request or through the use of a touch tone telephone, may transfer all or part of the amount in a Division to one or more of the Divisions as follows: (1) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among such Divisions; (2) amounts in the Money Market Division may be transferred to other Divisions. Written authorization for touch tone telephone initiated transfers is only required when authorization for telephone transfers is requested. Upon advance written notice to the Owner, we reserve the right to discontinue the acceptance of transfer requests through the use of a touch tone telephone. All transfers will be effective on the Transaction Date and will be subject to our rules in effect at the time of transfer. With respect to the Investment Division, the transfer will be made at the Accumulated Unit Value next computed after the Transaction Date. No transfers are permitted to the Money Market Division from the other Divisions.

SECTION 2.06 TERMINATION OF THIS CONTRACT. Subject to any restrictions under the terms of the Plan, including the spousal consent rules set forth in Section 3.06, the Owner may elect, by written notice, to terminate this Contract. We will determine the Cash Value under this Contract as of the Transaction Date.

If this Contract is terminated, surrendered or exchanged prior to the Retirement Date, any applicable tax charges we have paid may be deducted. If we have previously deducted charges for applicable taxes form Contributions pursuant to
Section 2.01, we will not again deduct charges for the same taxes on terminations, unless a change in applicable law has occurred with respect to this Contract.


No. 92UTRA                                                            Page 8

The payment of such Cash Value may be deferred by us in accordance with the provisions of Section 4.07.

Subject  to the  terms of the Plan,  we  reserve  the  right to pay the  Annuity
Account Value under this Contract and terminate this Contract if (i) no Contributions are made on your behalf during the last three completed Contract Years, and the Annuity Account Value is less than $500 and (ii) a partial withdrawal is made that would result in your Annuity Account Value falling below $500. We also reserve the right to terminate this Contract if no Contributions have been made and at least 120 days have elapsed since the Contract Date shown on Page 3 of this Contract.

Upon payment pursuant to this Section or the fourth paragraph of Section 2.07, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.

SECTION 2.07 PARTIAL WITHDRAWALS. Subject to any restrictions under the terms of the Plan, the Owner may elect, by written notice to us, to make a partial withdrawal form the Divisions. Partial withdrawals are subject to the spousal consent rules set forth in Section 3.06.

On the Transaction Date, we will pay the lesser of the Cash Value or the amount of partial withdrawal requested to the person entitled to such payment as designated in writing by the Owner. The amount paid plus any withdrawal charge applicable pursuant to Section 2.08 will be withdrawn from the amounts you have in the Divisions. Unless instructed otherwise, the amount withdrawn (including any withdrawal charge) will be allocated among the Divisions in proportion to the amounts that you have in such Divisions.

Upon any partial withdrawal payment, we will be released from any and all liability payments with respect to the Contributions from which the amounts so withdrawn arose. Partial withdrawal payments may be deferred by us in accordance with the provisions of Section 4.07.

We may decline to accept a request for a partial withdrawal of less than $300. If a withdrawal made under this Section would result in an Annuity Account Value of less than $500, we will so advise the Owner and you and reserve the right to pay the Annuity Account Value to the Owner, and terminate this Contract.

SECTION 2.08 CHARGES FOR PARTIAL WITHDRAWALS. There will be no partial withdrawal charge if the amount of the partial withdrawal requested is not greater than the Free Corridor Amount defined in Section 2.09.

However, if the amount of partial withdrawal requested is greater than the Free Corridor Amount, we will (i) first withdraw from such Divisions an amount equal to the Free Corridor Amount, and (ii) then withdraw an amount equal to the excess of the amount requested over the Free Corridor Amount, plus a partial withdrawal charge. Such partial withdrawal charge will be calculated in the following manner:

(a) Withdrawals of Contributions made on your behalf during the current and five prior Contract Years will be subject to a charge of 6% of the amount withdrawn (including such charge).

(b) Withdrawals of other amounts will not be subject to any withdrawal charges.

For purposes of determining withdrawal charges described in this Section, amounts withdrawn up to the Free Corridor Amount will not be considered a withdrawal of any Contributions. Any excess withdrawals, i.e., those pursuant to items (ii) above, shall be considered withdrawals of Contributions in the order received, with the older Contributions first.

With respect to partial withdrawals requested by the Owner, there will be no partial withdrawal charge if you have completed at least five Contract Years and have attained the age of 59 years and 6 months.

If withdrawals are made from this Contract prior to the Retirement Date, any applicable tax charges we have paid with respect to this Contract may be deducted. If we have previously deducted charges for applicable taxes from Contributions pursuant to Section 2.01, we will not again deduct charges for the same taxes on withdrawals, unless a change in applicable law has occurred with respect to this Contract.

SECTION 2.09 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount", means an amount equal to the excess, if any, of (i) 10% of the sum of the Annuity Account Value of the Stock Division, Balanced Division, Aggressive Stock Division, Money Market Division and the Guaranteed Interest Division on the Transaction Date over (ii) cumulative prior withdrawals made pursuant to Section 2.07 in the current Contract Year.

SECTION 2.10 ANNUAL ADMINISTRATIVE CHARGE. As of the last day of each Contract Year, if the Annual Account Value on that date is less than $10,000, we will withdraw from the Divisions an Annual Administrative Charge equal to the lesser of $30 or 2% of the Annuity Account Value including the amount of any withdrawals pursuant to Section 2.07 during that Contract Year. The charge will be allocated among the Divisions in proportion to the amounts in the Divisions.



No. 92UTRA                                                            Page 9

If the Annuity Account Value is less than $10,000 on (a) the date of the application of the Annuity Account Value or Cash Value pursuant to Section 3.03 or (b) the date of Termination of this Contract pursuant to Section 2.06 or 2.11, we will prorate the Annual Administrative Charge applicable to the completed portion of the Current Contract Year and withdraw such amount in lieu of the full Annual Administrative Charge described in this Section for the applicable part of that Contract Year.

If the Annuity Account Value is $10,000 or greater at the end of a Contract Year, the Annual Administrative Charge is zero.

SECTION 2.11 DEATH BENEFIT. If the Owner reports to us, or if we otherwise ascertain, upon receipt of due proof of your death, and subject to the terms of the Plan, including the spousal survivor benefit rules set forth in Section 3.06 pay to the beneficiary designated to receive such payment, pursuant to Section
4.04 of this Contract, the amount of death benefit payable.

If the beneficiary under this Contract is the Trustee, the Trustee may, subject to the terms of the Plan, change the beneficiary within 31 days after we receive due proof of your death. The change shall be made in the same manner and subject to the same provisions as apply to a change of beneficiary during your lifetime.

If the Trustee changes the beneficiary of this Contract after your death according to the terms of the Plan, the Trustee may elect an Annuity Benefit on any annuity form offered by us, subject to our rules then in effect, for the benefit of your beneficiary. Your beneficiary may not revoke or change any election made by the Trustee. If the Trustee does not make an election, your beneficiary may make such election for your beneficiary's own benefit. Any election for an Annuity Benefit must meet the minimum distribution requirements under the Code as described in Section 3.05.

The amount of the death benefit is equal to the greater of (i) the Annuity Account Value and (ii) the minimum death benefit. Such minimum death benefit is the sum of all of your Contributions made pursuant to Section 2.01 (before reduction for any applicable tax charge) less an adjustment for any withdrawals made pursuant to Section 2.07. Any such withdrawal will reduce the minimum death benefit (as adjusted by any previous such withdrawal) by an amount which is the in the same proportion as the amount that was withdrawn is to the Annuity Account Value.

Upon payment of the death benefit, the amount in the Divisions and the Annuity Account Value shall be zero. We will be released from any and all liability for payments with respect to the Contributions from which the Annuity Account Value arose.


-------------------------------------------------------------------------------
PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the terms of this Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.03.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 6.75% or 5.25% annually and will decrease if it is equivalent to less than 6.75% or 5.25% annually, depending on whether the applicable assumed base rate of Net Investment Return referred to in Section 1.25 is 5% or 3.5%, respectively. The daily rate of investment return is before deduction of charges, as described in
Section 1.24, not to exceed the maximum rate of 1.75% after any deductions to provide for any applicable tax charges. These charges include a daily charge for financial accounting, death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the terms of this Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to the fifth paragraph of Section 3.04. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment. (As described in Section 3.05, we will notify the payee how each Variable Annuity Payment is determined.)


No. 92UTRA                                                            Page 10

SECTION 3.03 ELECTION AND COMMENCEMENT OF ANNUITY BENEFITS. Subject to the terms of the Plan including the spousal consent and survivor rules designated in
Section 3.06, as of your Retirement Date, provided you are then living, the Annuity Account Value shall be applied to provide the Normal Form of Annuity Benefit, unless the Owner elects (i) to receive the Cash Value in a single sum or (ii) to apply the Annuity Account Value or Cash Value, whichever is applicable pursuant to the first paragraph of Section 3.04, to provide an Annuity Benefit on any other annuity form offered by us, or one of our affiliated or subsidiary life insurance companies, or (iii) to take partial withdrawals in amounts and at times as required by the minimum distribution rules of Section 401(a)(9) of the Code and applicable Treasury Regulations, pursuant to Sections 2.07 and 3.05, subject to our rules then in effect and any other applicable requirements under the Code.

We will provide notice and election forms to the Owner not more than six months before your Retirement Date.

If the Owner elects to terminate this Contract pursuant to Section 2.06, an election may be made to receive an Annuity Benefit in lieu of the Cash Value.

We will have the right to require the Owner to furnish pertinent information to provide an Annuity Benefit, and will be fully protected in relying on such information and need not inquire as to the accuracy or completeness thereof.

The applicable  Annuity  Benefit will be provided  pursuant to Sections 3.04 and
3.05. We may offer annuity forms other than the Life Annuity Form or Joint and Survivor Life Annuity Form issued by us or one of our affiliated or subsidiary life insurance companies.

We will make payment of the Annuity Benefit, Partial Withdrawals or Cash Value to a payee as the Owner designates in writing.

SECTION 3.04 AMOUNT OF ANNUITY BENEFITS. If, pursuant to the first or third paragraph of Section 3.03, an election is made to have an Annuity Benefit in lieu of the Cash Value, the amount applied to provide the Annuity Benefit paid will be (i) the Annuity Account Value if the annuity form elected involves life contingencies or (ii) the Cash Value if the payments under the annuity form elected does not involve life contingencies.

The amount applied to provide an Annuity Benefit may be reduced by any applicable tax charge on annuity considerations, as we determine. If we have previously deducted any applicable tax charges from Contributions as provided in
Section 2.01, we will not again deduct charges for the same taxes before application to provide an Annuity Benefit, unless a change in applicable law has occurred with respect to this Contract. The balance shall purchase the Annuity Benefit on the basis of either (i) the Table of Guaranteed Annuity Payments shown below or (ii) our current individual annuity rates for payment of proceeds, whichever rates would provide a larger benefit with respect to the payee. Regardless of the basis used, your Contract will be governed by our supplementary contract then in effect.

The amount to be applied to provide an Annuity Benefit will, in addition to any tax charge reduction, be reduced by an administrative charge. The amount of such charge will be determined from time to time in accordance with our general practices applicable on a uniform basis to all contracts of the same type as this Contract.

After the application of an amount to provide an Annuity Benefit the amounts in the Divisions and the Annuity Account Value shall be zero.

The Tables of Guaranteed Annuity Payments set forth the minimum amount of monthly income that $1,000 of Annuity Value will provide under the terms of this Contract, as indicated, on either the Life Annuity Form or the Joint and Survivor Life Annuity Form (with 100% of the amount of your payment continued to your spouse). The amounts of income provided under the Fixed Annuity Benefit payable on the Life Annuity Form is based on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females. The amounts of income initially provided under the Variable Annuity Benefit payable on the Life Annuity Form is based on a 50-50 split of males and females and an Assumed Base Rate of Net Investment Return of 3.5% or 5%, whichever applies pursuant to Section 1.25.

Amounts required for ages or for annuity forms not shown in the Tables will be calculated by us on 3.5% interest and the 1983 Individual Annuity Mortality Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero if such annuity form provides for a Fixed Annuity Benefit, and on the projected 1983 Basic Table "a" adjusted to a unisex basis based on a 50-50 split of males and females at age zero and an Assumed Base Rate of Net Investment Income Return of 5% or 3.5%, whichever applies pursuant to Section 1.25, if such annuity form provides for a Variable Annuity Benefit.

SECTION 3.05 PAYMENT OF ANNUITY BENEFITS. Your entire interest in this Contract will be distributed or begin to be distributed, no later than the first day of April following the calendar year in which you attain age 70 years and 6 months ("Required Beginning Date"). Your entire interest may be distributed, as you elect, over (a) the life, or the lives of you and or your designated beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated beneficiary. Distributions



No. 92UTRA                                                            Page 11
must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Q&A F-3 of Section 1.401(a)(9)-1 of the proposed Treasury Regulations, or any successor Regulation thereto.

All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and applicable Treasury Regulations, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Treasury Regulations, or any successor Regulation thereto.

Notwithstanding  the  above  paragraphs  and the  following  paragraphs  of this
Section 3.05, while any distribution shall be subject to such requirements of the Code and regulations, any distribution shall also be subject to the terms of this Contract. This is, the forms of distribution shall be those which are made available by us at the time of your election.

For purposes of determining the "period certain" referred to in the first paragraph of this Section, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. Unless you otherwise elect prior to the time distributions are required to begin, those life expectancies shall be recalculated annually. Such election shall be irrevocable and shall apply to all subsequent years. The life expectancy of a non-spouse beneficiary may not be recalculated. Instead, life expectancy will be calculated using the attained age of such beneficiary during the calendar year in which you attain age 70 years and 6 months, and payments for subsequent years shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

If you die after distribution of your interest described in this Contract has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.

If you die before distribution of your interest begins, distribution of your entire interest shall be completed no later than December 31 of the calendar year containing the fifth anniversary of your death, except to the extent that an election is made to receive death benefit distributions in accordance with
(1) or (2) below:

(1) If your interest is payable to a designated beneficiary, then your entire interest may be distributed over the life of, or over a period certain not greater than the life expectancy of, the designated beneficiary. Such distributions must commence on or before December 31 of the calendar year immediately following the calendar year of your death.

(2) If the designated beneficiary is your surviving spouse, the date distributions that are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year of your death or (B) December 31 of the calendar year in which you would have attained age 70 years and 6 months.

     For purposes of determining the "period certain" referred to in the immediately preceding paragraph, life expectancy is computed by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9. For purposes of distributions beginning after your death, unless otherwise elected by the surviving spouse by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable by the surviving spouse and shall apply to all subsequent years. In the case of any other designated beneficiary, life expectancies shall be calculated using the attained age of such beneficiary during the calendar year in which distributions are required to begin pursuant to this Section, and payments for any subsequent calendar year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

Distributions under this Section are considered to have begun if distributions are made because you have reached your Required Beginning Date or if prior to the Required Beginning Date distributions irrevocably commence to you over a period permitted and in an annuity form acceptable under Section 1.401(a)(9)-1 of the Proposed Treasury Regulations or any successor Regulation thereto.

Evidence of each payee's survival must be furnished to us either by personal endorsement of the check drawn for payment or by other means satisfactory to us.

If a benefit payment under the terms of this Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments, or any amount used to provide the benefit, or any combination thereof. Overpayments by us will be charged against and underpayments will be added to any payment thereafter falling due under the terms of this Contract with respect to the payee, affecting as many such payments as are necessary to correct the overpayment or underpayment. Our liability, with respect to a payee, is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under this Contract.


No. 92UTRA                                                            Page 12

If we receive evidence satisfactory to us that (i) a payee entitled to receive any payment under the terms of this Contract is physically or mentally incompetent to receive such payment or is a minor, (ii) another person or an institution is then maintaining or has custody of such payee, and (iii) no guardian, committee or other representative of the estate of such payee has been appointed, we may, unless the Plan provides to the contrary, make the payments (in the case of a minor, at a rate not exceeding $200 a month) to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If a variable annuity form made available by us provides for a period certain, such as 120 or 180 months, and thereafter during the remaining lifetime of one person, or of at least one of two persons, a payee for payments thereunder may elect, without the concurrence of any other person, to receive the commuted value of any remaining payments, provided no person upon whose life the income depends is surviving.

Pursuant to Section 3.03, upon election by the Owner, on your behalf and if applicable, your spouse, of an annuity form providing payments for a period certain, such Owner may designate (with the right to change such designation, in accordance with the terms of the Plan) a payee to receive any payments that may become due after the death of the person or persons upon whose life or lives the income may depend.

The payee may designate (with the right to change such designation and without the concurrence of any other person, unless the Plan provides to the contrary) a person or persons to receive any payments or installments payable after such payee's death, if the absence of such a designation would result in a single sum payment to such payee's estate in accordance with the following paragraph.

If at the death of any payee there is no designated person living entitled to receive any remaining payments or installments, we will pay in a single sum to such payee's estate the commuted value of any remaining payments or installments.

The commuted value of any such remaining payments will be determined on the basis of compound interest at the rate utilized in the actuarial rate basis applicable in determining the annuity amount.

If the amount to be applied hereunder is less than $2,000, or would result in an initial payment of less than $20, we may pay the amount to the payee in a single sum instead of applying it under the annuity form elected pursuant to Section 3.03.

Payments under annuity forms with life contingencies terminate with the last payment due before the death of the person or persons upon whose life the income depends or the end of the certain period, whichever is later.

We will require satisfactory evidence of the age of any person upon whose life an annuity form depends.

-------------------------------------------------------------------------------
                      TABLES OF GUARANTEED ANNUITY PAYMENTS
          (Based On Age Nearest Birthday on Due Date of First Payment)

                   FIXED ANNUITY BENEFIT PAYABLE ON THE JOINT
                         AND SURVIVOR LIFE ANNUITY FORM
                  100% OF PAYMENT AMOUNT TO CONTINUE TO SPOUSE
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

-----------------------------------------------------------------------------------------------------------------------
Age        60        61         62        63        64          65       66           67          68        69      70
-----------------------------------------------------------------------------------------------------------------------

60        4.52      4.56      4.60      4.64       4.68       4.71       4.75       4.79        4.82      4.85     4.88
61                  4.60      4.65      4.69       4.73       4.77       4.81       4.85        4.89      4.92     4.96
62                            4.69      4.74       4.78       4.83       4.87       4.92        4.96      5.00     5.03
63                                      4.79       4.84       4.89       4.93       4.98        5.03      5.07     5.11
64                                                 4.89       4.94       5.00       5.05        5.10      5.14     5.19

65                                                            5.00       5.06       5.11        5.17      5.22     5.27
66                                                                       5.12       5.18        5.24      5.29     5.35
67                                                                                  5.24        5.31      5.37     5.43
68                                                                                              5.37      5.44     5.51
69                                                                                                        5.52     5.59

70                                                                                                                 5.67


                             ANNUITY BENEFIT PAYABLE
                            ON THE LIFE ANNUITY FORM
          (Minimum Monthly Income per $1,000 of Annuity Account Value)

                    ---------------------------------------------
                                VARIABLE ANNUITY BENEFIT PAYABLE
                                         IF ASSUMED BASE
                                RATE OF NET INVESTMENT RETURN IS

                    AGE              3.5%             5.0%
                    ---------------------------------------------
                    60               5.27             6.16
                    61               5.39             6.28
                    62               5.52             6.41
                    63               5.66             6.55
                    64               5.81             6.70

                    65               5.97             6.86
                    66               6.15             7.03
                    67               6.33             7.21
                    68               6.53             7.41
                    69               6.74             7.62

                    70               6.97             7.85


No. 92UTRA                                                            Page 13

We will, with respect to each payment under a Variable Annuity Benefit, notify the payee of the number of Annuity Unites and the Average Annuity Unit Value used in determining the amount of each variable payment. Such notice will be mailed with each payment.

Any election, change, revocation or designation shall be made, and will take effect on the Transaction Date, in the same manner as a change of beneficiary, as described in Section 4.04.

If a commutation right under an Annuity Benefit is exercised, we may defer payment in accordance with Section 4.07.

SECTION 3.06 SPECIAL ANNUITY AND SPOUSAL CONSENT PROVISIONS. If you are married, your interest in this Contract shall be paid in the Normal Form joint and survivor annuity, and if you are unmarried, your interest shall be paid in the Normal Form life annuity, unless you elect otherwise as described in this Section. If you are married and die before payment of your interest has commenced, your interest shall be paid to your surviving spouse in the form of a life annuity, unless at the time of your death there was a contrary election made pursuant to this Section. The foregoing notwithstanding, your surviving spouse may elect, before payment is to commence, to have payment made in any form permitted under the terms of this Contract.

You may elect, at any time within the 90 consecutive day period before the first day of the first period for which your interest is paid as an annuity or in any other form, not to have your interest paid in the Normal Form, in which case it shall be paid in any other form elected under the terms of this Contract. If such interest is to be paid to your spouse upon your death, you may elect, during the period beginning on the first day of the plan year of the Plan in which you attain age 35 (or, if you separate from service prior to that plan year, beginning on the date of separation) and ending with your death, for a beneficiary other than your spouse to receive payment of the value of your interest. In addition, if you will not yet attain age 35 by the end of any current plan year, you may make a special qualified election to designate a beneficiary other than your spouse to receive payment of the value of your interest. Such special qualified election shall be effective for the period beginning on the date of such election and ending on the first day of the plan year in which you attain age 35. Amounts payable in accordance with this Section will be automatically reinstated as of the first day of the plan year in which you attain age 35 unless a new election designating a beneficiary other than the spouse is made in accordance with the requirements of this Section.

Any election described in the foregoing paragraph must be consented to by your spouse in writing before a notary public or a representative of the Plan, unless you can prove that there is no spouse or that the spouse cannot be located. Also, if you have become legally separated from your spouse or have been abandoned (within the meaning of the local law) and have a court order to such effect, spousal consent is not required unless a qualified domestic relations order provides otherwise. Your election must designate a specific beneficiary (including any class of beneficiaries or any contingent beneficiaries) that may not be changed without further consent of the spouse, unless the spouse's consent expressly permits designation by you without further consent of the spouse. The spouse's consent under this Section shall acknowledge the effect of the election. In addition, the spouse's consent (or the establishment that the consent of the spouse may not be obtained) shall only be valid with respect to such spouse. Your waiver of the Normal Form joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by you without any further spousal consent). A consent that permits designations by you without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. If you make an election under this Section you may revoke that election, without spousal consent, at any time before the first day of the first period for which an amount is paid as an annuity or in any other form.

The provision requiring spousal consent in this Section shall also apply with regard to your election to terminate this Contract or make partial withdrawals pursuant to Sections 2.06 and 2.07 and with respect to a beneficiary designation set forth in Section 4.04.

If the Annuity Account Value applied to provide the spousal benefits on the date payment is to commence is in the aggregate less than $3,500, we may choose to make payment in a single sum rather than in the form of a Qualified Joint and Survivor Annuity or Life Annuity as described herein. Upon any payment made pursuant to this Section, we will be released from any and all liability for payment with respect to the Contributions made for you.



-------------------------------------------------------------------------------

PART IV - GENERAL PROVISIONS

Section 4.01 CONTRACT. This Contract constitutes the entire Contract between the parties and the terms of this Contract alone will govern with respect to our rights and obligations. A copy of the application is incorporated in and made a part of this Contract.



No. 92UTRA                                                            Page 14

This Contract may not be modified, nor may any of our rights or requirements be waived, except in writing and by our authorized officer. The terms of this Contract may be changed by amendment or replacement upon agreement between the Owner and us without the consent of any other person provided that such change does not reduce any Annuity Benefit.

SECTION 4.02 STATUTORY COMPLIANCE. We reserve the right to amend the terms of this Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform this Contract to reflect changes in the Code, applicable Treasury Regulations, or regulations or published rulings of the Internal Revenue Service so that this Contract will continue to be an Annuity under a qualified plan.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. No interest of yours or a beneficiary under this Contract may be transferred to any person other than us upon the surrender of this Contract. Except as permitted under Section 401(a)(13) of the Code, no right or interest of you or any other payee or beneficiary in this Contract shall be (a) assignable; (b) subject to any lien; or (c) liable for, or subject to, any obligation or liability of any person. The preceding sentence shall not apply to any assignment, transfer or attachment pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code.

SECTION 4.04 BENEFICIARY. The Owner, as of the Contract Date, is to provide us with an initial designation of your beneficiary entitled to receive any death benefit payable with respect to you pursuant to Section 2.11. Subject to the plan and the Spousal Consent and Survivor rules of Section 3.06, such designation may be changed from time to time during your lifetime and while this Contract is in force. If the Beneficiary is the Trustee, the Trustee will have the right within 31 days of the day we receive due proof of your death and pursuant to the provisions of the Plan, to change your beneficiary entitled to receive the death benefits.

If the Trustee is not the beneficiary, the beneficiary will be your spouse as provided in Section 3.06 of this Contract.

SECTION 4.05 DISQUALIFICATION. In the event that the Plan fails to qualify as a Plan under Section 401(a) of the Code and applicable Treasury Regulations, we reserve the right, upon receiving notice of such fact, to transfer the Annuity Account Value under this Contract to another annuity contract issued by us on your life, or one of our affiliated or subsidiary life insurance companies, or to terminate this Contract and pay to the Owner the Annuity Account Value less deduction for applicable taxes, solely at our option.

In the event that this  Contract  fails to qualify as an Annuity as described in
Section 1.02, we will have the right, upon receiving notice of such fact before your Retirement Date, to terminate this Contract and pay at the direction of the Owner the Annuity Account Value less a deduction for the appropriate part attributable to the Owner of any Federal income tax payable which would not have been payable if you had an Annuity.

SECTION 4.06 FUTURE CONTRIBUTIONS. Upon written notice to the Owner, we reserve the right at our sole discretion to limit contributions to this Contract.

SECTION 4.07 DEFERMENT. Application of proceeds to a variable annuity, payment of a death benefit and payment of any portion of your Annuity Account Value (less any applicable withdrawal charge) will be made within seven days after the Transaction Date. Payments or applications of proceeds from the Investment Divisions can be deferred for any period during which (1) the New York Stock Exchange has been closed or trading on it is restricted, (2) sales of securities or determination of the fair value of an Investment Division's assets is not reasonably practicable because of an emergency, or (3) the Securities Exchange Commission, by order, permits us to defer payments in order to protect persons with interests in the Investment Divisions. We can defer payments of any portion of your Annuity Account Value in the Guaranteed Interest Division for up to six months while you are living.

SECTION 4.08 ANNUAL NOTICE. At the end of each Contract Year, we will furnish the Owner and you with a notice showing the following:

(1)  The amount in the Guaranteed Interest Division,

(2) the total number of Accumulation Units in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(3)  the Accumulated Unit Values,

(4) the amount in the Stock Division, Balanced Division, Aggressive Stock Division and Money Market Division,

(5)  the Cash Value and

(6)  the amount of the death benefit.







No. 92UTRA                                                            Page 15

We will also furnish any other reports required by the Code or applicable Treasury Regulations.



After your Retirement Date, we will notify you of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each Variable Annuity Benefit payment, if any.


SECTION 4.09 TRUSTEE'S RESPONSIBILITY. The Trustee shall hold this Contract on your behalf and your beneficiaries as an asset of the Trust, unless this Contract is distributed to you pursuant to the terms of the Plan. The Trustee shall be responsible for transferring all payments made under this Contract to you and your beneficiaries in accordance with the terms of the Plan and the applicable provisions of the Code.

We shall make no payment hereunder without written instructions from the Trustee, and we shall be fully discharged of any liability therefor, to the extent such payments are made to and at the direction of the Trustee.

SECTION 4.10 AGE. If your age has been misstated, any benefits will be those which would have been purchased at the correct age. Any overpayments or underpayments made by us will be charged or credited with interest at the rate of 6% per year, and such interest will be deducted from or added to benefits falling due thereafter.





No. 92UTRA                                                            Page 16

--------------------------------------------------------------------------------
   APPLICATION TO THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
          PROCESSING OFFICE: INDIVIDUAL ANNUITY CENTER, P.O. BOX 2996,
                         NEW YORK, NEW YORK 10116-2996
              QUALIFIED VARIABLE ANNUITY CONTRACT APPLICATION FOR:
           EQUITABLE'S INDIVIDUAL QUALIFIED DEFERRED VARIABLE ANNUITY
--------------------------------------------------------------------------------
TYPE OF PURCHASE (Complete One Plan Only)
A.  |_| TSA PUBLIC SCHOOL (GV-PS-I)
B.  |_| TSA 501(C)(3) ORGANIZATION (GV-501-I)
C.  |_| TSA University (GV-PS-U-I)
D.  |_| IRA Individual (Including IRA to IRA transfers) (GV-IRA 4971)
E.  |_| IRA Unit Billed (Including IRA to IRA transfers) (GV-IRA 4971)
F.  |_| IRA QUALIFIED PLAN ROLLOVER-- (QP IRA) (Distribution from a Qualified
        Plan) (GV-IRA 4971-71)
G.  |_| EDC (Public Employee Deferred Compensation) (GV-EDC 4991)
H.  |_| EDC (Tax Exempt Organization) (GV-EDC 4991-SU-080)
I.  |X| SEP (Simplified Employee Pension) (GV-SEP 4981)
J.  |_| SARSEP (Salary Reduction SEP) _________________________________________
K.  |_| CORPORATE TRUSTEED (GV-CORP 4941-41)
L.  |_| KEOGH/HR-10 TRUSTEE (GV HR-10 4911-11)
         (trustee owned)
M.  |_| KEOGH/HR-10 (GV-HR-10 4911)
          (not trustee owned) (issued to existing units only)
--------------------------------------------------------------------------------
            DO NOT COMPLETE THIS SECTION IF 1.D OR 1.F CHECKED ABOVE

2.  EMPLOYER/PLAN NAME
    |A|B|C|_|C|O|M|P|A|N|Y|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|

3.  |_| EXISTING UNIT NO. |_|_|_|_|_|_|-|_|_|_|
    |x| NEW UNIT  |0|0|0|1|2|3|-|4|5|6|

    (FOR NEW UNIT BILLED IRA, EDC, TSA, SEP, SARSEP, OR TRUSTEED PLANS. FORM 983-135B IS REQUIRED)
--------------------------------------------------------------------------------

4.  PROPOSED ANNUITANT Print name to appear on Contract.

    |J|O|H|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|D|O|E|_|_|_|_|_|
         FIRST          MIDDLE INITIAL            LAST

    A.  |X| MR.  |_| MRS. |_| MS. |_| OTHER ____

    B.  Date of Birth:  Year  1954   Month  JANUARY  Day  27
                              ----          -------       --

    C.  Age at Nearest Birthday: 38               D. |X|  Male  |_|  Female
                                ----

    E.  Annuitant's Mailing Address:              F. State of Residence: N.J.
                                                                         ----
    No., St. |1|7|_|E|L|M|_|S|T|R|E|E|T|_|_|_|_|_|_|_|_|_|_|_|_|
       City  |A|N|Y|T|O|W|N|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
               State   |U|S|  Zip Code |0|2|0|0|0|-|0|0|0|1|

    G.  Telephone Number (101) 222 - 3456  |X| Home |_| Work
    H.  Social Security No. (Required): |1|2|3|-|4|5|-|6|7|8|9|

    I.  Are you associated with or employed by a member of National
        Association of Securities Dealers, Inc.(NASD)?        |_| Yes |X| No

5. OWNER (Print  Name) -- If  Trusteed or EDC Plan Print Name of Owner,  for all
                           other Markets Print Name of Annuitant.
    JOHN DOE
   -----------------------------------------------------------------------------

   a. Title ____________________________________________________________________

6. RETIREMENT AGE  65
                 ---------------------------------------------------------------

7. BENEFICIARY -- Include FULL NAME and RELATIONSHIP to Annuitant. (For Death Benefit upon Annuitant's death before Retirement Date.) (BENEFICIARY MUST BE THE OWNER FOR EDC PURCHASES AND FOR MOST TRUSTEED PLANS.)

   JANE DOE - WIFE
   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

8. CONTRIBUTION ALLOCATION

   Guaranteed Interest Division                20%
                                             -----

   Stock Division                              20%
                                             -----

   Money Market Division                       20%
                                             -----

   Balanced Division                           20%
                                             -----

   Aggressive Stock Division                   20%
                                             -----

   (PERCENTAGES IN WHOLE NUMBERS) Total       100%

9. CONTRIBUTIONS (NOT REQUIRED FOR 1.F)
   A. Reminder Notice (Billing) Required    |_| Yes |X| No
      IF YES, COMPLETE B-C-D-E

   B. REMINDER DATE Required for Individual IRA or otherwise must agree with existing unit or attached 983-135B. MONTH _________ DAY __________

   C. REMINDER FREQUENCY

      |_| Annual        |_| Semi-Annual
      |_| Quarterly     |_| Monthly

      Available for TSA, EDC, SARSEP AND CORPORATE TRUSTEED AND UNIT BILLED IRA
      ONLY:

      |_| Semi-Monthly          |_| Bi-Weekly

   D. REMINDER AMOUNT $_________________________________

   E. BILLING MONTHS TO BE EXCLUDED - TSA ONLY

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

   -----------------------------------------------------------------------------

10.EXPECTED FIRST CONTRACT YEAR

   Contribution. $1000
                ----------------------------------------------------------------
   IF AN ADVANCED BILLING AND/OR CONTRACT DATE ARE REQUESTED, COMPLETE #9B
   AND #12.
--------------------------------------------------------------------------------
(FOR PROCESSING OFFICE USE)
Unit Name ___________________________  Reminder Date ___________________________
Cert. or App# _______________________  Amendment Required_______________________
EDC Emp. Add. _______________________  Emp. Fed. ID# ___________________________
Frequency ___________________________  Contract Date ___________________________
--------------------------------------------------------------------------------
Receipt Date               Batch #          Inquiry #              Processor
--------------------------------------------------------------------------------
180-1000

--------------------------------------------------------------------------------
10. Did you receive the Separate Account Prospectus?     |X| Yes  |_| No
    Date shown on Prospectus  January 1, 1992
                            ----------------------------------------------------
    Date of any supplement to Prospectus _______________________________________

11. Items (a) through (f) are to be answered by the annuitant. We are required by the NASD to ask these questions.
    (a) Name of Employer: ABC Company
                          ------------------------------------------------------
    (b) Address of Employer:
             10 Main Street
     ---------------------------------------------------------------------------
             Anytown, NJ
     ---------------------------------------------------------------------------

    (c) Occupation    Sales
                   -------------------------------------------------------------
    (d) Assuming the contract applied for will be issued, will any existing insurance or annuity be replaced or changed (or has it been)?
                                                         | | Yes |X| No
    (e) Estimated  Family  Annual Income  $100,000
                                        ----------------------------------------
    (f) Estimated Net Worth $250,000
                           -----------------------------------------------------
    (g) Investment Objective:  |_| Income       |X| Income & Growth
        |_| Aggressive Growth  |_| Growth       |_| Safety of Principal

12. SPECIAL INSTRUCTIONS

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13. Amount paid with this form: $1000

    (If a check is submitted with this request, no advanced Contract Date is permitted.) BACKDATING IS NOT PERMITTED.

NOTE: Amount paid will be credited upon receipt at Equitable's Processing Office, subject to return if the certificate is not issued. The Contract Date will be the date of receipt by Equitable of this application, properly signed and completed, and Contribution at Equitable's Processing Office.
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                                    AGREEMENT

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no Agent has the authority to make or modify any contract on Equitable's behalf, or to waive or alter any of Equitable's rights and regulations.

IT IS UNDERSTOOD THAT THE ANNUITY ACCOUNT VALUE ATTRIBUTABLE TO ALLOCATIONS TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT AND VARIABLE ANNUITY BENEFIT PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. UNDER THE PENALTIES OF PERJURY I (WE) CERTIFY THAT THE SOCIAL SECURITY NUMBER(S) OR TAX IDENTIFICATION NUMBER(S) PROVIDED ON THIS FORM IS (ARE) TRUE, CORRECT AND COMPLETE.
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   LAWS IN YOUR STATE MAY MAKE IT A CRIME TO FILL OUT AN INSURANCE OR ANNUITY
 APPLICATION WITH INFORMATION YOU KNOW IS FALSE OR TO LEAVE OUT MATERIAL FACTS.

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X__________________________________ Date_______ City __________ State __________
          Signature of Annuitant

X__________________________________ Date_______ City __________ State __________
          Signature of Authorized  Individual  (REQUIRED FOR EDC AND
          TRUSTEED) OR OWNER
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                                 AGENT'S SECTION

Will any existing  insurance or annuity be replaced or changed (or has it been),
assuming the Contract will be issued?                       | | Yes | | No

|_| I (we) certify that a prospectus for the Contract has been given to the proposed Annuitant and that no written sales materials other than those approved by Equitable have been used.

EQUI-VEST issues must adequately reflect the commission interest of all Agents on previous contracts.
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Print Agent's Name(s)  Initial of  Agent  Agent  Agency    District      Agent's
(Service Agent first)  Last Name   Number   %     Code   Manager Code  Signature

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FOR AGENCY COMPLIANCE FILE: INITIALS OF AGENCY EQS___  Date ___ District EQS ___
                            Date ____
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(FOR ASU USE)
ASU Code and App. No. __________________________________________________________
ASU Rec'd. _____________________________________________________________________
Date to Proc. Off. ________________________________________________ Campaign |_|
Agent(s) shown above is Equity Qualified and is licensed in the state where the request is signed. Above Agent information verified by ASM (Registered Rep)

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Application reviewed by ________________________________________________________
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180-1000